                                                                      EXHIBIT 10
--------------------------------------------------------------------------------





                       U.S. WIRELESS ALLIANCE AGREEMENT

                                     among

                           BELL ATLANTIC CORPORATION

                                      and

                             VODAFONE AIRTOUCH PLC



                          Dated:  September 21, 1999


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

ARTICLE I.
     CERTAIN DEFINITIONS....................................................   2

ARTICLE II.
     THE PARTNERSHIP........................................................  11
          2.1  Purpose of the Partnership...................................  11
          2.2  Amendment and Restatement of Partnership Agreement...........  11
          2.3  Effect of Amendment and Restatement..........................  11
          2.4  Conveyance of Vodafone Conveyed Assets and
               Assumption of Vodafone Assumed Liabilities...................  11
               2.4.1  Transfer of Vodafone Stage I Conveyed Assets..........  11
               2.4.2  Transfer of Vodafone Stage II Conveyed Assets.........  12
               2.4.3  Excluded Vodafone Assets..............................  12
               2.4.4  Assumption of Vodafone Stage I Assumed Liabilities....  13
               2.4.5  Assumption of Vodafone Stage II Assumed Liabilities...  13
          2.5  Conveyance of Bell Atlantic Conveyed Assets and Bell
               Atlantic Assumed Liabilities; Exclusion of Certain
               Cellco Assets................................................  13
               2.5.1  Transfer of Bell Atlantic Conveyed Assets.............  13
               2.5.2  Excluded Bell Atlantic Assets.........................  14
               2.5.3  Assumption of Bell Atlantic Assumed Liabilities.......  14
               2.5.4  Excluded Cellco Assets................................  15
          2.6  General Provisions Regarding Conveyed Assets, Assumed
               Liabilities and Indebtedness.................................  15
               2.6.1  Treatment of Indebtedness.............................  15
               2.6.2  Conflicted Systems....................................  15
               2.6.3  Third Party Rights....................................  17
               2.6.4  Consent of Third Parties..............................  17
               2.6.5  Bulk Transfer Laws....................................  17
          2.7  Issuance of Partnership Interests at Stage I Closing.........  17
          2.8  Issuance of Partnership Interests at Stage II Closing........  17
          2.9  Special Adjustments..........................................  18
               2.9.1  After-Acquired Entities...............................  18
               2.9.2  Restructuring for Partnership Tax Efficiencies........  18
               2.9.3  Restructuring for Pooling Purposes....................  18
               2.9.4  Restructuring for Tax Strategy........................  19
               2.9.5  Cooperation for San Diego System......................  19
               2.9.6  Tax Efficiency........................................  19
               2.9.7  Contingent Purchase Right of Bell Atlantic............  20
         2.10  Tower Assets.................................................  23
ARTICLE III.
     CLOSINGS...............................................................  23
          3.1  Stage I Closing..............................................  23

          3.2  Stage II Closing.............................................  24
          3.3  Further Assurances...........................................  25

ARTICLE IV.
     REPRESENTATIONS AND WARRANTIES.........................................  25
          4.1  Representations and Warranties of Vodafone...................  25
               4.1.1  Organization..........................................  26
               4.1.2  Ownership.............................................  27
               4.1.3  Authority.............................................  29
               4.1.4  Consents..............................................  29
               4.1.5  Financial Statements..................................  29
               4.1.6  Absence of Certain Changes............................  30
               4.1.7  Compliance with Laws..................................  30
               4.1.8  Legal Proceedings.....................................  30
               4.1.9  Governmental Permits..................................  30
               4.1.10 Assets................................................  31
               4.1.11 Material Contracts....................................  31
               4.1.12 Employee Matters; ERISA...............................  32
               4.1.13 Taxes.................................................  34
               4.1.14 Environmental Matters.................................  34
               4.1.15 Vodafone Employees....................................  35
               4.1.16 Insurance.............................................  36
               4.1.17 Restrictions..........................................  36
               4.1.18 Copies of Documents...................................  37
               4.1.19 After-Acquired Entities...............................  37
               4.1.20 Representations Applicable to AirTouch................  37
          4.2  Representations and Warranties of Bell Atlantic..............  37
               4.2.1  Organization..........................................  37
               4.2.2  Ownership.............................................  39
               4.2.3  Authority.............................................  41
               4.2.4  Consents..............................................  41
               4.2.5  Financial Statements..................................  41
               4.2.6  Absence of Certain Changes............................  42
               4.2.7  Compliance with Laws..................................  42
               4.2.8  Legal Proceedings.....................................  42
               4.2.9  Governmental Permits..................................  42
               4.2.10 Assets................................................  43
               4.2.11 Material Contracts....................................  43
               4.2.12 Employee Matters; ERISA...............................  44
               4.2.13 Taxes.................................................  45
               4.2.14 Environmental Matters.................................  46
               4.2.15 Bell Atlantic Employees...............................  47
               4.2.16 Insurance.............................................  48
               4.2.17 Restrictions..........................................  48
               4.2.18 Representations Applicable to Cellco. ................  48
               4.2.19 Copies of Documents...................................  48
               4.2.20 After-Acquired Entities...............................  49

               4.2.21 Accounting; Consolidation.............................  49

ARTICLE V.
    AGREEMENTS PENDING CLOSING..............................................  49
          5.1  Agreements of Vodafone Pending the Closings..................  49
               5.1.1 Business in the Ordinary Course........................  49
               5.1.2 Update Schedules.......................................  50
               5.1.3 Conduct of Business....................................  51
               5.1.4 Sale of Assets; Negotiations...........................  51
               5.1.5 Access.................................................  51
               5.1.6 Press Releases.........................................  51
          5.2  Agreements of Bell Atlantic Pending the Closing..............  52
               5.2.1 Business in the Ordinary Course........................  52
               5.2.2 Schedules..............................................  53
               5.2.3 Conduct of Business....................................  54
               5.2.4 Sale of Assets; Negotiations...........................  54
               5.2.5 Access.................................................  54
               5.2.6 Press Releases.........................................  55
          5.3  Approvals and Consents and Regulatory Filings................  55
               5.4   Control of Operations..................................  56
               5.5   Treatment of Employees.................................  57
               5.6   Stockholder Approval...................................  65
               5.7   Certain Obligations with Respect to Bell Atlantic......  66
               5.8   Further Action with Respect to Investment
                     Company Act of 1940....................................  66
          5.9  Operational and Financial Matrices...........................  67

ARTICLE VI.
    CONDITIONS PRECEDENT TO THE CLOSINGS....................................  67
          6.1  Conditions Precedent to the Obligations of Vodafone to
               Adopt Partnership Agreement and Consummate the
               Stage I Closing..............................................  67
               6.1.1 Representations and Warranties True....................  67
               6.1.2 Compliance with this Agreement.........................  67
               6.1.3 No Bell Atlantic Material Adverse Effect...............  67
               6.1.4 No Proceedings, Order..................................  67
               6.1.5 Expiration of HSR Act Waiting Period...................  68
               6.1.6 Regulatory and Other Approvals.........................  68
               6.1.7 Closing Certificate....................................  68
               6.1.8 Status as Investment Company...........................  68
               6.1.9 Shareholder Approval...................................  68
          6.2  Conditions Precedent to the Obligations of Bell
               Atlantic to Adopt Partnership Agreement and Consummate
               the Stage I Closing..........................................  68
               6.2.1 Representations and Warranties True....................  69
               6.2.2 Compliance with this Agreement.........................  69
               6.2.3 No Vodafone Material Adverse Effect....................  69
               6.2.4 No Proceedings, Order..................................  69
               6.2.5 Expiration of HSR Act Waiting Period...................  69
               6.2.6 Regulatory and Other Approvals.........................  69

               6.2.7 Closing Certificate....................................  69
               6.2.8 Auditors Letter........................................  70
               6.2.9 Shareholder Approval...................................  70
         6.3   Condition Precedent to the Obligations of Each
               Party to Consummate the Stage II Closing.....................  70
               6.3.1 Legality...............................................  70
               6.3.2 Stage I Closing........................................  70

ARTICLE VII.
    ANCILLARY AGREEMENTS....................................................  70
         7.1   PrimeCo Arrangements.........................................  70
         7.2   Branding.....................................................  70
         7.3   Global Business Synergies....................................  71
         7.4   Cooperation Regarding Investment Company Matters.............  72
         7.5   Cooperation Regarding Indemnified Litigation.................  72
         7.6   Conflicted Systems Proceeds..................................  72

ARTICLE VIII.
    TAX INDEMNIFICATION.....................................................  73
         8.1   Tax Matters..................................................  73
         8.2   Treatment of Indemnity Payments..............................  74
         8.3   Pre-Closing Period Audits....................................  74
         8.4   Straddle Period Audits.......................................  74
         8.5   Timing of Claims for Indemnity...............................  75
         8.6   Notice of Claims for Indemnity...............................  75
         8.7   Tax Returns..................................................  75
         8.8   Cooperation..................................................  75
         8.9   Books and Records............................................  75
         8.10  Tax Sharing Agreements.......................................  76
         8.11  Tax Basis Schedule...........................................  76

ARTICLE IX.
    GENERAL INDEMNIFICATION.................................................  76
         9.1   Indemnification by Bell Atlantic.............................  76
         9.2   Indemnification by Vodafone..................................  77
         9.3   Indemnification by the Partnership...........................  78
         9.4   Procedure for Claims.........................................  78
         9.5   Certain Limitations..........................................  79
         9.6   Non-Third Party Claims.......................................  80
         9.7   Claims Period................................................  80
         9.8   Third Party Claims...........................................  80
         9.9   Effect of Investigation or Knowledge.........................  81
         9.10  Losses Net of Insurance, Etc. ...............................  81
         9.11  Access and Cooperation.......................................  81
         9.12  Enforcement; Sole Remedies...................................  82
         9.13  Partnership Obligations......................................  82
         9.14  Exception for Taxes..........................................  82

ARTICLE X.
    MISCELLANEOUS...........................................................  82
         10.1  Dispute Resolution...........................................  82
               10.1.1 Negotiation between Executives........................  82
               10.1.2 Submission to Mediation...............................  82
               10.1.3 Submission to Arbitration.............................  83
               10.1.4 Authority of Arbitrators..............................  83
               10.1.5 Confidentiality.......................................  83
               10.1.6 Cost of Arbitration...................................  83
               10.1.7 Award is Final........................................  83
         10.2  Survival of Representations and Warranties...................  83
         10.3  Transfer Taxes...............................................  83
         10.4  Termination..................................................  83
         10.5  Relationship of the Parties..................................  85
         10.6  Expenses.....................................................  85
         10.7  Contents of Agreement; Parties in Interest; etc. ............  85
         10.8  Assignment and Binding Effect................................  85
         10.9  Notices......................................................  86
         10.10 Tax Reporting................................................  87
         10.11 Delaware Law to Govern.......................................  87
         10.12 No Benefit to Others.........................................  87
         10.13 Table of Contents; Headings..................................  87
         10.14 Schedules and Exhibits.......................................  87
         10.15 Severability.................................................  87
         10.16 Counterparts.................................................  87
         10.17 Force Majeure................................................  88
         10.18 Directly or Indirectly.......................................  88
         10.19 Interpretation...............................................  88

EXHIBITS
Exhibit A - Amendment and Restatement of Partnership Agreement
Exhibit B - Bell Atlantic Systems
Exhibit C - Vodafone Systems
Exhibit D - Cellco Systems
Exhibit E - Investment Agreement

                        U.S. WIRELESS ALLIANCE AGREEMENT


     U.S. WIRELESS ALLIANCE AGREEMENT (the "Agreement"), dated as of September
                                            ---------
21, 1999, by and among Bell Atlantic Corporation, a Delaware corporation ("Bell
                                                                           ----
Atlantic"), and Vodafone AirTouch Plc, an English public limited company
--------
("Vodafone" and, together with Bell Atlantic, the "Partners" or "Parties," and
----------                                         --------      --------
each, individually, a "Partner" or a "Party").
                       -------        -----


                                    PREAMBLE

          Bell Atlantic and Vodafone are the owners of certain assets, property rights, liabilities and obligations related to the provision of Domestic Cellular Service, Paging Service, PCS Service, 10 MHZ PCS Service and WCS Service. Cellco Partnership is a Delaware general partnership ("Cellco"),
                                                                     ------
     which is currently owned solely by Bell Atlantic and its Affiliates, engaged in the provision of Domestic Cellular Service. Bell Atlantic and Vodafone desire to (i) amend and restate the existing partnership agreement of Cellco substantially in the form of EXHIBIT A hereto (Cellco, after such amendment and restatement of the partnership agreement and the consummation of the Stage I Closing, is referred to herein as the "Partnership") and the
                                                           -----------
     Partnership would retain the Cellco Assets and Cellco Assumed Liabilities existing at the Stage I Closing; (ii) cause, at the time of the Stage I Closing, Vodafone and its Affiliates to convey the Vodafone Stage I Conveyed Assets and Vodafone Stage I Assumed Liabilities to the Partnership in exchange for Partnership Interests in the Partnership; (iii) cause, at the time of the Stage II Closing, Vodafone and its Affiliates to convey the Vodafone Stage II Conveyed Assets and Vodafone Stage II Assumed Liabilities to the Partnership in exchange for additional Partnership Interests in the Partnership; and (iv) cause, at the time of the Stage II Closing, Bell Atlantic and its Affiliates to convey the Bell Atlantic Conveyed Assets and Bell Atlantic Assumed Liabilities to the Partnership in exchange for additional Partnership Interests in the Partnership. After the Stage I Closing, the Partnership will be engaged in various aspects of the provision of Domestic Cellular Service, Paging Service, PCS Service, 10 MHZ PCS Service and WCS Service. The parties hereto desire to provide in this Agreement for the terms and conditions under which the Partnership Agreement will be amended and restated, and Vodafone and Bell Atlantic (and their respective Affiliates) will convey to the Partnership the Vodafone Conveyed Assets and Vodafone Assumed Liabilities and the Bell Atlantic Conveyed Assets and Bell Atlantic Assumed Liabilities, respectively, in exchange for Partnership Interests in the Partnership.

     NOW, THEREFORE, in consideration of the Preamble and the terms, conditions, representations, warranties, covenants, agreements and provisions herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I.
                              CERTAIN DEFINITIONS

     For convenience, certain terms used in this Agreement or any Schedule or Transaction Document are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined). The term "either Party" shall, unless the context otherwise requires,
                    ------------
refer to Bell Atlantic on the one hand, and Vodafone, on the other hand.

     1.1  "Affiliate" means, with respect to any Person, any other Person
           ---------
directly or indirectly controlling, controlled by, or under common control with, such Person; and "control" means (i) the ownership of more than 50% of the
                  -------
voting securities or other voting interests of another Person, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares, by Contract or otherwise; provided, however, that the Partnership from and after the Stage I Closing and PrimeCo Personal Communications, L.P. ("PrimeCo") shall not be deemed to be an Affiliate of
                       -------
either Vodafone or Bell Atlantic for purposes of this Agreement.

     1.2  "After-Acquired Entities" means those Entities or assets, properties,
           -----------------------
rights or businesses as set forth on SCHEDULE 1.2A hereto with respect to Bell Atlantic and its Affiliates, or as set forth on SCHEDULE 1.2B hereto, with respect to Vodafone and its Affiliates.

     1.3  "Agreement" means this Agreement and the Exhibits and Schedules
           ---------
hereto, as any of the foregoing may, from time to time, be amended, modified or restated in accordance with the provisions hereof.

     1.4  "Assumed Liabilities" means all Liabilities of a Person or Persons
           -------------------
relating to or arising from Conveyed Assets as of the date of transfer of such Conveyed Assets to the Partnership in accordance with this Agreement, including Pre-Closing Period Non-Income Taxes and Straddle Period Non-Income Taxes to the extent attributable to an Interim Period, provided, however, that in the case of
                                          --------  -------
Liabilities that would otherwise be Assumed Liabilities upon consummation of the Transactions contemplated hereby, such Liabilities shall not be Assumed Liabilities if (i) they would result in a Material Burdensome Condition, (ii) they are Bell Atlantic or Vodafone Indemnified Litigation matters, or (iii) they are Indebtedness in excess of the amount permitted to be contributed to the Partnership pursuant to Section 2.6.1; and provided, further, that
                                           --------  -------
classification of a Liability as an Assumed Liability shall not affect a Party's right to indemnification hereunder.

     1.5  "Bell Atlantic Assumed Liabilities" means the Assumed Liabilities of
           ---------------------------------
Bell Atlantic and its Affiliates with respect to the Bell Atlantic Conveyed Assets and the Bell Atlantic Systems as of the Stage II Closing Date.

     1.6  "Bell Atlantic Conflicted Systems" means the Systems described on
           --------------------------------
SCHEDULE 1.25B.

     1.7  "Bell Atlantic Conveyed Assets" shall consist of all right, title and
           -----------------------------
interest of Bell Atlantic or any of its Affiliates as of the Stage II Closing, whether held directly or indirectly, in and to (A) the wireless telecommunications systems listed on EXHIBIT B hereto, the FCC Licenses and other Governmental Permits with respect thereto, except to the extent that such telecommunications systems have been sold prior to the Stage II Closing Date pursuant to Section 2.6.2 or
2.9.3 or pursuant to the express terms of any other Transaction Document, but only to the extent that Bell Atlantic has an interest in such systems on the Stage II Closing Date, and (B) all other assets, rights, properties, business, FCC Licenses and Governmental Permits, whether or not set forth on EXHIBIT B, of Bell Atlantic and its Affiliates constituting part of, or used primarily in connection with, Bell Atlantic's Domestic wireless telecommunications business and any and all claims and rights which Bell Atlantic or its Affiliates may have against any Person in connection with such wireless telecommunications business (all such assets and systems referred to in clauses (A) and (B) above being referred to collectively herein as the "Bell Atlantic Systems").
                                        ---- ----------------

     1.8  "Bell Atlantic Conveyed Partnerships" means the partnerships listed in
           -----------------------------------
EXHIBIT B hereto, which own, directly or indirectly, Bell Atlantic Systems, interests in which are included in the Bell Atlantic Conveyed Assets.

     1.9  "Bell Atlantic Conveyed Subsidiaries" means the corporations listed in
           -----------------------------------
EXHIBIT B hereto, which own, directly or indirectly, Bell Atlantic Systems, capital stock of which is included in the Bell Atlantic Conveyed Assets.

     1.10 "'Bell Atlantic's knowledge" or "knowledge of Bell Atlantic" or words
           --------------------------      --------------------------
of similar import means the actual knowledge of any of the individuals listed on
SCHEDULE 1.10 hereto who are employees of Bell Atlantic or its Affiliates holding the position (as of the date hereof) indicated after their name (and any individual holding such position as of the Stage I Closing or the Stage II Closing, as the case may be).

     1.11 "Bell Atlantic Material Adverse Effect" means an Event which has had
           -------------------------------------
or is reasonably likely to have (i) a material adverse effect on the business, operations, properties, condition (financial or otherwise), assets or liabilities of the Bell Atlantic Wireless Business taken as a whole, except any such effect resulting from or arising in connection with (a) this Agreement or the Transactions contemplated hereby, (b) changes or conditions (including without limitation changes in technology, law, or regulatory or market environment) generally affecting the Cellular Service, PCS Service, Paging Service or WCS Service industries, or (c) changes in the United States economy generally, (ii) a material adverse effect on the validity or enforceability of this Agreement or any of the Transaction Documents, or (iii) a material adverse effect on the ability of Bell Atlantic to perform its material obligations under any of the Transaction Documents.

     1.12 "Bell Atlantic Operated Wireless Business" means the business
           ----------------------------------------
operations comprising the Bell Atlantic Systems (other than those held by a Bell Atlantic Non-Controlled Entity) and the Cellco Systems (other than those held by a Cellco Non-Controlled Entity).

     1.13 "Bell Atlantic Wireless Business" means the business operations
           -------------------------------
comprising the Bell Atlantic Systems and the Cellco Systems.

     1.14 "Benefit Plan" means all employee benefit, health, welfare,
           ------------
supplemental unemployment benefit, bonus, incentive, pension, profit sharing, deferred compensation, savings and thrift, stock compensation, stock purchase, severance, retirement, termination, vacation, hospitalization insurance, life and disability insurance, medical, dental, disability, fringe benefit and similar plans, programs, arrangements or practices, including, without limitation, each "employee benefit
                                                                ----------------
plan", as defined in section 3(3) of ERISA.
----
     1.15 "Business Day" means any day on which national banking institutions in
           ------------
New York City, New York are open for the transaction of banking business.

     1.16 "Cellco Assets" shall consist of all right, title and interest of
           -------------
Cellco or any of its Affiliate, whether held directly or indirectly, in and to
(A) the wireless telecommunications systems listed on EXHIBIT D hereto and the FCC Licenses or other Governmental Permits with respect thereto, except to the extent that such telecommunications systems have been sold prior to the Stage I Closing Date pursuant to Section 2.6.2 or 2.9.3 or pursuant to the express terms of any other Transaction Document and (B) all other assets, rights, properties, business, FCC Licenses and Governmental Permits of Cellco and its Affiliates constituting part of, or used primarily in connection with, such wireless telecommunications systems and any and all claims and rights which Cellco or its Affiliates may have against any Person, with respect to such wireless telecommunications systems, (collectively, the "Cellco Systems").
                                                --------------

     1.17 "Cellco Assumed Liabilities" means all Liabilities of Cellco related
           --------------------------
to or arising from the Cellco Assets as of the Stage I Closing Date, provided,
                                                                     --------
however, that in the case of Liabilities that would otherwise be Cellco Assumed
-------
Liabilities, such Liabilities shall not be Cellco Assumed Liabilities if (i) they would result in a Material Burdensome Condition, (ii) such Liabilities are Indemnified Litigation matters, or (iii) they are Indebtedness in excess of the amount permitted to be contributed to the Partnership pursuant to Section 2.6.1; and provided, further, that classification of a Liability as an Assumed Liability shall not affect a Party's right to indemnification hereunder.

     1.18 "Cellco Conveyed Partnerships" means the partnerships which own Cellco
           ----------------------------
Systems, interests in which are included in the Cellco Assets.

     1.19 "Cellco Conveyed Subsidiaries" means the corporations which own Cellco
           ----------------------------
Systems, capital stock of which is included in the Cellco Assets.

     1.20 "Cellco Wireless Business" means the business operations comprising
           ------------------------
the Cellco Systems.

     1.21 "Cellular Service" means the provision of Domestic cellular
           ----------------
radiotelephone service pursuant to FCC Licenses issued under Subpart H of Part 22 of the FCC's rules and all activities reasonably ancillary thereto.

     1.22 "Charter Documents" means an Entity's certificate or articles of
           -----------------
incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, limited liability company agreement, joint venture agreement or similar document governing the Entity.

     1.23 "Closing Date" or "Closing" means either the Stage I Closing Date or
           ------------      -------
the Stage II Closing Date, whichever is appropriate.

     1.24 "Code" means the Internal Revenue Code of 1986, as amended, and all
           ----
regulations promulgated thereunder, as in effect from time to time, and any reference to any such statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

     1.25 "Conflicted Systems" means the "Vodafone Stage I Conflicted Systems"
           ------------------             -----------------------------------
and the "Vodafone Stage II Conflicted Systems" set forth on SCHEDULE 1.25A, the
         ------------------------------------
"Bell Atlantic Conflicted Systems" set forth on SCHEDULE 1.25B, the "Cellco
 --------------------------------                                    ------
Conflicted Systems" set forth on SCHEDULE 1.25C and any other After-Acquired
------------------
Entities the transfer of which to, or the retention of which by, the Partnership would be prohibited by any Law or Court Order relating to the ownership of competing or overlapping FCC Licenses or similar matters, assuming the contribution of the Vodafone Conveyed Assets and the Bell Atlantic Conveyed Assets to the Partnership as contemplated by this Agreement.

     1.26 "Contract" means any oral or written contract, agreement, lease,
           --------
instrument or other commitment that is binding on any Person or its property under applicable Law.

     1.27 "Conveyed Asset" means any or all of the Bell Atlantic Conveyed
           --------------
Assets, the Vodafone Conveyed Assets and the Cellco Assets.

     1.28 "Court Order" means any judgment, decree, injunction, order or ruling
           -----------
of any federal, state, local or foreign court, Governmental Authority or any arbitrator that is binding on any Person or its property under applicable Law.

     1.29 "Default" means (a) a breach, default or violation, (b) the occurrence
           -------
of an Event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (c) with respect to any Contract, the occurrence of an Event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages or a payment of penalties.

     1.30 "Disclosure Threshold Effect" means any Event which has had or is
           ---------------------------
reasonably likely to have an adverse effect on the business, operations, properties, condition, assets or liabilities of the Bell Atlantic Wireless Business or the Vodafone Wireless Business as the case may be, with a present value (calculated using a discount rate of 13% per annum) as of the date hereof, in excess of $250,000,000, except any such effect resulting from or arising in connection with (a) this Agreement or the Transactions contemplated hereby, (b) changes or conditions (including without limitation changes in technology, law, or regulatory or market environment) generally affecting the Cellular Service, PCS Service, Paging Service or WCS Service industries, or (c) changes in the United States economy generally.

     1.31 "Domestic" means the fifty states comprising the United States of
           --------
America, and the District of Columbia, excluding all other territories and possessions of the United States of America.

     1.32 "Encumbrances" means any lien, mortgage, security interest, pledge,
           ------------
restriction on transferability, defect of title, option or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

     1.33 "Entity" means any corporation, firm, unincorporated organization,
           ------
association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Governmental Authority.

     1.34 "Environmental Condition" means any condition or circumstance,
           -----------------------
including the presence of Hazardous Substances that did or does (a) require abatement or correction under an Environmental Law, (b) give rise to any civil or criminal liability under any Environmental Law, or (c) constitute a public or private nuisance.

     1.35 "Environmental Law" means all Laws, Court Orders and principles of
           -----------------
common law relating to Hazardous Substances, pollution, protection of the environment or human health or safety.

     1.36 "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended, and all regulations promulgated thereunder, as in effect from time to time, and any reference to any such statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

     1.37 "Event" means the existence or occurrence of any act, action,
           -----
activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

     1.38 "FAA" means the Federal Aviation Administration, or any successor
           ---
Governmental Authority.

     1.39 "FCC" means the Federal Communications Commission, or any successor
           ---
Governmental Authority.

     1.40 "FCC License" means any license, construction permit, registration,
           -----------
order, approval, or authorization granted or issued by the FCC.

     1.41 "GAAP" means generally accepted accounting principles in the United
           ----
States applied consistent with past practice.

     1.42 "Governmental Authority" means any federal, state, territorial,
           ----------------------
county, municipal, local or other government or governmental agency or body or any other type of regulatory body, whether Domestic or foreign, including without limitation, the FCC and the FAA.

     1.43 "Governmental Permits" means all governmental approvals, permits,
           --------------------
licenses, registrations, certificates of occupancy, approvals and other governmental authorizations.

     1.44 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976, as amended, and all regulations promulgated thereunder, as in effect from time to time, and any reference to any such statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

     1.45 "Hazardous Substances" means any toxic, radioactive or hazardous
           --------------------
gaseous, liquid or solid material or waste that may or could pose a hazard to the environment or human health or safety including (a) any 'hazardous
                                                             ---------
substances,' as defined under the Comprehensive Environmental Response,
-----------

Compensation and Liability Act, 42 U.S.C. (S)(S) 9601 et seq., (b) any
                                                      -- ----
'extremely hazardous substance,' 'hazardous chemical' or 'toxic chemical,' each
-------------------------------   ------------------      ---------------
as defined under the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. (S)(S) 11001 et seq., (c) any 'hazardous waste,' as defined under the
                    -- ----           ----------------
Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901 et seq., (d) any 'pollutant,' as defined under the
                           -- ----           ----------
Clean Water Act, 33 U.S.C. (S)(S) 1251 et seq., and (e) any regulated substance
                                       -- ----
or waste under any Laws or Court Orders that have been enacted, promulgated or issued by any Governmental Authority concerning pollution, protection of the environment or human health or safety.

     1.46 "Indebtedness" means, without duplication, (i) all obligations for
           ------------
borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP, (iv) all obligations issued or assumed as the deferred purchase price of property (other than accounts payable and accrued expenses incurred in the ordinary course of business), all conditional purchase obligations and all obligations under any title retention agreement, (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset included in the Conveyed Assets, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured, and (viii) all obligations under currency agreements and interest swap agreements; provided,
                                                                    --------
however, that any Indebtedness which is not owed directly by a Person but which
-------
is owed by an Entity in which the Person then owns, directly or indirectly, a partnership or other equity interest, shall be adjusted to reflect the same interest in the Indebtedness as the Person, directly or indirectly, holds in such Entity and as so adjusted shall be deemed to be held by such Person.

     1.47 "Intellectual Property" means any patents, patent applications,
           ---------------------
reissue patents, patents of addition, divisions, renewals, continuations, continuations-in-part, substitutions, additions and extensions of any of the foregoing, fictional business names, trade names, logos, registered and unregistered copyrights, copyright applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, registered Internet domain names, technology rights and licenses, trade secrets, franchises, know-how, inventions and other intellectual property.

     1.48 "Law" means any administrative, judicial, legislative or other
           ---
statute, law, ordinance, regulation, rule, order, decree, writ, award or decision (including without limitation the common law), including those covering environmental, energy, safety, health, transportation, bribery, recordkeeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

     1.49 "Liability" means any direct or indirect liability, Indebtedness,
           ---------
obligation, cost, expense, claim, loss, damage, deficiency, guaranty or endorsement of (other than endorsements for collection or deposit in the ordinary course of business) or by any Person.

     1.50 "Litigation" means any lawsuit, action, arbitration, administrative or
           ----------
other proceeding, criminal prosecution or formal governmental investigation or inquiry, or counterclaim, whether at Law or in equity.

     1.51 "Material Burdensome Condition" shall mean any requirement or
           -----------------------------
condition, other than those contained in the Charter Documents of any Conveyed Subsidiaries or any Conveyed Partnerships, that: (i) imposes any material limitation on the ability or right of either of the Parties to hold, or requires either of the Parties to dispose of, any material interest in any material portion of the assets of either Party and its respective subsidiaries taken as a whole which would reasonably be expected to have a Material Adverse Effect on a Party; (ii) imposes any material limitation on the ability or right of the Partnership or any of the Conveyed Subsidiaries or Conveyed Partnerships of Cellco, Vodafone and Bell Atlantic (collectively, the "Partnership Entities") to
                                                       --------------------
hold, or requires the Partnership or any Partnership Entity to dispose of, any material interest in any material portion of the assets of the Partnership and its subsidiaries taken as a whole (including the assets, if any, to be contributed to the Partnership and its subsidiaries pursuant to the Transaction Documents) which would reasonably be expected to have a Partnership Material Adverse Effect; (iii) imposes any material limitation on the ability or right of either Party, its Affiliates or the Partnership or any of the Partnership Entities to conduct any business; (iv) materially limits the ability or right of either Party to exercise its governance rights with respect to the Partnership or any of the Partnership Entities; or (v) materially and adversely affects the ability of either Party or the Partnership to perform its obligations under, or could reasonably be expected to invalidate this Agreement or the other Transaction Documents.

     1.52 "Non-Controlled Entity" with respect to a Party, means a Conveyed
           ---------------------
Subsidiary or Conveyed Partnership of such Party that is not an Affiliate of such Party (assuming Bell Atlantic's acquisition of the Bell Atlantic Conveyed Assets as of the date hereof).

     1.53 "Ordinary course" or "ordinary course of business" means the ordinary
           ---------------      ---------------------------
course of conducting the ownership, operation, use and leasing of the Vodafone Wireless Business, Bell Atlantic Wireless Business and Cellco Wireless Business, as the context requires, consistent with past practice.

     1.54 "PCS Service" means the provision of broadband personal communications
           -----------
service pursuant to FCC Licenses issued under Part 24 of the FCC's rules on spectrum designated as frequency blocks A, B and C under 47 C.F.R. (S) 24.229 and all activities reasonably ancillary thereto.

     1.55 "Paging Service" means the provision of Domestic paging and
           --------------
radiotelephone service pursuant to FCC Licenses issued under Subpart E of Part 22 of the FCC's rules and all activities reasonably ancillary thereto.

     1.56 "Partnership Interest" means the percentage ownership interest of each
           --------------------
Party or its Affiliates in the Partnership.

     1.57 "Partnership Material Adverse Effect" means an Event which has had or
           -----------------------------------
is reasonably likely to have a material adverse effect on the business, operations, properties, condition (financial or otherwise), assets or liabilities of the Partnership (including the assets to be contributed to the Partnership and its Affiliates pursuant to the Transaction Documents) taken as a whole, except any such effect resulting from or arising in connection with (a) changes or conditions (including without limitation changes in technology, law, or regulatory or market environment) generally affecting the Cellular

Service, PCS Service, Paging Service or WCS Service industries, or (b) changes in the United States economy generally.

     1.58 "Party" has the meaning ascribed to it in the first paragraph of this
           -----
Agreement.

     1.59 "Permitted Encumbrances" means, (i) liens for current real or personal
           ----------------------
property taxes not yet due and payable, (ii) liens or other rights of third parties set forth in the Charter Documents of any Entity, equity interests which are to be transferred, directly or in directly, to the Partnership pursuant to this Agreement or which are disclosed in the Bell Atlantic Disclosure Schedule with respect to the Bell Atlantic Conveyed Assets or the Vodafone Disclosure Schedule with respect to the Vodafone Conveyed Assets, (iii) worker's, carrier's and materialman's liens not yet due and payable, (iv) easements, rights of way or similar grants of rights to a third party for access to or across any real property, including, without limitation, rights of way or similar rights granted to any utility or similar Entity in connection with the provision of electric, water, sewage, telephone, gas or similar services, (v) subleases or rights to occupy space on a telecommunications tower, or (vi) liens that are immaterial in character, amount, and extent, and that do not detract from the value or interfere in any material respect with the present use of the properties they affect.

     1.60 "Person" means any natural person or Entity.
           ------

     1.61 "Prime Rate" means the "Prime Rate" of interest, as published in the
           ----------             ----------
Money Rates table of The Wall Street Journal, Eastern Edition, from time to time.

     1.62 "Relevant Closing Date" means the Stage I Closing Date for Vodafone
           ---------------------
Stage I Conveyed Assets and Cellco Assets, and the Stage II Closing Date for Bell Atlantic Conveyed Assets and Vodafone Stage II Conveyed Assets.

     1.63 "SEC" means the Securities Exchange Commission.
           ---

     1.64 "Taxes" (and "Taxable," which means subject to Tax) means all taxes,
           -----        --------
duties, charges, fees, levies or other assessments imposed by any taxing authority, whether domestic or foreign, including, without limitation, income (net, gross, or other including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, capital gains, gross receipts, value-added, excise, withholding, personal property, real estate, sale, use, ad valorem, license, lease, service, severance, stamp, transfer, payroll, employment, customs, duties, alternative, add-on minimum, estimated and franchise taxes (including any interest, levies, charges, penalties or additions attributable to or imposed on or with respect to any such assessment).

     1.65 "Transaction Documents" means, collectively, this Agreement, the
           ---------------------
Investment Agreement, the Partnership Agreement and each of the other documents and agreements listed in Sections 3.1 and 3.2 or entered into by the Parties on the date hereof.

     1.66 "Transactions" means the transactions contemplated to occur at the
           ------------
Stage I Closing or the Stage II Closing or which are otherwise contemplated by this Agreement.

     1.67 "Vodafone Assumed Liabilities" means the Assumed Liabilities of
           ----------------------------
Vodafone and its Affiliates with respect to Vodafone Stage I Conveyed Assets as of the Stage I Closing Date and

Vodafone Stage II Conveyed Assets as of the Stage II Closing Date. The Vodafone Assumed Liabilities with respect to Vodafone Stage I Conveyed Assets shall be known as "Vodafone Stage I Assumed Liabilities," and with respect to Vodafone
          -------------------------------------
Stage II Conveyed Assets shall be known as "Vodafone Stage II Assumed
                                            -------------------------
Liabilities."
------------

     1.68 "Vodafone Conveyed Assets" shall consist of all right, title and
           ------------------------
interest of Vodafone or any of its Affiliates as of the Stage I Closing Date with respect to the Vodafone Stage I Conveyed Assets (identified as such on EXHIBIT C) and as of the Stage II Closing Date with respect to the Vodafone Stage II Conveyed Assets (identified as such on EXHIBIT C), whether held directly or indirectly, in and to (A) the wireless telecommunications systems listed on EXHIBIT C hereto and the FCC Licenses or other Governmental Permits with respect thereto, except to the extent that such telecommunications systems have been sold prior to the applicable Closing Date pursuant to Section 2.6.2 or
2.9.3 or pursuant to the express terms of any other Transaction Document, and
(B) all other assets, rights, properties, business, FCC Licenses and Governmental Permits, whether or not set forth on EXHIBIT C, of Vodafone and its Affiliates constituting part of, or used primarily in connection with, Vodafone's Domestic wireless telecommunications business and any and all claims and rights which Vodafone or its Affiliates may have against any Person, in connection with such wireless telecommunications business (all such assets and systems referred to in clauses (A) and (B) above being referred to collectively herein as the "Vodafone Systems").
               ----------------

     1.69 "Vodafone Conveyed Partnerships" means the partnerships which own
           ------------------------------
Vodafone Systems, interests in which are included in the Vodafone Conveyed
Assets.

     1.70 "Vodafone Conveyed Subsidiaries" means the corporations which own
           ------------------------------
Vodafone Systems, capital stock of which is included in the Vodafone Conveyed Assets.

     1.71 "Vodafone Material Adverse Effect" means an Event which has had or is
           --------------------------------
reasonably likely to have (i) a material adverse effect on the business, operations, properties, condition (financial or otherwise), assets or liabilities of the Vodafone Wireless Business taken as a whole, except any such effect resulting from or arising in connection with (a) this Agreement or the Transactions contemplated hereby, (b) changes or conditions (including without limitation changes in technology, Law, or regulatory or market environment) generally affecting the Cellular Service, PCS Service, Paging Service or WCS Service industries, or (c) changes in the United States economy generally, (ii) a material adverse effect on the validity or enforceability of this Agreement or any of the Transaction Documents, or (iii) a material adverse effect on the ability of Vodafone to perform its material obligations under any of the Transaction Documents.

     1.72 "Vodafone Operated Wireless Business" means the business operations
           -----------------------------------
comprising the Vodafone Systems (other than those held by a Vodafone Non-Controlled Entity).

     1.73 "Vodafone Wireless Business" means the business operations comprising
           --------------------------
the Vodafone Systems.

     1.74 "Vodafone's knowledge" or "knowledge of Vodafone" or words of similar
           --------------------      ---------------------
import means the actual knowledge of any of the individuals listed on SCHEDULE
1.74 who are employees of Vodafone or its Affiliates holding the position (as of the date hereof) indicated after their name (and any individual holding such position as of the Stage I Closing or the Stage II Closing, as the case may be).

     1.75 "WCS Service"  means the provision of Domestic wireless communications
           -----------
service pursuant to FCC Licenses issued under Part 27 of the FCC's rules and all activities reasonably ancillary thereto.

     1.76 "Wholly-Owned Subsidiary"  of a Party means any Entity wholly owned,
           -----------------------
directly or indirectly, by such Party.

     1.77 "Wireless Business"  means the business of acquiring, developing,
           -----------------
owning and operating businesses engaged in the provision of Domestic Cellular Service, Paging Service, PCS Service, 10 MHZ PCS Service or WCS Service.

     1.78 "10 MHZ PCS Service"  means the provision of Domestic broadband
           ------------------
personal communications service pursuant to FCC Licenses issued under Part 24 of the FCC's rules on spectrum designated as frequency blocks D, E and F under 47 C.F. R. (S) 24.229 and all activities reasonably ancillary thereto.


                                  ARTICLE II.
                                THE PARTNERSHIP

     2.1  Purpose of the Partnership.  The purpose of the Partnership is as set
          --------------------------
forth in Section 1.5 of the Partnership Agreement (defined in Section 2.2 below).

     2.2  Amendment and Restatement of Partnership Agreement.  Subject to the
          ---------------------------------------------------
terms and conditions of this Agreement and in reliance upon the representations and warranties and covenants contained herein, Bell Atlantic and Vodafone, directly or through their respective Affiliates, concurrent with the transfer described in Section 2.4.1 hereof, shall execute and deliver the Partnership Agreement in the form attached hereto as EXHIBIT A (the "Partnership
                                                         -----------
Agreement").

     2.3  Effect of Amendment and Restatement.  Following execution and delivery
          -----------------------------------
of the Partnership Agreement at the Stage I Closing, Cellco shall continue in existence as the Partnership, and all of the rights, privileges and powers of Cellco, and all property, real, personal and mixed, and all debts due to Cellco, as well as all other things and causes of action belonging to Cellco, shall remain vested in the Partnership, and the title to any real property vested by deed or otherwise in Cellco shall not revert or be in any way impaired by reason of the amendment and restatement of the Partnership Agreement; but all rights of creditors and all liens upon any property of Cellco shall be preserved unimpaired, and all debts, liabilities and duties of Cellco shall thenceforth attach to the Partnership, and may be enforced against the Partnership.

     2.4  Conveyance of Vodafone Conveyed Assets and Assumption of Vodafone
          -----------------------------------------------------------------
Assumed Liabilities.
-------------------

          2.41 Transfer of Vodafone Stage I Conveyed Assets.  Subject to the
               --------------------------------------------
terms and conditions of this Agreement and the other Transaction Documents, at the Stage I Closing, in exchange for the issuance by the Partnership to Vodafone of a Partnership Interest in the Partnership pursuant to the terms of this Agreement, Vodafone shall, or shall cause its Affiliates to, (i) grant, convey, assign, transfer and deliver to the Partnership, and the Partnership shall acquire and accept the conveyance from Vodafone of, all right, title and interest of Vodafone in and to the Vodafone Stage I Conveyed Assets, as the same shall exist on the Stage I Closing Date, free and clear of all Encumbrances (other than Permitted Encumbrances), and (ii) the Net Proceeds from the disposition of any Vodafone Stage I Conflicted Systems.

          2.42 Transfer of Vodafone Stage II Conveyed Assets.  Subject to the
               ---------------------------------------------
terms and conditions of this Agreement and the other Transaction Documents, at the Stage II Closing, in exchange for the issuance by the Partnership to Vodafone of a Partnership Interest in the Partnership pursuant to the terms of this Agreement, Vodafone shall, or shall cause its Affiliates to, (i) grant, convey, assign, transfer and deliver to the Partnership, and the Partnership shall acquire and accept the conveyance from Vodafone of, all right, title and interest of Vodafone in and to the Vodafone Stage II Conveyed Assets, as the same shall exist on the Stage II Closing Date, free and clear of all Encumbrances (other than Permitted Encumbrances), and (ii) pay to the Partnership Vodafone's Conflict Payment Amount (determined in accordance with
Section 7.6), if any.

          2.4.3  Excluded Vodafone Assets.  Notwithstanding anything to the
                 ------------------------
contrary in Sections 2.4.1 or 2.4.2, the Vodafone Conveyed Assets shall not include any of the following (collectively, the "Vodafone Excluded Assets"):
                                                 ------------------------

               (A) any assets, rights, properties and business relating to a Conflicted System which are disposed of pursuant to Section 2.6.2;

               (B) any assets, rights, properties or business constituting the satellite communications services business of Vodafone and its Affiliates;

               (C) the names AirTouch, Vodafone or any derivations thereof and others used to market the Vodafone Wireless Business; provided, however, that Vodafone and its Affiliates shall license the name "AirTouch" to the Partnership or its Affiliates for a two year period following the Stage I Closing pursuant to a non-exclusive, royalty-free, domestic license containing customary terms and conditions; provided, however, that the Partnership and its Affiliates will not be entitled to sublicense such names to any Person other than an Entity under its or their control;

               (D) any Intellectual Property which is not used exclusively in Vodafone's Wireless Business;

               (E) any cash or cash equivalents except to the extent that cash or cash equivalents are assets of the Vodafone Conveyed Partnerships or Vodafone Conveyed Subsidiaries at the relevant Closing;

               (F) the rights that accrue or will accrue to Vodafone or its Affiliates under this Agreement or any of the other Transaction Documents;

               (G) owned communication towers and related assets and all proceeds from any transaction involving the sale, lease, sublease or other transfer or disposition of communication tower structures and related assets which transactions were or are entered into for the purpose of monetizing its interests in such communications tower structures and related assets, whether such proceeds are in the form of cash, promissory notes or other debt instruments, payment streams under leases, licenses or other agreements, equity interests in an Entity including, without limitation, the right to receive distributions in respect of such equity interests including, without limitation, the right to receive cash, property or assets upon the dissolution of an Entity, or any other form of consideration whatsoever ("Tower Monetization
                                                   ------------------
          Transactions"), which tower structures and related assets are used in
          -------------
          the Vodafone Wireless Business and which Tower Monetization Transactions were entered into by Affiliates of Vodafone on or prior to the Stage II Closing Date pursuant to (i) master lease or transfer arrangements which are existing as of the date hereof and disclosed in the Vodafone Disclosure Schedule or (ii) master lease or transfer arrangements entered into prior to the Stage II Closing Date, provided that such arrangements reflect substantially comparable lease terms and financial commitments to the tower lessee, adjusted to reflect the number of towers subject to the transaction, compared to the tower arrangements disclosed in the Vodafone Disclosure Schedule or the Bell Atlantic Disclosure Schedule (such arrangements, "Compliant Tower
                                                            ---------------
          Monetizations"); or
          --------------

               (H) the assets specified in SCHEDULE 2.4.3.

          2.4.4  Assumption of Vodafone Stage I Assumed Liabilities.  Subject to
                 --------------------------------------------------
Section 2.6.1, as of the Stage I Closing, the Partnership shall acquire the Vodafone Stage I Conveyed Assets subject only to, and shall undertake, assume, perform and otherwise pay, satisfy and discharge, and on the terms set forth in
Article IX hereof, hold Vodafone harmless from, only the Vodafone Stage I Assumed Liabilities.

          2.4.5  Assumption of Vodafone Stage II Assumed Liabilities.  Subject
                 ---------------------------------------------------
to Section 2.6.1, as of the Stage II Closing, the Partnership shall acquire the Vodafone Stage II Conveyed Assets subject only to, and shall undertake, assume, perform and otherwise pay, satisfy and discharge, and on the terms set forth in
Article IX hereof, hold Vodafone harmless from, only the Vodafone Stage II Assumed Liabilities.

     2.5  Conveyance of Bell Atlantic Conveyed Assets and Bell Atlantic Assumed
          ---------------------------------------------------------------------
Liabilities; Exclusion of Certain Cellco Assets.
-----------------------------------------------

          2.5.1  Transfer of Bell Atlantic Conveyed Assets.  Subject to the
                 -----------------------------------------
terms and conditions of this Agreement, at the Stage II Closing, in exchange for the issuance by the Partnership to Bell Atlantic of a Partnership Interest in the Partnership pursuant to the terms of this Agreement, Bell Atlantic shall, or shall cause its Affiliates to (i) grant, convey, assign, transfer and deliver to the Partnership, and the Partnership shall acquire and accept the conveyance from Bell Atlantic of, all right, title and interest of Bell Atlantic in and to all of the Bell Atlantic Conveyed Assets, free and clear of all Encumbrances (other than Permitted Encumbrances), as the same shall exist on the Stage II Closing Date, and (ii) pay to the Partnership Bell Atlantic's Conflict Payment Amount (determined in accordance with Section 7.6), if any.

          2.5.2  Excluded Bell Atlantic Assets.  Notwithstanding anything to the
                 -----------------------------
contrary in Section 2.5.1, the Bell Atlantic Conveyed Assets shall not include any of the following (collectively, the "Bell Atlantic Excluded Assets"):
                                         -----------------------------

               (A) any assets, rights, properties and business relating to a Conflicted System which are disposed of pursuant to Section 2.6.2;

               (B) any microwave and similar wireless assets that are used primarily in connection with the wireline business of Bell Atlantic or its Affiliates;

               (C) any assets, rights, properties or business constituting the satellite communications services business of Bell Atlantic and its Affiliates;

               (D) the names Bell Atlantic and others used to market the Bell Atlantic Wireless Business; provided, however, that Bell Atlantic and its Affiliates shall license such names to the Partnership and its Affiliates for a two year period following the Stage I Closing (or such longer time as is provided in Section 7.2(b)) pursuant to a non-exclusive, royalty-fee license containing customary terms and conditions;

               (E) any Intellectual Property which is not used exclusively in Bell Atlantic's Wireless Business;

               (F) any cash or cash equivalents except to the extent that cash or cash equivalents are assets of the Bell Atlantic Conveyed Partnerships or Bell Atlantic Conveyed Subsidiaries at the relevant Closing;

               (G) the rights that accrue or will accrue to Bell Atlantic under this Agreement or any of the other Transaction Documents;

               (H) owned communication tower structures and related assets and all proceeds from any Tower Monetization Transactions involving communication tower structures and related assets used in the Bell Atlantic Wireless Business which was entered into by Affiliates of Bell Atlantic on or prior to the Stage II Closing Date pursuant to (i) master lease or transfer arrangements which are existing as of the date hereof and disclosed in the Bell Atlantic Disclosure Schedule or
          (ii) master lease or transfer arrangements entered into prior to the Stage II Closing, provided that such arrangements are Compliant Tower Monetizations; or

               (I) the assets specified in SCHEDULE 2.5.2.

          2.5.3  Assumption of Bell Atlantic Assumed Liabilities.  Subject to
                 -----------------------------------------------
Section 2.6.1, as of the Stage II Closing, the Partnership shall acquire the Bell Atlantic Conveyed Assets subject only to, and shall undertake, assume, perform and otherwise pay, satisfy and discharge, and on the terms set forth in
Article IX, hold Bell Atlantic harmless from, only the Bell Atlantic Assumed Liabilities.

          2.5.4  Excluded Cellco Assets.  Notwithstanding anything to the
                 ----------------------
contrary herein, the Cellco Assets shall not include owned communication tower structures and related assets or any proceeds from any Tower Monetization Transaction involving the sale, lease, sublease or other transfer or disposition of communication tower structures and related assets used in the Cellco Wireless Business which was entered into by Affiliates of Cellco on or prior to the Stage I Closing Date pursuant to (i) master lease or transfer arrangements which are existing as of the date hereof and disclosed in the Bell Atlantic Disclosure Schedule or (ii) master lease or transfer arrangements entered into prior to the Stage I Closing Date, provided that such arrangements are Compliant Monetization Transactions.

     2.6  General Provisions Regarding Conveyed Assets, Assumed Liabilities and
          ---------------------------------------------------------------------
Indebtedness.
------------

          2.6.1  Treatment of Indebtedness.  Immediately after each of the
                 -------------------------
Stage I Closing and the Stage II Closing, the Indebtedness of the Partnership, determined in accordance with GAAP, shall be comprised of only the Indebtedness described in this Section. At the Stage I Closing, Bell Atlantic shall cause Cellco to have Bell Atlantic Stage I Contributed Indebtedness in an amount not to exceed the Bell Atlantic Stage I Debt Cap and Vodafone shall contribute to the Partnership or require the Partnership to incur Vodafone Stage I Contributed Indebtedness in an amount not to exceed the Vodafone Debt Cap. At the Stage II Closing, Bell Atlantic shall contribute to the Partnership the Bell Atlantic Indebtedness associated with the Bell Atlantic Wireless Business in an amount not to exceed the Cellco Stage II Debt Cap. "Vodafone Stage I Contributed
                                              ----------------------------
Indebtedness" means all Indebtedness associated with the Vodafone Wireless
------------
Business and included in the Vodafone Conveyed Assets and Vodafone Assumed Liabilities as of the Stage I Closing or borrowed by the Partnership and distributed to Vodafone immediately after the Stage I Closing. "Bell Atlantic
                                                                 -------------
Stage I Contributed Indebtedness" means all Indebtedness associated with the
--------------------------------
Bell Atlantic Wireless Business and included in Cellco Assets and Cellco Liabilities as of the Stage I Closing. "Bell Atlantic Stage II Contributed
                                        ----------------------------------
Indebtedness" means all Indebtedness associated with the Bell Atlantic Wireless
------------
Business and included in the Bell Atlantic Conveyed Assets and Bell Atlantic Assumed Liabilities as of the Stage II Closing. "Indebtedness" as of the Stage
                                                  ------------
I Closing or of the Stage II Closing means all Indebtedness included in the Assumed Liabilities and the Indebtedness of each Conveyed Subsidiary and Conveyed Partnership and all Entities owned directly or indirectly by a Conveyed Subsidiary or Conveyed Partnership together with, to the extent not previously included, the Stage I Partnership Loans, as of the consummation of the Stage I Closing or the Stage II Closing, as appropriate. The "Vodafone Stage I Debt
                                                       ---------------------
Cap", the "Bell Atlantic Stage I Debt Cap", the "Vodafone Stage II Debt Cap",
---        ------------------------------        --------------------------
the "Bell Atlantic Debt Cap" and the "Stage I Partnership Loan" shall each be
     ----------------------           ------------------------
determined as set forth in SCHEDULE 2.6.1 and the Parties shall take the actions described in such Schedule with respect thereto.

          2.6.2  Conflicted Systems.
                 ------------------

               (A) Immediately after the execution of this Agreement, Cellco (or after the Stage I Closing, the Partnership) and Bell Atlantic (together, the "Divestiture Managers") shall direct the disposition by
                          --------------------
          Affiliates of each of Bell Atlantic and Vodafone of any Conflicted Systems pursuant to the provisions of this Section. With the consent of Vodafone, not to be unreasonably withheld, the Divestiture Managers may cause some or all of such Conflicted Systems to be marketed as a single transaction or in such other manner as the Parties determine will be in the best interests of the Partnership, to the extent practicable, and will be tax-efficient. The Divestiture Managers may provide lists of suggested purchasers, forms of non-disclosure agreements and definitive agreements and related documentation to ensure consistency. With respect to each of the Conflicted Systems, the Party which is, or whose Affiliate is, the holder of a Conveyed Partnership or Conveyed Subsidiary which is the current licensee of such Conflicted System, at the direction and with the approval of the Divestiture Managers (i) shall take all reasonable and necessary steps to conclude a binding agreement to sell such Conflicted System as promptly as practicable at a reasonable price, provided that the written consent of such Party shall be required, if any, of the consideration to be received is other than cash, (ii) shall file the necessary applications for all Governmental Permits required to consummate such sale, and (iii) shall prosecute those applications and the satisfaction of any other conditions to closing promptly, diligently and in good faith. Closing of the sale of each of the Conflicted Systems shall take place concurrently with (or earlier if the selling Party consents in writing) the Stage I Closing (with respect to Vodafone Stage I and Cellco Conflicted Systems) or the Stage II Closing (with respect to Vodafone Stage II and Bell Atlantic Conflicted Systems). Upon consummation of the sale of each Conflicted System, the Parties shall determine in good faith and agree upon the Net Proceeds or Gross Proceeds from such sale for purposes of Section 7.6. The "Net
                                                                    ---
          Proceeds" means the sale price or property or other assets received
          --------
          upon the sale, less the directly related out-of-pocket expenses (including Taxes other than federal, state, local, and foreign income Taxes) of selling any Vodafone Stage I Conflicted System, Cellco Conflicted System or Conflicted Systems identified on SCHEDULE 7.6B, less any Taxes imposed on the gain recognized by the selling Party (or any of its Affiliates) as a result of such sale (the "Gain Recognition
                                                                ----------------
          Amount") (which shall be calculated as 40% of the gain recognized for
          ------
          federal income taxes on such sale). The "Gross Proceeds" means the
                                                   --------------
          cash sale price and/or fair market value of any non-cash consideration received by the Party or Affiliate thereof, that sold a Conflicted System identified on SCHEDULE 7.6A. In the event that a Tax audit or proceeding results in a final adjustment to a Party's Gain Recognition Amount, then such Party shall notify the other Party and the Parties shall recompute such Party's Conflicted Systems Net Proceeds Amount ("Recomputed Net Proceeds"). If a Party's Recomputed Net Proceeds
            -----------------------
          exceeds such Party's Conflicted Systems Net Proceeds Amount, then such Party shall contribute an appropriate amount to the Partnership consistent with the principles of Section 7.6. If a Party's Recomputed Net Proceeds is less than such Party's Conflicted Systems Net Proceeds Amount, then the Partnership shall distribute to such Party an appropriate amount consistent with the principles of Section 7.6. The amount of the contribution or distribution shall be adjusted for an interest factor at the LIBO Rate to compensate the appropriate Party for the later contribution or distribution.

               (B) Bell Atlantic may determine to remove Cellco Assets which are Cellco Conflicted Systems from Cellco prior to the Stage I Closing.
          At the Stage I Closing, Bell Atlantic shall contribute (or shall have contributed) the Net Proceeds from the sale of any such removed Conflicted System or shall have recontributed the removed Conflicted System to Cellco.

          2.6.3  Third Party Rights.  The transfer by a Party of interests in
                 ------------------
the Vodafone Systems, Cellco Systems or Bell Atlantic Systems (collectively, the

"Systems") or the issuance of Partnership Interests by the Partnership pursuant
--------
to this Agreement is conditioned upon the inapplicability of any rights of first refusal, rights of consent, put rights, call rights, defaults, dissolution proceedings or similar rights or claims ("Third Party Rights"), as may exist
                                          ------------------
with respect to this Agreement or the Transactions contemplated hereby. In the event that, absent this condition, this Agreement would constitute or be held or deemed to constitute a sale, offer, transfer, expression of intent or any other event triggering such Third Party Rights, the Parties agree that the interests in the Systems that would be the subject of such Third Party Rights shall not be transferred or affected in any way by this Agreement until the transferring Party has complied with the provisions of the other Transaction Documents.

          2.6.4  Consent of Third Parties.  Except as otherwise provided in the
                 ------------------------
other Transaction Documents, nothing in this Agreement shall be construed as an attempt by any Party to assign to the Partnership pursuant to this Agreement any Contract, Governmental Permit, franchise, claim or asset included in such Party's Conveyed Assets that is by its terms or by Law nonassignable without the consent of any other party or parties, unless such consent or approval shall have been given, or as to which all the remedies for the enforcement thereof available to the applicable Party would not by Law pass to the Partnership as an incident of the assignments provided for by this Agreement (a "Non-Assignable
                                                               --------------
Contract").  Each Party will use commercially reasonable efforts to obtain any
--------
required consents to the assignment to the Partnership of any Non-Assignable Contracts or any other assets included in the Conveyed Assets to be transferred by such Party to the Partnership.

          2.6.5  Bulk Transfer Laws.  Bell Atlantic and Vodafone each hereby
                 ------------------
waive and Bell Atlantic shall cause Cellco to waive compliance by Bell Atlantic and Vodafone with the provisions of any and all Laws relating to bulk transfer in connection with the conveyance of the Bell Atlantic Conveyed Assets and the Vodafone Conveyed Assets, as the case may be. Vodafone shall indemnify the Partnership from and against any and all Liabilities (including reasonable attorneys' fees) arising out of noncompliance with such bulk transfer Laws in connection with the transfer of the Vodafone Conveyed Assets and Bell Atlantic shall indemnify the Partnership from and against any and all Liabilities (including reasonable attorneys' fees) arising out of noncompliance with such bulk transfer Laws in connection with the transfer of the Bell Atlantic Conveyed Assets.

     2.7  Issuance of Partnership Interests at Stage I Closing.  At the Stage I
          ----------------------------------------------------
Closing, in exchange for the Vodafone Stage I Conveyed Assets, the Partnership will issue to Vodafone, or its designated Affiliate or Affiliates, a Partnership Interest of the Partnership which is equal to 65.1%. As a consequence of such issuance, immediately after the Stage I Closing, Bell Atlantic will own a Partnership Interest representing the remainder of 100% minus the Partnership Interest issued to Vodafone at the Stage I Closing, or 34.9%.

     2.8  Issuance of Partnership Interests at Stage II Closing.  If at the time
          -----------------------------------------------------
of the Stage II Closing, Bell Atlantic owns, directly or indirectly, the Bell Atlantic Conveyed Assets then, at the Stage II Closing, in exchange for the Bell Atlantic Conveyed Assets and the Vodafone Stage II Conveyed Assets, the Partnership will issue to Bell Atlantic and Vodafone additional Partnership Interests of the Partnership so that, as a consequence of such issuances, Bell Atlantic will have an aggregate Partnership

Interest in the Partnership equal to 55% and Vodafone will have an aggregate Partnership Interest in the Partnership equal to 45%. If at the time of the Stage II Closing, Bell Atlantic does not own the Bell Atlantic Conveyed Assets then, at the Stage II Closing, in exchange for the Vodafone Stage II Conveyed Assets, the Partnership will issue to Bell Atlantic and Vodafone additional Partnership Interests of the Partnership so that, as a consequence of such issuances, Bell Atlantic will have an aggregate Partnership Interest in the Partnership equal to 33% and Vodafone will have an aggregate Partnership Interest in the Partnership equal to 67%.

     2.9  Special Adjustments.
          -------------------

          2.9.1  After-Acquired Entities.  The Bell Atlantic Conveyed Assets and
                 -----------------------
the Vodafone Conveyed Assets include certain After-Acquired Entities which the contributing Party has agreed to purchase. In the event that the acquisition of an After-Acquired Entity is completed prior to the Closing at which it is to be contributed to the Partnership, such After-Acquired Entity shall be included in the Conveyed Assets to be transferred at such Closing. If the acquisition of an After-Acquired Entity is not completed or has been terminated prior to such Closing, the Party obligated to contribute such After-Acquired Entity to the Partnership shall contribute, in substitution therefor, the full purchase price to be paid or that would have been paid, as the case may be, for such After-Acquired Entity pursuant to the applicable acquisition or purchase agreement, together with an assignment by such Party of all rights under such agreement.
If some or all of such purchase price is to be paid other than in cash, then such Party shall in lieu of the non-cash purchase price contribute cash to the Partnership in an amount equal to the fair market value of such non-cash purchase price.

          2.9.2  Restructuring for Partnership Tax Efficiencies.  Prior to each
                 ----------------------------------------------
Closing, each of the Parties shall use reasonable efforts to effect the restructuring of the Conveyed Assets of such Party, make available to the Partnership such Conveyed Assets in the form of direct ownership of assets, partnership interests, or wholly owned limited liability companies (that are disregarded for federal income tax purposes), rather than shares of capital stock of corporations and otherwise to cause the Transactions contemplated hereby to be effected on a tax-efficient basis to the Partnership. In connection with the conveyance of the interests in PrimeCo, Bell Atlantic or Vodafone, as the parties agree, shall convey a 1% interest in PrimeCo to a limited liability company wholly owned by the Partnership, and, simultaneously, Bell Atlantic and Vodafone shall contribute their remaining interests in PrimeCo to the Partnership. It is the intention of the Parties to cause a termination of PrimeCo only under IRC Section 708(b)(1)(A).

          2.9.3  Restructuring for Pooling Purposes.  In furtherance of the
                 ----------------------------------
provisions of Section 2.6.2 above, SCHEDULE 2.9.3 sets forth the strategy by which the Divestiture Managers propose, as of the date of this Agreement, to implement the divestiture by each of Bell Atlantic and Vodafone of their respective Systems that are Conflicted Systems (the "Proposed Divestiture
                                                     --------------------
Strategy").  The Divestiture Managers shall be permitted to modify the Proposed
--------
Divestiture Strategy as they deem necessary or desirable to preserve the pooling-of-interests accounting treatment for the business combination involving Bell Atlantic and GTE Corporation pursuant to the Agreement and Plan of Merger, dated July 27, 1998 (the "Bell Atlantic GTE Agreement"). If the actual
                          ---------------------------
divestitures of Conflicted Systems implemented by the Divestiture Managers for the divestiture of Bell Atlantic's or Vodafone's respective Conflicted Systems (the "Actual Divestiture Strategy") differs pursuant to the previous sentence
      ---------------------------
from the Proposed Divestiture

Strategy and if Vodafone or its Affiliates are economically adversely affected by such difference, then Bell Atlantic shall fully indemnify Vodafone (on an after-tax basis using an assumed Tax rate of 40%) for the adverse economic effect (whether or not material) from such difference. The Divestiture Managers may not deviate from the Proposed Divestiture Strategy for reasons other than described in the second preceding sentence without Vodafone's consent, which shall not be unreasonably withheld.

          2.9.4  Restructuring for Tax Strategy.  If either Bell Atlantic or
                 ------------------------------
Vodafone provides written notice to the other Party that it desires a change in the structure of its contributions (including the contributions of their respective Affiliates) to the Partnership for the purpose of implementing tax strategies or otherwise to cause the Transactions to be effected on a tax-efficient basis to the requesting Party, then the non-requesting Party shall consider in good faith the advisability of accepting such changes. If the requesting Party agrees to fully indemnify the non-requesting Party for losses, expenses and other adverse effects (whether or not material) from the change in structure (on an after-tax basis using an assumed Tax rate of 40%), then the non-requesting Party shall take all reasonable steps necessary to accomplish such change unless the non-requesting Party determines in good faith that such change will (1) have a non-economic material adverse effect on the non-requesting Party or its Affiliates (taking into account the adverse effect on the structure, operations or financial performance of the Partnership and the adverse effect on the non-requesting party or its Affiliates) or (2) materially delay the applicable Closing Date.

          2.9.5  Cooperation for San Diego System.  Except as described below,
                 --------------------------------
Bell Atlantic shall use reasonable good faith efforts to cooperate to help Vodafone structure the transfer of its San Diego System ("San Diego") to the
                                                          ---------
Partnership in a manner that will allow Vodafone to avoid gain recognition with respect to San Diego. Such structures may include the retention of title and an economic interest by Vodafone. For example, Vodafone may request Bell Atlantic's cooperation in affecting a lease or licensing arrangement for certain San Diego assets, such as the license. Alternatively, Vodafone might request Bell Atlantic's assistance in effecting a transaction that would be characterized as a Section 1031 exchange for the San Diego assets. If Vodafone agrees to fully indemnify Bell Atlantic for losses, expenses and other adverse effects (whether or not material) from the change in structure (on an after-tax basis using an assumed tax rate of 40%, but determined as if San Diego were conveyed by an entity that is not a member of the Vodafone consolidated group), then Bell Atlantic shall take all reasonable steps necessary to accomplish such change unless Bell Atlantic determines in good faith that such actions will (1) have a non-economic material adverse effect on Bell Atlantic (taking into account the adverse effect on the structure, operations or financial performance of the Partnership and the adverse effect on Bell Atlantic and its Affiliates) or (2) materially delay the applicable Closing Date.

          2.9.6  Tax Efficiency.  Except as otherwise provided in the
                 --------------
Transaction Documents, each of the Parties and the Partnership will cooperate and use reasonable best efforts to (1) structure any contributions, distributions, redemption, dispositions of assets, adjustments to ownership or any other adjustment or transfer of economics between the Parties in a manner that will minimize and, to the extent possible, eliminate, any adverse tax consequences arising from such transactions and (2) ensure that the operations of the Partnership, including, without limitation, the distribution of profits of the Partnership and the selection of profits for distribution to partners, will be carried out in accordance with the reasonable request of either Party in light of the management of its respective domestic and international tax affairs. If one Party makes a request of the other Party pursuant to this Section 2.9.6 and agrees to fully indemnify the non-requesting Party for losses, expenses and other adverse effects (whether or not material) of complying with such request (on an after-tax basis using an assumed tax rate of 40%), then the non- requesting party shall take all reasonable steps necessary to accomplish such change unless the non-requesting Party determines that such request will (1) have a non-economic material adverse effect on the non-requesting Party (taking into account the adverse effect on the structure, operations or financial performance of the Partnership and the adverse effect on the non-requesting Party and its Affiliates) or (2) materially delay the applicable Closing Date.

          2.9.7  Contingent Purchase Right of Bell Atlantic.  Provided that none
                 ------------------------------------------
of Bell Atlantic or any of its Affiliates has transferred any Partnership Interests, except for transfers to Wholly-Owned Subsidiaries (as defined in the Partnership Agreement) of Bell Atlantic that are permitted by Section 8.2(A) of the Partnership Agreement, upon written notice from Bell Atlantic delivered to Vodafone (an "Exercise Notice") during any of the thirty-day periods commencing
              ---------------
on the Stage II Closing Date, on the last day of the ninth (9th) full calendar month following the Stage II Closing Date and on the last day of the eighteenth
(18th) full calendar month following the Stage II Closing Date, Bell Atlantic may elect to require that Vodafone sell or cause to be sold to Bell Atlantic or its designee that percentage of Partnership Interests designated by Bell Atlantic provided that Bell Atlantic shall not be entitled to purchase Partnership Interests if after such purchase Bell Atlantic and its Affiliates collectively would own more than 50.5% of all outstanding Partnership Interests. The purchase price to be paid in accordance with subsection 2.9.7(H) below shall include the Market Value of the Partnership Interests to be purchased pursuant to an Exercise Notice. "Market Value" shall have the meaning ascribed thereto
                         ------------
in the Investment Agreement. The Market Value of such Partnership Interests (the "Top-Up Interests") shall be determined (a) by mutual agreement of the parties
 ----------------
to such transaction or (b) if no such agreement is reached within thirty (30) days of the relevant date of determination, by an appraisal process, as follows:

               (A) Selection of Appraisers.  Vodafone and Bell Atlantic shall
                   -----------------------
          designate by written notice to the other a firm of recognized national standing familiar with appraisal techniques applicable to securities of the type being evaluated to serve as an Appraiser pursuant to this
          Section 2.9.7 (the firms designated by Vodafone and Bell Atlantic being referred to herein as the "Vodafone Appraiser" and the "Bell
                                           ------------------           ----
          Atlantic Appraiser," respectively) within five (5) Business Days after
          ------------------
          the failure to reach agreement in accordance with the terms of clause
          (a) above. In the event that either Vodafone or Bell Atlantic fail to designate its Appraiser within the foregoing time period, the other shall have the right to designate such Appraiser by notifying the failing Party in writing of such designation (and the Appraiser so designated shall be the Vodafone Appraiser or the Bell Atlantic Appraiser, as the case may be).

               (B) Evaluation Procedures.  Each Appraiser shall be directed to
                   ---------------------
          determine the Market Value of the Top-Up Interests. Each Appraiser will also be directed to deliver a certificate setting forth its determination (an "'Appraiser's Certificate") to Vodafone and Bell
                             ------------------------
          Atlantic on or before the 30/th/ day after their respective designation

          (the "Certificate Date"), upon the conclusion of its evaluation, and
                ----------------
          each Appraiser's Certificate once delivered may not be retracted or modified in any respect. Each Appraiser will keep confidential all information disclosed by the Partnership in the course of conducting its evaluation, and, to that end, will execute such customary documentation as the Partnership may reasonably request with respect to such confidentiality obligation. Vodafone and Bell Atlantic will cooperate in causing the Partnership to provide each Appraiser with such information within the Partnership's possession that may be reasonably requested in writing by such Appraiser for purposes of its evaluation hereunder. The Appraisers shall consult with each other in the course of conducting their respective evaluations. Each of Vodafone and Bell Atlantic shall have full access to each Appraiser's work papers and shall be entitled to make presentations to each such Appraiser. Each Appraiser will be directed to comply with the provisions of this Section 2.9.7, and to that end each party will provide to its respective Appraiser a complete and correct copy of this Section 2.9.7 (and the definitions of capitalized terms used in this Section 2.9.7 that are defined elsewhere in this Agreement.)

               (C) Market Value Determination.  The Market Value of the Top-Up
                   --------------------------
          Interests shall be determined on the basis of the Appraisers' Certificates in accordance with the provisions of this subparagraph
          (C). The higher Market Value set forth on the Appraisers' Certificates is hereinafter referred to as the "Higher Number" and the
                                                          -------------
          lower Market Value set forth on the Appraisers' Certificates is hereinafter referred to as the "Lower Number." If the Higher Number
                                          -------------
          is not more than 105% of the Lower Number, the Market Value will be the arithmetic average of such two Numbers. If the Higher Number is more than 105% of the Lower Number, a third appraiser shall be selected in accordance with the provisions of subparagraph (D) below, and the Market Value will be determined in accordance with the provisions of subparagraph (E) below.

               (D) Selection of and Procedure for Third Appraiser.  If the
                   ----------------------------------------------
          Higher Number is more than 105% of the Lower Number, within seven days thereafter the Vodafone Appraiser and the Bell Atlantic Appraiser shall agree upon and jointly designate a third firm of recognized national standing familiar with appraisal techniques applicable to securities of the type being evaluated to serve as an Appraiser pursuant to this Section 2.9.7 (the "Third Appraiser"), by written
                                               ---------------
          notice to each of Vodafone and Bell Atlantic. Vodafone and Bell Atlantic shall direct the Third Appraiser to determine the Market Value of the Top-Up Interests (the "Third Number") in accordance with
                                              ------------
          the provisions of subparagraph (B) above, and to deliver to Vodafone and Bell Atlantic an Appraiser's Certificate on or before the 30/th/ day after the designation of such Appraiser hereunder. The Third Appraiser will be directed to comply with the provisions of this
          Section 2.9.7, and to that end the Parties will provide to the Third Appraiser a complete and correct copy of this Section 2.9.7 (and the definitions of capitalized terms used in this Section 2.9.7 that are defined elsewhere in this Agreement).

               (E) Alternative Determination of Market Value.  Upon the delivery
                   -----------------------------------------
          of the Appraiser's Certificate of the Third Appraiser, the Market Value of the Top-Up Interests will be determined as provided in this subparagraph (E). The Market Value of the Top-Up Interests will be
          (w) the Higher Number, if the Third Number is greater than the Higher Number, (x) the Lower Number, if the Third Number is less than the Lower

          Number, (y) the arithmetic average of the Third Number and the other Number (Higher or Lower) that is closer to the Third Number if the Third Number falls within the range between (and including) the Lower Number and the Higher Number and (z) the Third Number, if the Lower Number and the Higher Number are equally close to the Third Number.

               (F) Costs.  Each of Vodafone and Bell Atlantic will bear the cost
                   -----
          of the Appraiser designated by it or on its behalf. If the Higher Number is not more than 115% of the Lower Number, or if the Higher Number and the Lower Number are equally close to the Third Number, each of Vodafone and Bell Atlantic shall bear 50% of the cost of the Third Appraiser; otherwise, the party whose Appraiser's determination of the Market Value of the Top-Up Interests is further away from the Third Number shall bear the entire cost of the Third Appraiser.

               (G) Conclusive Determination.  To the fullest extent provided by
                   ------------------------
          law, the determination of the Market Value made pursuant to this
          Section 2.9.7 shall be final and binding on Vodafone and Bell Atlantic, and such determination shall not be appealable to or reviewable by any court or arbitrator.

               (H) Closing. Each purchase and sale of Partnership Interests
                   --------
          effected pursuant to this Section 2.9.7 shall be consummated at a closing (a "Call Closing") as promptly as practicable, but in any
                      ------------
          event no later than 180 days following the determination of Market Value (the date of a Call Closing being the "Call Closing Date");
                                                       -----------------
          provided that, at the option of Bell Atlantic, such period shall be extended for such period of time as shall be necessary in order to obtain requisite governmental or regulatory approvals with respect to such transaction. At each Call Closing, Bell Atlantic shall pay to Vodafone, by wire transfer of next day funds to such account as Vodafone shall designate, an amount equal to the quotient of (x) the sum of (1) Market Value of the Top-Up Interests and (2) interest on such Market Value of the Top-Up Interests from the date of the Exercise Notice until the Call Closing Date less the sum of (i) any distributions attributable to the Top-Up Interests made between the date of the Exercise Notice and the Call Closing Date and (ii) interest on any such distributions calculated from the date such distribution was effective until the Call Closing Date, with interest calculated for purposes of this sentence at a rate per annum during the first 30 days equal to the LIBO Rate plus 1% and during the balance equal to the LIBO Rate plus 2%, divided by (y) 0.60. In exchange therefor, Vodafone shall, pursuant to such instruments as may be reasonably requested by Bell Atlantic deliver to Bell Atlantic the purchased Top-Up Interests in appropriate form for transfer, free and clear of any lien or other encumbrance. The "LIBO Rate" shall mean
                                                        ---------
          the average (rounded upward, if necessary, to the next 1/16 of 1%) of the rates per annum at which The Chase Manhattan Bank offers deposits in U.S. Dollars as of 11:00 a.m., London time, on the second London business day preceding the date of the Exercise Notice by prime banks in the London interbank eurocurrency market for delivery on the Exercise Date for a thirty day period in an amount equal to the aggregate amount of such Market Value of the Top-Up Interests.

     2.10 Tower Assets.  In furtherance of the provisions of Sections 2.4.3(G),
          ------------
2.5.2(H) and 2.5.4 which reflect the intent of the Parties to enable the monetization of communication tower structures and related assets used in their respective Wireless Businesses, the Parties and their respective Affiliates will be entitled to retain as an Excluded Asset all owned communication tower structures and related assets ("Retained Towers"). Until the first anniversary
                                ---------------
of the Stage I Closing Date, each of Vodafone (in respect of the Retained Towers which were used in the Vodafone Wireless Business on the Stage I Closing Date) and Bell Atlantic (in respect of the Retained Towers which were used in the Cellco Wireless Business on the Stage I Closing Date or the Bell Atlantic Wireless Business on the Stage II Closing Date) shall (A) be entitled to (i) own and manage the disposition of such Retained Towers, (ii) enter into a master lease or transfer arrangement which is a Compliant Monetization Transaction with respect to such Retained Towers, (iii) enter into individual lease arrangements with respect to Retained Towers in conformity with such master lease or transfer arrangements which are Compliant Monetization Transactions and transfer any such lease obligations and rights to the Partnership, and (iv) retain any proceeds from such Compliant Monetization Transactions, whether in the form of cash, promissory notes, debt instruments, payment streams under leases, licenses or other agreements, equity interests in an Entity including, without limitation, the right to receive distributions in respect of such equity interest including, without limitation, the right to receive cash, property or assets upon the dissolution of an Entity, or any other form of consideration whatsoever; and (B) be obligated to (i) make available without charge to the Partnership the use of such Retained Towers until such Retained Towers have been sold in Compliant Lease Transactions and the lease rights and obligations with respect thereto have been transferred to the Partnership, (ii) consult with the Partnership concerning the negotiation and terms of such Compliant Tower Monetizations,
(iii) on the first anniversary of the Stage I Closing Date, transfer to the Partnership any Retained Towers which are not then included in a signed master lease or transfer arrangement, and (iv) on the third anniversary of the Stage I Closing Date transfer to the Partnership any such Retained Towers which have not been sold pursuant to Compliant Monetization Transactions. The parties will negotiate in good faith to develop a form of lease agreement to further detail the terms and conditions of this Section 2.10.


                                 ARTICLE III.
                                   CLOSINGS

     3.1  Stage I Closing.  The closing (the "Stage I Closing") of the transfer
          ---------------                     ---------------
to the Partnership of the Vodafone Stage I Conveyed Assets and the Vodafone Stage I Assumed Liabilities and the transactions contemplated in connection therewith, by this Agreement shall take place at 10:00 A.M., local time, on the tenth Business Day following the satisfaction or waiver of the conditions precedent set forth in Sections 6.1 and 6.2 hereof, or such other date as the Parties shall agree. The Stage I Closing shall take place at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 or at such other location as the Parties shall agree. The date of the Stage I Closing is sometimes herein referred to as the "Stage I Closing Date." At the Stage I
                                        --------------------
Closing and subject to the terms and conditions herein contained:

               (a) Bell Atlantic (or its Affiliate designee) and Vodafone (or its Affiliate designee) shall execute and deliver the Partnership Agreement;

               (b) Vodafone shall deliver, or cause to be delivered, to the Partnership such deeds, assignments, bills of sale and other good and sufficient instruments and documents of conveyance and transfer (which shall include stock powers in the case of Vodafone Conveyed Subsidiaries and partnership interest assignments in the case of Vodafone Conveyed Partnerships) as shall be necessary and effective (in the reasonable opinion of counsel to Bell Atlantic, consistent with the provisions of this Agreement) to transfer and assign to, and vest in, the Partnership all of the right, title and interest of Vodafone in and to the Vodafone Conveyed Assets to the extent and as provided in this Agreement, and Vodafone and Bell Atlantic shall cause the Partnership to deliver to Vodafone an undertaking whereby the Partnership will assume and agree to pay, discharge or perform, as appropriate, the Vodafone Assumed Liabilities to the extent and as provided in this Agreement;

               (c) Bell Atlantic and Vodafone shall, and Vodafone and Bell Atlantic shall cause the Partnership to, execute and deliver the Investment Agreement in the form of EXHIBIT E hereto (the "Investment Agreement"); and
                                                     --------------------

               (d) At or prior to the Stage I Closing, the Parties hereto shall also deliver, or cause to be delivered, to each other the agreements, opinions, certificates and other documents and instruments referred to in
     Article 6 hereof.

     3.2  Stage II Closing.  The closing (the "Stage II Closing") of the
          ----------------                     ----------------
transfer to the Partnership of the Bell Atlantic Conveyed Assets and the Bell Atlantic Assumed Liabilities and the Vodafone Stage II Conveyed Assets and the Vodafone Stage II Assumed Liabilities, and the transactions contemplated in connection therewith by this Agreement shall take place on or before the earlier of (1) the first anniversary of the Stage I Closing and (2) the tenth Business Day following the date of the consummation of the acquisition by Bell Atlantic of the Bell Atlantic Conveyed Assets or the first date that Bell Atlantic no longer has any right to acquire the Bell Atlantic Conveyed Assets, in either case subject to the satisfaction or waiver of the conditions precedent set forth in Section 6.3 hereof, or such other date as the Parties shall agree. The Stage II Closing shall take place at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York or at such other location as the Parties shall agree. The date of the Stage II Closing is sometimes herein referred to as the "Stage II Closing Date." At the Stage II Closing and subject to the terms and
 ---------------------
conditions herein contained, Bell Atlantic and Vodafone shall deliver, or cause to be delivered, to the Partnership such deeds, assignments, bills of sale and other good and sufficient instruments and documents of conveyance and transfer (which shall include stock powers in the case of Conveyed Subsidiaries and partnership interest assignments in the case of Conveyed Partnerships) as shall be necessary and effective (in the reasonable opinion of counsel to Vodafone, consistent with the provisions of this Agreement) to transfer and assign to, and vest in, the Partnership all of the right, title and interest of Bell Atlantic in and to the Bell Atlantic Conveyed Assets and of Vodafone in and to the Vodafone Stage II Conveyed Assets to the extent and as provided in this Agreement, and Vodafone and Bell Atlantic shall cause the Partnership to deliver to each of Bell Atlantic and Vodafone undertakings whereby the Partnership will assume and agree to pay, discharge or perform, as appropriate, the Bell Atlantic Assumed Liabilities and the Vodafone Stage II Assumed Liabilities, respectively, to the extent and as provided in this Agreement.

     3.3  Further Assurances.
          ------------------

               (a) Each of Vodafone and Bell Atlantic, from time to time after the Stage I Closing and the Stage II Closing, at the Partnership's request, will or will cause its Affiliates to execute, acknowledge and deliver to the Partnership such other instruments of conveyance and transfer and take such other actions and execute and deliver such other documents, certifications and further assurances as the Partnership may reasonably require in order to vest more effectively in the Partnership or to put the Partnership more fully in possession of, any of the Conveyed Assets, or to better enable the Partnership to complete, perform or discharge any of the liabilities or obligations assumed by the Partnership at the Stage I Closing or Stage II Closing pursuant hereto. Each of the Parties hereto will cooperate with the other and execute and deliver to the other parties contemplated herein such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other Party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

               (b) Bell Atlantic will, and will cause its Affiliates to, take all actions necessary, including the execution, acknowledge and delivery to Cellco such other instruments of conveyance and transfer and take such other actions and execute and deliver such other documents, certifications and further assurances as the Partnership may reasonably require in order to vest more effectively in Cellco or to put Cellco fully in possession of, any of the Cellco Assets and Cellco Systems identified on EXHIBIT D, in all cases to ensure that all Cellco Assets and Cellco Systems (except in the case of Cellco Systems that are Conflicted Systems that have been disposed of prior to the Stage I Closing) are held directly or indirectly by Cellco at the time of Stage I Closing.


                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

     4.1  Representations and Warranties of Vodafone.  Except as set forth in
          ------------------------------------------
the Disclosure Schedule delivered by Vodafone to Bell Atlantic on the date hereof (the "Vodafone Disclosure Schedule") (each section of which qualifies the
             ----------------------------
correspondingly numbered representation and warranty or covenant as specified therein), Vodafone hereby represents and warrants to Bell Atlantic and the Partnership as follows; provided, however, that notwithstanding anything to the
                        --------  -------
contrary herein, Vodafone does not (i) make any representation or warranty with respect to any Liabilities, Events or other matters of which Vodafone does not have knowledge on the date hereof, with respect to any Vodafone Non-Controlled Entity, except for the representations and warranties contained in Section 4.1.1(d) (with respect to the first sentence thereof) and Section 4.1.2(a) herein, (ii) make any representation or warranty with respect to PrimeCo, except as to its ownership of partnership interests in PrimeCo pursuant to Section 4.1.1(d), and (iii) make any representation or warranty with respect to any of the Vodafone After-Acquired Entities, except for the representation and warranty set forth in Section 4.1.19:

     4.1.1  Organization.
            ------------

               (a) Each of Vodafone and the Vodafone Conveyed Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Vodafone and the Vodafone Conveyed Subsidiaries is duly qualified or licensed to do business and is in good standing as a foreign corporation in the jurisdictions in which such corporations own or lease any real property or conduct any business, so as to require such qualification or licensing, except where the failure to be so qualified would not reasonably result in a Disclosure Threshold Effect on the Vodafone Wireless Business.

               (b) Each Vodafone Conveyed Partnership is duly organized, validly existing and in good standing under the jurisdiction of its organization, and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The partnership agreements and each of the other agreements among the partners in each such Vodafone Conveyed Partnership (including but not limited to loan agreements, pledge agreements, management agreements and reseller agreements, as amended to date), are in full force and effect.

               (c) Except as would not cause a Vodafone Material Adverse Effect, the minute books of each Vodafone Conveyed Subsidiary and Vodafone Conveyed Partnership contain accurate records of all meetings and consents in lieu of meetings of the Board of Directors or similar body and any committee of the Board of Directors or similar body purporting to take formal corporate or partnership action in lieu of action by the Board of Directors, and of the stockholders or partners thereof, through the Stage I Closing Date and the Stage II Closing Date, with respect to the Vodafone Stage II Conveyed Assets, and accurately reflect all transactions and other matters which are required to be passed upon by the Board of Directors or similar body, any committees thereof or the stockholders or partners thereof.

               (d) Each Vodafone Conveyed Subsidiary is a Wholly-Owned Subsidiary of Vodafone and each Vodafone Conveyed Partnership is owned by Wholly-Owned Subsidiaries of Vodafone. All of the issued shares of capital stock of each Vodafone Conveyed Subsidiary and all partnership interests in the Vodafone Conveyed Partnerships which are held by Vodafone or any other Vodafone Conveyed Subsidiary or Vodafone Conveyed Partnership are held of record and beneficially by the Person set forth on the Vodafone Disclosure Schedule, free and clear of all Encumbrances and are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights. There are no outstanding options, warrants, rights, calls, subscriptions, commitments or agreements of any character whatsoever relating to, or calling for the issuance, transfer, sale or other disposition of, or the repurchase or other acquisition of, any shares, issued or unissued, of capital stock or other voting interests of any Vodafone Conveyed Subsidiary or Vodafone Conveyed Partnership or any securities convertible or exchangeable into or for any of the foregoing, to which Vodafone or any Affiliate thereof, or any of the Vodafone Conveyed Subsidiaries or Vodafone
     Conveyed Partnerships is a party or by which any of them is bound.

               (e) None of the Vodafone Conveyed Subsidiaries or Vodafone Conveyed Partnerships has any subsidiaries or owns any interests in any other Person except as expressly set forth in this Agreement and the Schedules hereto, except with respect to Vodafone Excluded Assets, and none of such entities engages in any business other than the ownership of interests in, and the operation of, the Vodafone Wireless Business.

          4.1.2  Ownership.
                 ---------

               (a) EXHIBIT C accurately sets forth for each System in which the Vodafone Conveyed Subsidiaries or Vodafone Conveyed Partnerships have an interest (i) the name and location of the market, (ii) the name of the Entity holding the FCC License covering the provision of Wireless Service in such market, (iii) the FCC License call sign or file number and the type of FCC Licenses held by such Entity, (iv) the type of ownership of such FCC License or FCC License holder (direct, or in the name of the Vodafone Conveyed Partnership or Vodafone Conveyed Subsidiary which holds such FCC License or such FCC License holder), and (v) the percentage of the direct or indirect ownership interest of Vodafone in the Entity holding such FCC License, indicating which interests are not currently owned but are subject to a binding agreement giving Vodafone the right to acquire such interest.

               (b) Each piece of real property (i) owned by each of the Vodafone Conveyed Subsidiaries and Vodafone Conveyed Partnerships or (ii) occupied by or leased to any of such Vodafone Conveyed Subsidiaries or Vodafone Conveyed Partnerships, and all buildings and other structures located on such real property (for purposes of this Section 4.1.2(b), collectively

     "Real Property") has all material permits necessary to conduct the activity
     --------------
     conducted at such Real Property on the date hereof, other than those permits, the failure of which to hold would not, individually or in the aggregate, have a Disclosure Threshold Effect. The Vodafone Conveyed Subsidiaries and Vodafone Conveyed Partnerships have good and marketable title for all Real Property owned by it, except for imperfections of title which would not, individually or in the aggregate, have a Disclosure Threshold Effect. The Vodafone Conveyed Subsidiaries or Vodafone Conveyed Partnerships hold the rights in and to all easements or other rights reasonably necessary for access to all Real Property, except for failures to hold rights that, individually or in the aggregate, would cause a Disclosure Threshold Effect. To Vodafone's knowledge, there is no unrecorded defect in title which would materially adversely affect the use or value of any of the Real Property for the maintenance and operation of a cellular system or a communications facility related thereto except for those defects that would not have, individually or in the aggregate, a Disclosure Threshold Effect. All leases, subleases and other arrangements relating to Real Property are in full force and effect, except for those leases, the failure to be in full force and effect, individually or in the aggregate, would not have a Disclosure Threshold Effect. Neither the Vodafone Conveyed Subsidiaries nor Vodafone Conveyed Partnerships has given or received notice to the effect that there exists (i) any default or event of default by the Vodafone Conveyed Subsidiaries or Vodafone Conveyed Partnerships under any of such instruments, except for defaults or events of default that would not, individually or in the aggregate, have a Disclosure Threshold Effect, or (ii) any event or condition which, with notice or lapse of time or both, would constitute an event of default thereunder by the Vodafone Conveyed Subsidiaries or Vodafone Conveyed

     Partnerships, unless such events of default would not, individually or in the aggregate, have a Disclosure Threshold Effect.

               (c) Upon consummation of the Stage I Closing and the Stage II Closing, except as contemplated by the Transaction Documents, the Partnership will have good and marketable title to all tangible personal property used in connection with the Vodafone Wireless Business, or such tangible personal property will be used or held subject to Contracts, franchises or licenses which are in good standing and are valid and in full force and effect and there are no facts which would interfere with the Partnership's ability to use such tangible personal property in connection with the Vodafone Conveyed Assets, except for defects in title or failures to be in good standing and full force and effect that would not, individually or in the aggregate, have a Disclosure Threshold Effect.

               (d) Except for such matters that, individually or in the aggregate, would not have a Vodafone Material Adverse Effect: (i) all Intellectual Property included in the Vodafone Conveyed Assets will, to the fullest extent allowed by Law, be transferred or licensed to the Partnership and will be usable by the Partnership in the conduct of its business on the same terms as such Intellectual Property is currently being used by the Vodafone Conveyed Subsidiaries and the Vodafone Conveyed Partnerships in the conduct of the Vodafone Wireless Business; (ii) none of the Vodafone Conveyed Subsidiaries or Vodafone Conveyed Partnerships is currently being charged with any infringement with respect to any of the foregoing Intellectual Property or have been notified or advised of any claim of any other Person relating to any of the foregoing Intellectual Property or any confidential information of any the Vodafone Conveyed Subsidiaries or Vodafone Conveyed Partnerships relating to the Vodafone Wireless Business, and to Vodafone's knowledge there are not any facts that are likely to give rise to any charge or claim that would adversely affect the right of the Partnership to use any of the foregoing Intellectual Property; and (iii) Vodafone's Wireless Business is the licensee or the sole and exclusive owner of all patents and registered trade names, trademarks and service marks included in the foregoing Intellectual Property and does not use any such Intellectual Property by consent of any other Person (other than licensors pursuant to valid written license agreements).

               (e) The Vodafone Conveyed Subsidiaries and the Vodafone Conveyed Partnerships have undertaken a concerted effort to ensure that in the period from the date of this Agreement through April 1, 2000, the operation of automated, computerized, and/or software system(s) owned by them and used in conducting all mission critical operations for the Vodafone Wireless Business when processing, providing and/or receiving date-related data will not be materially adversely affected. Vodafone reasonably believes that such effort will be successful, provided that the operations, products and equipment controlled by third parties on whom the Vodafone Conveyed Partnerships and the Vodafone Conveyed Subsidiaries rely adequately perform their functions. Vodafone's efforts to understand and encourage the Year 2000 readiness of such third parties are more fully described in its publicly filed statements with the SEC.

          4.1.3  Authority.  Vodafone has the requisite power and authority to
                 ---------
execute and deliver this Agreement and to consummate the Transactions, and such execution, delivery and consummation have been duly authorized by all necessary corporate action, subject only to the approval of this Agreement and the Transactions by an ordinary resolution at the Vodafone Stockholders Meeting contemplated by Section 5.6(b). This Agreement has been duly executed and delivered by Vodafone and constitutes the valid and binding obligation thereof, enforceable against Vodafone in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency and similar federal and state laws generally affecting the rights and remedies of creditors and general principles of equity, whether considered in a proceeding at Law or in equity.

          4.1.4  Consents.  Neither the execution and delivery of this Agreement
                 --------
by Vodafone nor the consummation of the Transactions will (a) conflict with, or result in any breach or violation of, any provision of the Charter Documents of Vodafone or any Vodafone Conveyed Subsidiary or any Vodafone Conveyed Partnership; (b) assuming the expiration of all applicable waiting periods under the HSR Act, constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under any order, writ, injunction, decree, law, statute, rule or regulation, governmental permit or license, or any mortgage, indenture, lease, agreement or other instrument of Vodafone (which relates to the Vodafone Wireless Business) or of any Vodafone Conveyed Subsidiary or Vodafone Conveyed Partnership or to which any Vodafone Conveyed Subsidiary or any Vodafone Conveyed Partnership or any of their respective properties is subject except in each case which, individually or in the aggregate, would not result in a Disclosure Threshold Effect; (c) require any consent, approval, or authorization of, waiver by, notification to, or filing with, any Governmental Authority on the part of Vodafone, any Vodafone Conveyed Subsidiary or any Vodafone Conveyed Partnership other than (i) the filing of certificates and other documents with respect to the Transactions in accordance with the partnership laws of the states in which such Vodafone Conveyed Partnerships are organized; (ii) approvals required by the FCC and the state regulatory commissions; (iii) filings with respect to the Transactions under the HSR Act; and (iv) such consents, approvals, authorizations, waivers, ratifications or filings as are required by the London Stock Exchange Limited ("LSE") and except for such consents which, individually
                         ---
or in the aggregate, would not result in a Disclosure Threshold Effect.

          4.1.5  Financial Statements.
                 --------------------

               (a) Vodafone has delivered to Bell Atlantic complete and correct copies of the following financial statements of Vodafone's Wireless
     Business: (x) unaudited balance sheets as of December 31, 1998 and 1997 and related statements of income and cash flows for each of the fiscal years then ended, such statements being supporting documents to the business segment analysis included in the audited financial statements of AirTouch Communications, Inc., as of December 31, 1998 and (y) interim statements of income and cash flows for the six month periods ended June 30, 1999 and 1998 and for the three month periods ended March 31, 1999 and 1998 and the interim balance sheets as of such dates. The year-end and interim financial statements and balance sheets being delivered by Vodafone are collectively referred to herein as the "Vodafone Financial Statements", and the interim balance
                    -----------------------------
     sheet as of June 30, 1999 is referred to herein as the "Vodafone Interim
                                                             ----------------
     Balance Sheet".
     -------------
               (b) All of the Vodafone Financial Statements are in accordance with the books and records of Vodafone's Wireless Business, present fairly in all material respects the financial position, results of operations and cash flows of Vodafone's Wireless Business as of the dates and for the periods indicated, subject in the case of the Vodafone Financial Statements at and for the periods ended June 30, 1999 and 1998 and March 31, 1999 and 1998 to normal year-end adjustments. The Vodafone Financial Statements have been prepared in conformity with GAAP on a consistent basis throughout the periods specified, except for the lack of explanatory footnote disclosures required by GAAP. Vodafone and its Wireless Business have in place a system of financial controls designed and adequate for the purpose of giving substantial protection against fraud, misstatement of financial position or results of operations or loss of cash or assets.

          4.1.6  Absence of Certain Changes.  Since June 30, 1999, except as
                 --------------------------
expressly contemplated by this Agreement or the Transactions, and except for changes resulting from general cellular industry conditions or as a result of a regulatory development affecting the cellular industry generally, (a) Vodafone's Wireless Business, the Vodafone Conveyed Subsidiaries and Vodafone Conveyed Partnerships and the Systems in which such entities have an interest have conducted business only in the ordinary and usual course and consistent with past practices, strategies and programs and (b) there has been no Vodafone Material Adverse Effect.

          4.1.7  Compliance with Laws.  Neither Vodafone nor any of the Vodafone
                 --------------------
Conveyed Subsidiaries and Vodafone Conveyed Partnerships is in violation of any decree, order, judgment, statute, rule or regulation which could reasonably have a Vodafone Material Adverse Effect.

          4.1.8  Legal Proceedings.  There is no litigation, proceeding or
                 -----------------
governmental investigation pending or, to the best of Vodafone's knowledge, threatened, against Vodafone (relating to the Vodafone Wireless Business), any Vodafone Conveyed Subsidiaries or Vodafone Conveyed Partnerships, or the Vodafone Wireless Business, except for those that would not, individually or in the aggregate, have a Disclosure Threshold Effect.

          4.1.9  Governmental Permits.  Vodafone's Wireless Business has all
                 --------------------
Governmental Permits which are necessary for it to conduct its respective wireless operations in the manner in which they are presently being conducted, other than any Governmental Permits, the failure of which to hold would not, individually or in the aggregate, have a Disclosure Threshold Effect. All of the FCC and state Governmental Permits held by Vodafone's Wireless Business are final, valid and in full force and effect other than any FCC and state Governmental Permits, the invalidity of which, individually or in the aggregate, would not have a Disclosure Threshold Effect. No event has occurred with respect to the foregoing Governmental Permits which is likely to result in, or after notice or lapse of time or both would be likely to result in, revocation, termination or non-renewal thereof or would result in any other material impairment of the rights of the holder of any of the foregoing Governmental Permits, which, individually or in the aggregate, would result in a Disclosure Threshold Effect. There are no facts to Vodafone's knowledge which would prevent the foregoing Governmental Permits from being renewed in accordance with FCC rules and regulations or constructed and put into commercial service within the applicable time period other than failures to renew Governmental Permits which, individually or in the aggregate, would not have a Disclosure Threshold Effect. Following the conveyance of the Vodafone Conveyed Assets, the Partnership will have the right and ability to conduct the business of Vodafone's Wireless Business in the same manner in all material respects in which it is currently operated, other than which, individually or in the aggregate would result in a Disclosure Threshold Effect.

          4.1.10  Assets.  The Vodafone Conveyed Assets include all rights and
                  ------
property necessary to the conduct of Vodafone's Wireless Business by the Partnership in the manner in which the Vodafone Wireless Business is presently being conducted.

          4.1.11  Material Contracts.
                  ------------------

               (a) The Vodafone Disclosure Schedule sets forth a list of each Contract to which any Vodafone Conveyed Subsidiary or any Vodafone Conveyed Partnership is a party or may be bound and which relates to the Vodafone Wireless Business, which may reasonably be expected to involve aggregate payments, in any given twelve month period, by any party thereto in excess of $100,000,000 for goods or services obtained or provided thereunder or which contain a Material Burdensome Condition (all such contracts, agreements or arrangements, whether or not listed, to which any Vodafone Conveyed Subsidiary or any Vodafone Conveyed Partnership is a party or may be bound and which relates to the Vodafone Wireless Business are referred to herein as the "Vodafone Contracts"). All Vodafone Contracts are, with
                       ------------------
     respect to any Vodafone Conveyed Subsidiary or any Vodafone Conveyed Partnership, valid and in full force and effect on the date hereof except to the extent (i) they have previously expired in accordance with their terms, or (ii) the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Disclosure Threshold Effect. Neither any Vodafone Conveyed Subsidiary nor any Vodafone Conveyed Partnership has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of any Vodafone Contract, except in each case for those defaults under Vodafone Contracts which, individually and in the aggregate, would not reasonably be expected to result in a Disclosure Threshold Effect.

               (b) The Vodafone Disclosure Schedule sets forth a list of each contract, agreement or arrangement to which any Vodafone Conveyed Subsidiary or any Vodafone Conveyed Partnership is a party or may be bound and which relates to the Vodafone Wireless Business (i) under the terms of which any of the rights or obligations of a party thereto will be modified or altered as a result of the Transactions contemplated hereby in a manner which, individually or in the aggregate with all such other contracts, agreements or arrangements would reasonably be expected to result in a Disclosure Threshold Effect, or (ii) which is an arrangement limiting or restraining any Vodafone Conveyed Subsidiary or any Vodafone Conveyed Partnership from engaging or competing in any business which has, or would reasonably be expected to have in the foreseeable future, a Disclosure Threshold Effect on Vodafone.

          4.1.12.  Employee Matters; ERISA.
                   -----------------------

               (a) Set forth in Section 4.1.12(a) of the Vodafone Disclosure
     Schedule is a true and complete list of all employee benefit plans covering or providing benefits to present and former Vodafone Employees (as defined in Section 4.1.15(a)) and any other employee of Vodafone, a Vodafone Affiliate, any Vodafone Conveyed Subsidiary or any Vodafone Conveyed Partnership for whom the Partnership has assumed the responsibility for providing benefits thereto pursuant to Section 5.5 hereof or their beneficiaries including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any deferred compensation plan;
                                        -----
     any stock option, restricted stock, phantom stock or other equity-based plan or arrangement; any incentive compensation or bonus plan or arrangement; any severance or change in control plan, agreement or arrangement; and any other material benefit arrangement or payroll practice (collectively, the "Vodafone Benefit Plans").
                         ----------------------

               (b) All contributions and other payments required to be made by Vodafone or any Vodafone Affiliate to or under any Vodafone Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the Vodafone Financial Statements.

               (c) Each of the Vodafone Benefit Plans intended to be "qualified"
                                                                      ---------
     within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified, and, no
                                    ---
     circumstances exist that could reasonably be expected by Vodafone or any Vodafone Affiliate to result in the revocation of any such determination. Vodafone and each Vodafone Affiliate is in compliance in all material respects with, and each of the Vodafone Benefit Plans is and has been operated in all material respects in compliance with, all applicable Laws governing such plan, including, without limitation, ERISA and the Code. Each Vodafone Benefit Plan intended to provide for the deferral of income or the reduction of salary or other compensation, or to afford other income tax benefits, complies in all material respects with the requirements of the applicable provisions of the Code and other Laws to the extent required to provide such income tax benefits.

               (d) With respect to the Vodafone Benefit Plans, individually and in the aggregate, no event has occurred and there does not now exist any condition or set of circumstances, that could subject Vodafone or any Vodafone Affiliate to any material liability arising under the Code, ERISA or any other applicable Laws (including, without limitation, any liability to any such plan or the Pension Benefit Guaranty Corporation (the "PBGC")),
                                                                        ----
     or under any indemnity agreement to which Vodafone or any Vodafone Affiliate is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course.

               (e) Except as set forth in Section 4.1.12 (e) of the Vodafone Disclosure Schedule, none of the Vodafone Benefit Plans that are "welfare
                                                                       -------
     plans" within the meaning of Section 3(1) of ERISA provides for any retiree
     -----
     benefits other than continuation coverage required to be provided under
     Section 4980B of the Code or Part 6 of Title I of ERISA.

               (f) With respect to each Vodafone Benefit Plan, other than a Vodafone Benefit Plan maintained by a Vodafone Non-Controlled Entity or a Vodafone After-Acquired Entity, Vodafone has or will make available to Bell Atlantic (i) for each such Plan intended to be covered by Section 401 of the Code, for each such Plan subject to FAS 106 or 112 accounting, and for each such Vodafone Excess Plan (as defined in Section 5.5(o)), the most recent actuarial report or valuation, and the most recent actuarial report or statement of retiree benefit liability; (ii) with respect to each such Vodafone Benefit Plan that is a plan, agreement, or other arrangement that provides for severance, parachute payments, retention, executive compensation, deferred compensation or executive incentive compensation, or that contains a change of control provision, including without limitation any such Vodafone Benefit Plans involving equity based grants, a true and correct copy of each such Vodafone Benefit Plan; and (iii) a true and correct schedule describing any and all grants of stock options and other equity-based awards granted to Vodafone Employees subsequent to the most recent Form 10-K and a comprehensive set of compensation and benefit costs and budget data describing such costs per Vodafone Employee. As of the date of this Agreement, Vodafone has provided to Bell Atlantic all of the available information and documentation described in the previous sentence, which it represents is materially correct, and Vodafone will make available to Bell Atlantic a comprehensive and complete set of such information and documentation, no later than 45 days after the date this Agreement is executed.

               (g) Except as set forth in Section 4.1.12(g) of the Vodafone Disclosure Schedule, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (i) payment (whether of severance pay or otherwise) becoming due from Vodafone or any Vodafone Affiliate to any Vodafone Employee, former Vodafone Employee, or any other employee or former employee of Vodafone, a Vodafone Affiliate, a Vodafone Conveyed Subsidiary or a Vodafone Conveyed Partnership for whom the Partnership has assumed the responsibility for providing benefits thereto pursuant to Section 5.5 or to the trustee under any "rabbi trust" or similar arrangement; (ii) any payments or benefits
          -----------
     under any Vodafone Benefit Plan to be considered "excess parachute
                                                       ----------------
     payments" under section 280G of the Code; or (iii) benefit under any Vodafone Benefit Plan being established or becoming accelerated, vested or payable.

               (h) With respect to any Vodafone Benefit Plan intended to be covered by Section 401 of the Code and any Vodafone Benefit Plan trust, which the terms of this Agreement contemplate a transfer of assets to a Bell Atlantic Plan or Bell Atlantic Plan trust, neither Vodafone nor any Vodafone Affiliate, nor any of their directors, officers, employees or agents, nor any "party in interest" or "disqualified person", as such terms
                      -----------------      -------------------
     are defined in Section 3 of ERISA and Section 4975 of the Code has, with respect to any Vodafone Benefit Plan, engaged in or been a party to any

     "prohibited transaction", as such term is defined in Section 4975 of the
     -----------------------
     Code or Section 406 of ERISA which is not otherwise exempt, which could result in the imposition of either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code or which could constitute a breach of fiduciary duty, in each case applicable to Vodafone, any Vodafone Affiliate or any Vodafone Benefit Plan and which would result in a material adverse effect on Vodafone or any Vodafone Affiliate.

          4.1.13  Taxes.  Vodafone (and its Affiliates) has duly filed and has
                  -----
caused each Vodafone Conveyed Subsidiary and Vodafone Conveyed Partnership to duly file, or has obtained a filing extension from the appropriate federal, state, local and foreign governments or governmental agencies with respect to, all returns and reports required to be filed by such Person on or prior to the date hereof ("Tax Returns") for all Taxes which if unpaid might result in a lien
              -----------
(or similar encumbrance) upon any of the Conveyed Assets or upon the Partnership which, individually or in the aggregate, would have a Disclosure Threshold Effect on Vodafone. Except as set forth in the Vodafone Disclosure Schedule, payment in full of all Taxes shown to be due on such Tax Returns, which if unpaid might result in a lien or similar encumbrance upon any of the Conveyed Assets or upon the Partnership which, individually or in the aggregate, would have a Disclosure Threshold Effect on Vodafone, has been made. Except as set forth in the Vodafone Disclosure Schedule, all written assessments of Taxes due and payable by, on behalf of Vodafone (or any of its Affiliates) or the Vodafone Conveyed Assets, which if unpaid would be expected to result in a lien or similar encumbrance upon any of the Conveyed Assets or upon the Partnership which, individually or in the aggregate, would have a Disclosure Threshold Effect on Vodafone, have been paid by Vodafone, or are being contested in good faith by appropriate proceedings, in which case all amounts owing after such contest shall be promptly paid by such Person. Except as set forth in the Vodafone Disclosure Schedule, there are no tax liens on any Vodafone Conveyed Assets that arose in connection with any failure (or alleged failure) to pay any Tax which, individually or in the aggregate, would have a Disclosure Threshold Effect on Vodafone, except for liens for current taxes not yet due and payable. Except as set forth in the Vodafone Disclosure Schedule, all amounts required to be withheld by Vodafone (or any of its Affiliates) from their respective employees for income taxes, social security and other payroll taxes have been collected and withheld which, individually or in the aggregate, would have a Disclosure Threshold Effect on Vodafone, and have either been paid to the respective governmental agencies, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books and records of the employer by such Person. Vodafone shall cause all tax sharing agreements related to the Vodafone Conveyed Assets other than any tax sharing agreement between Vodafone and any Person that is not wholly-owned by Vodafone to terminate upon the Stage I Closing Date and no further payments shall be made under or in respect of such agreements.

          4.1.14  Environmental Matters.  Vodafone's Wireless Business, Vodafone
                  ---------------------
Conveyed Subsidiaries and Vodafone Conveyed Partnerships is in material compliance with all applicable laws and regulations related to the environment, health and safety, all required permits from Governmental Authorities have been obtained and are in effect, and no on-site release, storage, treatment or disposal of hazardous waste substances or materials has been made (except in compliance with applicable laws and regulations) in connection with the operations of the

Vodafone Wireless Business other than those which, individually or in the aggregate, would not have a Disclosure Threshold Effect on Vodafone. There are no pending actions, proceedings, or notices of potential action and there are no facts that would reasonably be expected to lead to actions, proceedings, or notices of potential action from any governmental agency regarding the condition of any of the Vodafone Conveyed Subsidiaries, or Vodafone Conveyed Partnerships or Vodafone Wireless Business under environmental, health or safety laws other than those actions which, individually or in the aggregate, would not have a Disclosure Threshold Effect. To Vodafone's knowledge, Vodafone's Wireless Business has lawfully disposed of the waste generated by the businesses associated with the Vodafone Wireless Business and no pending or threatened proceedings exist concerning disposal of waste generated by the Vodafone Wireless Business other than those proceedings which, individually or in the aggregate, would not have a Disclosure Threshold Effect. There are no underground storage tanks, PCBs, asbestos, radon gas, harmful nuclear radiation, petroleum, or hazardous wastes present on the properties of Vodafone's Wireless Business that are not being maintained in compliance with all applicable Laws which has had a Vodafone Material Adverse Effect.

          4.1  Vodafone Employees.
               ------------------

               (a) The term "Vodafone Employees" shall mean, as of the
                             ------------------
     applicable date referenced in the applicable provisions of the Agreement, the Disclosure Schedules (whenever delivered) and the various agreements attached hereto as Exhibits, (i) each common law employee of any Vodafone Affiliate, which itself or by means of any entity controlled by it, is contributing Conveyed Assets to the Partnership, if such employee holds a position, substantially all of the duties and responsibilities of which pertain to one or more of the Conveyed Assets, (ii) each common law employee of the Vodafone Conveyed Subsidiaries or Vodafone Conveyed Partnerships, if such employee holds a position, substantially all of the duties and responsibilities of which pertain to the Vodafone Wireless Business; and (iii) any common law employee of a Vodafone Affiliate (including AirTouch Support Services, Inc.), if such employee holds a position, substantially all of the duties and responsibilities of which pertain to the Vodafone Wireless Business; provided, however, that the term "Vodafone Employees" shall (A) exclude any individual employed by AirTouch
      ------------------
     International or any subsidiary of that company, AirTouch Communications, Inc., AirTouch Satellite Services, Inc., or Vodafone or any Vodafone Affiliate which is not a corporation or partnership owned by AirTouch Communications, Inc., and any individual who is a director or member of the executive committee of Vodafone, and (B) include any common law employee on an approved leave of absence or absent due to excused sickness or short-term disability, to the extent that such individual has reinstatement rights.

               (b) Except as set forth in the Vodafone Disclosure Schedule, neither Vodafone nor any Vodafone Affiliate (i) has any outstanding commitment or agreement to effect any general wage or salary increase which covers all of, or to modify in any material respect the conditions or terms of employment of, any grade, class or group of Vodafone Employees or (ii) is a party to any collective bargaining agreement or other labor union Contract applicable to any of the Vodafone Employees, nor does Vodafone nor any Vodafone Affiliate know of any activities or proceedings of any labor union to organize any of the Vodafone Employees.

               (c) Except as set forth in the Vodafone Disclosure Schedule, there are no controversies pending or, to the knowledge of Vodafone or any Vodafone Affiliate, threatened, between Vodafone, or any Vodafone Affiliate and any of the Vodafone Employees which individually or in the aggregate may have a material adverse effect on such entity.

               (d) Except as set forth in the Vodafone Disclosure Schedule, there exists no employment, retention, consulting, severance or indemnification agreement(s) between (i) Vodafone or any Vodafone Affiliate and (ii) any current or past Vodafone Employee, with a remaining term of two years or more or involving in the aggregate for any such individual remaining cash payments in excess of $250,000 (unless terminable by such entity without payment or penalty). Vodafone shall make a good faith effort to provide the Vodafone Disclosure Schedule required with respect to this paragraph (d) to Bell Atlantic not later than the Agreement date, or as soon as practicable thereafter, and in no event later than 45 days after the date of this Agreement.

               (e) Vodafone shall provide to Bell Atlantic the following information with respect to each individual who is a Vodafone Employee as of the date of the Agreement: (i) name, (ii) full title of position, (iii) brief description of duties and responsibilities, (iv) employing company or entity, and (v) to the extent permitted under applicable law, any other information that Bell Atlantic reasonably requests; provided however, that the information described in clause (iii) hereof shall not be required for any Vodafone Employee who is not an officer or Band E Executive, unless
     specifically requested for one or more identified Employees.   Vodafone
     shall provide the information described in the preceding sentence to Bell Atlantic no later than 45 days after the date of the Agreement.

               (f) The Parties acknowledge that the disclosure at any time by Vodafone to Bell Atlantic of information pertaining to an employee of Vodafone, any Vodafone Affiliate, any Vodafone Conveyed Subsidiary or any Vodafone Conveyed Partnership pursuant to paragraph (d) or (e) above shall not constitute a final determination by the Parties that such employee is a Vodafone Employee within the meaning of the definition of paragraph (a) above.

          4.1.16  Insurance.  The properties and the conduct of the respective
                  ---------
businesses of Vodafone's Wireless Business are adequately insured (in the manner and to the extent customary for businesses engaged in the same or similar business) by financially sound and reputable insurers, all of which are unaffiliated with Vodafone or are self-insured by Vodafone. Neither any Vodafone Conveyed Subsidiary nor any Vodafone Conveyed Partnership has received notice of cancellation or termination with respect to any material insurance policy of any Vodafone Conveyed Subsidiaries or any Vodafone Conveyed Partnership. The insurance policies of any Vodafone Conveyed Subsidiary or any Vodafone Conveyed Partnership are valid and enforceable policies.

          4.1.17  Restrictions.  Neither Vodafone nor the Vodafone Conveyed
                  ------------
Subsidiaries or Vodafone Conveyed Partnerships is a party to any Contract, Governmental Permit or Court Order, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award (other than any of the foregoing that are generally applicable to wireless carriers in any geographic markets and other than any partnership agreement of a non-wholly- owned partnership) which materially adversely affects or materially restricts or, so far as Vodafone can now reasonably foresee, may in the future materially adversely affect or materially restrict, the business, operations, assets, properties, prospects or condition (financial or otherwise) of Vodafone's Wireless Business or the Partnership after consummation of the Transactions contemplated hereby.

          4.1.18  Copies of Documents.  Except as otherwise expressly provided
                  -------------------
herein, Vodafone has delivered true, correct and complete copies of all documents set forth in the Vodafone Disclosure Schedule.

          4.1.19  After-Acquired Entities.   Notwithstanding anything to the
                  -----------------------
foregoing, Vodafone makes no representations or warranties with respect to After-Acquired Entities other than that Vodafone has entered into definitive acquisition agreements as set forth on SCHEDULE 1.2B.

          4.1.20  Representations Applicable to AirTouch.   For purposes of this
                  --------------------------------------
Section 4.1, AirTouch Communications, Inc. shall be considered a Vodafone Conveyed Subsidiary.

     4.2  Representations and Warranties of Bell Atlantic.  Except as set forth
          -----------------------------------------------
in the Disclosure Schedule delivered by Bell Atlantic to Vodafone on the date hereof (the "Bell Atlantic Disclosure Schedule") (each section of which
             ---------------------------------
qualifies the correspondingly numbered representation and warranty or covenant as specified therein), Bell Atlantic hereby represents and warrants to Vodafone and the Partnership as follows; provided, however, that notwithstanding anything
                                --------  -------
to the contrary herein, Bell Atlantic does not (i) make any representation or warranty with respect to any Liabilities, Events or other matters which Bell Atlantic does not have knowledge on the date hereof, with respect to any Bell Atlantic Non-Controlled Entity, except for the representations and warranties contained in Sections 4.2.1(d) with respect to the first sentence thereof, and 4.2.2(a) herein, and (ii) make any representation or warranty with respect to any of the Bell Atlantic After-Acquired Entities, except for the representation and warranty set forth in Section 4.2.20.

          4.2.1  Organization.
                 ------------

               (a) Each of Bell Atlantic, the Bell Atlantic Conveyed Subsidiaries and the Cellco Conveyed Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Bell Atlantic, the Bell Atlantic Conveyed Subsidiaries, and the Cellco Conveyed Subsidiaries is duly qualified or licensed to do business and is in good standing as a foreign corporation in the jurisdictions in which such corporations own or lease any real property or conduct any business, so as to require such qualification or licensing, except where failure to be so qualified would not reasonably result in a Disclosure Threshold Effect on the Bell Atlantic Wireless Business.

               (b) Each of Bell Atlantic Conveyed Partnership and Cellco Conveyed Partnership is duly organized, validly existing and in good standing under the jurisdiction of its organization, and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The partnership agreements and each of the other agreements among the partners in each Bell Atlantic Conveyed Partnerships (including but not limited to loan agreements, pledge agreements, management agreements and reseller agreements, as amended to date), are in full force and effect.

               (c) Except as would not cause a Bell Atlantic Material Adverse Effect, the minute books of each Bell Atlantic Conveyed Subsidiary, Bell Atlantic Conveyed Partnership, Cellco Conveyed Subsidiary and Cellco Conveyed Partnership contain accurate records of all meetings and consents in lieu of meetings of the Board of Directors or similar body and any committee of the Board of Directors or similar body purporting to take formal corporate or partnership action in lieu of action by the Board of Directors, and of the stockholders or partners thereof, through the Stage I Closing Date and accurately reflect all transactions and other matters which are required to be passed upon by the Board of Directors or similar body, any committees thereof or the stockholders or partners thereof.

               (d) If the Stage II Closing is consummated, then immediately prior to the Stage II Closing, each Bell Atlantic Conveyed Subsidiary will be a Wholly-Owned Subsidiary of Bell Atlantic, and each Bell Atlantic Conveyed Partnership will be a Wholly-Owned Subsidiary of Bell Atlantic. All of the issued shares of capital stock of each Bell Atlantic Conveyed Subsidiary (at the Stage II Closing) and each Cellco Conveyed Subsidiary and all partnership interests in Bell Atlantic Conveyed Partnerships (at the Stage II Closing) and Cellco Conveyed Partnerships which will be held by Bell Atlantic or an other Bell Atlantic Conveyed Subsidiary, Bell Atlantic Conveyed Partnership, Cellco Conveyed Subsidiary, or Cellco Conveyed Partnership will be held of record and beneficially by the Person set forth on the Bell Atlantic Disclosure Schedule, free and clear of all Encumbrances, and are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights. There are no outstanding options, warrants, rights, calls, subscriptions, commitments or agreements of any character whatsoever relating to, or calling for the issuance, transfer, sale or other disposition of, or the repurchase or other acquisition of, any shares, issued or unissued, of capital stock or other voting interests of any Bell Atlantic Conveyed Subsidiary, Bell Atlantic Conveyed Partnership, Cellco Conveyed Subsidiary, or Cellco Conveyed Partnership or any securities convertible or exchangeable into or for any of the foregoing, to which Bell Atlantic, Cellco or Affiliate of either or any of the Bell Atlantic Conveyed Subsidiaries, Bell Atlantic Conveyed Partnerships, Cellco Conveyed Subsidiaries or Cellco Conveyed Partnerships is a party or by which any of them is bound.

               (e) None of the Cellco Conveyed Subsidiaries, Cellco Conveyed Partnerships, Bell Atlantic Conveyed Subsidiaries or Bell Atlantic Conveyed Partnerships has any subsidiaries or owns any interests in any other Person, except as expressly set forth in this Agreement and the Schedules hereto and, except with respect to the Bell Atlantic Excluded Assets, none of such entities engages in any business other than the ownership of interests in, and the operation of, the Bell Atlantic Wireless Business.

          4.2.2  Ownership.
                 ---------

               (a) EXHIBITS B and D accurately sets forth for each System in which Bell Atlantic, Cellco, their respective Affiliates or any of the Bell Atlantic Conveyed Partnerships, Bell Atlantic Conveyed Subsidiaries, Cellco Conveyed Subsidiaries, or Cellco Conveyed Partnerships have an interest (i) the name and location of the market, (ii) the name of the Entity holding the FCC License covering the provision of Wireless Service in such market,
     (iii) the FCC License call sign or file number and the type of FCC Licenses held by such Entity, (iv) the type of ownership such FCC License or FCC License holder (direct, or in the name of the Bell Atlantic Conveyed Partnership or Bell Atlantic Conveyed Subsidiary which holds such FCC License or such FCC License holder), and (v) the percentage direct or indirect ownership interest of Bell Atlantic in the Entity holding such FCC License, indicating which interests are not currently owned but are subject to a binding agreement giving Bell Atlantic the right to acquire such interest.

               (b) Each piece of real property (i) owned by each of the Bell Atlantic Conveyed Subsidiaries, Bell Atlantic Conveyed Partnerships, Cellco Conveyed Subsidiaries, and Cellco Conveyed Partnerships or (ii) occupied by or leased to any of such Bell Atlantic Conveyed Subsidiaries, Bell Atlantic Conveyed Partnerships, Cellco Conveyed Subsidiaries, or Cellco Conveyed Partnerships and all buildings and other structures located on such real property (for purposes of this Section 4.2.2(b), collectively "Real
                                                                    ----
     Property") has all material permits necessary to conduct the activity
     --------
     conducted at such Real Property on the date hereof, other than those permits, the failure of which to hold would not, individually or in the aggregate, have a Disclosure Threshold Effect. The Bell Atlantic Conveyed Subsidiaries, Bell Atlantic Conveyed Partnerships, Cellco Conveyed Subsidiaries, and Cellco Conveyed Partnerships have good and marketable title for all Real Property owned by them, except for imperfections of title which would not, individually or in the aggregate, have a Disclosure Threshold Effect. The Bell Atlantic Conveyed Subsidiaries, Bell Atlantic Conveyed Partnerships Cellco Conveyed Subsidiaries or Cellco Conveyed Partnerships hold the rights in and to all easements or other rights reasonably necessary for access to all Real Property, except for failures to hold rights that, individually or in the aggregate, would not cause a Disclosure Threshold Effect. To Bell Atlantic's or Cellco' knowledge, there is no unrecorded defect in title which would materially adversely affect the use or value of any of the Real Property for the maintenance and operation of a cellular system or a communications facility related thereto except for those defects that would not have, individually or in the aggregate, a Disclosure Threshold Effect. All leases, subleases and other arrangements relating to Real Property are in full force and effect except for those leases, the failure to be in full force and effect, individually or in the aggregate, would not have a Disclosure Threshold Effect. None of the Bell Atlantic Conveyed Subsidiaries, Bell Atlantic Conveyed Partnerships, Cellco Conveyed Subsidiaries, or Cellco Conveyed Partnerships have given or received notice to the effect that there exists (i) any default or event of default by such entities under any of such instruments, except for defaults or events of default that would not, individually or in the aggregate, have a Disclosure Threshold Effect, or (ii) any event or condition which with notice or lapse of time or both would constitute an event of default thereunder by the Bell Atlantic Conveyed Subsidiaries, Bell Atlantic Conveyed Partnerships, Cellco Conveyed Subsidiaries, or Cellco Conveyed Partnerships, unless such events of default would not, individually or in the aggregate, have a Disclosure Threshold Effect.

               (c) Upon consummation of the Stage I Closing and the Stage II Closing, except as contemplated by the Transaction Documents, the Partnership will have good and marketable title to all tangible personal property used in connection with the Bell Atlantic Wireless Business, or such tangible personal property will be used or held subject to Contracts, franchises or licenses which are in good standing and are valid and in full force and effect and there are no facts which would interfere with the Partnership's ability to use such tangible personal property in connection with Bell Atlantic Conveyed Assets except for defects in title or failures to be in good standing and full force and effect that would not, individually or in the aggregate, have a Disclosure Threshold Effect.

               (d) Except for such matters that, individually or in the aggregate, would not have a Bell Atlantic Material Adverse Effect: (i) all Intellectual Property included in the Bell Atlantic Conveyed Assets will, to the fullest extent allowed by Law, be transferred or licensed to the Partnership and, together with all Intellectual Property included in the Cellco Assets, will be usable by the Partnership in the conduct of its business on the same terms as such Intellectual Property is currently being used by the Bell Atlantic Conveyed Subsidiaries, Bell Atlantic Conveyed Partnerships, Cellco Conveyed Subsidiaries and Cellco Conveyed Partnerships in the conduct of the Bell Atlantic Wireless Business; (ii) none of the Bell Atlantic Conveyed Subsidiaries, Bell Atlantic Conveyed Partnerships, Cellco Conveyed Subsidiaries, or Cellco Conveyed Partnerships is currently being charged with any infringement with respect to any of the foregoing Intellectual Property or have been notified or advised of any claim of any other Person relating to any of the foregoing Intellectual Property or any confidential information of any of the Bell Atlantic Conveyed Subsidiaries, Bell Atlantic Conveyed Partnerships, Cellco Conveyed Subsidiaries, or Cellco Conveyed Partnerships relating to the Bell Atlantic Wireless Business, and to Bell Atlantic's or Cellco' knowledge, there are not any facts that are likely to give rise to any charge or claim that would adversely affect the right of the Partnership to use any foregoing Intellectual Property; and (iii) Bell Atlantic's Wireless Business is the licensee or the sole and exclusive owner of all patents and registered trade names, trademarks and service marks included in the foregoing Intellectual Property and does not use any such Intellectual Property by consent of any other Person (other than licensors pursuant to valid written license agreements).

               (e) The Bell Atlantic Conveyed Partnerships, Bell Atlantic Conveyed Subsidiaries, Cellco Conveyed Subsidiaries, and Cellco Conveyed Partnerships have undertaken a concerted effort in ensure that in the period from the date of this Agreement through April 1, 2000 the operation of automated, computerized, and/or software system(s) owned by them and used in conducting all mission critical operations for the Bell Atlantic Wireless Business when processing, providing and/or receiving date related data will not be materially adversely affected. Bell Atlantic reasonably believes that such effort will be successful, provided that the operations, products and equipment controlled by third parties on whom the Bell Atlantic Conveyed Partnerships, Bell Atlantic Conveyed Subsidiaries, Cellco Conveyed Subsidiaries and Cellco Conveyed Partnerships rely adequately perform their functions. Bell Atlantic's efforts to understand and encourage the Year 2000 readiness of such third parties are more fully described in its publicly filed statements with the SEC.

          4.2.3  Authority.  Bell Atlantic has the requisite power and authority
                 ---------
to execute and deliver this Agreement and to consummate the Transactions, and such execution, delivery and consummation have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Bell Atlantic and constitutes the valid and binding obligation thereof, enforceable against Bell Atlantic in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency and similar federal and state laws generally affecting the rights and remedies of creditors and general principles of equity, whether considered in a proceeding at Law or in equity.

          4.2.4  Consents.  Neither the execution and delivery of this Agreement
                 --------
by Bell Atlantic nor the consummation of the Transactions will (a) conflict with, or result in any breach or violation of, any provision of the Charter Documents of Bell Atlantic, Bell Atlantic Conveyed Subsidiary, Bell Atlantic Conveyed Partnership, Cellco Conveyed Subsidiary, or Cellco Conveyed Partnership; (b) assuming the expiration of all applicable waiting periods under the HSR Act, constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under any order, writ, injunction, decree, law, statute, rule or regulation, governmental permit or license, or any mortgage, indenture, lease, agreement or other instrument of Bell Atlantic or Cellco (which relates to the Bell Atlantic Wireless Business), Bell Atlantic Conveyed Subsidiary, Bell Atlantic Conveyed Partnership, Cellco Conveyed Subsidiary, Cellco Conveyed Partnership or to which any Bell Atlantic Conveyed Subsidiary, Bell Atlantic Conveyed Partnership, Cellco Conveyed Subsidiary, Cellco Conveyed Partnership or any of their respective properties is subject, except in each case which, individually or in the aggregate, would not result in a Disclosure Threshold Effect; or (c) require any consent, approval, or authorization of, waiver by, notification to, or filing with, any Governmental Authority on the part of Bell Atlantic, Bell Atlantic Conveyed Subsidiary, Bell Atlantic Conveyed Partnership, Cellco Conveyed Subsidiary, or Cellco Conveyed Partnership other than (i) the filing of certificates and other documents with respect to the Transactions in accordance with the partnership laws of the states in which the such Bell Atlantic Conveyed Partnerships or Cellco Conveyed Partnerships, as the case may be, are organized;
(ii)  approvals required by the FCC and the state regulatory commissions; and
(iii) filings with respect to the Transactions under the HSR Act, except for such consents which, individually or in the aggregate, would not result in a Disclosure Threshold Effect.

          4.2.5  Financial Statements.
                 --------------------

               (a) Bell Atlantic has delivered or, pursuant to Section 5.2.2(a), will have delivered by the date specified therein, to Vodafone complete and correct copies of the following financial statements of Bell Atlantic's Wireless Business: (x) audited balance sheets as of December 31, 1998 and 1997 and related statements of income and cash flows for each of the fiscal years then ended, and (y) interim statements of income and cash flows for the six month periods ended June 30, 1999 and 1998 and for the three month periods ended March 31, 1999 and 1998 and the interim balance sheets as of such dates. The year-end and interim financial statements and balance sheets being delivered by Bell Atlantic are collectively referred to herein as the "Bell Atlantic
                                                          -------------
     Financial Statements", and the interim balance sheet as of June 30, 1999 is
     --------------------
     referred to herein as the "Bell Atlantic Interim Balance Sheet".
                                -----------------------------------

               (b) All of the Bell Atlantic Financial Statements are in accordance with the books and records of Bell Atlantic's Wireless Business, present fairly in all material respects the financial position, results of operations and cash flows of Bell Atlantic's Wireless Business as of the dates and for the periods indicated, subject in the case of the Bell Atlantic Financial Statements at and for the periods ended June 30, 1999 and 1998 and March 31, 1999 and 1998 to normal year-end adjustments. The Bell Atlantic Financial Statements have been prepared in conformity with GAAP on a consistent basis throughout the periods specified, except for the lack of explanatory footnote disclosures required by GAAP. Bell Atlantic and its Wireless Business have in place a system of financial controls designed and adequate for the purpose of giving substantial protection against fraud, misstatement of financial position or results of operations or loss of cash or assets.

          4.2  Absence of Certain Changes.  Since June 30, 1999, except as
               --------------------------
expressly contemplated by this Agreement or the Transactions, and except for changes resulting from general cellular industry conditions or as a result of a regulatory development affecting the cellular industry generally, (a) Bell Atlantic's Wireless Business, the Bell Atlantic Conveyed Subsidiaries and Bell Atlantic Conveyed Partnerships and the Systems in which such entities have an interest have conducted business only in the ordinary and usual course and consistent with past practices, strategies and programs; and (b) there has been no Bell Atlantic Material Adverse Effect.

          4.2  Compliance with Laws.  Neither Bell Atlantic nor any of the Bell
               --------------------
Atlantic Conveyed Subsidiaries, Bell Atlantic Conveyed Partnerships, Cellco Conveyed Subsidiaries and Cellco Conveyed Partnerships, or any of their respective Affiliates is in violation of any decree, order, judgment, statute, rule or regulation which could reasonably have a Bell Atlantic Material Adverse Effect.

          4.2  Legal Proceedings.  There is no litigation, proceeding or
               -----------------
governmental investigation pending or, to the best of Bell Atlantic's knowledge, threatened, against Bell Atlantic, (relating to the Bell Atlantic Wireless Business), Cellco, any Bell Atlantic Conveyed Subsidiaries, Bell Atlantic Conveyed Partnerships, Cellco Conveyed Subsidiaries, Cellco Conveyed Partnerships or the Bell Atlantic Wireless Business, except for those that would not, individually or in the aggregate, have a Disclosure Threshold Effect.

          4.2  Governmental Permits.  Bell Atlantic's Wireless Business has all
               --------------------
Governmental Permits which are necessary for it to conduct its respective wireless operations in the manner in which they are presently being conducted, other than any Governmental Permits, the failure of which to hold would not, individually or in the aggregate, have a Disclosure Threshold Effect. All of the FCC and state Governmental Permits held by Bell Atlantic's Wireless Business are final, valid and in full force and effect other than any FCC and state Governmental Permits, the invalidity of which, individually or in the aggregate, would not have a Disclosure Threshold Effect. No event has occurred with respect to the foregoing Governmental Permits which is likely to result in, or after notice or lapse of time or both would be likely to result in, revocation, termination or non-renewal thereof or would result in any other material impairment of the rights of the holder of any of the foregoing Governmental Permits, which, individually or in the aggregate, would result in a Disclosure Threshold Effect. There are no facts to Bell Atlantic's knowledge which would prevent the Governmental Permits from being renewed in accordance with FCC rules and regulations or constructed and put into commercial service within the applicable time period other than failures to renew foregoing Governmental Permits which, individually or in the aggregate, would not have a Disclosure Threshold Effect. Following the conveyance of the Bell Atlantic Conveyed Assets, the Partnership will have the right and ability to conduct the business of Bell Atlantic's Wireless Business in the same manner in all material respects in which it is currently operated other than which, individually or in the aggregate, would result in a Disclosure Threshold Effect.

          4.2.10  Assets.  The Bell Atlantic Conveyed Assets and the Cellco
                  ------
Assets include all rights and property necessary to the conduct of Bell Atlantic's Wireless Business by the Partnership in the manner in which the Bell Atlantic Wireless Business is presently being conducted.

          4.2.11  Material Contracts.
                  ------------------

               (a) The Bell Atlantic Disclosure Schedule sets forth a list of each Contract to which any Bell Atlantic Conveyed Subsidiary, Bell Atlantic Conveyed Partnership, Cellco Conveyed Subsidiary, or Cellco Conveyed Partnership is a party or may be bound and which relates to the Bell Atlantic Wireless Business, which may reasonably be expected to involve aggregate payments, in any given twelve month period, by any party thereto in excess of $100,000,000 for goods or services obtained or provided thereunder or which contains a Material Burdensome Condition (all such contracts, agreements or arrangements, whether or not listed, to which any Bell Atlantic Conveyed Subsidiary, Bell Atlantic Conveyed Partnership, Cellco Conveyed Subsidiary, or Cellco Conveyed Partnership is a party or may be bound and which relates to the Bell Atlantic Wireless Business are referred to herein as the "Bell Atlantic Contracts"). All Bell Atlantic
                                -----------------------
     Contracts are, with respect to any Bell Atlantic Conveyed Subsidiary, Bell Atlantic Conveyed Partnership, Cellco Conveyed Subsidiary, or Cellco Conveyed Partnership valid, and in full force and effect on the date hereof, except to the extent (i) they have previously expired in accordance with their terms, or (ii) the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Disclosure Threshold Effect. Neither any Bell Atlantic Conveyed Subsidiary, Bell Atlantic Conveyed Partnership, Cellco Conveyed Subsidiary, nor Cellco Conveyed Partnership has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of any Bell Atlantic Contract, except in each case for those defaults under

     Bell Atlantic Contracts which, individually and in the aggregate, would not reasonably be expected to result in a Disclosure Threshold Effect.

               (b) The Bell Atlantic Disclosure Schedule sets forth a list of each contract, agreement or arrangement to which any Bell Atlantic Conveyed Subsidiary, Bell Atlantic Conveyed Partnership, Cellco Conveyed Subsidiary, or Cellco Conveyed Partnership is a party or may be bound and which relates to the Bell Atlantic Wireless Business (i) under the terms of which any of the rights or obligations of a party thereto will be modified or altered as a result of the Transactions contemplated hereby in a manner which, individually or in the aggregate with all such other contracts, agreements or arrangements would reasonably be expected to result in a Disclosure Threshold Effect, or (ii) which is an arrangement limiting or restraining any Bell Atlantic Conveyed Subsidiary, Bell Atlantic Conveyed Partnership, Cellco Conveyed Subsidiary, or Cellco Conveyed Partnership from engaging or competing in any business which has, or would reasonably be expected to have in the foreseeable future, a Disclosure Threshold Effect.

          4.2.12  Employee Matters; ERISA.
                  -----------------------

               (a) Except where the failure to be true would not, individually or in the aggregate, have a material adverse effect on Bell Atlantic, (i) each Bell Atlantic Plan has been operated and administered in accordance with applicable law, including but not limited to ERISA and the Code, (ii) each Bell Atlantic Plan intended to be "qualified" within the meaning of
     Section 401(a) of the Code is so qualified, (iii) except as required by COBRA, no Bell Atlantic Plan provides death or medical benefits (whether or not insured), with respect to current or former Bell Atlantic Employees or of any trade or business, whether or not incorporated, which together with Bell Atlantic would be deemed a "single employer" within the meaning of
     Section 4001 of ERISA (a "Bell Atlantic ERISA Affiliate"), beyond their
                               -----------------------------
     retirement or other termination of service, (iv) no liability under Title IV of ERISA has been incurred by Bell Atlantic or any Bell Atlantic ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Bell Atlantic or any Bell Atlantic ERISA Affiliate of incurring any such liability (other than PBGC premiums), (v) all contributions or other amounts due from Bell Atlantic or any Bell Atlantic ERISA Affiliate with respect to each Bell Atlantic Plan have been paid in full, (vi) neither Bell Atlantic nor any Bell Atlantic ERISA Affiliate has engaged in a transaction in connection with which Bell Atlantic or any of its ERISA Affiliates could reasonably be expected to be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (vii) except as set forth in Section 4.2.12 (vii) of the Bell Atlantic Disclosure Schedule, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any Bell Atlantic Plan or any trusts related thereto, and
     (viii) except as set forth in Section 4.2.12 (a)(viii) of the Bell Atlantic Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due under any Bell Atlantic Plan or otherwise, (B) materially increase any benefits otherwise payable under any Bell

     Atlantic Plan or (C) result in any acceleration of the time of payment or vesting of any such benefits.

               (b) For purposes of this Agreement, "Bell Atlantic Plan" shall
                                                    ------------------
     mean each deferred compensation, bonus or other incentive compensation, stock purchase, stock option or other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance or other "welfare" plan, fund or
                                                         -------
     program (within the meaning of section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of
                           -------
     section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Bell Atlantic or by any Bell Atlantic ERISA Affiliate or to which Bell Atlantic or any Bell Atlantic ERISA Affiliate is party, whether written or oral, for the benefit of any Bell Atlantic Employee or former Bell Atlantic Employee.

               (c) With respect to each Bell Atlantic Plan, other than a Bell Atlantic Plan maintained by a Bell Atlantic Non-Controlled Entity or by a Bell Atlantic After-Acquired Entity, Bell Atlantic has or will make available to Vodafone (i) for each such Plan intended to be covered by
     Section 401 of the Code and for each such Plan subject to FAS 106 or 112 accounting, the most recent actuarial report or valuation, and the most recent actuarial report or statement of retiree benefit liability; (ii) with respect to each such Bell Atlantic Benefit Plan that is a plan, agreement, or other arrangement that provides for severance, parachute payments, retention, executive compensation, deferred compensation or executive incentive compensation, or that contains a change of control provision, including without limitation any such Bell Atlantic Plans involving equity based grants, a true and correct copy of each such Bell Atlantic Plan; and (iii) a true and correct schedule describing any and all grants of stock options and other equity-based awards granted to Employees subsequent to the most recent Form 10-K, and a comprehensive set of compensation and benefit costs and budget data describing such costs per Employee. As of the date of this Agreement, with respect to the information described in clause (iii) of the previous sentence, Bell Atlantic has provided to Vodafone all of the available information and documentation, which it represents is materially correct, and Bell Atlantic will make available to Vodafone a comprehensive and complete set of all of the information and documentation described in the preceding sentence, no later than 45 days after the date this Agreement is executed.

          4.2.13  Taxes.  Except as set forth in the Bell Atlantic Disclosure
                  -----
Schedule, Bell Atlantic (and its Affiliates) has duly filed and has caused each Bell Atlantic Conveyed Subsidiary, Bell Atlantic Conveyed Partnership, Cellco Conveyed Subsidiary, and Cellco Conveyed Partnership to duly file, or has obtained a filing extension from the appropriate federal, state, local and foreign governments or governmental agencies with respect to, all returns and reports required to be filed by such Person on or prior to the date hereof ("Tax
                                                                             ---
Returns") for all Taxes which if unpaid might result in a lien (or similar
-------
encumbrance) upon any of the Conveyed Assets or upon the Partnership which, individually or in the aggregate, would have a Disclosure Threshold Effect. Except as set forth in the Bell Atlantic Disclosure Schedule, payment in full of all Taxes shown to be due on such Tax Returns, which if unpaid might result in a lien or similar encumbrance upon any of the Conveyed Assets or upon the Partnership, which, individually or in the aggregate, would have a Disclosure Threshold Effect. Except as set forth in the Bell Atlantic Disclosure Schedule, all written assessments of Taxes due and payable by, on behalf of Bell Atlantic (or any of its Affiliates), the Bell Atlantic Conveyed Assets or the Cellco Assets, which if unpaid would be expected to result in a lien or similar encumbrance upon any of the Conveyed Assets, Cellco Assets or upon the Partnership which, individually or in the aggregate, would have a Disclosure Threshold Effect, have been paid by Bell Atlantic, or are being contested in good faith by appropriate proceedings, in which case all amounts owing after such contest shall be promptly paid by such Person. Except as set forth in the Bell Atlantic Disclosure Schedule, there are no tax liens on any Bell Atlantic Conveyed Assets that arose in connection with any failure (or alleged failure) to pay any Tax which, individually or in the aggregate, would have a Disclosure Threshold Effect, except for liens for current taxes not yet due and payable. Except as set forth in the Bell Atlantic Disclosure Schedule, all amounts required to be withheld by Bell Atlantic (or any of its Affiliates) or Cellco from their respective employees for income taxes, social security and other payroll taxes have been collected and withheld which, individually or in the aggregate, would have a Disclosure Threshold Effect, and have either been paid to the respective governmental agencies, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books and records of the employer by such Person. Bell Atlantic shall cause all tax sharing agreements relating to the Bell Atlantic Conveyed Assets or the Cellco Assets other than any tax sharing agreement between Bell Atlantic or Cellco and any Person that is not wholly-owned by Bell Atlantic to terminate upon the Stage I Closing Date and no further payments shall be made under or in respect of such agreements. Cellco is taxable as a partnership for federal income tax purposes.

          4.2.14  Environmental Matters.  Bell Atlantic's Wireless Business, and
                  ---------------------
each of the Bell Atlantic Conveyed Subsidiaries and Bell Atlantic Conveyed Partnerships is in material compliance with all applicable laws and regulations related to the environment, health and safety, all required permits from Governmental Authorities have been obtained and are in effect, and no on-site release, storage, treatment or disposal of hazardous waste substances or materials has been made (except in compliance with applicable laws and regulations) in connection with the operations of the Bell Atlantic Wireless Business other than those which, individually or in the aggregate, would not have a Disclosure Threshold Effect. There are no pending actions, proceedings, or notices of potential action and there are no facts that would reasonably be expected to lead to actions, proceedings, or notices of potential action from any governmental agency regarding the condition of any of the Bell Atlantic Conveyed Partnerships, Bell Atlantic Conveyed Subsidiaries or the Bell Atlantic Wireless Business under environmental, health or safety laws other than those actions which, individually or in the aggregate, would not have a Disclosure Threshold Effect. To Bell Atlantic's knowledge, Bell Atlantic's Wireless Business has lawfully disposed of the waste generated by the businesses associated with the Bell Atlantic Wireless Business and no pending or threatened proceedings exist concerning disposal of waste generated by the Bell Atlantic Wireless Business other than those proceedings which, individually or in the aggregate, would not have a Disclosure Threshold Effect. There are no underground storage tanks, PCBs, asbestos, radon gas, harmful nuclear radiation, petroleum, or hazardous wastes present on the properties of Bell Atlantic's Wireless Business that are not being maintained in compliance with all applicable Laws which has had a Bell Atlantic Material Adverse Effect.

          4.2.15  Bell Atlantic Employees.
                  -----------------------

               (a) The term "Bell Atlantic Employees" shall mean, as of the
                             -----------------------
          applicable date referenced in the applicable provisions of the Agreement, the Disclosure Schedules (whenever delivered) and the various agreements attached hereto as Exhibits, (i) each common law employee of any Bell Atlantic Affiliate or any entity directly or indirectly controlled by it that is contributing Conveyed Assets to the Partnership if such employee holds a position, substantially all of the duties and responsibilities of which pertain to one or more of the Conveyed Assets, (ii) each common law employee of the Bell Atlantic Conveyed Subsidiaries or Bell Atlantic Conveyed Partnerships who holds a position, substantially all of the duties and responsibilities of which pertain to the Bell Atlantic Wireless Business and (iii) each common law employee of Cellco, the Cellco Conveyed Subsidiaries or the Cellco Conveyed Partnerships; provided, however, that the term "Bell Atlantic Employees" shall (A) include any common law employee on an approved leave of absence or absent due to excused sickness or short-term disability, to the extent that such individual has reinstatement rights and (B) exclude any employee of a Bell Atlantic Affiliate whose duties and responsibilities primarily pertain to the international wireless interests of Bell Atlantic.

               (b) Except as set forth in the Bell Atlantic Disclosure Schedule, neither Bell Atlantic nor any Bell Atlantic Affiliate: (i) has any outstanding commitment or agreement to effect any general wage or salary increase which covers all of, or to modify in any material respect the conditions or terms of employment of, any grade, class or group of its Bell Atlantic Employees or (ii) is a party to any collective bargaining agreement or other labor union Contract applicable to any of the Bell Atlantic Employees, nor does Bell Atlantic nor any Bell Atlantic Affiliate know of any activities or proceedings of any labor union to organize any of the Bell Atlantic Employees.

               (c) Except as set forth in the Bell Atlantic Disclosure Schedule, there are no controversies pending or, to the knowledge of Bell Atlantic nor any Bell Atlantic Affiliate, threatened, between Bell Atlantic or any Bell Atlantic Affiliate and any of the Bell Atlantic Employees which individually or in the aggregate may have a material adverse effect on such entity.

               (d) Except as set forth in the Bell Atlantic Disclosure Schedule, there exists no employment, retention, consulting, severance or indemnification agreement(s) between (i) Bell Atlantic or any Bell Atlantic Affiliate and (ii) any current or past Bell Atlantic Employee, with a remaining term of two years or more or involving in the aggregate for any such individual remaining cash payments in excess of $250,000 (unless terminable by such entity without payment or penalty). Bell Atlantic shall make a good faith effort to provide the Bell Atlantic Disclosure Schedule required with respect to this paragraph (d) to Vodafone not later than the Agreement date, or as soon as practicable thereafter, and in no event later than forty five
          (45) days after the date of this Agreement.

               (e) Bell Atlantic shall provide to Vodafone the following information with respect to each individual who is a Bell Atlantic Employee as of the date of the

          Agreement: (i) name, (ii) full title of position, (iii) brief description of duties and responsibilities, (iv) employing company or entity, and (v) to the extent permitted under applicable law, any other information that Vodafone reasonably requests; provided however, that the information described in clause (iii) hereof shall not be required for any Bell Atlantic Employee who is not an officer, unless specifically requested for one or more identified Employees. Bell Atlantic shall provide the information described in the preceding sentence to Vodafone no later than forty five (45) after the date of the Agreement; provided, however, that such information with respect to any Bell Atlantic Conveyed Asset to be transferred at the time of the Stage II Closing shall be provided on or before the Stage II Closing.

               (f) The Parties acknowledge that the disclosure at any time by Bell Atlantic to Vodafone of information pertaining to an employee of Bell Atlantic, any Bell Atlantic Affiliate, any Bell Atlantic Conveyed Subsidiary, any Bell Atlantic Conveyed Partnership, Cellco, any Cellco Conveyed Subsidiary or any Cellco Conveyed Partnership pursuant to paragraph (d) or (e) above shall not constitute a final determination by the Parties that such employee is a Bell Atlantic Employee within the meaning of the definition of paragraph (a) above.

          4.2.16  Insurance.  The properties and the conduct of the respective
                  ---------
businesses of Bell Atlantic's Wireless Business are adequately insured (in the manner and to the extent customary for businesses engaged in the same or similar business) by financially sound and reputable insurers, all of which are unaffiliated with Bell Atlantic or are self-insured by Bell Atlantic. Neither any Bell Atlantic Conveyed Subsidiary nor any Bell Atlantic Conveyed Partnership has received notice of cancellation or termination with respect to any material insurance policy of any Bell Atlantic Conveyed Subsidiaries or any Bell Atlantic Conveyed Partnership. The insurance policies of any Bell Atlantic Conveyed Subsidiary or any Bell Atlantic Conveyed Partnership are valid and enforceable policies.

          4.2.17  Restrictions.  Neither Bell Atlantic, Bell Atlantic Conveyed
                  ------------
Subsidiaries, Bell Atlantic Conveyed Partnerships, Cellco Conveyed Subsidiary, nor Cellco Conveyed Partnership is a party to any Governmental Permit, Court Order or Contract, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award (other than any of the foregoing that are generally applicable to wireless carriers in any geographic markets and other than any partnership agreement of a non-wholly-owned partnership) which materially adversely affects or materially restricts or, so far as Bell Atlantic or Cellco can now reasonably foresee, may in the future materially adversely affect or materially restrict, the business, operations, assets, properties, prospects or condition (financial or otherwise) of Bell Atlantic's Wireless Business or the Partnership after consummation of the Transactions contemplated hereby.

          4.2.18  Representations Applicable to Cellco.  For purposes of this
                  ------------------------------------
Section 4.2, Cellco shall be considered a Bell Atlantic Conveyed Partnership.

          4.2.19  Copies of Documents.  Except as otherwise expressly provided
                  -------------------
herein, Bell Atlantic has made available true, correct and complete copies of all documents set forth in the Bell Atlantic Disclosure Schedule.

          4.2.20  After-Acquired Entities.  Notwithstanding anything to the
                  -----------------------
foregoing, Bell Atlantic makes no representations or warranties with respect to After-Acquired Entities other than that Bell Atlantic has entered into definitive acquisition agreements as set forth on SCHEDULE 1.2A.

          4.2.21  Accounting; Consolidation.  To the knowledge of Bell Atlantic,
                  -------------------------
the transactions contemplated herein will not cause the transactions contemplated by the Bell Atlantic GTE Agreement to fail to qualify for pooling of interests accounting treatment and Bell Atlantic will be entitled to use the consolidated method of accounting for the Partnership.


                                   ARTICLE V.
                           AGREEMENTS PENDING CLOSING

     5.1  Agreements of Vodafone Pending the Closings.  Vodafone covenants and
          -------------------------------------------
agrees that, pending the Stage I Closing, except as otherwise agreed to in writing by Bell Atlantic, and except in connection with the performance of the Transactions contemplated hereby:

          5.1.1  Business in the Ordinary Course.  Vodafone shall use its
                 -------------------------------
commercially reasonable efforts to cause the Vodafone Operated Wireless Business to be conducted in the ordinary course consistent with past practice, in the public interest, convenience and necessity and in compliance with the Communications Act of 1934 and the rules and regulations of the FCC, all other applicable Laws, including without limitation all applicable Environmental Laws, and all of the Governmental Permits. Without limiting the foregoing, from the date hereof until the Stage I Closing, Vodafone shall, and shall cause the Vodafone Conveyed Subsidiaries and Vodafone Conveyed Partnerships to:

               (a) collect all accounts receivable of the Vodafone Operated Wireless Business in the ordinary course of business, consistent with past practice, and not compromise, discount, forgive or otherwise adjust, amend or modify the terms or conditions of any of its accounts receivable other than in the ordinary course of business, consistent with past practice;

               (b) pay all accounts payable and applicable Taxes of the Vodafone Wireless Business and the Vodafone Conveyed Subsidiaries and Vodafone Conveyed Partnerships in the ordinary course of business, consistent with past practice, and not adjust, amend or modify the terms or conditions of any of its accounts payable other than in the ordinary course of business, other than Taxes which are being disputed in good faith in accordance with applicable dispute procedures and for which appropriate reserves have been made, consistent with past practice;

               (c) make capital expenditures with respect to the Vodafone Operated Wireless Business and the Vodafone Conveyed Subsidiaries and Vodafone Conveyed Partnerships in accordance with the capital budgets thereof;

               (d) not adopt or propose any change in the Charter Documents of any Vodafone Conveyed Subsidiary and Vodafone Conveyed Partnership;

               (e) not permit the Vodafone Conveyed Subsidiaries or Vodafone Conveyed Partnerships to enter into any type of business other than the business of providing commercial mobile radio services in the geographic areas in which they are or will be licensed to provide such services by the FCC;

               (f) not acquire any interest in any business or Person which provides or possesses an FCC License to provide Domestic commercial mobile radio services, except to the extent that Vodafone would be entitled to own such interests after the Stage I Closing pursuant to Section 5.4 of the Partnership Agreement and except with the prior written consent of Bell Atlantic which shall not be unreasonably withheld (it being the intention of the Parties that any such interest shall be contributed to the Partnership in exchange for reimbursement of such Party by the Partnership of any purchase price paid therefor by such Party or that, if the acquisition of such interest is still pending at the applicable Closing Date, the acquisition agreement with respect to such interest will be assigned to the Partnership);

               (g) not permit the Vodafone Conveyed Subsidiaries or Vodafone Conveyed Partnerships to merge or consolidate with any other Person or to acquire a material amount of assets of any other Person, except as contemplated by Section 2.9.1 hereof (it being the intention of the Parties that any such interest shall be contributed to the Partnership in exchange for reimbursement of such Party by the Partnership of any purchase price paid therefor by such Party or that, if the acquisition of such interest is still pending at the applicable Closing Date, the acquisition agreement with respect to such interest will be assigned to the Partnership);

               (h) perform in all material respects all of their or its respective obligations under all material Contracts and other agreements relating to the Wireless Business of Vodafone and the Vodafone Conveyed Subsidiaries and Vodafone Conveyed Partnerships and not amend, terminate or waive any material rights under any material Contracts or enter into any material Contracts relating to its Wireless Business, except in the ordinary course of business;

               (i) use commercially reasonable efforts consistent with past practice to keep available the services of its and their present employees and agents engaged in the Vodafone Operated Wireless Business; and

               (j) use commercially reasonable efforts to maintain their relations and goodwill with the suppliers, customers, distributors and any others having business relations with the Vodafone Operated Wireless Business.

          5.1.2  Update Schedules.  Vodafone shall promptly disclose to Bell
                 ----------------
Atlantic any information contained in its representations and warranties or any of the other Schedules hereto which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Stage I Closing Date or Stage II Closing Date, as the case may be; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Vodafone or the Schedules hereto for the purposes of Articles VI, VIII or IX hereof, unless Bell Atlantic shall have consented thereto in writing.

          5.1.3  Conduct of Business.  Vodafone shall use its commercially
                 -------------------
reasonable efforts to conduct its business in such a manner that on the Stage I Closing Date the representations and warranties of Vodafone contained in this Agreement shall be true as though such representations and warranties were made on and as of such date. Furthermore, Vodafone shall cooperate with Bell Atlantic and use its commercially reasonable efforts to cause all of the conditions to the obligations of Bell Atlantic and Vodafone under this Agreement to be satisfied on or prior to the Stage I Closing Date and the Stage II Closing Date, as applicable.

          5.1.4  Sale of Assets; Negotiations.  Without limiting the generality
                 ----------------------------
of Sections 5.1.1 and 5.1.3 and except for (i) conveyances to the Partnership contemplated hereby, (ii) transactions with respect to towers and related assets permitted by Section 2.4.3(G), (iii) the disposition of Conflicted Assets pursuant to Section 2.6.2, (iv) pursuant to existing contracts or commitments that have been delivered to Bell Atlantic, and (v) other divestitures contemplated by the Transaction Documents, Vodafone shall not, and shall not cause or permit its Affiliates to, directly or indirectly, sell, lease, license or otherwise dispose of or encumber all or any part of the Vodafone Conveyed Assets, other than in the ordinary course of Vodafone's business consistent with past practice, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing.

          5.1.5  Access.  Vodafone shall, and shall cause its Affiliates to,
                 ------
give to Bell Atlantic's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, Contracts and other documents relating to the Vodafone Operated Wireless Business and shall permit them to consult with the officers, employees, accountants, counsel and agents of Vodafone and its Affiliates for the purpose of making such investigation of the Vodafone Operated Wireless Business, as Bell Atlantic shall desire to make, provided that such investigation shall not unreasonably interfere with the business operations of Vodafone or any of its Affiliates. Furthermore, Vodafone shall furnish or cause to be furnished to Bell Atlantic all such documents and copies of documents and records and information with respect to the Vodafone Operated Wireless Business and copies of any working papers relating thereto as Bell Atlantic shall from time to time reasonably request and shall permit Bell Atlantic and its agents to make such physical inventories and inspections of the Vodafone Operated Wireless Business as Bell Atlantic may reasonably request from time to time. Notwithstanding the foregoing provisions of this Section 5.1.5, Vodafone shall not be required to provide or cause to be provided any such information to Bell Atlantic if, in the reasonable determination of the general counsel of Vodafone, access to such information by Bell Atlantic is prohibited by the provisions of any confidentiality agreements binding upon Vodafone or by applicable Law.

          5.1.6  Press Releases.  Except as required by applicable Law or in
                 --------------
connection with the process of obtaining consents contemplated by Sections 2.6.3 and 5.3 hereof, Vodafone shall not give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the Transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by Bell Atlantic, which approval shall not be unreasonably withheld or delayed, and except in connection with obtaining a required consent to or approval of the transactions contemplated by the Agreement from the third party so notified.

     5.2  Agreements of Bell Atlantic Pending the Closing.  Bell Atlantic
          -----------------------------------------------
covenants and agrees that, pending the Stage I Closing, in respect of the Cellco Assets and the Cellco Assumed Liabilities, and the Stage II Closing, in respect of the Bell Atlantic Conveyed Assets and the Bell Atlantic Assumed Liabilities except as otherwise agreed to in writing by Vodafone, and except in connection with the performance of the Transactions contemplated hereby:

          5.2.1  Business in the Ordinary Course.  Bell Atlantic shall use its
                 -------------------------------
commercially reasonable efforts to cause the Bell Atlantic Wireless Business and the Bell Atlantic Conveyed Subsidiaries and Bell Atlantic Conveyed Partnerships to be conducted in the ordinary course consistent with past practice, in the public interest, convenience and necessity and in compliance with the Communications Act of 1934 and the rules and regulations of the FCC, all other applicable Laws, including without limitation all applicable Environmental Laws, and all of the Governmental Permits. Without limiting the foregoing, from the date hereof until the applicable Closing, Bell Atlantic shall, and shall cause the Bell Atlantic Conveyed Subsidiaries and Bell Atlantic Conveyed Partnerships to:

               (a) collect all accounts receivable of the Bell Atlantic Operated Wireless Business in the ordinary course of business, consistent with past practice, and not compromise, discount, forgive or otherwise adjust, amend or modify the terms or conditions of any of its accounts receivable other than in the ordinary course of business, consistent with past practice;

               (b) pay all accounts payable and applicable Taxes of the Bell Atlantic Wireless Business and the Bell Atlantic Conveyed Subsidiaries and Bell Atlantic Conveyed Partnerships in the ordinary course of business, consistent with past practice, and not adjust, amend or modify the terms or conditions of any of its accounts payable other than in the ordinary course of business, other than Taxes which are being disputed in good faith in accordance with applicable dispute procedures and for which appropriate reserves have been made, consistent with past practice;

               (c) make capital expenditures with respect to the Bell Atlantic Operated Wireless Business of Bell Atlantic and the Bell Atlantic Conveyed Subsidiaries and Bell Atlantic Conveyed Partnerships in accordance with the capital budgets thereof;

               (d) not adopt or propose any change in the Charter Documents of the Bell Atlantic Conveyed Subsidiaries, Bell Atlantic Conveyed Partnerships, Cellco Conveyed Subsidiaries and Cellco Conveyed Partnerships;

               (e) not permit the Bell Atlantic Conveyed Subsidiaries or Bell Atlantic Conveyed Partnerships to enter into any type of business other than the business of providing commercial mobile radio services in the geographic areas in which they are or will be licensed to provide such services by the FCC;

               (f) not acquire any interest in any business or Person which provides or possesses an FCC License to provide Domestic commercial mobile radio services, except to the extent that Bell Atlantic would be entitled to own such interests after the Stage I Closing pursuant to Section 5.4 of the Partnership Agreement and except with the prior written consent of Vodafone which shall not be unreasonably withheld (it being the intention of the Parties that any such interest shall be contributed to the Partnership in exchange for reimbursement of such Party by the Partnership of any purchase price paid therefor by such Party or that, if the acquisition of such interest is still pending at the applicable Closing Date, the acquisition agreement with respect to such interest will be assigned to the Partnership);

               (g) not permit the Bell Atlantic Conveyed Subsidiaries, Bell Atlantic Conveyed Partnerships, Cellco Conveyed Subsidiaries or Cellco Conveyed Partnerships to merge or consolidate with any other Person or to acquire a material amount of assets of any other Person, except as permitted by Section 2.9.1 hereof and except with the prior written consent of Vodafone which shall not be unreasonably withheld (it being the intention of the Parties that any such interest shall be contributed to the Partnership in exchange for reimbursement of such Party by the Partnership of any purchase price paid therefor by such Party or that, if the acquisition of such interest is still pending at the applicable Closing Date, the acquisition agreement with respect to such interest will be assigned to the Partnership);

               (h) perform in all material respects all of their or its respective obligations under all material Contracts and other agreements relating to the Bell Atlantic Wireless Business and the Bell Atlantic Conveyed Subsidiaries and Bell Atlantic Conveyed Partnerships and not amend, terminate or waive any material rights under any material Contracts or enter into any material Contracts relating to its Wireless Business, except in the ordinary course of business;

               (i) use commercially reasonable efforts consistent with past practice to keep available the services of its and their present employees and agents engaged in the Bell Atlantic Wireless Business and the Bell Atlantic Conveyed Subsidiaries and Bell Atlantic Conveyed Partnerships;

               (j) use commercially reasonable efforts to maintain their relations and goodwill with the suppliers, customers, distributors and any others having business relations with them in the Bell Atlantic Wireless Business.

For purposes of this Section 5.2.1, references to the Bell Atlantic Conveyed Subsidiaries and Bell Atlantic Conveyed Partnerships shall be deemed to include Cellco.

          5.2.2  Schedules.
                 ---------

               (a) Bell Atlantic shall deliver, as promptly as practicable, but in no event later than 30 days after the date hereof, complete and correct copies of all financial statements described in Section 4.2.5 relating to the Bell Atlantic Conveyed Assets. Bell Atlantic's delivery of the foregoing financial statements after the date hereof shall not affect the representations and warranties made herein with respect thereto, which shall be deemed to have been made as of the date hereof.

               (b) Bell Atlantic shall promptly disclose to Vodafone any information relating to the Bell Atlantic Wireless Business, the Bell Atlantic Conveyed Assets and the Bell Atlantic Assumed Liabilities contained in its representations and warranties or any of the other Schedules hereto which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Stage I Closing Date or the Stage II Closing Date, as the case may be; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Bell Atlantic or the Schedules hereto for the purposes of Articles VI, VIII or IX hereof, unless Vodafone shall have consented thereto in writing.

          5.2.3  Conduct of Business.  Bell Atlantic shall, and shall cause
                 -------------------
Cellco to, use its commercially reasonable efforts to conduct its business in such a manner that on the Stage I Closing Date the representations and warranties of Bell Atlantic contained in this Agreement that relate to the Cellco Assets and the Cellco Assumed Liabilities, and on the Stage II Closing Date the representations and warranties of Bell Atlantic contained in this Agreement that relate to the Bell Atlantic Conveyed Assets, the Bell Atlantic Assumed Liabilities, Bell Atlantic Conveyed Subsidiaries and Bell Atlantic Conveyed Partnerships shall be true as though such representations and warranties were made on and as of such date. Furthermore, Bell Atlantic shall, and shall cause Cellco to, cooperate with Vodafone and use its commercially reasonable efforts to cause all of the conditions to the obligations of Bell Atlantic and Vodafone under this Agreement to be satisfied on or prior to the Stage I Closing Date and the Stage II Closing Date, as applicable.

          5.2.4  Sale of Assets; Negotiations.  Without limiting the generality
                 ----------------------------
of Sections 5.2.1 and 5.2.3 and except for (i) conveyances to the Partnership contemplated hereby, (ii) transactions with respect to towers and related assets permitted by Section 2.5.2(H), (iii) the disposition of Conflicted Assets pursuant to Section 2.6.2, (iv) pursuant to existing contracts or commitments that have been delivered to Vodafone and (v) other divestitures contemplated by the Transaction Documents, Bell Atlantic shall not permit, directly or indirectly, sell, lease, license or otherwise dispose of or encumber all or any part of the Bell Atlantic Conveyed Assets or Bell Atlantic Wireless Business other than in the ordinary course of Bell Atlantic's business consistent with past practice, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing.

          5.2.5  Access.  Bell Atlantic shall give, or cause to be given, to
                 ------
Vodafone's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, Contracts and other documents relating to the Bell Atlantic Conveyed Assets, the Bell Atlantic Assumed Liabilities, the Cellco Assets, or the Cellco Assumed Liabilities and shall permit them to consult with the officers, employees, accountants, counsel and agents of Bell Atlantic and Cellco for the purpose of making such investigation of the Bell Atlantic Conveyed Assets, the Bell Atlantic Assumed Liabilities, the Cellco Assets, or the Cellco Assumed Liabilities, as Vodafone shall desire to make, provided that such investigation shall not unreasonably interfere with the business operations of Cellco or Bell Atlantic. Furthermore, Bell Atlantic shall furnish, or cause to be furnished, to Vodafone all such documents and copies of documents and records and information with respect to the Bell Atlantic Conveyed Assets, the Bell Atlantic Assumed Liabilities, the Cellco Assets, or the Cellco Assumed Liabilities and copies of any working papers relating thereto as Vodafone shall from time to time reasonably request and shall permit Vodafone and its agents to make such physical inventories and inspections of the Bell Atlantic Conveyed Assets, the Bell Atlantic Assumed Liabilities, the Cellco Assets, or the Cellco Assumed Liabilities as Vodafone may reasonably request from time to time. Notwithstanding the foregoing provisions of this Section 5.2.5, Bell Atlantic shall not be required to provide any such information to Vodafone if, in the reasonable determination of the general counsel of Bell Atlantic, access to such information by Vodafone is prohibited by the provisions of any confidentiality agreements binding upon Bell Atlantic or Cellco or by applicable Law.

          5.2.6  Press Releases.  Except as required by applicable Law or in
                 --------------
connection with the process of obtaining consents contemplated by Sections 2.6.3 and 5.3 hereof, Bell Atlantic shall not, and shall cause Cellco or the Partnership not to, give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the Transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by Vodafone, which approval shall not be unreasonably withheld or delayed and except in connection with obtaining a required consent to or approval of the transactions contemplated by the Agreement from the third party so notified.

     5.3  Approvals and Consents and Regulatory Filings.
          ---------------------------------------------

               (a) Each Party hereto agrees to use commercially reasonable efforts to comply with all legal requirements which may be imposed on such party with respect to the transactions contemplated by the Transaction Documents and to obtain all consents, orders and approvals of Governmental Authorities and non-governmental third parties that may be or become necessary for (i) the consummation of the transactions contemplated by the Transaction Documents and (ii) the ownership of the Partnership by Vodafone and Bell Atlantic, and each Party will cooperate fully with the other Parties in promptly seeking to obtain all such authorizations, consents, orders and approvals. Without limiting the generality of the foregoing:
     (A) if required by applicable Law, as soon as practicable after the date hereof, Vodafone and Bell Atlantic shall each make an appropriate filing of a Notification and Report Form pursuant to the HSR Act, shall request early termination of the waiting period imposed by the HSR Act, and shall promptly respond to any request for additional information with respect thereto; and (B) as soon as practicable after the date hereof, Vodafone and Bell Atlantic shall file or cause to be filed (i) such applications with the FCC as may be advisable in the reasonable judgment of the Parties hereto, which applications will comply in all material respects with the requirements of the Communications Act of 1934 and the rules and regulations of the FCC, and (ii) applications for all consents and approvals of each applicable state public service utility commission and other regulatory consents and approvals necessary for the consummation of the Transactions contemplated hereby, if any. Vodafone and Bell Atlantic shall diligently prosecute all such applications and take all such actions and give all such notice as may be required or requested by the FCC or any other regulatory agency or as may be appropriate in an effort to expedite the grant of such consent by the FCC or such regulatory agency.

               (b) Except to the extent prohibited by Law, each of the Parties hereto shall provide to the other copies of all filings and material correspondence with all Governmental Authorities with respect to the filings and consents described in this Section 5.3.

               (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 5.3 (a), (d) and (e), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any applicable Law, or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered or promulgated or enforced by a Governmental Authority which would make the Transactions contemplated hereby illegal or otherwise prohibit or materially impair or delay consummation of the Transactions contemplated hereby, each of Bell Atlantic and Vodafone shall cooperate in all respects with each other and use all commercially reasonable efforts to contest and resist any such action or proceeding, to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions contemplated by this Agreement and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.3(c) shall limit a party's right to terminate this Agreement pursuant to Section 10.4 so long as such Party has up to then complied in all respects with its obligations under this Section.

               (d) If any objections are asserted with respect to the Transactions contemplated hereby under any applicable Law or if any suit is instituted by any Governmental Authority or any private party challenging any of the Transactions contemplated hereby as violative of any applicable Law, each of Bell Atlantic and Vodafone shall use its commercially reasonable efforts to resolve any such objections or challenge as such Governmental Authority or private party may have to such transactions under such law so as to permit consummation of the Transactions contemplated by this Agreement.

               (e) In complying with its obligations under this Section 5.3, Bell Atlantic shall dispose of, and Vodafone shall cooperate with Bell Atlantic in disposing of Conflicted Assets to the extent necessary to satisfy the requirements of any Governmental Authority in accordance with
     Section 2.6.2 hereof.

     5.4  Control of Operations.  Nothing contained in this Agreement shall give
          ---------------------
Vodafone, directly or indirectly, the right to control or direct the operations of Bell Atlantic or its Affiliates (including Cellco) with respect to the Bell Atlantic Wireless Business prior to the Stage I Closing Date. Nothing contained in this Agreement shall give Bell Atlantic or Cellco, directly or indirectly, the right to control or direct the operations of Vodafone or its Affiliates with respect to the Vodafone Wireless

Business prior to the Stage I Closing Date. Prior to the Stage I Closing Date, each of Bell Atlantic (including Cellco) and Vodafone shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective Wireless Business.

     5.5  Treatment of Employees.
          ----------------------

               (a) Employee Hiring.  Vodafone Employees (as defined in Section
                   ---------------
          4.1.15(a)) on the date of the Stage I Closing shall be eligible for secondment to the Partnership as of such date.

               (b) Seconded Employees and Related Benefit Issues.  Until the
                   ---------------------------------------------
          Secondment Ending Date (as defined in paragraph "(b)(i)" below), Vodafone Employees who would otherwise commence employment with the Partnership as of the Stage I Closing shall provide services to the Partnership on a seconded basis pursuant to a secondment agreement (the "Secondment Agreement"), the terms of which shall be mutually agreed upon by the Partnership and Vodafone. The Parties shall use their best efforts to execute the Secondment Agreement within 120 days of the execution of this Agreement, which shall reflect and be consistent with the terms of this Agreement, and consistent with the principles that (A) except to the extent provided in this Section 5.5 to the contrary, the Partnership shall not assume a compensation or benefit liability or obligation relating to Vodafone Employees or Bell Atlantic Employees (for example, when allocating liabilities, charges or reimbursements for short term incentive awards for the year in which secondment commences) with respect to a period of service prior to the first date on which such an employee rendered service to the Partnership either by secondment or direct employment, and (B) notwithstanding anything herein to the contrary if the Partnership has incurred a Benefit Load expense for a particular benefit or item of compensation for a seconded employee, it shall not pay or assume liability for such expense again for the said employee. The said Secondment Agreement shall furthermore include the following principles:

                    (i) Secondment Period.  The secondment period shall begin on
                        -----------------
          the date of the Stage I Closing, and shall have an Ending Date ("Secondment Ending Date") either (A) on December 31, 2000, if the Stage I Closing occurs on or before September 30, 2000, or (B) on December 31, 2001, if the Stage I Closing occurs after September 30, 2000.

                    (ii) Stock Options.  Vodafone shall amend its stock option
                         -------------
          plans or arrangements as follows:

                    (1) The nonvested stock options of Vodafone Employees and other employees of Vodafone and its Affiliates who are involuntarily terminated without cause after December 31, 1999 on account of the alliance that is the subject of this Agreement, as determined by Vodafone, shall become fully vested on the date of such termination. In addition, such employees shall be given one year from their date of termination to exercise all outstanding options; and

                    (2) The nonvested stock options of Vodafone employees and other employees of Vodafone and its Affiliates shall become fully vested one year following the Stage II Closing (the "Acceleration Date"). Vodafone Employees shall be given one year from such Acceleration Date to exercise all outstanding stock options. Other employees of Vodafone and its Affiliates employed on the Acceleration Date shall be given at least one year following their termination of employment in which to exercise all outstanding options.

               Vodafone may, in its discretion, otherwise amend its stock option plans and arrangements with respect to options not described in this paragraph. The Parties agree that Vodafone shall be solely responsible for all liabilities in connection with Vodafone stock and all outstanding Vodafone stock options, and further agree to include mutually satisfactory provisions in the Secondment Agreement or other appropriate document that accommodate the Parties' intention that any tax deduction with respect to such stock options be allocated to Vodafone.

                    (iii)  Pension Plan.  Vodafone shall transfer all of the
                           ------------
          assets and liabilities from the Vodafone Benefit Plan that is maintained subject to section 401(a) and section 412 of the Code as a defined benefit pension plan (the "Vodafone Pension Plan") as of the Employment Commencement Date for the Vodafone Employees (as defined in Paragraph g, below) and as soon thereafter as is practicable, including with respect to vested or retired inactive participants as of that date, to a defined benefit pension plan designated by the Partnership, where the assets shall be held in a qualified plan and trust sponsored by the Partnership (the "Partnership Plan") and which shall be used to provide employee benefits for the said inactive participants and then-current employees of the Partnership (and, in the discretion of the Partnership, for future employees), and for any remaining active or former employees of Vodafone or Vodafone Affiliates (other than "Vodafone Employees" as defined in Section 4.1.15(a)) who have an accrued benefit under the Vodafone Pension Plan (such remaining active or former employees and their beneficiaries to be referred to as "Retained Vodafone Employees"); provided, however, that, except as provided in paragraph h below, at no time after the Agreement date shall Vodafone amend the Plan to increase Plan liability, nor spin-off any Plan assets from the Plan (except to the Partnership Plan), nor involve the Plan in any plan merger, nor add new participants to the Plan, nor take any action (or fail to take action) that would adversely affect the tax-qualified status of the Plan. The Partnership shall cause the Partnership Plan to provide that Vodafone Employees who transfer employment to the Partnership (the "Vodafone Transferees") and the Retained Vodafone Employees shall receive credit for their service with the Partnership or their continued service with Vodafone or any Vodafone Affiliate, as applicable, for purposes of eligibility for such retirement benefit (including any subsidies for early retirement). The Partnership shall further determine the "Pension Surplus" as of such Employment Commencement Date. The Partnership shall expend or cause one or more benefit plans to incur expenses in the aggregate in an amount equal to the Pension Surplus to provide "Additional Benefits" over a six-year period beginning on the Employment Commencement Date of Vodafone Employees. For this purpose, "Additional Benefits" shall include (A) the incremental cost of new benefits or benefit improvements provided by the Partnership to the Partnership employees in comparison with the benefits and benefit levels provided by Cellco on the day prior to the Agreement date; (B) the present value of retiree medical, dental and life insurance benefits (including administrative costs) as described in paragraph (v) below, for Vodafone Transferees and Retained Vodafone Employees who are eligible for and participate in a retiree benefit plan maintained by the Partnership in its discretion; (C) the present value of the liability assumed by the Partnership for the Vodafone Excess Plan on the Employment Commencement Date; and (D) the present value of the 1999 and 2000 amendments (described in paragraph h, below) to Supplement F of the Vodafone Pension Plan. To the extent the Pension Surplus is applied to benefits which accrue over time, accruals for Vodafone Transferees shall begin on their Employment Commencement Date. For the purposes of this paragraph, the "Pension Surplus" shall be the difference between the present value of benefit obligations and the fair market value of the plan assets on the Asset Transfer Date, less 50% of such amount (which shall be considered a cushion against risk of future investment returns). Notwithstanding the foregoing, if at any time the actual Pension Surplus later reduces to zero and is zero one year later (for example, due to adverse investment results), the Partnership shall have no further obligation to maintain the Additional Benefits for the six-year period.

                    (iv) Compensation and Benefit Costs.  The costs of providing
                         ------------------------------
          compensation and benefits to the seconded employees shall be borne by the Partnership based upon a benefits percentage of salary (with elements as determined by the parties) that the Parties shall, with the assistance of their respective actuaries, determine no later than the Stage I Closing. To the extent the Parties are able to identify separate benefit percentages for bands or other materially distinct classifications of Vodafone Employees, such benefits percentage shall be approximately equal to the then current benefits percentages for each of the bands or materially distinct classifications of Vodafone Employees to be seconded. The foregoing notwithstanding, this percentage shall exclude equity compensation (including stock or value appreciation rights) and severance (which are otherwise addressed in this Agreement), and provided further that the incremental costs attributable to secondment borne by the Partnership shall be limited to $7,500,000.

                    (v) Retiree Medical Benefits.  Effective upon the Employment
                        ------------------------
          Commencement Date, the Partnership shall provide retiree medical benefits for former eligible Vodafone Employees, and eligible Retained Vodafone Employees. The Partnership shall provide such retiree medical benefits under a plan of its selection, which shall be the same or similar plan as is made available to other retiring employees of the Partnership formerly employed by Cellco who are provided coverage under a retiree medical benefit plan (as such plan may be amended from time to time) following the Stage I Closing (the "Bell Atlantic

          Medical Retirees") and who are eligible for and participate in a retiree medical plan maintained by the Partnership in its discretion. On the Employment Commencement Date for Vodafone Employees, such plan for Retained Vodafone Employees and Vodafone Transferees shall include retiree dental coverage and retiree life insurance coverage at the same or comparable level and terms as in effect under the retiree plan or plans maintained by Vodafone on such date. The Partnership shall also provide that Vodafone Transferees and Retained Vodafone Employees who would be eligible for additional service credit for pension eligibility under paragraph (iii), above, if they participated in the Vodafone Pension Plan, shall also receive credit for their service with the Partnership, Vodafone, or any Vodafone Affiliate, as applicable, for eligibility for retiree medical benefits, provided such individuals on the Employment Commencement Date for Vodafone Employees are within six years of eligibility to commence retiree health and welfare benefits under the eligibility provisions of that Vodafone Plan as of that date. The Partnership shall be free to amend, modify, or terminate its retiree medical coverages to the extent permitted by law, provided that Vodafone Transferees and Retained Vodafone Employees, shall be treated no less favorably than the Bell Atlantic Medical Retirees, and provided further, that the Partnership may also utilize an alternative approach to benefit delivery for the Retained Vodafone Employees consistent with the foregoing.

               (c) Employee Benefit Structure.  Each Vodafone Employee whose
                   --------------------------
          employment is transferred to the Partnership, and each Cellco employee who remains employed by The Partnership, will be covered by a common set of compensation and benefit plans or arrangements, which may be amended, adopted or terminated from time to time by the Partnership. It is the specific intention that the compensation and benefit programs (including incentive programs) to be provided by the Partnership, taken as a whole, will be competitive with those provided generally by other companies in the wireless industry in the United States. Furthermore, the Partnership shall establish its own, independent labor relation policies for the benefit of that company without regard to the labor relations policies of any Partner or any Affiliate of any Partner. Nothing in this paragraph is intended to prevent the Partnership from adopting or maintaining compensation or benefit plans which apply exclusively to employees at or above one or more levels of management.

               (d) Grandfathered and Temporary Benefits.  Notwithstanding the
                   ------------------------------------
          foregoing Section 5.5(c), at the sole discretion of the Partnership, certain compensation and benefit plans or arrangements provided under certain Vodafone Benefit Plans or Bell Atlantic Benefit Plans may be maintained by the Partnership with respect to Vodafone Employees or Bell Atlantic Employees with (i) prior accrued benefits under such Plans which are assumed by the Partnership or (ii) prior legally enforceable rights to a benefit formula or provision under any such Plans which the Partnership determines creates a legal or ethical obligation, or which the Partnership considers appropriate in its business judgment, to continue such benefit for a period of time subsequent to the Employees' transfer of employment to the Partnership.

               (e) Retention Incentives.  The Partnership (or one or more
                   --------------------
          appointees authorized by Bell Atlantic to make such transition business decisions prior to the Stage I Closing) shall determine the individuals eligible to receive, and the terms and conditions of, all retention incentives to be charged to the Partnership. The Partnership shall solicit guidance from, and consult with, designated representatives of Vodafone on the identity of key personnel to receive such retention incentives, in accordance with paragraph l. The cost of providing any other retention incentives for Vodafone Employees which Vodafone may have elected to offer prior to or subsequent to the date of this Agreement, other than as described elsewhere in this paragraph, shall be fully borne by Vodafone at its own expense.

               (f) Severance.  Each Party shall bear 100% of the costs of any
                   ---------
          severance packages under any Plan maintained by that Party with respect to a separation of an employee of that Party which occurs prior to the date the affected employee commences services to the Partnership as a seconded employee or a common law employee; provided, however, that if either a Vodafone Employee or Bell Atlantic Employee becomes entitled to severance payments or benefits caused directly by the terms of a written offer of employment or secondment with the Partnership or written notice authorized by the Partnership that the individual will not receive an offer of employment or secondment with the Partnership (followed by an actual separation from service), or by other action in a process and manner authorized by the Partnership, the cost of such severance shall be chargeable to the Partnership, if, and to the extent, severance benefits are properly payable and paid under the terms of a written plan, agreement, or program maintained by the individual's employer and for which the individual is eligible.
          If severance otherwise becomes payable to a Vodafone Employee or Bell Atlantic Employee by the action or inaction of any entity other than the Partnership, the cost of such severance shall be borne by such entity.

               (g) Transitioning Employee Benefits.  In the unlikely event that
                   -------------------------------
          there is a concurrent Stage I and Stage II Closing, for all purposes of this Section 5.5, references in this Section 5.5 to the Stage II Closing shall be understood to refer to the date of the consolidated closing. Assuming no intervening break in service occurs, the provisions and principles set forth in Section 5.5 (g)(i) through (ix) shall apply to all Bell Atlantic Employees and Vodafone Transferees upon their "Employment Commencement Date." For purposes of this
          Section 5.5, "Employment Commencement Date" shall mean (i) the Stage I Closing for any Cellco employee who continues to be employed by the Partnership as of the Stage I Closing and for any other Bell Atlantic Employee, who under the terms of the Agreement, is contributed to the Partnership as of the Stage I Closing; (ii) the Stage II Closing for any Bell Atlantic Employee, who under the terms of the Agreement, is contributed to the Partnership as of the Stage II Closing and (iii) for any Vodafone Transferee, the day following the Secondment Ending Date.

                    (i) Service Credit.  Such Vodafone Employees and Bell
                        --------------
          Atlantic Employees shall receive full credit for their credited service with their respective affiliated wireless employer prior to their Employment Commencement Date under the Partnership benefit plans and arrangements, for purposes of eligibility

          (including eligibility for early retirement, disability and other benefits) and vesting.

                    (ii) Pre-Existing Conditions.  The Partnership shall waive,
                         -----------------------
          or shall make commercially reasonable efforts to cause relevant third parties to waive, any provisions which restrict benefits by reason of pre-existing conditions, waiting periods or evidence of insurability.

                    (iii)  Co-Payments and Deductibles.  Such Vodafone Employees
                           ---------------------------
          and Bell Atlantic Employees shall receive credit under such plans for co-payments and deductibles during the applicable plan year.

                    (iv) Vacation and Time-Off.  The parties agree to develop
                         ---------------------
          policies for vacation and paid time off accrued but not taken with respect to Vodafone and Bell Atlantic Employees who transfer to the Partnership that provide to the extent permitted by law for the assumption of such obligations by the Partnership.

                    (v) Flexible Spending Accounts, Tuition, and Relocation
                        ---------------------------------------------------
          Reimbursement.  Such Vodafone Employees and Bell Atlantic Employees
          -------------
          shall be eligible to participate in a Partnership flexible spending account plan, tuition reimbursement plan, and relocation assistance plan upon their Employment Commencement Date. The parties agree to develop policies to attempt to minimize the risk of forfeitures or other loss of benefits attributable to transferring from one employer to another.

                    (vi) Executive Deferred Compensation.  The parties agree to
                         -------------------------------
          investigate mutually satisfactory options to accommodate the transfer of accrued deferred compensation obligations, and associated rabbi trust or other assets, from Vodafone to the Partnership for Vodafone Transferees, but any such transfer shall require the written approval of the Partnership.

                    (vii)  COBRA.  Upon the Employment Commencement Date for
                           -----
          Vodafone Employees, the Partnership shall assume responsibility for the COBRA obligations with respect to qualified beneficiaries associated with the Vodafone Conveyed Assets, and for the costs of claims incurred after their Employment Commencement Date. Vodafone shall retain responsibility for any other individuals who are or become eligible for COBRA.

                    (viii)    401(k) Plan.  The Partnership 401(k) plan shall
                              -----------
          accept a transfer of assets and liabilities from the Vodafone Benefit Plan (and from any Bell Atlantic Benefit Plan maintained by a Bell Atlantic entity other than the Partnership that is contributing employees to the Partnership) that is a defined contribution plan maintained subject to section 401(k) and/or section 401(a) of the Code with respect to Vodafone Employees or the said Bell Atlantic Employees whose employment is transferred to the Partnership as of their Employment Commencement Date; provided however, that any assets held in the said Vodafone Benefit Plan consisting of Vodafone stock shall be converted to cash prior to such transfer of assets and liabilities. Vodafone shall contribute to such Vodafone Benefit Plan a pro-rated portion of the year-to-date company contributions, and shall amend such Vodafone Benefit Plan to provide for a contribution for such plan year to the account of Vodafone Employees whose employment is transferred to the Partnership during the plan year. This contribution shall be consistent with Vodafone's past practices, its budget, as used to determine secondment expenses, and to the extent dependent on performance, on actual performance of the business unit for the relevant period; and

                    (ix) Symmetry.  It is the intention of the parties for there
                         --------
          to be symmetry in the determination of benefit costs to be assumed by the Partnership (such as short and long term incentives), and costs retained by each other wireless employer (such as severance unrelated to the actions of the Partnership) whose employees transfer employment to the Partnership, including each employing entity other than the Partnership employing a Bell Atlantic Employee who transfers to the Partnership upon the Stage I or Stage II Closing. Notwithstanding the foregoing, Bell Atlantic shall assume any special benefit costs (including but not limited to severance) arising from the disposition of Conflicted Cellco Assets.

               (h) Modifications to Employee Benefits.  After the Agreement
                   ----------------------------------
          date, neither Vodafone nor any Vodafone Conveyed Subsidiary nor Vodafone Conveyed Partnership nor any other Vodafone Affiliate shall establish or implement any new compensation, benefit plan, or arrangement covering Vodafone Employees, extend any then existing Vodafone Benefit Plan or increase pay or benefit levels under any then existing Vodafone Benefit Plan, other than in the normal course of business consistent with past practice, or with the Partnership's prior written consent. In addition, such parties shall not amend or extend any then existing Vodafone Benefit Plan or increase benefit levels under any then existing Vodafone Benefit Plan or implement any new benefit plan for Retained Vodafone Employees without the prior written consent of Bell Atlantic if such action would adversely affect the obligations of the Partnership under or pursuant to this Agreement. Notwithstanding the foregoing, Vodafone shall be authorized to amend the Vodafone Pension Plan in 1999 and in 2000 to update the schedule of minimum pension benefits currently set forth in Supplement F to the Plan, consistent with Vodafone's past practice and subject to any applicable legal requirements.

               (i) Employee Nonsolicitation.  Until the end of the
                   ------------------------
          Nonsolicitation Period, Bell Atlantic shall not Solicit for hire employees of Vodafone, and Vodafone shall not Solicit for hire employees of Bell Atlantic or the Partnership, other than in connection with the transactions contemplated by this Agreement. For purposes of this clause (i), the Nonsolicitation Period ends six months after the Stage II Closing, and "Solicit" means any recruitment specifically directed at one or more individuals identified by name, title or affiliation (i.e., beyond generally advertised job openings), but the term "Solicit" shall not include any activities that constitute follow-up to individuals who respond to general job opening advertisements or who voluntarily initiate employment inquiries.

               (j) WARN ACT.  Vodafone and Bell Atlantic shall take diligent
                   --------
          action to comply fully with any obligations under the Worker Adjustment and Retraining Notification Act ("WARN Act"). The Parties shall cooperate with each other in assessing whether the WARN Act has any application with respect to the transactions contemplated by the Agreement, and agree to use their reasonable efforts to avoid any liability under the WARN Act with respect to the transactions contemplated by this Agreement.

               (k) Benefit Plan Information.  As soon as reasonably practicable
                   ------------------------
          after the Agreement date (but in no event more than 45 days), the Parties shall provide each other true, correct and complete copies of documents, communications, financial; demographic and actuarial data, and any other information with respect to each Vodafone Benefit Plan and each Plan sponsored by Cellco which the other Party reasonably requests.

               (l) Transition Planning.  It is the understanding of the Parties
                   -------------------
          that although the Partnership (or its predecessor partnership) at all times after the Agreement date shall have ultimate responsibility and decision-making authority regarding benefit, labor relation and employment decisions as outlined in this Agreement, the Parties expect to cooperate and to share joint responsibility for coordinating all aspects of transition planning relating to human resources. It is anticipated that the Parties shall establish committees or working groups consisting of representatives of both Vodafone and the Partnership to assist in the various aspects of transition planning and implementation.

               (m) Compliance with other Laws and Procedures.  Employees of the
                   -----------------------------------------
          Partnership shall be subject to the full benefit of United States labor and employment laws and procedures, as administered by administrative agencies and the courts, including the right to select representatives of their own choosing through the National Labor Relations Board election process.

               (n) Access to Employees and Employee Information.  Upon
                   --------------------------------------------
          reasonable notice, Vodafone shall provide Bell Atlantic or Cellco with reasonable access to the Vodafone Employees during normal business hours throughout the period prior to the Stage I Closing. To the extent permitted by law, Vodafone shall also make available to Bell Atlantic or Cellco such records regarding the Vodafone Employees as Bell Atlantic or Cellco shall reasonably request.

               (o) Vodafone Excess Plan.  Vodafone maintains one or more
                   --------------------
          nonqualified plans (which plan or plans shall be referred to as the "Vodafone Excess Plan") to provide benefits supplemental to those provided under the Vodafone Pension Plan to employees and former employees of Vodafone in excess of the benefits permitted under the Vodafone Pension Plan due to Sections 401(a)(17) and 415 of the Internal Revenue Code (the "Code Limits"). The Partnership agrees to assume the liability of Vodafone under the Vodafone Excess Plan for Vodafone Transferees and Retained Vodafone Employees solely with respect to benefits for eligible participants in excess of those permitted under the Code Limits.

               (p) VEBA.  Vodafone maintains a fund under Section 501(c)(9) of
                   ----
     the Internal Revenue Code (the "VEBA") to fund certain retiree benefits.
     In connection with the transfer of such benefit obligations to the Partnership, Vodafone agrees, at the sole discretion of the Partnership, to transfer sponsorship and control of the VEBA to the Partnership, or to transfer the assets of the VEBA to a corresponding arrangement maintained by the Partnership.

               (q) San Francisco Presence.  Bell Atlantic agrees that, for three
                   ----------------------
          years following the date of Vodafone's acquisition of AirTouch, Bell Atlantic and/or the Partnership shall maintain a significant business presence in the San Francisco Bay Area, and, during such period, shall retain a sufficient presence in San Francisco to enable AirTouch to retain its signage rights at One California Street if in Bell Atlantic's reasonable business judgment it proves to be economically justified.

               (r) Limitation of Obligation.  It is the understanding of the
                   ------------------------
          Parties that the aggregate benefit obligations to be assumed by the Partnership as of the day following the Secondment Ending Date pursuant to this Agreement, determined on a present value basis as of the Agreement date, for the Vodafone Excess Plan, and for the retiree benefits for Retained Vodafone Employees, are approximately $8 to $9 million. The Parties agree that, if in the reasonable determination of a qualified actuarial firm selected by Bell Atlantic such liability equals or exceeds $12.2 million, the Parties agree to renegotiate the terms of this Section 5.5 solely as it relates to these benefit obligations.

     5.6  Stockholder Approval.
          --------------------

               (a) Bell Atlantic and Vodafone shall cooperate with respect to and Vodafone shall as promptly as practicable prepare and file with the London Stock Exchange Limited ("LSE") a circular to be sent to
                                              ---
          Vodafone shareholders in connection with the Vodafone Stockholders Meeting (as defined below) (the "Circular") containing (i) a notice
                                           --------
          convening the Vodafone Shareholders Meeting, (ii) such other information (if any) as may be required by the LSE and (iii) such other information as Bell Atlantic and Vodafone shall agree to include therein. Vodafone agrees, as to itself and its Affiliates, that the Circular and any supplements thereto and any other circulars or documents issued to shareholders will contain all particulars relating to Vodafone required to comply in all material respects with all United Kingdom statutory and legal provisions (including, without limitation, the Companies Act 1985, the Financial Services Act 1986 and the rules and regulations made thereunder and the rules and requirements of the LSE) and all such information contained in such documents will be substantially in accordance with the facts and will not omit anything material likely to affect the import of such information. Bell Atlantic shall provide to Vodafone for inclusion in such circular and supplements all information required to be included therein, and shall use commercially reasonable efforts to make sure all such information contained in such documents will be in accordance with the facts and will not omit anything material likely to affect the import of such information, provided, however, that Bell Atlantic's sole obligations
                       --------  -------
          with respect to the accuracy or completeness of such information shall be those contained in Section 9.1 of this Agreement.

               (b) Vodafone will take all necessary action to convene an extraordinary general meeting of holders of Vodafone Ordinary Shares at which an ordinary resolution will be proposed to approve this Agreement and the Transactions contemplated hereby and such other matters as may be necessary in relation thereto (the "Vodafone Stockholders Meeting") as
                                         -----------------------------
     promptly as practicable after the Circular is cleared by the LSE. Subject to fiduciary obligations and the requirements of applicable law and the terms of this Agreement, the board of directors of Vodafone shall recommend to its shareholders the approval of this Agreement and the Transactions contemplated thereby.

     5.7  Certain Obligations with Respect to Bell Atlantic.  Notwithstanding
          -------------------------------------------------
anything to the contrary contained in this Article 5, with respect to Conveyed Subsidiaries at and Conveyed Partnerships in which Bell Atlantic does not have an ownership interest (it being understood that a definitive acquisition or merger agreement does not constitute an ownership interest), Bell Atlantic shall be obligated only to use commercially reasonable efforts to ensure that the provisions of this Article 5 are satisfied.

     5.8  Further Action with Respect to Investment Company Act of 1940.  To the
          -------------------------------------------------------------
extent that Vodafone determines in good faith that changes in the creation of, or the structure of its contributions (including contributions of its Affiliates) to, the Partnership are necessary to enable it to satisfy the condition set forth in Section 6.1.8, Vodafone shall provide Bell Atlantic written notice thereof. Bell Atlantic agrees that it will cooperate with Vodafone and use its commercially reasonable efforts to take, or cause to be taken, all necessary or advisable steps to accomplish such changes. Notwithstanding the preceding sentence, however, if in the process of accomplishing such changes, Bell Atlantic is adversely affected economically, Vodafone shall fully indemnify Bell Atlantic (on an after-Tax basis using an assumed Tax rate of 40%) for the actual adverse economic effect on Bell Atlantic resulting from the requested changes. Notwithstanding the foregoing, nothing provided in this Section 5.8 shall require Bell Atlantic to take any action that would (i) prevent Bell Atlantic from being able to consolidate the Partnership in its consolidated financial statements or to account for the transactions contemplated by the Bell Atlantic GTE Agreement as a pooling-of-interests, (ii) modify in any material respect, the control and governance arrangements applicable to the Partnership, (iii) modify in any material adverse manner the scope and intended assets and business of the Partnership, or modify the percentage ownership interests of the Parties in the Partnership, or (iv) otherwise have a material adverse effect on the economic and strategic benefits intended to be provided to Bell Atlantic by the transactions contemplated in this Agreement. It is understood by Bell Atlantic and Vodafone that the determination of Vodafone's status under the 1940 Act involves a complex set of factors primarily under the exclusive control of Vodafone, but that, due to the magnitude of the interest in the Partnership held by Vodafone and its Affiliates, the treatment of that interest for such purposes is material to the determination of Vodafone's status. In the conduct of its businesses, Vodafone will give due consideration to all reasonably available means to enable it to satisfy the condition set forth in Section 6.1.8.

     5.9  Operational and Financial Matrices.  Prior to the Stage I Closing, the
          ----------------------------------
Parties hereto shall agree to the Partnership's key operational and financial matrices for the period covered by the Partnership's initial two-year financial targets as set forth in Section 3.6 of the Partnership Agreement. In addition, Bell Atlantic agrees that, to the extent it prepares budgets, forecasts or other plans with respect to the Cellco Wireless Business or that Wireless Business of the Partnership that Vodafone would be entitled to receive under Section 3.6 or
10.2 of the Partnership Agreement, it will promptly furnish such information then to Vodafone.


                                  ARTICLE VI.
                      CONDITIONS PRECEDENT TO THE CLOSINGS

     6.1  Conditions Precedent to the Obligations of Vodafone to Adopt
          ------------------------------------------------------------
Partnership Agreement and Consummate the Stage I Closing.  All obligations of
--------------------------------------------------------
Vodafone to consummate the Stage I Closing and the Transactions contemplated in connection therewith under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Stage I Closing, of each of the following conditions precedent:

          6.1.1  Representations and Warranties True.  The representations and
                 -----------------------------------
warranties of Bell Atlantic contained in this Agreement or in any Schedule, certificate or document delivered by Bell Atlantic to Vodafone pursuant to the provisions hereof shall have been true in all material respects on the date hereof without regard to any Schedule updates furnished by Bell Atlantic after the date hereof, except to the extent that any inaccuracies in such representations and warranties would not reasonably be expected to have a Bell Atlantic Material Adverse Effect.

          6.1.2  Compliance with this Agreement.  Bell Atlantic shall have
                 ------------------------------
performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Stage I Closing.

          6.1.3  No Bell Atlantic Material Adverse Effect.  No Event or Events
                 ----------------------------------------
shall have occurred since the date hereof which alone or in the aggregate shall have resulted in a Bell Atlantic Material Adverse Effect.

          6.1.4  No Proceedings, Order.  On the Stage I Closing Date, no suit,
                 ---------------------
action or other proceeding, or injunction or final judgment relating thereto, shall have been brought by a Governmental Authority and be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the Transactions contemplated hereby, which would be reasonably likely to result in a Vodafone Material Adverse Effect. No Governmental Authority shall have enacted, issued, promulgated, or enforced any Law or Court Order (whether temporary, preliminary or permanent) which is then in effect, which has the effect of making the Transactions contemplated hereby, illegal or otherwise, preventing or prohibiting the transactions to be effected at the Stage I Closing.

          6.1.5  Expiration of HSR Act Waiting Period.  Any applicable waiting
                 ------------------------------------
period under the HSR Act relating to the Transactions contemplated by this Agreement to be effected at the Stage I Closing and the Stage II Closing shall have expired.

          6.1.6  Regulatory and Other Approvals.  All authorizations, consents,
                 ------------------------------
orders, permits or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Authority (all of the foregoing, "Consents") which are necessary for the consummation of the
                --------
Transactions contemplated to occur at the Stage I Closing, other than Consents which, if not obtained, would not have a Bell Atlantic Material Adverse Effect or a Vodafone Material Adverse Effect, shall have been filed, have occurred or have been obtained (all such Consents being referred to as the "Requisite
                                                                ---------
Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in
--------------------
full force and effect; provided, however, that a Requisite Regulatory Approval shall not be deemed to have been obtained if in connection with the grant thereof there shall have been an imposition by any Governmental Authority of any conditions, requirement, restriction or change of regulation, or any other action directly or indirectly related to such grant taken by such Governmental Authority, which would be reasonably likely to have a Bell Atlantic Material Adverse Effect or a Vodafone Material Adverse Effect.

          6.1.7  Closing Certificate.  Vodafone shall have received a
                 -------------------
certificate from Bell Atlantic, dated the Stage I Closing Date, certifying in such detail as Vodafone may reasonably request that the conditions specified in Sections 6.1.1, 6.1.2, and 6.1.3 hereof have been fulfilled.

          6.1.8  Status as Investment Company.  Both Vodafone and AirTouch
                 ----------------------------
Communications, Inc. ("AirTouch") (i) shall have obtained an exemptive order(s)
                       --------
from the Securities and Exchange Commission stating that both companies will be exempt from application of the Investment Company Act of 1940 and the rules and regulations applicable thereto (the "Investment Company Act") under circumstances which Vodafone and AirTouch determine, in their sole discretion, will exist upon consummation of the transactions contemplated in connection with the Stage I Closing, and imposing no condition or restriction which, to the extent any such condition or restriction may adversely affect the rights and obligations of Vodafone and its Affiliates as partners in the Partnership, is unacceptable to Vodafone or AirTouch in their sole discretion, or (ii) shall otherwise have determined, in their sole discretion, that, on and after consummation of the transactions contemplated in connection with the Stage I Closing, neither will be an "investment company" as such term is defined under the Investment Company Act.

          6.1.9  Shareholder Approval.  This Agreement and the Transactions
                 --------------------
contemplated hereby shall have been duly adopted and approved by an Ordinary Resolution of the shareholders of Vodafone to the extent such approval is required by law, regulation or applicable LSE rule.

     6.2  Conditions Precedent to the Obligations of Bell Atlantic to Adopt
          -----------------------------------------------------------------
Partnership Agreement and Consummate the Stage I Closing.  All obligations of
--------------------------------------------------------
Bell Atlantic to consummate the Stage I Closing and the Transactions contemplated in connection therewith under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Stage I Closing, of each of the following conditions precedent:

          6.2.1  Representations and Warranties True.  The representations and
                 -----------------------------------
warranties of Vodafone contained in this Agreement or in any Schedule, certificate or document delivered by Vodafone to Bell Atlantic pursuant to the provisions hereof shall have been true in all material respects on the date hereof, without regard to any Schedule updates furnished by Vodafone after the date hereof, except to the extent that any inaccuracies in such representations and warranties would not reasonably be expected to have a Vodafone Material Adverse Effect.

          6.2.2  Compliance with this Agreement.  Vodafone shall have performed
                 ------------------------------
and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Stage I Closing.

          6.2.3  No Vodafone Material Adverse Effect.  No Event or Events shall
                 -----------------------------------
have occurred since the date hereof which alone or in the aggregate shall have resulted in a Vodafone Material Adverse Effect.

          6.2.4  No Proceedings, Order.  On the Stage I Closing Date, no suit,
                 ---------------------
action or other proceeding, or injunction or final judgment relating thereto, shall be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the Transactions contemplated hereby, which would be reasonably likely to result in a Bell Atlantic Material Adverse Effect. No Governmental Authority shall have enacted, issued, promulgated, or enforced any Law or Court Order (whether temporary, preliminary or permanent) which is then in effect, which has the effect of making the Transaction contemplated hereby, illegal or otherwise, preventing or prohibiting the transactions to be effected at the Stage I Closing.

          6.2.5  Expiration of HSR Act Waiting Period.  Any applicable waiting
                 ------------------------------------
period under the HSR Act relating to the Transactions contemplated by this Agreement to be effected at the Stage I Closing and the Stage II Closing shall have expired.

          6.2.6  Regulatory and Other Approvals.  All Requisite Regulatory
                 ------------------------------
Approvals shall have been filed, have occurred or have been obtained and all such Requisite Regulatory Approvals shall be in full force and effect, provided, however, that a Requisite Regulatory Approval shall not be deemed to have been obtained if in connection with the grant thereof there shall have been an imposition by any Governmental Authority of any conditions, requirement, restriction or change of regulation, or any other action directly or indirectly related to such grant taken by such Governmental Authority, which would be reasonably likely to have a Bell Atlantic Material Adverse Effect or a Vodafone Material Adverse Effect.

          6.2.7  Closing Certificate.  Bell Atlantic shall have received a
                 -------------------
certificate from Vodafone, dated the Stage I Closing Date, certifying in such detail as Bell Atlantic may reasonably request that the conditions specified in Sections 6.2.1, 6.2.2 and
6.2.3 hereof have been fulfilled.

          6.2.8  Auditors Letter.  Bell Atlantic shall have received a letter
               ---------------
from PricewaterhouseCoopers, dated as of the Stage I Closing Date, to the effect that the Transactions contemplated herein will not cause the transactions contemplated by that certain Bell Atlantic GTE Agreement to fail to qualify for pooling of interests accounting treatment, and to the further effect that Bell Atlantic will be entitled to use the consolidated method of accounting for the Partnership.

          6.2.9  Shareholder Approval.  This Agreement and the Transactions
                 --------------------
contemplated hereby shall have been duly adopted and approved by an Ordinary Resolution of the shareholders of Vodafone to the extent such approval is required by law, regulation or applicable LSE rule.

     6.3  Condition Precedent to the Obligations of Each Party to Consummate the
          ----------------------------------------------------------------------
Stage II Closing.  All obligations of each Party to consummate the Stage II
----------------
Closing and the Transactions contemplated in connection therewith under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Stage II Closing, of the following conditions precedent:

          6.3.1  Legality.  No Governmental Authority shall have enacted,
                 --------
issued, promulgated or enforced any Law or Court Order (whether temporary, preliminary or permanent) which is then in effect, which has the effect of making illegal or otherwise prohibiting the transactions to be effected at the Stage II Closing.

          6.3.2  Stage I Closing.  Either the contemporaneous or previous
                 ---------------
consummation of the Stage I Closing.


                                  ARTICLE VII
                              ANCILLARY AGREEMENTS

     7.1  PrimeCo Arrangements.  The Parties intend to suspend the separation of
          --------------------
the assets of PrimeCo contemplated by the PrimeCo Partnership Distribution Agreement, dated August 3, 1999 (the "PrimeCo Agreement"), and to maintain
                                      -----------------
PrimeCo's operations as set forth in the following sentence. Promptly after the execution of this Agreement, the parties shall, or shall cause the appropriate affiliates to, amend the PrimeCo Agreement to: (i) cause the Distribution Date to occur on the 60th day following the date that Bell Atlantic or Vodafone gives written notice of its intent to effectuate the PrimeCo Agreement, but in no event earlier than February 1, 2000; (ii) cause the distribution, as promptly as practicable following the date hereof, of the Chicago PCS licenses and related assets and liabilities to Vodafone or its Affiliate as a partial redemption of its partnership interest; and (iii) cause the distribution, as promptly as practicable following the date hereof, of the Richmond PCS licenses and related assets and liabilities to Bell Atlantic or its Affiliate as a partial redemption of its partnership interest.

     7.2  Branding.
          --------

               (a) At the election of Bell Atlantic at any time and from time to time following either or both of the Closings, the Partnership shall
          (i) change its name to a name designated by Bell Atlantic, (ii) as directed by Bell Atlantic, discontinue use of any or all of the Partnership's then current trademarks, service marks and brand names, and (iii) as necessary, enter into a licensing agreement with Bell Atlantic or its appropriate Affiliate containing customary terms and conditions pursuant to which the Partnership may use trademarks, service marks and brand names, or portions thereof, belonging to Bell Atlantic or its Affiliates. Such marks and names may, at Bell Atlantic's election, incorporate all or any portion of Bell Atlantic's (or its Affiliates') or the Partnership's then current marks and names. Except as set forth in subsection` (b), nothing herein shall grant to the Partnership, any Partner, or any other Person any interest in or to any trademark, service mark or brand name, or any portion thereof, belonging to or claimed by Bell Atlantic or its Affiliates.

               (b) If Bell Atlantic determines at any time that the Partnership should use a trademark, trade name or service mark or otherwise adopt as the Partnership's brand a name that is the Intellectual Property of Bell Atlantic or its Affiliates, Bell Atlantic shall grant to the Partnership a non-exclusive, royalty free license to use such name or mark, on customary terms and conditions, for a period expiring on the last day of the thirtieth (30th) calendar month after the earlier of
          (i) the first day on which the Partnership has adopted an alternative brand that does not use a mark or name owned by Bell Atlantic, or (ii) the first day on which Bell Atlantic and its Affiliates cease to own, directly or indirectly, any Partnership Interest in the Partnership.

               (c) Neither Vodafone nor any of its Affiliates shall use the name "AirTouch" or any variant thereof or name similar thereto in the Domestic United States from the Stage I Closing Date until the last day of the thirtieth (30th) full calendar month after the Stage I Closing Date; provided that Vodafone shall be permitted to continue to maintain its corporate name during such period; and, provided further, that such name may not be used by Vodafone or its Affiliates in connection with the marketing in the Domestic United States of any commercial product or service until the expiration of such aforementioned period.

     7.3  Global Business Synergies.  The parties intend to explore fully the
          -------------------------
potential for realization of synergies from business initiatives and relationships between the Partnership and Vodafone's international wireless operations. In furtherance of this objective, Bell Atlantic and Vodafone shall identify and evaluate together and with the Partnership mutually advantageous global wireless business initiatives and relationships which could include (without limitation) the following activities: (i) coordination and pooled purchasing of equipment and handsets; (ii) development and implementation of global roaming programs for customers of the Partnership, Bell Atlantic and Vodafone; (iii) development and implementation of a global corporate account program; and (iv) development of new wireless technologies, services and applications. The Parties shall use commercially reasonable best efforts to implement any such business initiatives or relationships which the Parties mutually decide to pursue.

     7.4  Cooperation Regarding Investment Company Matters.  Vodafone and
          ------------------------------------------------
AirTouch shall promptly prepare, file and diligently pursue, in consultation from time to time with Bell Atlantic, an application for the exemptive order described in Section 6.1.8 hereof. Bell Atlantic agrees to cooperate in good faith with Vodafone and its Affiliates by (1) taking such actions as Vodafone may reasonably request to support Vodafone's and AirTouch's application to the SEC for an order under the Investment Company Act declaring that each of Vodafone and AirTouch is not an investment company and (2) following the issuance of such order by the SEC, considering in good faith avoiding, or causing the Partnership to avoid, taking actions which would cause Vodafone or AirTouch to be unable to continue to rely on such order.

     7.5  Cooperation Regarding Indemnified Litigation.  In the event a Party,
          --------------------------------------------
the Partnership or any Partnership Entity learns of a claim or potential claim that may reasonably qualify as an Indemnified Litigation, such Party shall, or cause the Partnership to, promptly give notice of any such claim or potential claim to the other Party. The Parties shall cause the Partnership to relinquish control (to the extent possessed by the Partnership or any of its Affiliates) to the indemnifying Party in respect of the defense or prosecution of Indemnified Litigation matters. Each Party shall exercise best efforts to secure the dismissal of the Partnership or any Partnership Entities or the other Party in any Indemnified Litigation to the extent the Partnership (including the Partnership Entities) or other Party is alleged to have successor liability to Vodafone or Bell Atlantic, as the case may be, for the Indemnified Litigation. To the extent that notice must be given in any Indemnified Litigation, the Parties shall cause the Partnership and any of its Partnership Entities to cooperate in providing such notices, including, without limitation, providing mailing and address information and assistance and/or inserting such notices with other mailings to cellular subscribers, subject to the Party requesting such notice paying of any reasonable out-of-pocket costs related thereto incurred by the Partnership. To the extent a Party decides to settle any Indemnified Litigation over which it has exclusive control pursuant to this Section by providing airtime credits, telephone coupons or other prospective benefits, or agreeing to any injunctive relief, the Parties shall cause the Partnership and any of its Partnership Entities to cooperate in providing such relief, and to provide reasonable consent to any such proposal. The Parties shall cause the Partnership and the Partnership Entities to give, or cause to be given, to each Party's respective officers, employees, counsel, accountants and other representatives all rights the Partnership or the Partnership Entities has with respect to access to and the right to inspect and copy all information, regardless of its form of storage or retention (whether documentary, electronic or otherwise). The Parties shall cause the Partnership to retain such information to the extent required by law, or at each of their election, without cost to such Party. Originals shall also be provided to an Indemnifying Party as necessary in such Party's discretion for the prosecution or defense of the Indemnified Litigation. The Parties shall cause the Partnership to give, or cause to be given, to their respective representatives, as the case may be, full access to all Partnership and the Partnership Entities officers, employees, counsel, accountants, and other representatives for assistance and support regarding the Indemnified Litigation and the Parties will use reasonable best efforts to cause such persons to cooperate.

     7.6  Conflicted Systems Proceeds.  Prior to the Stage II Closing, Vodafone
          ---------------------------
and Bell Atlantic shall agree on each Party's "Conflicted Systems Proceeds
                                               ---------------------------
Amount," which shall equal the sum of the
------
following amounts received by each of Vodafone and Bell Atlantic and their respective Affiliates, from sales of certain Conflicted Systems pursuant to
Section 2.6.2: (i) the Gross Proceeds (as defined in Section 2.6.2) received by Bell Atlantic derived from the sale of any of the Conflicted Systems referred to on SCHEDULE 7.6A, (ii) the Net Proceeds (as defined in Section 2.6.2) received by Vodafone or Bell Atlantic, as the case may be, derived from the sale of any of the Conflicted Systems referred to on SCHEDULE 7.6B, and (iii) the accretion in the Gross Proceeds and Net Proceeds received by Vodafone or Bell Atlantic or their respective Affiliates, as the case may be, at the LIBO Rate from the date of the closing of the sale of any Conflicted System to the Stage II Closing Date. The "Vodafone Net Conflict Amount" and the "Bell Atlantic Net Conflict
            ----------------------------           --------------------------
Amount" shall then be calculated as follows:  First, each Party's percentage
------
Partnership Interest (giving effect to the Stage II Closing) shall be multiplied by the sum of Vodafone's Conflicted Systems Proceeds Amount and Bell Atlantic's Conflicted Systems Proceeds Amount, with the result being referred to as such Party's "Target Amount" Second, the "Conflict Payment Amount" shall be
         -------------                -----------------------
calculated for the Party whose Conflicted Systems Proceeds Amount is greater than its Target Amount. Such Party's Conflict Payment Amount will equal (x) the excess of the Conflicted Systems Proceeds Amount of such Party over the Target Amount of such Party, divided by (y) the percentage Partnership Interest of the other Party.


                                 ARTICLE VII.
                              TAX INDEMNIFICATION

     8.1  Tax Matters.  Notwithstanding anything to the contrary in this
          -----------
Agreement:

               (a) Each Party shall be responsible for, shall pay or cause to be paid, and shall reimburse, indemnify and hold harmless (on an after-Tax basis using an assumed Tax rate of 40%) the other Party and/or the Partnership and, from and after the Closing, each of the Conveyed Entities, from and against any and all Taxes the other Party, the Partnership, and/or any of the Conveyed Entities may suffer resulting from, arising out of, relating to or caused by: (i) any and all Income Taxes incurred by such Party, any of the Party's Conveyed Entities, and in the case of Bell Atlantic, the Partnership (or Cellco) (A) with respect to any taxable period ending on or before the Relevant Closing Date (a "Pre-Closing Period") and (B) for any taxable period
                           ------------------
          beginning before and ending after the Relevant Closing Date (a

          "Straddle Period"), any and all Taxes to the extent allocable to the
          ----------------
          portion of such period beginning before and ending on the Relevant Closing Date (an "Interim Period"); (ii) any Taxes arising out of a
                            --------------
          breach of the representations and warranties contained in Sections
          4.1.13 or 4.2.13, as the case may be; (iii) any Income Tax imposed upon or relating to (A) any member of an affiliated, combined or other relevant tax group and (B) any other Person for a Pre-Closing Period or Interim Period, in each case for which the Party or Conveyed Entity may be liable, (x) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law) or (y) as a transferee or successor or by contract; (iv) any payments required to be made after the Relevant Closing Date under any Tax sharing, Tax indemnity, Tax allocation or similar contract (whether or not written (other than any such contract with respect to which PrimeCo is a party)) to which the Party or any Conveyed Entity is or was obligated, or is or was a party, on or prior to the Relevant

          Closing Date and (v) any Tax indemnification obligation of such Party (or any Conveyed Entity) with respect to Conveyed Assets. The Partnership shall be responsible for, shall pay or cause to be paid, and shall reimburse, indemnify and hold harmless Vodafone, its successors and assigns and its officers, directors, employees, agents and Bell Atlantic, its successors and assignes and its officers, directors, employees, agents from and against (i) any Pre-Closing Non-Income Taxes and Straddle Period Non-Income Taxes assumed by the Partnership pursuant to the definition of "Assumed Liability" and (ii) any Transfer Taxes described in Section 10.3 hereof.

               (b) In the case of Income Taxes or Income Tax credits arising in a Straddle Period of a Conveyed Entity, except as provided in Section 8.1(c), the allocation of such Income Taxes between the Interim Period and the taxable period or portion thereof beginning after the Relevant Closing Date (the "Post-Closing Period") shall be made on the basis of
                             -------------------
          an interim closing of the books as of the end of the Relevant Closing Date. For purposes of this Agreement, any Income Tax resulting from the departure of a Conveyed Entity from the affiliated group of corporations within the meaning of Section 1504(a) of the Code, of which a Party or an Affiliate is the common parent (the "Conveying
                                                                   ---------
          Group") (or any other combined or  relevant group) (resulting from the
          -----
          triggering into income of deferred intercompany transactions or excess loss accounts or otherwise) is attributable to the Pre-Closing Period or Interim Period, as the case may be.

               (c) Any Tax refunds (including any interest received with respect thereto) or credits attributable to a Pre-Closing or an Interim Period received by a Conveyed Entity, any of the Parties or the Partnership shall be for the account of the Party who would be liable for Taxes pursuant to this Section 8.1 for such period. The Person receiving such refund shall promptly pay such refund to the Party for whose account such refunds (including any interest received with respect thereto) or credits are received.

     8.2  Treatment of Indemnity Payments.  The Parties agree that, to the
          -------------------------------
extent allowed by law, any indemnity payment made pursuant to this Agreement will be treated by the parties on their Tax Returns as reimbursements.

     8.3  Pre-Closing Period Audits.  With respect to Pre-Closing Periods of any
          -------------------------
Conveyed Entity, the Party contributing such Conveyed Entity to the Partnership shall have the sole right to represent the interests of such Conveyed Entity (to the extent that such Party had such right prior to Closing Date) in any Tax audit or administrative or court proceeding relating to any Tax for which such Party would be liable pursuant to Section 8.1 and to employ counsel of their choice. A Party shall promptly notify the other Party if such Party decides not to control the defense or settlement of any such Tax audit or administrative or court proceeding and the other Party thereupon shall be permitted to defend and settle such Tax audit or proceeding at the Party's expense. Neither Party shall, without the consent of the other Party, which consent may not be unreasonably withheld, execute any waivers of the statute of limitations for any other Conveyed Entity, with respect to any federal income or information Tax Returns for a Pre-Closing Period or Straddle Period.

     8.4  Straddle Period Audits.  With respect to any Straddle Period of a
          ----------------------
Conveyed Entity (to the extent that the Party contributing such Conveyed Entity had such right prior to Closing Date), both Parties shall jointly control the defense and settlement of any Tax audit or administrative or court proceeding relating to any Tax for which both Parties would be liable pursuant to Section
8.1 and each party shall cooperate with the other Party at its own expense and there shall be no settlement or closing or other agreement with respect thereto without the consent of the Parties, which consent will not be unreasonably withheld.

     8.5  Timing of Claims for Indemnity.  Any claim for indemnity hereunder may
          ------------------------------
be made at any time prior to sixty (60) days after the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period (including all periods of extension, whether automatic or permissive).

     8.6  Notice of Claims for Indemnity.  One Party shall give the other
          ------------------------------
Parties written notice of (i) any claim for indemnification or payment pursuant to this Article VIII, which notice shall include a calculation of the amount of the requested indemnity or other payment and shall furnish to the other Party copies of all books, records and other information reasonably requested by the other Party to the extent necessary to substantiate such claim and verify the amount thereof and (ii) any claim by any Tax authority asserted in writing, or, to the knowledge of the Party otherwise asserted, which, if successful, might result in an indemnity payment under this Articles VIII (and shall also provide copies of any written claim by a Tax authority for such Taxes); provided, however, that any failure to give such notice or copies will not waive any rights of the indemnified party, except to the extent that the rights of such parties are actually prejudiced thereby, and will not relieve the Party of its obligations as provided in this Article VIII after such notice or copies are given, except to the extent that the rights of the other Parties are actually prejudiced thereby.

     8.7  Tax Returns.  With respect to Taxes relating to any period ending
          -----------
after the Relevant Closing Date, the Partnership or the Conveyed Entity, as the case may be, shall properly prepare or cause to be prepared all Tax Returns that are required to be filed after the Relevant Closing Date as provided in the Partnership Agreement. With respect to Taxes relating to a period ending prior to the Relevant Closing Date, the Person who is liable for such Taxes under this Agreement shall properly prepare, or cause to be properly prepared, and file all Tax Return that are required to be filed after the Relevant Closing Date. Such Tax Returns shall be prepared in a manner consistent with past practices.

     8.8  Cooperation.  The Parties and the Conveyed Entities shall cooperate
          -----------
fully, as and to the extent reasonably requested, in connection with the filing of Tax Returns pursuant to Section 8.7, and any audit, litigation or other proceeding with respect to Taxes.

     8.9  Books and Records.  The Parties shall provide to each other, and the
          -----------------
Contributing Party shall use reasonable efforts to cause the Conveyed Entities to provide, access at any reasonable time and from time to time, at the business location at which the books and records are maintained, after the Closing Date, to such Tax data of the Conveyed Entities as the Party(s), may from time to time reasonably request and will furnish, and request the independent accountants and legal counsel of the Parties and the Conveyed Entities to furnish to the Parties and the Conveyed Entities, as the case may be, such additional Tax and other information and documents in the possession of such Persons as such other

Party may from time to time reasonably request. The Parties agree to retain and maintain all hardcopy and electronic books and records required under federal, state and local tax law for the period of their materiality, and to make such books and records available to the other party.

     8.10  Tax Sharing Agreements.  As of the Closing Date, the Conveyed
           ----------------------
Entities shall not be a party to, be bound by or have any obligation under, any Tax sharing agreement or similar contract or arrangement or agreement (other than any tax sharing agreement between a Conveyed Partnership or Conveyed Subsidiary and any Person that is not wholly-owned by such Conveyed Partnership or Conveyed Subsidiary) that obligates it to make any payment computed by reference to the Taxes.

     8.1  Tax Basis Schedule.  Prior to the Relevant Closing Date, the Parties
          ------------------
(a) shall set forth on SCHEDULE 8.11 the federal state and local income tax basis of the assets contributed by Vodafone and Bell Atlantic, respectively, and
(b) shall use reasonable efforts to set forth on SCHEDULE 8.11 the federal, state and local income tax basis of the assets owned by the Vodafone Conveyed Entities and the Bell Atlantic Conveyed Entities.


                                  ARTICLE IX.
                            GENERAL INDEMNIFICATION

     9.1  Indemnification by Bell Atlantic.
          --------------------------------

               (a) Subject to the terms of this Article IX, Bell Atlantic shall indemnify and hold harmless (on an after-Tax basis using an assumed Tax rate of 40%) the Partnership, its successors and assigns and its officers, directors, employees, partners and agents and any Person who controls any of the foregoing within the meaning of the Securities Act other than Bell Atlantic (each, an "Indemnified Partnership Party") from and against any
                         -----------------------------
     liabilities, claims, causes of action, demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys', consultants' and other professional fees and disbursements of every kind, nature and description incurred by such Indemnified Partnership Party in connection therewith) (collectively, "Losses") that such Indemnified
                                           ------
     Partnership Party may sustain, suffer or incur and that result from, arise out of or relate to (i) any breach of any of the representations, warranties, covenants or agreements of Bell Atlantic contained in this Agreement other than those relating to Taxes, (ii) any of the following which may occur with respect to the Bell Atlantic Wireless Business: any claim, litigation or proceeding (each a "Claim") arising out of Events or a
                                              -----
     cause of action which existed prior to the Stage I Closing (in the case of Claims relating to the Cellco Assets) or prior to the Stage II Closing (in the case of Claims relating to the Bell Atlantic Conveyed Assets), except to the extent the Claim arises out of the Transactions contemplated hereby, regardless of whether or not any such Claim is first asserted or commenced prior to or after the Stage I Closing Date or the Stage II Closing Date, as the case may be, ("Bell Atlantic Indemnified Litigation"), (iii)
                        ------------------------------------
     Liabilities relating to or arising from Cellco Assets as of the Stage I Closing Date that are not Cellco Assumed Liabilities, or (iv) Liabilities relating to or arising from Bell

     Atlantic Conveyed Assets as of the Stage II Closing Date that are not Bell Atlantic Assumed Liabilities.

               (b) The Partnership acknowledges and agrees that Bell Atlantic shall not have any Liability under any provision of this Agreement for any Loss to the extent that such Loss relates to the failure to act or any action taken by the Partnership or any other Person (other than Bell Atlantic or any of its Affiliates in breach of this Agreement or any other Transaction Document) after the Closing Date.

               (c) The Partnership shall take and shall cause its Affiliates to take all reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach which gives rise to the Loss.

               (d) Nothing herein shall be deemed to limit or restrict in any manner any rights or remedies which the Partnership has or may have, at law, in equity or otherwise, against Bell Atlantic based on a willful misrepresentation or willful breach of any warranty, covenant or agreement by Bell Atlantic hereunder.

     9.2  Indemnification by Vodafone.
          ---------------------------

               (a) Subject to the terms of this Article IX, Vodafone shall indemnify and hold harmless (on an after-Tax basis using an assumed Tax rate of 40%) each Indemnified Partnership Party from and against any Losses that such Indemnified Partnership Party may sustain, suffer or incur and that result from, arise out of or relate to (i) any breach of any of the representations, warranties, covenants or agreements of Vodafone contained in this Agreement other than those relating to Taxes, (ii) any of the following which may occur with respect to the Vodafone Wireless Business: any Claim arising out of Events or a cause of action which existed prior to the Stage I Closing (in the case of Claims relating to the Vodafone Stage I Conveyed Assets) or prior to the Stage II Closing (in the case of Claims relating to the Vodafone Stage II Conveyed Assets), except to the extent the Claim arises out of the Transactions contemplated hereby, regardless of whether or not any such Claim is first asserted or commenced prior to or after the Stage I Closing Date or the Stage II Closing Date, as the case may be ("Vodafone Indemnified Litigation"), or (iii) Liabilities relating
              -------------------------------
     to or arising from Vodafone Stage I Conveyed Assets as of the Stage I Closing Date and from Vodafone Stage II Conveyed Assets as of the Stage II Closing Date, in each case that are not Vodafone Assumed Liabilities.

               (b) The Partnership acknowledges and agrees that Vodafone shall not have any Liability under any provision of this Agreement for any Loss to the extent that such Loss relates to the failure to act or any action taken by the Partnership or any other Person (other than Vodafone or any of its Affiliates in breach of this Agreement or any other Transaction Document) after the Closing Date.

               (c) The Partnership shall take and cause its Affiliates to take all reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach which gives rise to the Loss.

               (d) Nothing herein shall be deemed to limit or restrict in any manner any rights or remedies which the Partnership has or may have, at law, in equity or otherwise, against Vodafone based on a willful misrepresentation or willful breach of any warranty, covenant or agreement by Vodafone hereunder.

     9.3  Indemnification by the Partnership.
          ----------------------------------

               (a) The Partnership shall indemnify and hold harmless (on an after-Tax basis using an assumed Tax rate of 40%) Vodafone, its successors and assigns and its officers, directors, employees, agents and any Person who controls any of the foregoing within the meaning of the Securities Act (each, an "Indemnified Vodafone Party") and Bell Atlantic, its successors
                --------------------------
     and assigns and its officers, directors, employees, agents and any Person who controls any of the foregoing within the meaning of the Securities Act (each, an "Indemnified Bell Atlantic Party") from and against any Losses
                -------------------------------
     that such Indemnified Vodafone Party or Indemnified Bell Atlantic Party may sustain, suffer or incur and that result from, arise out of or relate to
     (i) any Cellco Assumed Liability, Bell Atlantic Assumed Liability or Vodafone Assumed Liability (excluding any Liability arising under Section 9.1(a)(i) or 9.2(a)(i)) or (ii) Events occurring after the Stage I Closing Date with respect to Cellco Assets and Vodafone Stage I Conveyed Assets and after the Stage II Closing Date with respect to Bell Atlantic Conveyed Assets and Vodafone Stage II Conveyed Assets.

               (b) Each Indemnified Vodafone Party and Indemnified Bell Atlantic Party shall take all reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach which gives rise to the Loss.

               (c) Nothing herein shall be deemed to limit or restrict in any manner any rights or remedies which Vodafone or Bell Atlantic has or may have, at law, in equity or otherwise, against the Partnership based on a willful breach of any covenant or agreement hereunder.

     9.4  Procedure for Claims.
          --------------------

               (a) Any Person that desires to seek indemnification under any provision of this Article IX or any other provision of this Agreement providing for indemnification (other than Article VIII) (each, an

     "Indemnified Party") shall give notice (a "Claim Notice") to each party
     ------------------                         ------------
     responsible or alleged to be responsible for indemnification hereunder (an "Indemnitor") prior to any applicable Expiration Date specified below.
      ----------

     Such Claim Notice shall briefly explain the nature of the claim and the parties known to be involved, and shall specify the amount thereof. If the matter to which a claim relates shall not have been resolved as of the date of the Claim Notice, the Indemnified Party shall estimate the amount of the claim in the Claim Notice, but also specify therein that the claim has not yet been liquidated (an "Unliquidated Claim"). If an Indemnified Party
                              ------------------
     gives a Claim Notice for an Unliquidated Claim, the Indemnified Party shall also give a second Claim Notice (the "Liquidated Claim Notice") within
                                           -----------------------
     sixty (60) days after the matter giving rise to the claim becomes finally resolved, and the Liquidated Claim Notice shall specify the amount of the claim. Any failure to give a Claim Notice in a timely manner pursuant to this Section 9.4(a) shall not limit the obligation of the Indemnitor under this Article IX, except to the extent such Indemnitor is prejudiced thereby and except as otherwise provided in Section 9.7. Each Indemnitor to which a Claim Notice is given shall respond to any Indemnified Party that has given a Claim Notice (a "Claim Response") within thirty (30) days (the "Response
                        --------------                                 --------
     Period") after the later of (a) the date that the Claim Notice is given or
     ------
     (b) if a Claim Notice is first given with respect to an Unliquidated Claim, the date on which the Liquidated Claim Notice is given. Any Claim Notice, Liquidated Claim Notice or Claim Response shall be given in accordance with the notice requirements hereunder, and any Claim Response shall specify whether or not the Indemnitor giving the Claim Response disputes the claim described in the Claim Notice, if applicable, or Liquidated Claim Notice. If any Indemnitor fails to give a Claim Response within the Response Period, such Indemnitor shall be deemed not to dispute the claim described in the related Claim Notice, if applicable, or Liquidated Claim Notice. If any Indemnitor elects not to dispute a claim described in a Claim Notice, whether by failing to give a timely Claim Response or otherwise, then the amount of such claim shall be conclusively deemed to be an obligation of such Indemnitor. If the Indemnitor notifies the Indemnified Party in the Claim Response that it disputes the claim made by the Indemnified Party, then the Indemnitor and the Indemnified Party shall endeavor in good faith for a period of thirty (30) days to settle and compromise such claim, and if unable to agree on any settlement or compromise, such claim for indemnification shall be settled by mediation and arbitration in accordance with the provisions of Section 10.1 of this Agreement, and any Loss established by reason of such settlement, compromise or arbitration shall be deemed to be finally determined.

               (b) Any Loss that is finally determined in the manner set forth in Section 9.4(a) shall be paid by the Indemnitor to the Indemnified Party within thirty (30) days after (a) the last day of the Response Period or
     (b) the date on which such settlement, compromise or arbitration described in the last sentence of Section 9.4(a) shall have been deemed to be finally determined, as the case may be. If any Indemnitor fails to pay an Indemnified Party all or part of any indemnification obligation when due, then such Indemnitor shall also be obligated to pay to such Indemnified Party interest on the unpaid amount for each day during which the obligation is delinquent at an annual rate equal to the Prime Rate plus two percent (2%) per annum, and the Prime Rate in effect on the first (1st) business day of each calendar quarter shall apply to the amount of the unpaid obligation during such calendar quarter.

     9.5  Certain Limitations.  Notwithstanding anything to the contrary in this
          -------------------
Agreement, except as provided in this Section 9.5, (i) the Indemnified Partnership Parties shall only be entitled to indemnification hereunder, and Bell Atlantic and Vodafone shall only be obligated to indemnify such Indemnified Partnership Parties, with respect to and only to the extent of the breach of a representation or warranty by Bell Atlantic or Vodafone when the aggregate of all Losses to such Indemnified Partnership Parties from all such breaches by Bell Atlantic or Vodafone, respectively, exceeds on a cumulative basis $150,000,000 (the "Deductible Amount"), and then only to the extent of such
                   -----------------
excess amount, and (ii) neither Vodafone nor Bell Atlantic shall be liable under this Agreement for all breaches of representations and warranties for an aggregate amount in excess of $7,500,000,000 (the "Maximum Indemnification").
                                                   -----------------------
The foregoing limitations with respect to the Maximum Indemnification shall not apply, however, to any willful misrepresentation or willful breach of warranty by Vodafone or Bell Atlantic. Notwithstanding the other provisions of this
Article IX, no Indemnified Partnership Party shall be entitled to seek indemnification under this Article IX for any individual fact, circumstance, condition or occurrence or series of related facts, circumstances, conditions or occurrences that results in a breach of a representation or warranty that involves Losses of less than $100,000. Notwithstanding the foregoing provisions of this Section 9.5, the indemnification obligations of Bell Atlantic and Vodafone set forth in Sections 9.1(a)(ii) or (iii), in the case of Bell Atlantic, or Sections 9.2(a)(ii) or (iii), in the case of Vodafone, shall not be subject to the Deductible Amount or any other deductible, the Maximum Indemnification limitation, or the limitation under the immediately preceding sentence.

     9.6  Non-Third Party Claims.  In no event shall Bell Atlantic and its
          ----------------------
Affiliates, or Vodafone and its Affiliates, or the Partnership be liable for indemnification pursuant to this Agreement with respect to any special, incidental or consequential damages incurred by any Indemnified Party and caused by or arising out of any breach of any representation, warranty, covenant or agreement contained in this Agreement or the other Transaction Documents.

     9.7  Claims Period.  Any claim for indemnification under this Article IX
          -------------
shall be made by giving a Claim Notice under Section 9.4 on or before the applicable "Expiration Date" specified below in this Section 9.7, if any, or the
            ---------------
claim under this Section 9 shall be invalid. The following claims shall have the following respective "Expiration Dates": (i) the second anniversary of the
                          ----------------
Stage I Closing, with respect to any claims that are not specified in the succeeding clause (ii); or (ii) thirty days after the date on which the applicable statute of limitations expires with respect to any claim for Losses related to a breach of warranty or misrepresentation under Sections 4.1.12, 4.1.13, 4.1.14, 4.2.12, 4.2.13 and 4.2.14. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, there shall be no Expiration Date with respect to (A) any claim by an Indemnified Partnership Party for Losses related to any Bell Atlantic Indemnified Litigation or Vodafone Indemnified Litigation, (B) any claim by an Indemnified Bell Atlantic Party for Losses related to any Bell Atlantic Assumed Liability, or (C) any claim by an Indemnified Vodafone Party for Losses related to any Vodafone Assumed Liability. So long as an Indemnified Party gives a Claim Notice (including a Claim Notice for an Unliquidated Claim) on or before the applicable Expiration Date, if any, such Indemnified Party shall be entitled to pursue its rights to indemnification (in the case of a Claim Notice with respect to an Unliquidated Claim, regardless of the date on which such Indemnified Party gives the related Liquidated Claim Notice).

     9.8  Third Party Claims.  An Indemnified Party that desires to seek
          ------------------
indemnification under any part of this Article IX with respect to any actions, suits or other administrative or judicial proceedings (each, an "Action") that may be instituted by a third party shall
                       ------
give each Indemnitor prompt notice of a third party's institution of such Action and tender defense of such Action to the Indemnitor, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that such Indemnified Party shall have the right to participate at its own expense in the defense of such Action; and provided, further, that the Indemnitor shall not consent to the entry of any judgment or enter into any settlement, that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a complete release therefrom, or (y) provides for injunctive or other non-monetary relief affecting the Indemnified Party, except with the written consent of such Indemnified Party (which consent shall not be unreasonably withheld, delayed or conditioned). The Indemnified Party shall render all assistance and cooperation to the Indemnitor (at Indemnitor's sole expense) which the Indemnitor may request in defense of any such Action including, without limitation, the making of witnesses and documents available for depositions, interrogatories and court proceedings. Any failure to give prompt notice and to tender the defense of an Action pursuant to this Section
9.8 shall not bar an Indemnified Party's right to claim indemnification under this Article IX, except to the extent that an Indemnitor shall have been harmed by such failure.

     9.9  Effect of Investigation or Knowledge.  Except as otherwise provided
          ------------------------------------
herein, all covenants, agreements, representations and warranties made herein or in any agreement, instrument or certificate delivered pursuant to this Agreement shall not be deemed to be waived or otherwise affected by any investigation at any time made by or on behalf of any Party hereto.

     9.10  Losses Net of Insurance, Etc.  The amount of any Loss for which
           -----------------------------
indemnification is provided under this Agreement shall be net of (i) any tax benefit (such as a deduction, credit or deferral) actually realized from any Loss, (ii) any amounts recovered by the Indemnified Party pursuant to any indemnification by or indemnification agreement with any third party, and (iii) any insurance proceeds or other cash receipts or sources of reimbursement received as an offset against such Loss. Each of the Partnership, Vodafone and Bell Atlantic shall make any claims for indemnification from a third party for insurance proceeds which are available to offset any such Loss and for which it could seek indemnification hereunder, and each agrees to pursue such claims in good faith. If the amount to be netted hereunder from any Loss is determined after payment by the Indemnitor of any amount otherwise required to be paid to an Indemnified Party pursuant to this Section 9.10, the Indemnified Party shall repay to the Indemnitor, promptly after such determination, any amount that the Indemnitor would not have had to pay pursuant to this Section 9.10 had such determination been made at the time of such payment.

     9.11  Access and Cooperation.  The Parties shall, and shall cause their
           ----------------------
respective Affiliates, including in the case of Bell Atlantic, the Partnership, to make available to each other, as reasonably requested, all information, records and documents relating to all Losses and shall preserve all such information, records and documents until the termination of any Claim and the resolution of any issue with respect to indemnification hereunder relating to such Claim. Each Party shall, and shall cause their respective Affiliates, including in the case of Bell Atlantic, the Partnership, also make available to the other, as reasonably requested, their personnel (including technical personnel), agents and other representatives who are responsible for preparing or maintaining information, records or other documents, or who may have particular knowledge, with respect to any Claim. An Indemnified Party shall also cooperate with an Indemnitor in attempting to minimize the Losses subject to indemnification by pursuing and/or assigning to the Indemnitor any rights of contribution or right to reimbursement through contractual or other arrangements.

     9.12  Enforcement; Sole Remedies.  Either Vodafone, in the case of
           --------------------------
indemnification under Section 9.1 hereof, or Bell Atlantic, in the case of indemnification under Section 9.2, shall have the right, in the name and on behalf of the Partnership, to enforce the rights of the Partnership to indemnification under this Article IX. Subject to the provisions of Sections 9.1(d), 9.2(d) and 9.3(c), the indemnification provisions set forth in this
Article IX constitute the sole and exclusive post-Closing remedies of the parties hereto with respect to Losses arising out of or relating to this Agreement, and shall preclude the assertion after the Closing by any party of any other rights, or the seeking of any other remedies against any other party for claims arising out of or relating to this Agreement.

     9.13  Partnership Obligations.  Bell Atlantic and Vodafone shall, and shall
           -----------------------
cause their respective Affiliates to, cause the Partnership to perform and comply with the provisions of this Article IX to the extent they impose obligations on the Partnership.

     9.14  Exception for Taxes.  Article IX shall not apply to indemnities for
           -------------------
Taxes, which shall be governed by Article VIII.


                                   ARTICLE X.
                                 MISCELLANEOUS

     10.1  Dispute Resolution.  In the case of any dispute, controversy or claim
           ------------------
between or among the parties hereto related to this Agreement or the transactions contemplated hereby or thereby, except for disputes related to obtaining the equitable remedies of specific performance, an injunction or a restraining order (a "Dispute"), the parties will use the procedures set forth
                      -------
in this Section 10.1, in lieu of any party pursuing other available remedies and as the sole remedy, to resolve the Dispute.

          10.1.1  Negotiation between Executives.  The Parties shall attempt in
                  ------------------------------
good faith to resolve any Dispute promptly by negotiation. Failing resolution in the ordinary course of business involving an amount in controversy less than or equal to $25,000,000, either Party may give notice requiring mediation pursuant to Section 10.1.2 below. Failing resolution in the ordinary course of business of any Dispute involving an amount in controversy in excess of $25,000,000, either Party may give notice requiring negotiation between the Chief Executive Office of Bell Atlantic and the Chief Executive Officer of Vodafone. The Chief Executives of the Parties shall meet in person at any location as the Parties may agree, within sixty (60) days after delivery of the notice, and thereafter as they reasonably deem necessary to attempt to resolve the Dispute. All negotiations pursuant to this clause shall be confidential, and shall also be treated as compromise and settlement negotiations pursuant to the full extent of the rules of evidence applicable in any proceeding regarding the Dispute.

          10.1.2  Submission to Mediation.  If the Dispute has not been resolved
                  -----------------------
within seventy-five (75) days of the applicable notice, the Parties shall endeavor to resolve the Dispute by mediation under the then-current Mediation Procedure of the CPR Institute for Dispute

Resolution. If the Parties cannot agree on the selection of a mediator, a mediator shall be selected from the CPR Panels of Distinguished Neutrals.

          10.1.3  Submission to Arbitration.  Any Dispute which has not been
                  -------------------------
resolved by negotiation or mediation will be settled by arbitration before three arbitrators in accordance with the then-current CPR Rules for Non-Administered Arbitration ("CPR") and as modified by this Section 10.1 or by further agreement
              ---
of the parties. In addition to what is allowed by the Rules of the CPR, discovery may be conducted according to the Federal Rules of Civil Procedure, to be enforced by the CPR, and if necessary, by a court having jurisdiction. Any such arbitration will be conducted in New York, New York, unless otherwise agreed by the Parties. The arbitrators will be selected from a panel of Persons (such as retired jurists, distinguished legal or business professionals, and similar Persons) knowledgeable in the specific areas which may be relevant to the claim, who have had more than ten (10) years of relevant experience in such areas, who have previously acted as arbitrators, and who are generally held in the highest regard among professionals in fields or businesses related or pertinent to such area. Judgment upon the award rendered by the arbitrators may be entered pursuant to applicable arbitration statutes.

          10.1.4    Authority of Arbitrators.  The arbitrators will have no
                    ------------------------
authority to award punitive damages nor any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

          10.1.5    Confidentiality.  Neither the parties hereto nor the
                    ---------------
arbitrators may disclose the existence or results of any arbitration under this Agreement or any evidence presented during the course of the arbitration without the prior written consent of the parties, other than by entry of a judgment upon any arbitration award.

          10.1.6    Cost of Arbitration.  The arbitrators will have the
                    -------------------
authority to award to the prevailing party its attorneys' fees and costs incurred in any arbitration. Absent any such award, each party will bear its own costs incurred in the arbitration. If any party hereto refuses to submit to arbitration any Dispute required to be submitted to arbitration pursuant to this
Section 10.1, and instead commences any other proceeding, including, without limitation, litigation (except to the extent otherwise expressly provided in this Agreement), then the party who seeks enforcement of the obligation to arbitrate will be entitled to its attorneys' fees and costs incurred in any such proceeding.

          10.1.7  Award is Final.  Any award rendered by the arbitrators in
                  --------------
accordance with this Section 10.1 shall be final and binding upon the Parties. Judgment upon the award may be entered in any court of record of competent jurisdiction.

     10.2  Survival of Representations and Warranties.  All representations and
           ------------------------------------------
warranties made by the parties in this Agreement or pursuant hereto shall survive the Closing until the Expiration Date.

     10.3  Transfer Taxes.  The Partnership shall pay all state and local sales,
           --------------
documentary and other transfer Taxes, if any, due as a result of the conveyance of the assets conveyed to the Partnership by each Party hereunder.

     10.4  Termination.
           -----------

               (a) Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated by written notice of termination at any time before the Stage I Closing Date only as follows:

                    (i) by mutual consent of Vodafone and Bell Atlantic;

                    (ii) by either Party, upon written notice to the other Party given at any time after December 31, 2000 (the "Termination Date"),
                                                          ----------------
          provided, however, that if on the Termination Date the conditions set forth in Sections 6.1.6 and 6.2.6 have not been met, then the Termination Date shall be extended to December 31, 2001;

                    (iii) by Bell Atlantic at any time prior to the Stage I Closing if Vodafone shall have breached any of its representations, warranties or other obligations under this Agreement in any respect which would result in a Partnership Material Adverse Effect and such breach shall not have been cured within sixty (60) days after notice of such breach; provided, however, that if such breach is reasonably capable of being cured, and for so long as Vodafone continues to exercise all reasonable commercial efforts to cure such breach, Bell Atlantic may not terminate this Agreement under this Section 10.4(a)(iii); or

                    (iv) by Vodafone at any time prior to the Stage I Closing if Bell Atlantic shall have breached any of its representations, warranties or other obligations under this Agreement in any respect which would result in a Partnership Material Adverse Effect and such breach shall not have been cured within sixty (60) days after notice of such breach; provided, however, that if such breach is reasonably capable of being cured, and for so long as Bell Atlantic continues to exercise all reasonable commercial efforts to cure such breach, Vodafone may not terminate this Agreement under this Section 10.4(a)(iv).

               (b) Except to the extent otherwise contemplated by this Section 10.4(b) or by Sections 10.4(c) or 10.4(d) below, in the event of the termination of this Agreement pursuant to the provisions of this Section 10.4, this Agreement (except for Sections 5.1.6, 5.2.6, 10.4(c), 10.4(d),
     10.11 and 10.6 which shall continue) shall become void and have no effect, without any liability on the part of any of the Parties or their directors, officers, stockholders, partners or representatives in respect of this Agreement, except that nothing herein shall relieve any Party from any liability for any willful breach hereof.

               (c) In the event of the termination of this Agreement by Bell Atlantic or Vodafone pursuant to the provisions of Section 10.4(a)(ii) at a time when all of the conditions set forth in Sections 6.1 and 6.2, other than the condition set forth in Section 6.2.8, have either been satisfied or irrevocably waived by the applicable Party, then Bell Atlantic, not later than the tenth day after the date of such termination, shall pay to Vodafone a termination fee in the amount of $500 million and, upon payment of such fee Bell Atlantic shall have no further liability hereunder or with respect to any of the Transactions contemplated hereby.

               (d) In the event of the termination of this Agreement by Bell Atlantic or Vodafone pursuant to the provisions of Section 10.4(a)(ii) at a time when all of the conditions set forth in Sections 6.1 and 6.2, other than either (or both) of the conditions set forth in Sections 6.1.8 or 6.1.9, have either been satisfied or irrevocably waived by the applicable Party, then Vodafone, not later than the tenth day after the date of such termination, shall pay to Bell Atlantic a termination fee in the amount of $500 million and, upon payment of such fee Vodafone shall have no further liability hereunder or with respect to any of the Transactions contemplated hereby.

     10.5  Relationship of the Parties.  Nothing contained in this Agreement
           ---------------------------
shall be deemed to create a partnership among the Parties or any of their Affiliates. Except as expressly set forth herein, this Agreement shall not constitute the appointment of either Party as the legal representative or agent of the other Party.

     10.6  Expenses.  Except as otherwise provided in this Agreement, each party
           --------
hereto shall pay its own expenses incidental to the preparation, negotiation and execution of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the Transactions contemplated hereby.

     10.7  Contents of Agreement; Parties in Interest; etc.  This Agreement and
           -----------------------------------------------
the other Transaction Documents set forth the entire understanding of the parties hereto with respect to the Transactions contemplated hereby. This Agreement shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the other Transaction Documents. Any term or provision of this Agreement, or any breach thereof, may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party; provided, however, that any
                                                     --------  -------
waiver by any party of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar, unless such waiver specifically states that it is to be construed as a continuing waiver.

     10.8  Assignment and Binding Effect.  This Agreement may not be assigned by
           -----------------------------
any party hereto without the prior written consent of the other parties, provided that (i) Bell Atlantic may assign its rights hereunder to any other wholly-owned (direct or indirect) subsidiary of Bell Atlantic, and (ii) Vodafone may assign any of its rights hereunder to any wholly-owned (direct or indirect) subsidiary of Vodafone. No such assignment shall relieve Bell Atlantic or Vodafone of their respective obligations hereunder. For purposes of the foregoing, a transfer by merger by Bell Atlantic or Vodafone (whether or not Bell Atlantic or Vodafone is the surviving corporation), shall not be deemed to be an assignment for purposes of this Section 10.8. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the permitted successors and assigns of Bell Atlantic and Vodafone. All references herein to any party shall be deemed to include any successor to such party, including any corporate successor.

     10.9  Notices.  All notices, consents or other communications required or
           -------
permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, delivery charges prepaid, or three (3) business days after being sent by registered or certified mail (return receipt requested), postage prepaid, or one (1) business day after being sent by a nationally recognized express courier service, postage or delivery charges prepaid, to the parties at their respective addresses stated below. Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within twenty-four (24) hours thereafter by a signed original sent in the manner provided in the preceding sentence. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new address to the other parties in accordance with this Section 10.9, except that any notice of such change of address shall not be effective unless and until received.

          (a)  If to Bell Atlantic:

               Bell Atlantic Corporation
               1095 Avenue of the Americas, 39th Floor
               New York, New York  10036
               Attention:  James R. Young
                           Executive Vice President and General Counsel
               Fax No.:  (212) 597-2587

               with required copies to:

               Bell Atlantic Network Services, Inc.
               1717 Arch Street, 32N
               Philadelphia, Pennsylvania  19103
               Attention:  Philip R. Marx,
                           General Attorney - Mergers and Acquisitions
               Fax No.:  (215) 963-9195

               and

               Morgan, Lewis & Bockius LLP
               101 Park Avenue
               New York, N.Y. 10178
               Attention: N. Jeffrey Klauder
               Fax No.: (212) 309-6273

          (b)  If to Vodafone:

               Vodafone Plc
               The Courtyard
               2-4 London Road
               Newbury
               Berkshire RG141 JX
               England
               Attention:  Stephen Scott
               Fax No.:  011-44-1189-401-118

               with a required copy to:

               Pillsbury Madison & Sutro LLP
               50 Fremont Street
               San Francisco, CA 94105
               Attention:  Nathaniel M. Cartmell III
               Fax No.: (415) 983-1200

     10.10  Tax Reporting.  To the extent allowed by law, Vodafone and Bell
            -------------
Atlantic and the Partnership shall report the Transactions contemplated by this Agreement in the manner set forth in the following sentences for purposes of filing U.S. federal, state and local income and other Tax and information returns, and shall take and defend positions consistent therewith in all dealings with the Internal Revenue Service and relevant state tax authorities. To the extent allowed by law, such parties shall report the transfer of the Vodafone Conveyed Assets and the Bell Atlantic Conveyed Assets to the Partnership in exchange for Partnership interests in the Partnership Stage I and as a contribution to which Section 721(a) of the Code applies. To the extent allowed by law, such parties shall file all U.S. federal, state and local income and other Tax returns consistently with the provisions of this Section 10.10.

     10.11  Delaware Law to Govern.  This Agreement shall be governed by and
            ----------------------
interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflict of law thereof.

     10.12  No Benefit to Others.  Except as expressly provided herein, the
            --------------------
representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, Cellco and the Partnership and they shall not be construed as conferring any rights on any other Persons.

     10.13  Table of Contents; Headings.  The table of contents and all Section
            ---------------------------
headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     10.14  Schedules and Exhibits.  All Exhibits, Annexes and Schedules
            ----------------------
referred to herein are intended to be and hereby are specifically made a part of this Agreement.

     10.15  Severability.  Any provision of this Agreement which is invalid or
            ------------
unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.16  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

     10.17  Force Majeure.  Should any circumstance beyond the reasonable
            -------------
control of any party occur which delays or renders impossible the performance of its obligations under this Agreement on the date herein provided for, such obligation shall be postponed for such time as such performance necessarily has had to be suspended or delayed on account thereof. In either such event, all parties shall promptly meet to determine an equitable solution to the effects of such event, provided that any party who fails because of force majeure to perform its obligations hereunder will upon the cessation of the force majeure take all reasonable steps within its power to resume with the least possible delay compliance with its obligations. Events of force majeure shall include, without limitation, war, revolution, invasion, insurrection, riots, mob violence, sabotage or other civil disorders, acts of God, strikes or other labor disputes, acts, laws, regulations or rules of any government or governmental agency and any other circumstances beyond the reasonable control of the party, the obligations of whom are affected thereby.

     10.18 Directly or Indirectly. Any provision in this Agreement referring to
           ----------------------
action to be taken by any Person, or that such Person is prohibited from taking, shall be applicable whether such action is taken directly or indirectly by such Person.

     10.19  Interpretation. When a reference is made in this Agreement to an
            --------------
Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes"
                                                           --------   --------
or "including" are used in this Agreement, they shall be deemed to be followed
    ---------
by the words "without limitation."  The words "hereof," "herein" and "hereunder"
              ------------------               -------   ------       ---------
and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written.

                              BELL ATLANTIC CORPORATION


                              By: /s/   Ivan Seidenberg
                                  ----------------------------------------------
                                  Name:  Ivan G. Seidenberg
                                  Title:  President and Chief Executive Officer


                              VODAFONE AIRTOUCH PLC


                              By: /s/   C. C. Gent
                                  ----------------------------------------------
                                  Name:  C. C. Gent
                                  Title:  Chief Executive Officer

                                 LIST OF TERMS

10 MHZ PCS Service..........................................................  11
Action......................................................................  80
Actual Divestiture Strategy.................................................  18
Affiliate...................................................................   2
After-Acquired Entities.....................................................   2
Agreement...................................................................1, 2
AirTouch Benefit Plans......................................................  32
Appraiser's Certificate.....................................................  20
Assumed Liabilities.........................................................   2
Bell Atlantic...............................................................   1
Bell Atlantic Appraiser.....................................................  20
Bell Atlantic Assumed Liabilities...........................................   2
Bell Atlantic Conflicted Systems............................................2, 5
Bell Atlantic Contracts.....................................................  43
Bell Atlantic Conveyed Assets...............................................   2
Bell Atlantic Conveyed Partnerships.........................................   3
Bell Atlantic Conveyed Subsidiaries.........................................   3
Bell Atlantic Disclosure Schedule...........................................  37
Bell Atlantic Employees.....................................................  47
Bell Atlantic ERISA Affiliate...............................................  44
Bell Atlantic Excluded Assets...............................................  14
Bell Atlantic Financial Statements..........................................  42
Bell Atlantic GTE Agreement.................................................  18
Bell Atlantic Indemnified Litigation........................................  76
Bell Atlantic Interim Balance Sheet.........................................  42
Bell Atlantic Material Adverse Effect.......................................   3
Bell Atlantic Net Conflict Amount...........................................  73
Bell Atlantic Operated Wireless Business....................................   3
Bell Atlantic Plan..........................................................  45
Bell Atlantic Systems.......................................................   3
Bell Atlantic Wireless Business.............................................   3
Bell Atlantic's knowledge...................................................   3
Benefit Plan................................................................   3
Business Day................................................................   4
Call Closing................................................................  22
Call Closing Date...........................................................  22
Cellco......................................................................   1
Cellco Assets...............................................................   4
Cellco Assumed Liabilities..................................................   4
Cellco Conflicted Systems...................................................   5
Cellco Conveyed Partnerships................................................   4
Cellco Wireless Business....................................................   4
Cellular Service............................................................   4
Certificate Date............................................................  21
Charter Documents...........................................................   4

Circular....................................................................  65
Claim.......................................................................  76
Claim Notice................................................................  78
Claim Response..............................................................  79
Closing.....................................................................   4
Closing Date................................................................   4
Code........................................................................   5
Conflict Payment Amount.....................................................  73
Conflicted Systems..........................................................   5
Conflicted Systems Proceeds Amount..........................................  72
Consents....................................................................  68
Contract....................................................................   5
Conveyed Asset..............................................................   5
Conveying Group.............................................................  74
Court Order.................................................................   5
CPR.........................................................................  83
Deductible Amount...........................................................  80
Default.....................................................................   5
Disclosure Threshold Effect.................................................   5
Dispute.....................................................................  82
Divestiture Managers........................................................  15
Domestic....................................................................   5
Encumbrances................................................................   5
Entity......................................................................   5
Environmental Condition.....................................................   6
Environmental Law...........................................................   6
ERISA......................................................................6, 32
Event.......................................................................   6
excess parachute payments...................................................  33
Exercise Notice.............................................................  20
Expiration Date.............................................................  80
Expiration Dates............................................................  80
FAA.........................................................................   6
FCC.........................................................................   6
FCC License.................................................................   6
GAAP........................................................................   6
Gain Recognition Amount.....................................................  16
Governmental Authority......................................................   6
Governmental Permits........................................................   6
Gross Proceeds..............................................................  16
Hazardous Substances........................................................   6
Higher Number...............................................................  12
HSR Act.....................................................................   6
Indebtedness................................................................   7
Indemnified Bell Atlantic Party.............................................  78

Indemnified Partnership Party..............................................   76
Indemnified Party..........................................................   78
Indemnified Vodafone Party.................................................   78
Indemnitor.................................................................   78
Intellectual Property......................................................    7
Interim Period.............................................................   73
Investment Agreement.......................................................   24
IRS........................................................................   32
knowledge of Bell Atlantic.................................................    3
knowledge of Vodafone......................................................   10
Law........................................................................    7
Liability..................................................................    7
LIBO Rate..................................................................   22
Liquidated Claim Notice....................................................   79
Litigation.................................................................    8
Losses.....................................................................   76
Lower Number...............................................................   21
LSE.......................................................................29, 65
Market Value...............................................................   20
Material Burdensome Condition..............................................    8
Maximum Indemnification....................................................   80
Net Proceeds...............................................................   16
Non-Assignable Contract....................................................   17
Non-Controlled Entity......................................................    8
Ordinary course............................................................    8
ordinary course of business................................................    8
Paging Service.............................................................    8
Parties,...................................................................    1
Partners...................................................................    1
Partnership................................................................    1
Partnership Agreement......................................................   11
Partnership Entities.......................................................    8
Partnership Interest.......................................................    8
Partnership Material Adverse Effect........................................    8
Party...................................................................... 1, 9
PCS Service................................................................    8
Permitted Encumbrances.....................................................    9
Person.....................................................................    9
Post-Closing Period........................................................   74
Pre-Closing Period.........................................................   73
Prime Rate.................................................................    9
PrimeCo Agreement..........................................................   70
Proposed Divestiture Strategy..............................................   18
Real Property.............................................................27, 39
Recomputed Net Proceeds....................................................   16

Relevant Closing Date......................................................    9
Requisite Regulatory Approvals.............................................   68
Response Period............................................................   79
San Diego..................................................................   19
SEC........................................................................    9
Stage I Closing............................................................   23
Stage I Closing Date.......................................................   23
Stage II Closing...........................................................   24
Stage II Closing Date......................................................   24
Straddle Period............................................................   73
Systems....................................................................   17
Target Amount..............................................................   73
Tax Returns...............................................................34, 45
Taxable,...................................................................    9
Taxes......................................................................    9
Termination Date...........................................................   84
Third Appraiser............................................................   21
Third Number...............................................................   21
Third Party Rights.........................................................   17
Top-Up Interests...........................................................   20
Transaction Documents......................................................    9
Transactions...............................................................    9
Unliquidated Claim.........................................................   78
Vodafone...................................................................    1
Vodafone Appraiser.........................................................   20
Vodafone Assumed Liabilities...............................................    9
Vodafone Contracts.........................................................   31
Vodafone Conveyed Assets...................................................   10
Vodafone Conveyed Partnerships.............................................   10
Vodafone Conveyed Subsidiaries.............................................   10
Vodafone Disclosure Schedule...............................................   25
Vodafone Employees.........................................................   35
Vodafone Excluded Assets...................................................   12
Vodafone Financial Statements..............................................   30
Vodafone Indemnified Litigation............................................   77
Vodafone Interim Balance Sheet.............................................   30
Vodafone Material Adverse Effect...........................................   10
Vodafone Net Conflict Amount...............................................   73
Vodafone Operated Wireless Business........................................   10
Vodafone Stage I Assumed Liabilities.......................................   10
Vodafone Stage I Conflicted Systems........................................    5
Vodafone Stage II Assumed Liabilities......................................   10
Vodafone Stage II Conflicted Systems.......................................    5
Vodafone Stockholders Meeting..............................................   66
Vodafone Systems...........................................................   10

Vodafone Wireless Business.................................................   10
Vodafone's knowledge.......................................................   10
WCS Service................................................................   11
welfare plans..............................................................   33
Wholly-Owned Subsidiary....................................................   11
Wireless Business..........................................................   11
Wireless Systems...........................................................    4

                                                                    Exhibit A to
                                                              Alliance Agreement




================================================================================




                             [WIRELESS] PARTNERSHIP


                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT


                                      AMONG


                [Insert Names of Initial Bell Atlantic Partners]


                                       AND


                   [Insert Names of Initial Vodafone Partners]




================================================================================

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                              ----
ARTICLE I - GENERAL PROVISIONS....................................................................................1
         Section 1.1       Certain Definitions....................................................................1
         Section 1.2       The Company; Partnership Agreement.....................................................9
         Section 1.3       Company Name; Place of Business; Registered Office and Agent...........................9
         Section 1.4       Term..................................................................................10
         Section 1.5       Business of the Company...............................................................10
         Section 1.6       Taxed as Partnership..................................................................10
         Section 1.7       Fiscal Year...........................................................................10
         Section 1.8       Partition; Title to Company Property..................................................10
         Section 1.9       Partnership Interests Uncertificated; Nature of Partners' Interests...................11
         Section 1.10      Business Transactions of Partner, Affiliate, Representative or Alternate with the
                           Company...............................................................................11
         Section 1.11      Capacity of the Partners..............................................................11

ARTICLE II - PARTNERS............................................................................................11
         Section 2.1       Partners as of Effective Date.........................................................11
         Section 2.2       Admission of New Partners.............................................................12
         Section 2.3       Meetings of the Partners..............................................................12
         Section 2.4       Record Date...........................................................................12
         Section 2.5       Quorum................................................................................12
         Section 2.6       Voting Rights of Partners.............................................................13
         Section 2.7       Manner of Acting......................................................................13
         Section 2.8       Consent in Lieu of Meeting............................................................13
         Section 2.9       Relationship of the Partners..........................................................14

ARTICLE III - MANAGEMENT OF THE COMPANY..........................................................................15
         Section 3.1       Power and Authority of Partners.......................................................15
         Section 3.2       Power and Authority of Representatives................................................15
         Section 3.3       Composition of Board of Representatives...............................................15
         Section 3.4       Procedural Matters Regarding the Board of Representatives.............................17
         Section 3.5       Officers..............................................................................18
         Section 3.6       Financial Targets.....................................................................19

ARTICLE IV - APPROVAL OF CERTAIN MATTERS.........................................................................20
         Section 4.1       Approval of Certain Matters...........................................................20

ARTICLE V - EXCULPATION AND INDEMNIFICATION......................................................................22
         Section 5.1       Duties of Representatives.............................................................22
         Section 5.2       Exculpation...........................................................................22
         Section 5.3       Reliance on Reports and Information by Partner, Representative,
                           Alternate or Officer..................................................................23
         Section 5.4       Outside Activities....................................................................23

         Section 5.5       Indemnification by the Company........................................................27
         Section 5.6       Proceedings Initiated by Indemnified Representatives..................................28
         Section 5.7       Advancing Expenses....................................................................28
         Section 5.8       Payment of Indemnification............................................................28
         Section 5.9       Arbitration...........................................................................28
         Section 5.10      Contribution..........................................................................29
         Section 5.11      Mandatory Indemnification of Partners and Officers....................................29
         Section 5.12      Contract Rights; Amendment or Repeal..................................................29
         Section 5.13      Scope of Article......................................................................30
         Section 5.14      Reliance on Provisions................................................................30

ARTICLE VI - CAPITAL ACCOUNTS....................................................................................30
         Section 6.1       Capital Contributions.................................................................30
         Section 6.2       Liability for Contribution............................................................30
         Section 6.3       Capital Accounts......................................................................31
         Section 6.4       No Interest on or Return of Capital...................................................31
         Section 6.5       Partnership Interest..................................................................31
         Section 6.6       Allocations of Profits and Losses Generally...........................................31
         Section 6.7       Allocations Under Regulations.........................................................31
         Section 6.8       Other Allocations.....................................................................32

ARTICLE VII - DISTRIBUTIONS......................................................................................33
         Section 7.1       Distributions.........................................................................33
         Section 7.2       Limitations on Distributions..........................................................36
         Section 7.3       Amounts of Tax Paid or Withheld.......................................................36
         Section 7.4       Distribution in Kind..................................................................37

ARTICLE VIII - TRANSFERABILITY...................................................................................37
         Section 8.1       Restriction on Transfers..............................................................37
         Section 8.2       Transfers of Partnership Interests to Affiliates......................................37
         Section 8.3       Transfers of Partnership Interests Other than to Affiliates...........................38
         Section 8.4       Transfers to Restricted Entities......................................................40
         Section 8.5       Invalid Transfers Void................................................................41
         Section 8.6       Change in Ownership; Spin-Off.........................................................41
         Section 8.7       Effect of Transfer....................................................................42

ARTICLE IX - DISSOLUTION AND TERMINATION.........................................................................42
         Section 9.1       Dissolution...........................................................................42
         Section 9.2       Events of Bankruptcy of Partner.......................................................43
         Section 9.3       Dissociation of Partners..............................................................43
         Section 9.4       Winding Up............................................................................44
         Section 9.5       Distribution of Assets................................................................44

ARTICLE X - BOOKS; REPORTS TO PARTNERS; TAX ELECTIONS............................................................46
         Section 10.1      Books and Records.....................................................................46
         Section 10.2      Reports...............................................................................46
         Section 10.3      Tax Matters Partner...................................................................47

         Section 10.4      Tax Elections.........................................................................48
         Section 10.5      Allocation of Certain Company Debt for Tax Purposes...................................48

ARTICLE XI - MISCELLANEOUS.......................................................................................49
         Section 11.1      Binding Effect........................................................................49
         Section 11.2      Entire Agreement......................................................................49
         Section 11.3      Amendments............................................................................49
         Section 11.4      Governing Law.........................................................................49
         Section 11.5      Notices to Partners...................................................................49
         Section 11.6      Bank Accounts.........................................................................50
         Section 11.7      Headings..............................................................................50
         Section 11.8      Pronouns..............................................................................50
         Section 11.9      Waivers...............................................................................50
         Section 11.10     No Third Party Beneficiaries..........................................................50
         Section 11.11     Interpretation........................................................................51
         Section 11.12     Further Assurances....................................................................51
         Section 11.13     Counterparts..........................................................................51
         Section 11.14     Illegality and Severability...........................................................51
         Section 11.15     Confidentiality.......................................................................51

SCHEDULE A - PARTNERS; AGREED VALUES OF COMPANY ASSETS; RESTATED CAPITAL
          ACCOUNTS OF THE PARTNERS

SCHEDULE B - LIST OF INITIAL REPRESENTATIVES AND ALTERNATES

SCHEDULE C - INITIAL OFFICERS

SCHEDULE D - INITIAL FINANCIAL TARGETS

SCHEDULE E - LIST OF RESTRICTED ENTITIES

                             [WIRELESS] PARTNERSHIP

                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT


         THIS AMENDED AND RESTATED PARTNERSHIP AGREEMENT is made and entered into as of [Stage I Closing Date], (the "Effective Date") by and among [one or
                                         --------------
more Wholly-Owned Subsidiaries of Bell Atlantic designated by Bell Atlantic] (the "Initial Bell Atlantic Partners"), and [one or more Wholly-Owned
      ------------------------------
Subsidiaries of Vodafone designated by Vodafone] (the "Initial Vodafone
                                                       ----------------
Partners").
--------

                                   BACKGROUND


         A. ________________, ________________ and ________________ entered into a Partnership Agreement of [Wireless] Partnership dated as of October 4, 1994 (the "1994 Partnership Agreement") pursuant to which they formed [Wireless]
      --------------------------
Partnership as a general partnership (the "Company") governed by the Delaware
                                           -------
Uniform Partnership Law, Title 6 of the Delaware Code ss.ss. 1501, et seq., as
                                                                   -- ---
amended (the "DelUPL") and the 1994 Partnership Agreement.
              ------

         B. ____________, ______________ and ___________ entered into an Amended and Restated Partnership Agreement of [Wireless] Partnership dated as of July 1, 1995 (the "1995 Partnership Agreement") pursuant to which they amended and
           --------------------------
restated the 1994 Partnership Agreement in its entirety, with the result that the Company was a general partnership governed by the DelUPL and the 1995 Partnership Agreement.

         C. The parties hereto, being all of the Partners as of the Effective Date, desire to amend and restate the 1995 Partnership Agreement in its entirety pursuant to the provisions of this Partnership Agreement to, among other things
(i) reflect the admission of the Initial Vodafone Partners to the Company in connection with the transactions contemplated by the Alliance Agreement (defined below), and (ii) reflect the Partners' election that from and after the Effective Date the Company be a general partnership governed by the Delaware Revised Uniform Partnership Act, Title 6 of the Delaware Code, Sections ss.ss. 15-101, et seq. (as the same may be amended from time to time, the "Act") and
        -- ---                                                      ---
this Partnership Agreement. Such election is made by the Partners pursuant to
Section 15-1206(c) of the Act.


                                    ARTICLE I

                               GENERAL PROVISIONS


         Section 1.1 Certain Definitions. As used in this Partnership Agreement,
                     -------------------
the following terms have the respective meanings assigned to them below (such terms as well as other terms defined elsewhere in this Partnership Agreement shall be equally applicable to both the singular and plural forms of the defined terms):

               "AAA" is defined in Section 5.9(a) of this Partnership Agreement.
                ---

               "Act" is defined in the Background Section of this Partnership
                ---
Agreement.

               "Adjusted Net Income" is defined in Section 7.1(c) of this
                -------------------
Partnership Agreement.

               "Affiliate" means, with respect to any Person, any Person
                ---------
directly or indirectly controlling, controlled by or under common control with, such Person; and for purposes of the foregoing, "control" means (i) the
                                                 -------
ownership of more than 50% of the voting securities or other voting interests of another Person, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares, by contract or otherwise.

               "Affiliate Transferee" is defined in Section 8.2(b) of this
                --------------------
Partnership Agreement.

               "Agreed Value" means, with respect to any asset, the asset's
                ------------
adjusted basis for federal income tax purposes, except as follows:

                              (a) The initial Agreed Value of any asset
                              contributed by a Partner to the Company shall be the gross Fair Market Value of such asset as set forth in Schedule A to this Partnership Agreement;
                                       ----------

                              (b) The Agreed Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values (taking IRC Section 7701(g) into account) as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Partner in exchange for more than a de minimis capital contribution;
                                              -- -------
                              (ii) the distribution by the Company to a Partner of more than a de minimis amount of Company
                                             -- -------
                              property as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); (iv) the dissolution of the Company in accordance with Article 9 of this Partnership Agreement; and (v) at such other times as the Tax Matters Partner shall reasonably determine necessary or advisable in order to comply with Treasury Regulation Sections 1.704-1(b) and 1.704-2; provided that the adjustments described in clauses (i) and (ii) of this paragraph shall be made only if the Tax Matters Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Company.

                              (c) The Agreed Value of any Company asset distributed to any Partner shall be the gross Fair Market Value (taking IRC Section 7701(g) into account) of such asset on the date of distribution; and

                              (d) The Agreed Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to IRC Section 732(d), IRC Section 734(b) or IRC Section 743(b), but only to the extent that such adjustments are taken into account in determining capital accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m);
                              provided, however, that Agreed Values shall not be adjusted pursuant to this clause (d) to the extent that an adjustment pursuant to clause (b) of this definition is made in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d).

The Agreed Values of the Company's assets immediately following the contributions under the Alliance Agreement are specified on Schedule A to this
                                                            ----------
Partnership Agreement. If the Agreed Value of an asset has been determined or adjusted pursuant to this definition of Agreed Value, such Agreed Value shall thereafter be adjusted by the Depreciation with respect to such asset taken into account in computing Profits and Losses.


               "Alliance Agreement" means the U.S. Wireless Alliance Agreement
                ------------------
dated as of September 21, 1999 between Bell Atlantic and Vodafone.

               "Alternate" is defined in Section 3.3(b) of this Partnership
                ---------
Agreement.

               "Arbitrator" is defined in Section 6.8(a) of this Partnership
                ----------
Agreement.

               "Bell Atlantic" means Bell Atlantic Corporation, a Delaware
                -------------
corporation.

               "Board of Representatives" means the Board of Representatives of
                ------------------------
the Company.

               "Broadband PCS Frequency Band" means the frequency bands
                ----------------------------
1850-1910 MHz and 1930-1990 MHz (total of 120 MHz).

               "Business Day" means a day other than a Saturday, Sunday or other
                ------------
day on which commercial banks in New York, New York are authorized or required by law to close.

               "Capital Account" means, with respect to any Partner, the Capital
                ---------------
Account maintained for such Partner in accordance with the following provisions:

               (i) To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 6.7 or Sections 6.8(c), (d) and (e) hereof, and the amount of any Company liabilities assumed by such Partner or which are secured by any property distributed to such Partner.

               (ii) To each Partner's Capital Account there shall be debited the amount of cash and the Agreed Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 6.7 or Sections 6.8(c), (d) and (e) hereof, and the amount of any liabilities of such Partner assumed by the Company or which are secured by any property contributed by such Partner to the Company.

               (iii) In the event all or a portion of an interest in the Company is transferred in accordance with the terms of this Partnership Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

The foregoing provisions and the other provisions of this Partnership Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.

               "Capital Contribution" means the amount in cash and the Agreed
                --------------------
Value of property contributed to the capital of the Company, whenever made. A loan by a Partner of the Company shall not be considered a Capital Contribution.

               "Cellular Frequency Band" means the frequency bands 824-849 MHz
                -----------------------
and 869-894 MHz (total of 50 MHz).

               "Change in Ownership" is defined in Section 8.6(a) of this
                -------------------
Partnership Agreement.

               "Communications Act" means the Communications Act of 1934, as
                ------------------
amended.

               "Company" means "[Wireless] Partnership," a Delaware general
                -------
partnership.

               "Company Business" is defined in Section 1.5 of this Partnership
                ----------------
Agreement.

               "Confidential Information" is defined in Section 11.15(a) of this
                ------------------------
Partnership Agreement.

               "Control Entity" is defined in Section 8.6(a) of this Partnership
                --------------
Agreement.

               "DelUPL" is defined in the Background Section of this Agreement.
                ------

               "Depreciation" means, for any relevant period, an amount equal to
                ------------
the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other relevant period, except that if the Agreed Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year, Depreciation shall be an amount which bears the same ratio to such beginning Agreed Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year bears to such beginning adjusted tax basis (except as otherwise required under Treasury Regulation Section 1.704-3(d)); provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Agreed Value using any reasonable method selected by the Tax Matters Partner.

               "Disclosing Party" is defined in Section 11.15(b) of this
                ----------------
Partnership Agreement.

               "Distributable Amount" is defined in Section 7.1(c) of this
                --------------------
Partnership Agreement.

               "Entity" means any corporation, firm, unincorporated
                ------
organization, association, partnership, limited liability company, business trust, joint stock company, joint venture or other organization, entity or business.

               "Exit Transferee" is defined in Section 8.3(d) of this
                ---------------
Partnership Agreement.

               "Fair Market Value" means, with respect to any asset, as of the
                -----------------
date of determination, the cash price at which a willing seller would sell, and a willing buyer would buy, each being apprised of all relevant facts and neither acting under compulsion, such asset in an arms-length negotiated transaction with an unaffiliated third party without time constraints, as conclusively determined by a majority of the Board of Representatives in good faith and subject to their duties set forth in Section 5.1, except with respect to matters governed by Article VIII or Section 9.5(b) or for purposes of computing Agreed Values, which shall be determined in accordance with the provisions of Section 9.5(b).

               "FCC" means the Federal Communications Commission, or any
                ---
successor governmental authority.

               "Fiscal Year" is defined in Section 1.7 of this Partnership
                -----------
Agreement.

               "GAAP" means United States generally accepted accounting
                ----
principles applied consistent with past practice.

               "Included Affiliate" means, as to any Partner, any Wholly-Owned
                ------------------
Subsidiary of such Partner and any Affiliate Transferee to whom such Partner transfers a Partnership Interest pursuant to Section 8.2(b)(ii).

               "Initial Financial Performance Targets" is defined in Section
                -------------------------------------
3.6(a) of this Partnership Agreement.

               "Indebtedness" is defined in Section 7.1(c) of this Partnership
                ------------
Agreement.

               "Investment Agreement" means the Investment Agreement dated as of
                --------------------
___________________, ______ among Bell Atlantic, Vodafone and the Company.

               "IRC" means the Internal Revenue Code of 1986, as amended.
                ---

               "Liquidating Trustee" is defined in Section 9.4(a) of this
                -------------------
Partnership Agreement.

               "Material Transaction" is defined in Section 4.1(e) of this
                --------------------
Partnership Agreement.

               "Measurement Date" is defined in Section 7.1(c) of this
                ----------------
Partnership Agreement.

               "Measurement Partnership Interest" is defined in Section 5.4(e)
                --------------------------------
of this Partnership Agreement.

               "Minimum Bell Atlantic Percentage Interest for Non-Competition"
                -------------------------------------------------------------
is defined in Section 5.4(e) of this Partnership Agreement.

               "Net Indebtedness" is defined in Section 7.1(c) of this
                ----------------
Partnership Agreement.

               "1995 Partnership Agreement" is defined in the Background Section
                --------------------------
of this Partnership Agreement.

               "1994 Partnership Agreement" is defined in the Background Section
                --------------------------
of this Partnership Agreement.

               "Non-Transferring Partner" is defined in Section 8.3(b) of this
                ------------------------
Partnership Agreement.

               "Officers" shall be those individuals determined to be Officers
                --------
by the Board of Representatives pursuant to Section 3.5 of this Partnership Agreement.

               "Original Appraisers" is defined in Section 9.5(b) of this
                -------------------
Partnership Agreement.

               "Parent Entity" means Vodafone, Bell Atlantic and their
                -------------
respective successors.

               "Partners" means the Initial Bell Atlantic Partners, the Initial
                --------
Vodafone Partners, and such other Persons who are admitted to the Company in the future in accordance with the terms of this Partnership Agreement and shall have agreed to be bound hereby; and "Partner" means any one of the Partners.
                                -------

               "Partnership Agreement" means this Amended and Restated
                ---------------------
Partnership Agreement, as it may be amended or restated from time to time.

               "Partnership Interest" means, with respect to each Partner, the
                --------------------
entire ownership interests and rights of such Partner (expressed as a percentage) in the Company. The sum of the Partnership Interests for all Partners shall equal 100 percent.

               "Person" means any natural person or Entity.
                ------

               "Profits" and "Losses" mean, for each fiscal year, an amount
                -------       ------
equal to the Company's taxable income or loss for such fiscal year, determined in accordance with IRC Section 703(a). For the purpose of this definition, all items of income, gain, loss or deduction required to be stated separately pursuant to IRC Section 703(a)(1) shall be included in taxable income or loss with the following adjustments:

                              (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

                              (b) Any expenditures of the Company described in IRC Section 705(a)(2)(B) or treated as IRC Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss.

                              (c) If the Agreed Value of any Company asset is adjusted pursuant to clause (b) or clause (c) of the definition of Agreed Value above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

                              (d) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Agreed Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Agreed Value;

                              (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other relevant period;

                              (f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to IRC
                              Section 734(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

                              (g) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 6.7 and Sections 6.8(c), (d) and (e) hereof shall not be taken into account in computing Profits or Losses.

               "Qualified Investment Banking Firm" is defined in Section 9.5(b)
                ---------------------------------
of this Partnership Agreement.

               "Receiving Party" is defined in Section 11.15(b) of this
                ---------------
Partnership Agreement.

               "Representatives" means the members of the Board of
                ---------------
Representatives.

               "Resolving Appraiser" is defined in Section 9.5(b) of this
                -------------------
Partnership Agreement.

               "Second Arbitrator" is defined in Section 6.8(a) of this
                -----------------
Partnership.

               "Section 704(c) Assets" is defined in Section 6.8(a) of this
                ---------------------
Partnership Agreement.

               "Significant Officer" means any of the Chief Financial Officer,
                -------------------
Chief Operating Officer, Chief Marketing Officer or Chief Technology Officer of the Company.

               "Six-Month EBITDA" is defined in Section 7.1(c) of this
                ----------------
Partnership Agreement.

               "Six-Month Interest Expense" is defined in Section 7.1(c) of this
                --------------------------
Partnership Agreement.

               "Stage I Closing Date" is defined in the Alliance Agreement.
                --------------------

               "Stage II Closing Date" is defined in the Alliance Agreement.
                ---------------------

               "Subject Entity" is defined in Section 5.4(c) of this Partnership
                --------------
Agreement.

               "Target Debt Level for the Company" is defined in Section 7.1(c)
                ---------------------------------
of this Partnership Agreement.

               "Tax Distributions" is defined in Section 7.1(b) of this
                -----------------
Partnership Agreement.

               "Tax Matters Partner" is defined in Section 10.3 of this
                -------------------
Partnership Agreement.

               "Tax Rate" means 40%.
                --------

               "Third Arbitrator" is defined in Section 6.8(a) of this
                ----------------
Partnership Agreement.

               "Transaction" is defined in Section 5.4(c) of this Partnership
                -----------
Agreement.

               "Transfer Notice" is defined in Section 8.3(b) of this
                ---------------
Partnership Agreement.

               "Transferring Partner" is defined in Section 8.1 of this
                --------------------
Partnership Agreement.

               "Treasury Regulations" include temporary and final regulations
                --------------------
promulgated under the IRC in effect as of the date of this Partnership Agreement and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

               "Unaffiliated Entity" is defined in Section 8.6(a) of this
                -------------------
Partnership Agreement.

               "United States of America" means the fifty states and the
                ------------------------
District of Columbia comprising the United States of America, excluding all territories and possessions of the United States of America.

               "Updated Financial Performance Targets" is defined in Section
                -------------------------------------
3.6(b) of this Partnership Agreement.

               "Vodafone" means Vodafone AirTouch plc, an English corporation.
                --------

               "Vodafone Designated Officer" is defined in Section 3.5(b) of
                ---------------------------
this Partnership Agreement.

               "WCS Frequency Band" means the frequency bands 2305-2320 MHz and
                ------------------
2345-2360 MHz (total of 30 MHz).

               "Wholly-Owned Subsidiary" means any Entity that is directly or
                -----------------------
indirectly wholly-owned by Victor or Beta, as the context requires.

               "Wholly-Owned Subsidiary Transferee" is defined in Section 8.2(a)
                ----------------------------------
of this Partnership Agreement.

         Section 1.2 The Company; Partnership Agreement. The Partners hereby
                     ----------------------------------
elect that from and after the Effective Date the Company be a general partnership governed by the Act and this Partnership Agreement. Such election is made by the Partners pursuant to Section 15-1206(c) of the Act. The Partnership Interests of the Partners in the Company, and the rights and obligations of the Partners with respect thereto and the Company, are subject to all of the provisions of this Partnership Agreement and, to the extent not inconsistent with this Partnership Agreement, the provisions of the Act. The Company is a general partnership managed by its Board of Representatives. Promptly following the execution hereof, and from time to time thereafter, the Partners shall, if requested by the Board of Representatives, execute and file or cause to be executed and filed (i) all certificates and statements contemplated by the Act that are approved by the Board of Representatives and are consistent with the provisions of this Partnership Agreement, and (ii) all other necessary certificates and documents, and shall make all other such filings and recordings, and shall do all other acts as may be necessary or appropriate from time to time to give effect to this Partnership Agreement.

         Section 1.3 Company Name; Place of Business; Registered Office and
                     ------------------------------------------------------
Agent.
-----

            (a) The Company shall do business under the name "[Wireless] Partnership" or such other name as the Board of Representatives may determine from time to time. Such name shall be the exclusive property of the Company, and no Partner shall have any right to use, and each Partner agrees not to use, such name other than on behalf of the Company except as may be permitted from time to time by the Board of Representatives. The Board of Representatives shall promptly notify the Partners of any change of name of the Company. The Partners from time to time shall execute and file or cause to be executed and filed all necessary assumed or fictitious business name statements as may be required by law for the operation of the Company in all jurisdictions where the Company does business.

            (b) The Company's principal place of business will be at such location as the Board of Representatives may from time to time designate. The Company may also have offices at such other places within or outside of the State of Delaware as the Board of Representatives may from time to time determine. Each Partner shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Partnership Agreement that are necessary or appropriate from time to time to qualify, continue and terminate the Company as a foreign partnership in all such jurisdictions in which the Company may conduct business.

            (c) If the Board of Representatives determines to file a statement of partnership existence under Section 15-303 of the Act, the Board of Representatives shall, in connection therewith, determine a registered office for the Company in the State of Delaware and a registered agent for service of process on the Company in the State of Delaware, as required under Sections 15-303 and 15-111 of the Act. The registered office and the registered agent of the Company may be changed from time to time by action of the Board of Representatives by filing notice of such change with the Secretary of State of the State of Delaware. The Board of Representatives will promptly notify the Partners of the determination of a registered office and registered agent, and any change of the registered office or registered agent.

         Section 1.4 Term. The term of the Company as a partnership commenced as
                     ----
of October 4, 1994, the effective date of the 1994 Partnership Agreement, and shall have perpetual existence until the Company is dissolved pursuant to the provisions of this Partnership Agreement or applicable law.

         Section 1.5 Business of the Company. The purpose of the Company is to
                     -----------------------
acquire, own, operate and maintain, with the goal of maximizing its long-term value, a wireless communications network which provides a full range of wireless voice and data services throughout the United States of America (including, without limitation, wireless Internet access and long distance resale), to the extent that such services are commercially economic or are competitively necessary for the Company to provide (the "Company Business"), to engage in any
                                           ----------------
business that is necessary, appropriate or incidental to the foregoing, and to engage in any additional activity for which general partnerships may be formed under the Act and which is approved in accordance with the provisions of Section
4.1 of this Partnership Agreement. The Company shall possess and may exercise all the powers and privileges now or hereafter granted by the Act or by any other law or by this Partnership Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, protection, benefit, promotion or attainment of the business, purposes or activities of the Company.

         Section 1.6 Taxed as Partnership. The Partners intend that the Company
                     --------------------
shall be taxed as a partnership for federal, state and local tax purposes.

         Section 1.7 Fiscal Year. Except as otherwise provided in IRC Section
                     -----------
706, the "Fiscal Year" of the Company shall be the period commencing on January
          -----------
1 in any year and ending on December 31 in such year.

         Section 1.8 Partition; Title to Company Property.
                     ------------------------------------

            (a) No Partner, nor any successor-in-interest to any Partner, shall have the right to have the property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Company partitioned, and each Partner, on behalf of itself and its successors, representatives and assigns, hereby irrevocably waives any such right. It is the intention of the Partners that, during the term of this Partnership Agreement, the rights and obligations of the Partners and their successors-in-interest, as among themselves, shall be governed by the provisions of this Partnership Agreement, and that the rights and obligations of any Partner or successor-in-interest to any Partner shall be subject to the limitations, restrictions and other provisions of this Partnership Agreement.

            (b) All property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company, and no Partner individually shall have any interest in such property. Title to all such property may be held in the name of the Company or a designee, which designee may be a Partner or an Affiliate of a Partner.

         Section 1.9  Partnership Interests Uncertificated; Nature of Partners'
                      --------------------------------------------------------
Interests. The Partnership Interests of the Partners in the Company shall not be
---------
certificated. The interests of the Partners in the Company will be personal property for all purposes. All property owned by the Company, whether real or personal, tangible or intangible, will be owned by the Company as an entity, and no Partner, individually, will have any ownership of such property.

         Section 1.10 Business Transactions of Partner, Affiliate,
                      --------------------------------------------
Representative or Alternate with the Company. Subject to Sections 4.1(e) and
--------------------------------------------
5.4, a Partner, Affiliate of a Partner, Representative or Alternate may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, provide services to, receive services from, and transact any and all other business with the Company, and, subject to other applicable law, with respect to any such matter, a Partner, Affiliate of a Partner, Representative or Alternate shall have the same rights and obligations as a Person who is not a Partner, Affiliate of a Partner, Representative or Alternate; provided, however, that so long as Victor is entitled to the approval rights contained in Section 4.1, any such transaction, agreement or arrangement shall be on terms not less favorable to the Company than the Company would reasonably expect to obtain in a similar transaction, agreement or arrangement with an unrelated party. Without limiting the foregoing, to the extent permitted under Section 5.4, a Partner or any Affiliate thereof may purchase from the Company services which are to be resold or bundled by such Partner or Affiliate so long as any such transaction is on terms not less favorable to the Company than the Company would reasonably expect to obtain in a similar transaction with an unrelated party and, notwithstanding the size of any such transaction or any provisions of this Partnership Agreement to the contrary, such transaction shall not be deemed to be a Material Transaction and therefore shall not be subject to Section 4.1(e) below. So long as Victor is entitled to the approval rights contained in Section 4.1, at the next regularly scheduled meeting of the Board of Representatives following the consummation or entering into thereof, the Officers shall provide the Representatives with a summary of the terms of any transaction, agreement or arrangement (or series of related transactions, agreements or arrangements) between the Company and a Partner or any Affiliate thereof, or any Representative or Alternate (other than one designated by Victor) which has a value of greater than $5,000,000.

         Section 1.11 Capacity of the Partners. No Partner shall have any
                      ------------------------
authority to act for, or to assume any obligation or responsibility on behalf of, any other Partner or the Company, except as expressly provided in this Agreement or as authorized by the Board of Representatives.


                                   ARTICLE II

                                    PARTNERS

         Section 2.1  Partners as of Effective Date. The Initial Vodafone
                      -----------------------------
Partners are hereby admitted to the Company as a Partner of the Company effective as of the Effective Date. As of the Effective Date, the Partners are set forth on Schedule A and each such Partner shall have the Partnership
             ----------
Interests set forth opposite its name on Schedule A. Notwithstanding the fact
                                         ----------
that the Initial Vodafone Partners are admitted to the Company, an existing partnership, as of the Effective Date, the Initial Vodafone Partners are and shall be personally liable for any obligation of the Company incurred prior to the Effective Date subject to the rights and obligations of Vodafone under
Article IX of the Alliance Agreement.

         Section 2.2  Admission of New Partners. From and after the Effective
                      -------------------------
Date, a Person acquiring an interest in the Company is admitted as a Partner upon the satisfaction of all requirements in this Partnership Agreement.

         Section 2.3  Meetings of the Partners.
                      ------------------------

            (a) Meetings of the Partners, for any purpose or purposes, unless otherwise prescribed by statute, may be called by any Partner by giving written notice thereof to each Partner of record entitled to vote at the meeting at least ten (10) Business Days prior to the day named for the meeting. Each notice of meeting shall specify the place, day and hour of the meeting. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. If no place is designated, the place of meeting shall be the principal office of the Company.

            (b) Whenever any written notice of a meeting of the Partners is required to be given under this Partnership Agreement, a waiver thereof in writing, signed by the Partner entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice.

            (d) Attendance by a Partner at a meeting shall constitute a waiver of any required notice of such meeting by such Partner, except when such Partner attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not properly called or convened.

            (e) Partners may, to the extent permitted by applicable law, rule or regulation, participate in a meeting of the Partners by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting, except where a Partner participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not properly called or convened.

         Section 2.4  Record Date. For the purpose of determining Partners
                      -----------
entitled to notice of, or to vote at, any meeting of Partners or any adjournment of the meeting, or Partners entitled to receive payment of any distribution, or to make a determination of Partners for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring the distribution or relating to such other purpose is adopted, as the case may be, shall be the record date for the determination of Partners. Only Partners of record on the date fixed shall be so entitled, notwithstanding any permitted transfer of a Partner's Partnership Interest after any record date fixed as provided in this

Section. When a determination of Partners entitled to vote at any meeting of Partners has been made as provided in this Section, the determination shall apply to any adjournment of the meeting.

         Section 2.5  Quorum. A meeting of Partners of the Company duly called
                      ------
shall not be organized for the transaction of business unless a quorum is present. The presence of each Partner, represented in person or by proxy, shall constitute a quorum at any meeting of Partners; provided, however, that if notice of a meeting is provided to the Partners, and such notice describes the business to be considered, the actions to be taken and the matters to be voted on at the meeting in reasonable detail, and insufficient Partners attend the meeting to constitute a quorum, the meeting may be adjourned by those Partners attending such meeting for a period not to exceed twenty (20) days. Such meeting may be reconvened by providing notice of the reconvened meeting to the Partners no less than ten (10) days prior to the date of the meeting specifying that the business to be considered, the actions to be taken and the matters to be voted upon are those set forth in the notice of the original adjourned meeting. If, at the reconvened meeting, a quorum of Partners is not present, a majority of the Partners present and voting will constitute a quorum for purposes of the reconvened meeting; provided, however that such Partners may only consider the business, take the actions or vote upon the matters set forth in the notice of the original meeting. At an adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Partners present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during the meeting of Partners whose absence would cause less than a quorum.

Notwithstanding the foregoing or any other provision in this Partnership Agreement, no Partner shall have any power or authority to do or perform any act with respect to any of the matters set forth in Section 4.1 of this Partnership Agreement unless such matter has been approved in accordance with the provisions of Section 4.1.

         Section 2.6  Voting Rights of Partners. Except as otherwise provided in
                      -------------------------
this Partnership Agreement, including, without limitation, Sections 3.2 and 4.1 hereof, every Partner of the Company shall be entitled to a percentage of the total votes equal to that Partner's then current Partnership Interest.

         Section 2.7  Manner of Acting. Except as otherwise provided in the Act
                      ----------------
or this Partnership Agreement, including, without limitation, Sections 3.2 and
4.1 hereof, whenever any Company action is to be taken by vote of the Partners of the Company, it shall be authorized upon receiving the affirmative vote of Partners entitled to vote who own a majority of the Partnership Interests then held by Partners.

         Section 2.8  Consent in Lieu of Meeting. Any action required or
                      --------------------------
permitted to be taken at a meeting of the Partners may be taken without a meeting if, prior or subsequent to the action, written consents describing the action to be taken are signed by the minimum number of Partners that would be necessary to authorize the action at a meeting at which all Partners entitled to vote thereon were present and voting; provided that, prior to any such written consent becoming effective, such written consent has been provided to all Partners entitled to vote, and the Partners shall have ten (10) days to review such consent prior to such written consent becoming effective (unless otherwise agreed to by all Partners, respectively). The consents shall be filed with the Officers. Prompt notice of the taking of Company action without a meeting by less than unanimous written consent shall be given to those Partners who have not consented in writing.

         Section 2.9  Relationship of the Partners.
                      ----------------------------

            (a) The relationship of the Partners shall be limited solely to the purpose and scope of the Company as expressed in this Partnership Agreement. This Partnership Agreement shall not constitute the appointment of any party to this Partnership Agreement as the legal representative or agent of any other party to this Partnership Agreement. No party to this Partnership Agreement shall have any right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of any other party to this Partnership Agreement. Except as may be specifically provided in this Partnership Agreement, the Alliance Agreement or the Investment Agreement, neither the Company nor any party to this Partnership Agreement shall assume or be responsible for any liability or obligation of any nature of, or any liability or obligation that arises from any act or omission to act of, any other party to this Partnership Agreement however or whenever arising.

            (b) Except as expressly set forth in Section 5.4 of this Partnership Agreement, nothing contained in this Partnership Agreement shall be deemed to restrict or limit in any way the carrying on (directly or indirectly) of separate businesses or activities by any Partner now or in the future, even if such businesses or activities are competitive with the Company, and neither the Partnership nor the other Partners shall, by virtue of this Partnership Agreement, have any interest or rights in or to such other businesses or activities or any profits, liabilities or obligations with respect thereto. No Partner or any of its Affiliates or any of their respective officers, directors, employees or former employees shall have any obligation, or be liable, to the Company or any other Partner pursuant to this Partnership Agreement for or arising out of the conduct described in this Section, for exercising, performing or observing or failing to exercise, perform or observe, any of such Partner's rights or obligations under this Partnership Agreement, the Alliance Agreement or the Investment Agreement, for exercising or failing to exercise its rights as a Partner or, solely by reason of such conduct, for breach of any fiduciary or other duty to the Company or any Partner, except in each case for a breach of Sections 3.1, 5.1 or 5.4 or any other express provisions of this Partnership Agreement. The Partners acknowledge that the right of each Partner to designate Representatives or Alternates does not mean that the actions of such Representatives or Alternates, as such, constitute the exercise, performance or observation, or failure to exercise, perform or observe, such Partner's designation right. In the event that a Partner, any of its Affiliates or any of their respective officers, directors, employees or former employees acquires knowledge of a potential transaction, agreement, arrangement or other matter which may be a corporate opportunity for both the Company and the Partner or such Affiliate, or any of their respective officers, directors, employees or former employees (and, as to such Partner or Affiliate, is an opportunity that such Partner or Affiliate would be permitted to pursue and acquire pursuant to
Section 5.4 of this Partnership Agreement), (i) neither the Partner nor such Affiliate, officers, directors, employees or former employees shall have any duty to communicate or offer such corporate opportunity to the Company, (ii) neither the Partner nor such Affiliate, officers, directors, employees or former employees shall be liable to the Company for breach of any fiduciary or other duty, as a Partner or otherwise, by reason of the fact that the Partner or such Affiliate, officers, directors, employees or former employees pursue or acquire such corporate opportunity or fail to communicate such corporate opportunity or information regarding such corporate opportunity to the Company, and (iii) neither the Partner nor such Affiliate, officers, directors, employees or former employees shall be obligated to account to the Company or any other Partner for any property, profit or benefit derived from such opportunity. The foregoing exculpation, however, shall not be deemed to apply to any action by a Representative as such in determining whether the Company independently should pursue or acquire such business opportunity.

                                   ARTICLE III

                            MANAGEMENT OF THE COMPANY


         Section 3.1  Power and Authority of Partners. No Partner shall take any
                      -------------------------------
action in the name of or on behalf of the Company, including without limitation assuming any obligation or responsibility on behalf of the Company, unless such action, and the taking thereof by such Partner, shall have been expressly authorized by the Board of Representatives or shall be expressly and specifically authorized by this Agreement. The standard of conduct applicable to the Tax Matters Partner when acting in such capacity shall be the same standard as is applicable to Representatives pursuant to Section 5.1, and in applying such standard to the Tax Matters Partner, the actions of the Tax Matters Partner, as such, shall not be deemed to be the implementation of any right of such Partner provided under the express provisions of this Partnership Agreement or any other Transaction Document (as defined in the Alliance Agreement). Except as set forth in the immediately preceding sentence, the Partners, in their capacity as such, shall have no authority or right to act on behalf of or bind the Company in connection with any matter.

         Section 3.2  Power and Authority of Representatives.
                      --------------------------------------

            (a) The business and affairs of the Company shall be managed by or under the direction of the Board of Representatives, except as may otherwise be provided in this Agreement. The Board of Representatives shall have the power on behalf and in the name of the Company to carry out any and all objects and purposes of the Company contemplated by this Partnership Agreement and to perform all acts which they may deem necessary, advisable or appropriate in connection therewith.

            (b) The Partners agree that all determinations, decisions and actions made or taken by the Board of Representatives (or their designee(s)) shall be conclusive and absolutely binding upon the Company, the Partners (but only in their capacity as such) and their respective successors, assigns and personal representatives; provided, however, that the foregoing shall not affect the rights of the Company or any Partner with respect to any matter involving a breach by a Representative of Section 5.1 of this Partnership Agreement.

            (c) Subject to the express provisions of this Partnership Agreement, including, without limitation, Section 5.1, the Board of Representatives shall function in a manner comparable to that of a board of directors of a publicly traded, Delaware corporation.

         Section 3.3  Composition of Board of Representatives.
                      ---------------------------------------

            (a) General. The Board of Representatives shall consist of seven (7)
                -------
Representatives. Except as provided in the next sentence, a majority of the Partnership Interests then held by Partners shall elect Representatives. Notwithstanding the foregoing, however, (i) for so long as Victor holds, directly or through one or more Included Affiliates, a Partnership Interest of at least 20%, Victor shall have the right to designate three (3) Representatives (unless Beta shall have ceased to hold the Partnership Interest described in clause (iii) below in which case the first sentence of this paragraph shall apply), (ii) for so long as Beta holds, directly or through one or more Included Affiliates, a Partnership Interest of at least 20%, Beta shall have the right to designate four (4) Representatives (subject to the following clause (iii)), and
(iii) if Victor ceases to hold, directly or through one or more Included Affiliates, a Partnership Interest of at least 20%, for so long as Beta holds, directly or through one or more Included Affiliates, a Partnership Interest of at least 20%, Beta shall have the right to designate seven (7) Representatives. Other than as set forth in Section 4.1, whenever any Company action is to be taken by a vote of the Board of Representatives, it shall be authorized upon receiving the affirmative vote of a majority of the Representatives (or Alternates) present and voting at a duly constituted meeting of the Board of Representatives at which a quorum is present. Each Representative (or his/her Alternate) present at a duly constituted meeting of the Board of Representatives at which a quorum is present shall be entitled to cast one vote.

            (b) Representatives and Alternates. Each Partner shall also have the
                ------------------------------
right to designate one (1) alternate to each Representative designated by such Partner (each, an "Alternate"). In the event a Representative is unable to
                   ---------
attend a meeting of the Board of Representatives or otherwise participate in any action to be taken by the Board of Representatives, or with respect to any meeting or matter acted upon at a meeting or any other action to be taken by the Board of Representatives, if directed by the Partner who designated the Representative, the Alternate named by the applicable Partner for such Representative may, and if directed by such Partner shall, act and vote in place of such Representative.

            (c) Initial Representatives and Alternates. The initial
                --------------------------------------
Representatives and Alternates of each Partner are set forth on Schedule B.
                                                                ----------

            (d) Removal; Resignation; Vacancies. Except as otherwise provided in
                -------------------------------
this Partnership Agreement, the Representatives on the Board of Representatives shall hold office at the pleasure of the Partner which designated them. Any such Partner shall have the right, in its sole discretion, at any time, exercisable by written notice to the other Partners and to the Board of Representatives, to remove (with or without cause) its Representative or an Alternate on the Board of Representatives and to designate a new Representative or Alternate. Subject to applicable law, rule or regulation, no Representative or Alternate may be removed except by the Partner designating the same. Any Representative on the Board of Representatives may resign at any time by giving written notice to the Partner which appointed such Representative and to the Board of Representatives. Such resignation shall take effect on the date shown on or specified in such notice or, if such notice is not dated and the date of resignation is not specified in such notice, on the date of the receipt of such notice by the Board of Representatives. No acceptance of such resignation shall be necessary to make it effective. Any vacancy on any Board of Representatives shall be filled only by the Partner whose Representative has caused the vacancy by giving written notice to the Board of Representatives and to each other Partner, and each of the Partners agrees, as necessary, to cause its designated Representatives on the Board of Representatives to vote, for any person so nominated by the Partner whose Representative has caused such vacancy.

            (e) Compensation. No person shall be entitled to any fee,
                ------------
remuneration or compensation (except for reimbursement of properly authorized expenses in accordance with such procedures as may be established by the Board of Representatives) in connection with their service as a Representative or Alternate.

            (f) Committees. The Board of Representatives shall not be entitled
                ----------
to appoint any committees thereof which do not include at least one of the Representatives designated by Victor without the affirmative vote of at least one of the Representatives designated by Victor. In appointing any such committee, the Board of Representatives shall delegate only specific (and not general) authority to such committee.

         Section 3.4 Procedural Matters Regarding the Board of Representatives.
                     ---------------------------------------------------------

            (a) Meeting Agendas. The Chairman of the Board of Representatives
                ---------------
shall be designated from time to time by the affirmative vote of a majority of the Representatives. Such Chairman shall prepare or direct the preparation of the agenda for, and preside over, meetings of the Board of Representatives. The Chairman shall deliver such agenda to each Representative at least five (5) Business Days prior to the giving of notice of a regular or special meeting, and any Representative may add items to such agenda.

            (b) Timing; Notice. The Board of Representatives shall meet at least
                --------------
once every three (3) months at such places and at such times as the Chairman of the Board of Representatives may from time to time determine. Special meetings of the Board of Representatives may be called by any Representative and shall be held at such place as may be determined by the Chairman of the Board of Representatives. Written notice of the time and place of each regular and special meeting of the Board of Representatives shall be given by or at the direction of the Chairman of the Board of Representatives to each Representative, in the case of a regular or a special meeting at least five (5) Business Days before such meeting. The required notice to any Representative may be waived by such Representative in writing. Attendance by a Representative at a meeting shall constitute a waiver of any required notice of such meeting by such Representative, except when such Representative attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not properly called or convened.

            (c) Quorum. The presence of Representatives (or Alternates)
                ------
representing greater than 50% of the Representatives on the Board of Representatives (including at least one Representative (or Alternate) designated by Victor, so long as Victor has the right to designate Representatives under this Partnership Agreement) shall be required to constitute a quorum for the transaction of any business by the Board of Representatives. The acts of a majority of the Representatives (or Alternates) present and voting at a meeting at which a quorum is present shall be the acts of the Representatives (or Alternates); provided, however, that if notice of a meeting is provided to the Representatives and Alternates, and such notice describes the business to be considered, the actions to be taken and the matters to be voted on at the meeting in reasonable detail, and insufficient Representatives or Alternates attend the meeting to constitute a quorum, the meeting may be adjourned by those Representatives or Alternates attending such meeting for a period not to exceed twenty (20) days. Such meeting may be reconvened by providing notice of the reconvened meeting to the Representatives and Alternates no less than two (2) Business Days prior to the date of the meeting specifying that the business to be considered, the actions to be taken and the matters to be voted upon are those set forth in the notice of the original adjourned meeting. If, at the reconvened meeting, a quorum of Representatives or Alternates is not present, a majority of the Representatives and Alternates present and voting will constitute a quorum for purposes of the reconvened meeting; provided, however, that such Representatives and Alternates may only consider the business, take the actions or vote upon the matters set forth in the notice of the original meeting.

Notwithstanding the foregoing, or any other provision in this Partnership Agreement, no Representative, Alternate or Officer shall have any power or authority to do or perform any act with respect to any of the matters set forth in Section 4.1 of this Partnership Agreement unless such matter has been approved in accordance with the provisions of Section 4.1.

            (d) Attendance by Telephone, Etc. Representatives on the Board of
                ----------------------------
Representatives may, to the extent permitted by applicable law, rules or regulations, participate in a meeting of the Board of Representatives by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting, except where a Representative participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not properly called or convened.

            (e) Action by Written Consent. To the extent permitted by applicable
                -------------------------
law, rules or regulations, any action required or permitted to be taken at a meeting of the Board of Representatives may be taken without a meeting if a written consent, setting forth the action so taken, is signed by the number of Representatives on the Board of Representatives which is necessary to approve the action at a meeting duly called and held by the Board of Representatives and is filed with the minutes of the proceedings of the Board of Representatives. Each request for written consent of the Representatives shall be given to each of the Representatives as far in advance of its intended circulation as is reasonably practicable under the circumstances, but, for so long as Victor has the right to designate Representatives under the Partnership Agreement, in no event less than 48 hours prior thereto unless such requirement is waived (which waiver may be oral) by a Representative designed by Victor. In the absence of such waiver, the Chairman during such period shall afford any Representative designated by Victor a reasonable opportunity to present his views regarding the action to be taken. Any request for written consent shall describe in reasonable detail the subject matter to be addressed. In choosing to act by written consent rather than at a meeting, the Representatives shall give due consideration to the statement of principle contained in Section 3.2(a). Any consent shall have the same force and effect as a vote of the Representatives on the Board of Representatives at a meeting of the Board of Representatives duly called and held at which a quorum was present. Prompt notice of the taking of Company action without a meeting by less than unanimous written consent shall be given to those Representatives who have not consented in writing.

         Section 3.5 Officers.
                     --------

            (a) There shall be such number of Officers as may be determined from time to time by the Board of Representatives so long as there are at least two
(2) Officers. Each Officer of the Company shall be a natural person of full age who need not be a resident of the State of Delaware. The Board of Representatives shall have the right to confer upon any Officer such titles as the Board deems appropriate, including, but not limited to, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, Vice President, Secretary, Treasurer, Chief Marketing Officer, and Chief Technology Officer, and subject to the limitations set forth in Section 4.1 of this Partnership Agreement, delegate specifically defined duties to the Officers. Any delegation of authority by the Board of Representatives to an Officer, to take any action, including to bind the Company, must be approved in the same manner as would be required for the Board of Representatives to directly approve such action. Notwithstanding the foregoing or any other provision of this Partnership Agreement or of the Act to the contrary, no Officer of the Company shall have the power or authority to do or perform any act with respect to any of the matters set forth in Section 4.1 of this Partnership Agreement unless such matter has been approved in accordance with the provisions of Section 4.1.

            (b) The Board of Representatives shall have the right, in its sole and absolute discretion, to appoint, remove (with or without cause) and replace the Officers of the Company and to define the duties and responsibilities of the Officers; provided, however, that for so long as Victor holds, directly or through one or more Wholly-Owned Subsidiaries, a Partnership Interest of at least 20%, the Representatives designated by Victor shall have the right to appoint one Significant Officer, with the Board of Representatives determining which of the Significant Officer positions such appointee by Victor from time to time shall hold (the "Vodafone Designated Officer"). The Board of
                      ---------------------------
Representatives shall promptly give each Partner notice of the designation of any new Officer except the Vodafone Designated Officer. Victor shall promptly give the Chairman of the Board of Representatives notice of the designation of any new Vodafone Designated Officer. Each Officer shall hold office until a successor has been designated by the Board of Representatives (or by Victor with respect to the Vodafone Designated Officer) and qualified or until his or her earlier death, resignation or removal. The initial Officers are set forth on Schedule C attached hereto.
----------

            (c) An Officer of the Company may resign at any time by giving written notice to the Board of Representatives. The resignation of a Officer shall be effective upon receipt of such notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make such resignation effective.

            (d) The salaries of the Officers shall be fixed from time to time by the Board of Representatives or by such Officer as may be designated by resolution of the Board of Representatives. The salaries or other compensation of any other employees and other agents shall be fixed from time to time by the Board of Representatives or by such Officer as may be designated by resolution of the Board of Representatives.

         Section 3.6 Financial Targets.
                     -----------------

            (a) Set forth on Schedule D to this Partnership Agreement are
                             ----------
financial performance targets for the first two (2) Fiscal Years of the Company following the Effective Date (the "Initial Financial Performance Targets").
                                   -------------------------------------

            (b) At least twenty (20) days prior the end of the first and each subsequent Fiscal Year, the Officers shall present to the Board of Representatives and the Board of Representatives shall review, consider and adopt financial performance targets for the following two (2) Fiscal Years of the Company (the "Updated Financial Performance Targets").
                  -------------------------------------

            (c) The Board of Representatives shall meet with appropriate Officers at least once every three (3) months to discuss the Company's actual financial performance compared with the Initial Financial Performance Targets or the Updated Financial Performance Targets, as applicable, as the same may have been adjusted by the Board of Representatives, and whether any adjustment should be made to the Initial Financial Performance Targets or the Updated Financial Performance Targets, as applicable, including, without limitation, any adjustment to reflect the performance of any other national provider of wireless voice and data services.

            (d) The Company shall cooperate, at Victor's expense, in making such adjustments as are necessary to translate the Company's Initial Financial Performance Targets and the Updated Financial Performance Targets from a GAAP to a U.K. GAAP basis and Victor accounting basis.

            (e) The provisions of this Section 3.6 shall terminate on the date that Victor ceases to hold, directly or through one or more Wholly-Owned Subsidiaries, a Partnership Interest of at least 20%.


                                   ARTICLE IV

                           APPROVAL OF CERTAIN MATTERS


         Section 4.1 Approval of Certain Matters. Notwithstanding any provision
                     ---------------------------
of this Partnership Agreement or the Act to the contrary, for so long as Victor holds, directly or through one or more Included Affiliates, a Partnership Interest of at least 20%, the following matters require the approval by at least two (2) Representatives appointed by Beta and two (2) Representatives appointed by Victor, at a meeting of the Board of Representatives or by written consent, and neither the Board of Representatives nor the Officers shall have power or authority to do or perform any act with respect to any of the following matters without such approvals or consents given in accordance with the provisions of this Partnership Agreement:

            (a) Conduct of Business. The engagement by the Company in any line
                -------------------
of business or activity other than the Company Business or any other business that is necessary, appropriate or incidental thereto.

            (b) Bankruptcy. The voluntary dissolution or liquidation of the
                ----------
Company, the making by the Company of a voluntary assignment for the benefit of creditors, the filing of a petition in bankruptcy by the Company, the Company petitioning or applying to any tribunal for any receiver or trustee, the Company commencing any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, the Company indicating its consent to, approval of or acquiescence in any such proceeding and failing to use its best efforts to have discharged the appointment of any receiver of or trustee for the Company or any substantial part of their respective properties.

            (c) Preservation of Existence. Any action contrary to the
                -------------------------
preservation and maintenance of the Company's existence, rights, franchises and privileges as a general partnership under the laws of the State of Delaware.

            (d) Acquisition or Disposition of Assets. Any acquisition or
                ------------------------------------
disposition of assets, properties or rights, in each case net of liabilities, of the Company in one transaction or a series of related transactions which in the aggregate have a Fair Market Value in excess of 20% of the Fair Market Value of all of the net assets on a consolidated basis of the Company.

            (e) Dealings with Affiliates. Except pursuant to the express
                ------------------------
provisions of the Alliance Agreement, the Investment Agreement, this Partnership Agreement (including, without limitation, Section 1.10) or any other Transaction Document, the entering into by the Company of any transaction, agreement or arrangement (or series of related transactions, agreements or arrangements) with a Partner or Affiliate of a Partner relating to:

                (i) the purchase of products or services having a value of greater than $15,000,000 (other than corporate central services, such as legal, treasury and accounting);

                (ii) intercompany loans or investments of greater than $10,000,000, other than ordinary course cash management operations for balances of not more than $25,000,000;

                (iii) acquisitions or dispositions of assets having a value in excess of $10,000,000; or

                (iv) any other transaction, agreement or arrangement involving aggregate consideration having a value of greater than $10,000,000 or having a term in excess of five (5) years.

Any transaction, agreement or arrangement (or series of related transactions, agreements or arrangements) of a type described in the preceding sentence is referred to in this Partnership Agreement as a "Material Transaction." The
                                                --------------------
foregoing shall not be deemed to limit in any manner the right of any Partner or any of its Affiliates from performing or exercising its rights under the express provisions of the Alliance Agreement, the Investment Agreement, this Partnership Agreement or any other Transaction Document.

            (f) Issuance of Partnership Interests. (i) The authorization or
                ---------------------------------
issuance of any Partnership Interests in, or the admission of any Partners to, the Company, other than to Beta or Victor or their respective permitted transferees in accordance with the provisions of the Alliance Agreement, the Investment Agreement or this Partnership Agreement; or (ii) any merger, consolidation or similar business transaction unless (A) it would be an acquisition by the Company not subject to (d) above or which is approved in accordance with the requirements of (d) above, and (B) does not include any Partnership Interests among the consideration to be paid.

            (g) Repurchase of Partnership Interests. The redemption or
                -----------------------------------
repurchase by the Company of any Partnership Interests in the Company, other than pursuant to the express provisions of the Alliance Agreement, the Investment Agreement or this Partnership Agreement.

            (h) Modification of Partnership Agreement; Permitted Modification of
                ----------------------------------------------------------------
Distribution Policies. Any amendment or modification of this Partnership
---------------------
Agreement, except for any amendment or modification of the provisions of Section 7.1(c) of this Partnership Agreement from or after the fifth (5th) anniversary of the Stage I Closing Date.

            (i) Additional Capital Calls. Any capital contributions to the
                ------------------------
Company by any Partner other than such Partner's initial capital contribution.

            (k) Independent Certified Public Accountants. The selection
                ----------------------------------------
(including the initial selection) of, or any decision to remove, the Company's independent certified public accountants, if such accountants are Beta's principal independent certified public accountants for auditing Beta's consolidated financial statements.


                                    ARTICLE V

                         EXCULPATION AND INDEMNIFICATION


         Section 5.1 Duties of Representatives. Subject to the last sentence of
                     -------------------------
this Section 5.1, each Representative and Alternate shall owe such duty of loyalty and due care to the Company as is required of a director of a Delaware corporation under applicable Delaware law, shall discharge his duties in good faith with the care an ordinary prudent person in like position would exercise under similar circumstances and in a manner he reasonably believes to be in the best interests of the Company, and in so acting shall enjoy each and every protection afforded to the directors of a Delaware corporation under applicable Delaware law, including without limitation those afforded by the business judgment rule and the presumptions afforded thereby and the limitation on personal liability to the maximum extent permitted by Section 102(b) of the Delaware General Corporation Law as if the provisions thereof were set forth in this Partnership Agreement, it being understood, however, that to the extent that any Representative or Alternate is acting, as such, to implement any of the rights of the Partner (or Affiliate of the Partner) which appointed him, which rights are provided under the express provisions of this Partnership Agreement or any other Transaction Document, then the foregoing standards of conduct shall not apply to such Representative or Alternate in so acting. The parties understand that the right of each party to designate Representatives or Alternates does not mean that the actions of such Representatives or Alternates, as such, constitute implementation of such designation right which would have the effect of making inapplicable the foregoing standards of conduct. In determining whether a Representative or Alternate has breached his duty of loyalty (a) the party making the claim shall have the burden of proof, (b) the standard of proof shall be the preponderance of the evidence, and (c) the standard of conduct shall be whether such person acted in a manner which he reasonably believed to be in the best interest of the Company, without any presumption being applied that such person's conduct was or was not proper.

         Section 5.2 Exculpation. No Partner, Officer, Representative, Alternate
                     -----------
or officer of the Company shall be liable to the Company or to any Partner for any losses, claims, damages or liabilities arising from, related to, or in connection with, this Partnership Agreement or the business or affairs of the Company, except for any losses, claims, damages or liabilities as are determined by final judgment of a court of competent jurisdiction to have resulted from such Partner, Officer, Representative, Alternate or officer's gross negligence, reckless conduct, intentional misconduct, knowing violation of law, or breach of the provisions of
Section 5.1 or any of the other provisions of this Partnership Agreement. To the extent that, at law or in equity, any Partner, Officer, Representative, Alternate or officer has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Partner, such Partner, Officer, Representative, Alternate or officer acting in connection with this Partnership Agreement or the business or affairs of the Company shall not be liable to the Company or to any Partner, Officer, Representative, Alternate or officer for his, her or its good faith conduct in accordance with the provisions of this Partnership Agreement or any approval or authorization granted by the Company or any Partner, Officer, Representative, Alternate or officer. The provisions of this Partnership Agreement, to the extent that they restrict the duties and liabilities of any Partner, Officer, Representative, Alternate or officer otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Partner, Officer, Representative, Alternate or officer.

         Section 5.3 Reliance on Reports and Information by Partner,
                     ----------------------------------------------
Representative, Alternate or Officer. A Partner, Representative, Alternate or
------------------------------------
Officer of the Company shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of its other Officers, Partners, Representatives, Alternates, employees or committees of the Company, or by any other Person, as to matters the Partner, Representative, Alternate or Officer reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Partners might properly be paid.

         Section 5.4 Outside Activities.
                     ------------------

            (a) Except as otherwise expressly provided in this Section 5.4, any Partner or Affiliate thereof may engage, directly or indirectly, in or possess any interest in any other business venture of any nature independently or with others, and neither the Company nor any other Partner shall have any right by virtue of this Partnership Agreement in or to such venture or in or to any income or profits derived therefrom.

            (b) Subject to the provisions of this Section 5.4, from and after the Effective Date, no Partner or any Affiliate thereof shall engage in the provision of mobile telecommunications services (whether directly or as a reseller thereof, including through bundling) in the United States of America, including, without limitation, mobile "3rd Generation" services delivered over
                                       --------------
any wireless spectrum.

            (c) Nothing contained in this Section 5.4 shall prohibit or otherwise restrict:

                (i) Fixed "wireless local loop" or any other fixed wireless telecommunications business engaged in by a Partner or its Affiliates as an adjunct to its wireline service offering;

                (ii)   Any fixed wireless high speed data service;

                (iii)  Any fixed wireless video service;

                (iv)   Any satellite communications service;

                (v)    Any wireless business opportunity that is rejected
            by the Board of Representatives of the Company as long as each of the Representatives designated by the Partner that desires to pursue such opportunity (itself or through an Affiliate) (the "Non-Objecting Partner") present at the meeting at which such
             ---------------------
            business opportunity was rejected voted in favor of its pursuit; provided, however; that if the Non-Objecting Partner pursues such business opportunity, the other Partners may compete in the pursuit of such business opportunity.

                (vi) Any wireless activity engaged in by an Entity in which a Partner owns less than 40% of the total equity and with respect to which such Partner does not have more than protective rights within the meaning of EITF 96-16;

                (vii) Any investment in any Entity to the extent that it does not exceed at any time 10% of the total issued and outstanding equity of such Entity except as a result of redemption or repurchases of equity or any similar transaction by such Entity or any recapitalization of the Entity;

                (viii) Any wireless business acquired by Beta or Victor
            as part of a larger business combination where the wireless business does not represent more than 40% of the total value of the acquired business; provided, however, that following the consummation of such acquisition, the acquiring party (Beta or Victor) shall consult in good faith with the Company and the other party (Beta or Victor) concerning the feasibility of, and potential terms and conditions for, contributing the acquired wireless business to the Company, provided that the acquiring party has no obligation to contribute such acquired wireless business to the Company and if the acquiring party determines not make such a contribution, then the acquiring party shall be entitled to sell all or any part of such wireless business to any other Person as it shall determine or to retain and engage in any part of such acquired wireless business as it may determine, all in its sole and absolute discretion;

                (ix) Any merger, acquisition, consolidation, recapitalization, sale of assets or other significant corporate transaction (a
            "Transaction") to which either Beta or Victor (each a "Subject
             -----------                                           -------
            Entity") is a party pursuant to which (A) any Person or group (as
            ------
            defined for purposes of Regulation 13D under the Exchange Act) acquires 30% or more of the outstanding voting securities of the Subject Entity; (B) fewer than a majority of the directors of any successor Entity surviving the Transaction on the date three months following consummation of the Transaction shall be directors who held such office prior to the Transaction ("Original Directors") or
                                                        ------------------
            were nominated for such office by a majority of the Original Directors; or (C) the holders of the outstanding voting securities of the Subject Entity prior to the Transaction shall hold less than 50% of the voting securities of the Subject Entity or any successor Entity surviving such Transaction;

                (x) Any Partner from owning or acquiring any business, assets or Entity that would otherwise be restricted by Section 5.4(b) but are scheduled in the Alliance Agreement, included in the Beta Conveyed Assets at the Stage II Closing or are Beta Excluded Assets (the foregoing terms are defined in the Alliance Agreement);

                (xi) A Partner or any of its Affiliates from selling Company mobile telecommunications services as an agent of the Company; or

                (xii) A Partner or any of its Affiliates from selling
            Company mobile telecommunications services on a "bundled" basis with other products or services provided that: (A) any such bundle includes wireline telecommunications services; (B) the agreement or arrangement between the Partner or Affiliate and the Company for the purchase of such Company mobile telecommunications services or a then-effective agreement or arrangement provides the Company with the opportunity to purchase wireline telecommunications services from the Partner or any of its Affiliates; and (C) if the value of the services to be received pursuant to the agreement or arrangement is greater than $10,000,000 (whether in a single or series of related agreements or arrangements) then the applicable Partner shall have given Beta or Victor written notice at least five (5) days before the agreement or arrangement is implemented.

            For purposes of this Section, the word "fixed," when used to describe a business or service shall mean:

                (i) the system providing such business or service is not capable of "handoffs" between cells or between systems; provided, however that

                (ii) if the system providing such business or service utilizes any of the PCS Frequency Band, the Broadband PCS Frequency Band, the WCS Band or any of the frequency bands allocated by the FCC for 3rd Generation services, the system can only provide service to a user in a single, unique cell, i.e. a user can never move outside of that unique cell and receive the service; and, provided, further, that

                (iii) any spectrum described in the preceding clause
            (ii) must have been purchased by the Partner or Affiliate subsequent to the earlier date to occur of the Stage II Closing Date or the first anniversary of the Stage I Closing Date.

            Notwithstanding the foregoing, however, if any radio spectrum used to provide or operate a business, service or activity in which any Partner could participate on the Effective Date without violating Section 5.4(b) is subsequently re-allocated to or defined as a 3rd Generation spectrum, such Member shall continue to be permitted to own, operate and participate in such business, service or activity notwithstanding such re-allocation or definition.

            (d) Each Partner specifically acknowledges and agrees that the remedy at law for any breach of this Section 5.4 will be inadequate and that any other Partner, in addition to any other relief available to them, shall be entitled to temporary or permanent injunctive relief without the necessity of proving actual damages.

            (e) This Section 5.4 shall terminate as to all Partners upon the earliest of (i) the date that the Partnership Interests held directly or indirectly by Beta and its Affiliates decreases to less than the applicable Minimum Bell Atlantic Percentage Interest for Non-Competition (defined below),
(ii) the Partnership Interests held by Victor and Victor's Included Affiliates decrease to less than 20%, or (iii) on the Non-Competition Scheduled Expiration Date (defined below). As used herein:

               (A) "Minimum Bell Atlantic Percentage Interest for
                    ---------------------------------------------
Non-Competition" means:
---------------
                    (1) During the period ending on the earlier to occur of the Stage II Closing or the first anniversary of the Stage I Closing Date, 25%;

                    (2) After consummation of the Stage II Closing, 40%; or

                    (3) If the Stage II Closing has not been consummated on or before the first anniversary of the Stage I Closing Date, then after such anniversary the amount, not to exceed 40%, which is the greater of (x) 25% or (y) the sum of 25% plus the product determined by multiplying the amount by which
                                              -----------
                    Bell Atlantic's Measurement Partnership Interest from time to time exceeds 33% by a fraction, the numerator of which is
                                        --
                    15 and the denominator of which is 17.5. As used herein, the term "Bell Atlantic's Measurement Partnership Interest"
                          ------------------------------------------------
                    means the Partnership Interest then held by Beta or, if greater, the greatest Partnership Interest held by Beta during the period commencing on the first anniversary of the Stage I Closing Date and ending on the last day of the 18th calendar month after the Stage I Closing Date.

               (B)  "Non-Competition Scheduled Expiration Date" means the fifth
                     -----------------------------------------
            (5th) anniversary of the earlier date to occur of the Stage II Closing Date or the first (1st) anniversary of the Stage I Closing Date, subject to extension as follows:

                    (1) if on the fourth (4th) anniversary of the earlier date to occur of the Stage II Closing Date or the first (1st) anniversary of the Stage I Closing Date, the Partnership Interests held by Victor and Victor's Included Affiliates total at least 25%, the Non-Competition Scheduled Expiration Date shall be extended by one (1) year and will be the sixth
                    (6th) anniversary of the earlier date to occur of the Stage II Closing Date or the first anniversary of the Stage I Closing Date; and

                              (2) if on the fifth (5th) or any subsequent anniversary of the earlier date to occur of the Stage II Closing Date or the first (1st) anniversary of the Stage I Closing Date, the Partnership Interests held by Victor and Victor's Included Affiliates total at least 25%, the then applicable Non-Competition Scheduled Expiration Date shall be extended by one (1) year (i.e., with respect to the extension that would occur on such fifth (5th) anniversary, the extended Non-Competition Scheduled Expiration Date would be the seventh (7th) anniversary of the earlier date to occur of the Stage II Closing Date or the first anniversary of the Stage I Closing Date, and so
                              on).

            Section 5.5 Indemnification by the Company.
                        ------------------------------

            (a) The Company shall indemnify an indemnified representative, defined herein, against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise, as and when incurred, by reason of the fact that such Person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, or act giving rise to liability, except:

                        (1) where such indemnification is expressly prohibited by applicable law;

                        (2)     where the conduct of the indemnified
            representative has been finally determined:

                                (A) to constitute gross negligence, bad faith,
                        reckless conduct, intentional misconduct or a knowing violation of law, sufficient in the circumstances to bar indemnification against liabilities arising from the conduct;

                                (B) to constitute a breach of Section 5.1 of
                        this Partnership Agreement; or

                                (C) to have been an action other than an action
                        in which the indemnified representative acted in good faith and in a manner the indemnified representative reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnified representative's conduct was unlawful.

                                (D) to be based upon or attributable to the
                        receipt by the indemnified representative from the Company of a personal benefit to which the indemnified representative is not legally entitled; or

                        (3) to the extent such indemnification has been finally determined in a final adjudication to be otherwise unlawful.

            (b) If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such Person may be subject, the Company shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

            (c) The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

            (d) Definitions. For purposes of this Section:

                (1) "indemnified capacity" means any and all past, present and
                     --------------------
            future service by an indemnified representative in one or more capacities as a Partner, Officer, Representative, Alternate or authorized agent of the Company;

                (2) "indemnified representative" means any and all Partners,
                     --------------------------
            Officers, Representatives, Alternates and authorized agents of the Company and any other Person designated as an indemnified representative by the mutual consent of Beta and Victor, given in accordance with the provisions of this Partnership Agreement;

                (3) "liability" means any damage, judgment, amount paid in
                     ---------
            settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

                (4) "proceeding" means any threatened, pending or completed
                     ----------
            action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Company, a class of its Partners or security holders or otherwise.

         Section 5.6 Proceedings Initiated by Indemnified Representatives.
                     ----------------------------------------------------
Notwithstanding any other provision of this Article, the Company shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the Person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the unanimous consent of the Board of Representatives. This Section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.

         Section 5.7 Advancing Expenses. Unless otherwise determined by the
                     ------------------
Board of Representatives acting in accordance with Section 5.1, the Company shall pay the expenses (including reasonable attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 5.5 or the initiation of or participation in which is authorized pursuant to Section 5.6 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined that such Person is not entitled to be indemnified by the Company pursuant to this Article. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

         Section 5.8  Payment of Indemnification. An indemnified representative
                      --------------------------
shall be entitled to indemnification within thirty (30) days after a written request for indemnification has been delivered to the Chairman of the Board of Representatives.

         Section 5.9  Arbitration.
                      -----------

                 (a) Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933, as amended, that the Company has undertaken to submit to a court for adjudication, shall be decided only by arbitration in New York, New York in accordance with the commercial arbitration rules then in effect of the American Arbitration Association ("AAA"), before a panel of three independent
                          ---
arbitrators, one of whom shall be selected by the Company, the second of whom shall be selected by the indemnified representative and the third of whom shall be selected by the other two arbitrators. In the absence of the AAA, or if for any reason arbitration under the arbitration rules of the AAA cannot be initiated, and if one of the parties fails or refuses to select an arbitrator or the arbitrators selected by the Company and the indemnified representative cannot agree on the selection of the third arbitrator within thirty (30) days after such time as the Company and the indemnified representative have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area.

                 (b) Each arbitrator selected as provided in this Section is required to be or have been an Officer, director or executive officer of a corporation or other Entity whose equity securities were listed during at least one (1) year of such service on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System.

                 (c) The party or parties challenging the right of an indemnified representative to the benefits of this Article shall have the burden of proof.

                 (d) The Company shall reimburse an indemnified representative for the expenses (including reasonable attorneys' fees and disbursements) incurred in successfully prosecuting or defending such arbitration.

                 (e) Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the Company shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the indemnified representative under Section 5.5 in a proceeding not directly involving indemnification under this Article. This arbitration provision shall be specifically enforceable.

         Section 5.10 Contribution. If the indemnification provided for in this
                      ------------
Article or otherwise is unavailable for any reason (other than clause (2) of Section 5.5) in respect of any liability or portion thereof, the Company shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article.

         Section 5.11 Mandatory Indemnification of Partners and Officers. To the
                      --------------------------------------------------
extent that an indemnified representative of the Company has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, such Person shall, to the fullest event provided by law, be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such Person in connection therewith.

         Section 5.12 Contract Rights; Amendment or Repeal. All rights under
                      ------------------------------------
this Article shall be deemed a contract between the Company and the indemnified representative pursuant to which the Company and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

         Section 5.13 Scope of Article. The rights granted by this Article shall
                      ----------------
not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of disinterested Partners or disinterested Representatives or Alternates, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article shall continue as to a Person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators, personal representatives, successors and permitted assigns of such a Person.

         Section 5.14 Reliance on Provisions. Each Person who shall act as an
                      ----------------------
indemnified representative of the Company shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided by this Article V.


                                   ARTICLE VI

                                CAPITAL ACCOUNTS


         Section 6.1 Capital Contributions.
                     ---------------------

            (a) The Capital Contributions to be made by the Partners shall be made in cash and/or property. The initial capital contributions of each Partner are set forth in the Alliance Agreement.

            (b) No Partner shall be obligated to make any capital contributions to the Company, except as provided in the Alliance Agreement or as may be approved in accordance with the provisions of Section 4.1 of this Partnership Agreement.

            (c) No Partner shall be permitted to make any capital contributions to the Company unless mutually agreed by Beta and Victor.

         Section 6.2 Liability for Contribution.
                     --------------------------

                 (a) A Partner of the Company is obligated to the Company to perform any promise to contribute cash or property or to perform services, even if the Partner is unable to perform because of death, disability or any other reason. If a Partner does not make the required contribution of property or services, the Partner is obligated at the option of the Company to contribute cash equal to that portion of the agreed value (as stated in the records of the Company) of the contribution that has not been made. The foregoing option shall be in addition to, and not in lieu of, any other rights, including the right to specific performance, that the Company may have against such Partner under applicable law.

                 (b) The obligation of a Partner of the Company to make a contribution or return money or other property paid or distributed in violation of the Act may be compromised only by consent of all the Partners. Notwithstanding the compromise, a creditor of the Company who extends credit, after entering into this Partnership Agreement or an amendment hereof which, in either case, reflects the obligation, and before the amendment hereof to reflect the compromise, may enforce the original obligation to the extent that, in extending credit, the creditor reasonably relied on the obligation of a Partner to make a contribution or return. A conditional obligation of a Partner to make a contribution or return money or other property to the Company may not be enforced unless the conditions of the obligation have been satisfied or waived as to or by such Partner. Conditional obligations include contributions payable upon a discretionary call of the Company prior to the time the call occurs.

         Section 6.3 Capital Accounts. A separate Capital Account will be
                     ----------------
maintained for each Partner. Notwithstanding any other provision hereof, the Company shall determine and adjust the Capital Accounts in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). As a consequence of the contributions made pursuant to the Alliance Agreement, the Capital Accounts were restated pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f). The Capital Accounts of the Partners as restated are reflected on Schedule A. No
                                                              ----------
Partner shall have any liability to restore all or any portion of a deficit balance in the Partner's Capital Account.

         Section 6.4 No Interest on or Return of Capital. No Partner shall be
                     -----------------------------------
entitled to interest on any Capital Contribution or Capital Account. No Partner shall have the right to demand or receive the return of all or any part of any Capital Contribution or Capital Account except as may be expressly provided herein, and no Partner shall be personally liable for the return of the Capital Contributions of any other Partner.

         Section 6.5 Partnership Interest. The Partnership Interests of the
                     --------------------
Partners are as set forth on Schedule A. Partnership Interests will be varied
                             ----------
only as specifically agreed by the parties pursuant to the Alliance Agreement, the Investment Agreement and this Partnership Agreement and will not be affected by allocations of Profits and Losses or other changes in Partners' Capital Accounts. The Partnership Interests shall be updated by the agreement of the Partners to reflect any adjustment of Partnership Interests, set forth on a revised Schedule A and filed with the records of the Company.
        ----------

         Section 6.6 Allocations of Profits and Losses Generally. After the
                     -------------------------------------------
allocations in Section 6.7, at the end of each Fiscal Year (or shorter period if necessary or longer period if agreed by all of the Partners), Profits and Losses shall be allocated as follows:

                 (a) Profits. Profits shall be allocated to the Partners in
                     -------
proportion to their respective Partnership Interests.

            (b) Losses. Losses shall be allocated to the Partners in proportion
                ------
to their respective Partnership Interests.

    Section 6.7 Allocations Under Regulations.
                -----------------------------

            (a) Company Nonrecourse Deductions. Loss attributable (under
                ------------------------------
Treasury Regulation Section 1.704-2(c)) to "partnership nonrecourse liabilities" (within the meaning of Treasury Regulation Section 1.704-2(b)(1)) shall be allocated among the Partners in the same proportion as their respective Partnership Interests.

            (b) Partner Nonrecourse Deductions. Loss attributable (under
                ------------------------------
Treasury Regulation Section 1.704-2(i)(2)) to "partner nonrecourse debt" (within the meaning of Treasury Regulation Section 1.704-2(b)(4)) shall be allocated, in accordance with Treasury Regulation Section 1.704-2(i)(1), to the Partner who bears the economic risk of loss with respect to the debt to which the Loss is attributable.

            (c) Minimum Gain Chargeback. Each Partner will be allocated Profits
                -----------------------
at such times and in such amounts as necessary to satisfy the minimum gain chargeback requirements of Treasury Regulation Sections 1.704-2(f) and 1.704-2(i)(4).

            (d) Qualified Income Offset. Losses and items of income and gain
                -----------------------
shall be specially allocated when and to the extent required to satisfy the "qualified income offset" requirement within the meaning of Treasury Regulation
Section 1.704-1(b)(2)(ii)(d).

            (e) Recourse Debt. Items of loss and deduction attributable to
                -------------
"recourse debt" within the meaning of Treasury Regulation Section 1.752-1 (but excluding "partner nonrecourse debt"), with respect to which not all of the Partners bear the economic risk of loss, shall be allocated solely to the Partners who bear the economic risk with respect to such debt, and as amongst such Partners, in proportion to their respective share of the risk of loss attributable to such debt.

         Section 6.8 Other Allocations.
                     -----------------

                 (a) Allocations when Agreed Value Differs from Tax Basis. When
                     ----------------------------------------------------
the Agreed Value of a Company asset is different from its adjusted tax basis for income tax purposes, then, solely for federal, state and local income tax purposes and not for purposes of computing Capital Accounts, income, gain, loss, deduction and credit with respect to such assets ("Section 704(c) Assets") shall
                                                   ---------------------
be allocated among the Partners to take this difference into account in accordance with the principles of IRC Section 704(c), as set forth herein and in the Treasury Regulations thereunder and under IRC Section 704(b). The allocations eliminating the differences between Agreed Value and adjusted tax basis of the Section 704(c) Assets shall be made using any method as permitted under Treasury Regulations Section 1.704-3, provided that such method produces the most fair result to the Partners taking all of the facts and circumstances and agreements into account (including fiduciary obligations and the calculation of the distribution under Section 7.1(a)). If Beta and Victor cannot agree as to which method produces the most fair result to them, then an independent arbitrator who is a recognized expert in the field of partnership taxation shall be chosen in the following manner to decide which method produces the most fair result (an "Arbitrator"). Beta shall in good faith choose an Arbitrator that it
            ----------
believes is independent. If Victor accepts the Arbitrator, then Beta and Victor shall be bound by the decision of the Arbitrator. If Victor, in its reasonable discretion, rejects the Arbitrator, then Victor shall in good faith choose a second Arbitrator that it believes is independent (the "Second Arbitrator"). If
                                                        -----------------
Beta accepts the Second Arbitrator, then Beta and Victor shall be bound by the decision of such Second Arbitrator. If Beta, in its reasonable discretion, rejects the Second Arbitrator, then the Arbitrator and the Second Arbitrator shall choose a third Arbitrator (the "Third Arbitrator"). The Partners shall be
                                      ----------------
bound by the decision of the Third Arbitrator. Beta and Victor shall use their best efforts to agree as to the method of allocation, or the resolution of any dispute with respect thereto (in either case, as described in this Section 6.8(a)) prior to the Effective Date.

                 (b) Change in Partner's Interest.
                     ----------------------------

                     (1) If during any fiscal year of the Company there is a change in any Partner's Partnership Interest, then for purposes of complying with IRC Section 706(d), the determination of Company items allocable to any period shall be made by using the closing of the books method.

                     (2) The Partners agree to be bound by the provisions of this Section 6.8(b) in reporting their shares of Company income, gain, loss, and deduction for tax purposes.

                 (c) Gross Income Allocation In any Fiscal Year in which there
                     -----------------------
is a distribution under Section 7.1(a), an amount of gross income equal to the amount of such distribution shall be allocated to the Partner entitled to receive such distribution.

                 (d) Curative Allocations. The allocations set forth in Sections
                     --------------------
6.7(a), 6.7(b), 6.7(c), 6.7(d) and 6.7(e) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Treasury income, gain, loss or deduction pursuant to this Section 6.8(d). Therefore, notwithstanding any other provision of this Section 6 (other than the Regulatory Allocations) the offsetting special allocations of Company income, gain, loss or deduction shall be made so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Treasury items were allocated pursuant to Sections
6.6. In exercising its discretion under this Section 6.8(d), future Regulatory Allocations under Section 6.7(d), that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 6.7(a) and 6.7(b) shall be taken into account.

                 (e) Other Allocations. Except as otherwise provided in this
                     -----------------
Agreement, all items of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Profits or Losses, as the case may be, for the Fiscal Year.


                                   ARTICLE VII

                                  DISTRIBUTIONS


         Section 7.1 Distributions.
                     -------------

                 (a) Dispositions of Section 704(c) Assets. If the Company
                     -------------------------------------
disposes of a Section 704(c) Asset, the Company shall distribute to any Partner who recognizes gain under IRC Section 704(c) as a result of such disposition an amount necessary to make such Partner whole on an after-tax basis (using an assumed rate of 40%) on the difference between (i) the amount of such Section 704(c) gain and (ii) in the event that the Company has chosen to use the remedial method or the traditional method with curative allocations pursuant to
Section 6.8, the present value (using a discount rate of 10% per annum) of future offsetting remedial allocations or curative allocations, if any, that would have been made to such Partner with respect to such asset if such asset had not been disposed of.

                 (b) Tax Distributions. The Company shall distribute to the
                     -----------------
Partners in accordance with the Partners' Partnership Interests as promptly as practicable (and in any event within forty-five (45) days) after the end of each fiscal quarter an amount equal to the product of the Tax Rate and the amount of Profits for such fiscal quarter ("Tax Distributions").

                 (c) Additional Distributions.
                     ------------------------

                     (i) The provisions of this Section 7.1(c) shall be applicable until the earlier date to occur of (x) the fifth anniversary of the Effective Date, or (y) the date that Victor ceases to hold, directly or through one or more Included Affiliates, a Partnership Interest of at least 20%; and from and after such date the provisions of this Section 7.1(c) shall have no further force or effect.

                    (ii) As used in this Section 7.1(c), the following terms shall have the respective meanings assigned to them below:

                         (A) "Adjusted Net Income" means, with respect to each
                              -------------------
six-month period that is the subject of the determination of Adjusted Net Income, earnings (before deduction of income tax) from continuing operations of the Company and its consolidated subsidiaries, and increased by amortization expense for such six-month period related to the amortization of intangible assets of the Company arising out of transactions contemplated by the Alliance Agreement.

                  (B) "Distributable Amount" means, with respect to each
                       --------------------
six-month period that is the subject of the determination of the Distributable Amount, an amount equal to (i) 70% of the Adjusted Net Income for such six-month period less (ii) the amount of Tax Distributions made during such six-month period, unless a distribution by the Company to its Partners of such amount would result in the Company not being in compliance with the then current Target Debt Level for the Company, in which case the Distributable Amount for the subject six-month period shall be an amount equal to the maximum portion of the Adjusted Net Income of the Company for the subject six-month period that could be distributed by the Company to its Partners with the result that the Company would be in compliance with the Target Debt Level for the Company; provided, however, that up until the fifth anniversary of the earlier date to occur of the Stage II Closing Date or the first anniversary of the Stage I Closing Date, the foregoing limitation on the amount of the Distributable Amount shall not apply as long as a Monetization Imbalance as defined in the Investment Agreement has occurred and is continuing.

                  (C) "Measurement Date" means for any date a distribution is
                       ----------------
made pursuant to this Section 7.1(c), the last day of the period with respect to which such distribution is made.

                  (D) "Six-Month EBITDA" means (x) the net income of the Company
                       ----------------
and its consolidated subsidiaries adjusted to exclude (i) gains and losses from unusual or extraordinary items, (ii) interest income and (iii) the amount of any restoration of any charge to, or other reserve against, revenues taken during any prior period, in each case for such period, plus (y) to the extent deducted
                                                ----
in determining such net income, the income and other taxes (whether or not deferred), Interest Expense, bank fees and expenses, depreciation, amortization and other non-cash charges to income of the Company and its consolidated subsidiaries, all as determined in accordance with GAAP for the six-month period ending on the Measurement Date immediately preceding the date of determination.

                  (E) "Indebtedness" means, as of any date, without duplication,
                       ------------
with respect to the Company and its consolidated subsidiaries, (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP, (iv) all obligations issued or assumed as the deferred purchase price of property (other than accounts payable and accrued expenses incurred in the ordinary course of business), (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of the Company or any of its consolidated subsidiaries, the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the obligation so secured, and (viii) all obligations under currency agreements and interest swap agreements.

                  (F) "Net Indebtedness" means, as of any date, (i) the amount
                       ----------------
of outstanding Indebtedness of the Company and its consolidated subsidiaries as of such date, minus (ii) the amount of cash and cash equivalents of the Company
              -----
and its consolidated subsidiaries as of such date minus (iii) loans by the Company and its consolidated subsidiaries to its Partners or Affiliates thereof as of such date.

                  (G) "Six-Month Interest Expense" means, for the six-month
                       --------------------------
period ending on the Measurement Date immediately preceding the date of determination, all interest on Indebtedness of the Company and its consolidated subsidiaries accrued, whether or not actually paid, less interest income of the Company and its consolidated subsidiaries accrued, whether or not actually received, during such period.

                  (H) "Target Debt Level for the Company" means that for the
                       ---------------------------------
six-month period ending on the Measurement Date:

                      (i) the ratio of Six-Month EBITDA for the six-month period ending on the Measurement Date to Six-Month Interest Expense for such period (expressed as the quotient determined by dividing Six-Month EBITDA for such period by Six-Month Interest Expense for such period) is not less than 5 unless a lower ratio is approved from time to time by the Officers; and

                      (ii) the ratio of Net Indebtedness as of the Measurement Date to 200% of Six-Month EBITDA for the six-month period ending on the Measurement Date (expressed as the quotient determined by dividing Net Indebtedness as of the Measurement Date by 200% of Six-Month EBITDA for such period) is not more than 2.5 unless a higher ratio is approved from time to time by the Officers.

               (iii) As promptly as practicable after the end of the second and fourth fiscal quarter of each Fiscal Year, but in no event later than the 45th day following such fiscal quarter, the Officers shall calculate the Adjusted Net Income and the Distributable Amount for the six-month period ending on the last day of such fiscal quarter. The Company within 10 days after such calculation shall then distribute to the Partners the Distributable Amount for such six-month period in accordance with their then current Partnership Interests.

            (d) Subsequent Distribution Policies. It is the expectation of the
                --------------------------------
parties to this Partnership Agreement that from and after the termination of
Section 7.1(c) pursuant to the provisions of clause (i) thereof, the Company shall continue to have a distribution policy which will provide for distributions at a level as determined from time to time by the Board of Representatives, which in making such determination shall take into account relevant facts and circumstances including, without limitation, the financial performance and capital requirements of the Company.

         Section 7.2 Limitations on Distributions.
                     ----------------------------

            (a) The Company shall not make a distribution to a Partner to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the Company, other than liabilities to Partners on account of their interests in the Company and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the assets of the Company, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of that property exceeds that liability.

            (b) A Partner who receives a distribution in violation of subsection
(a), and who knew at the time of the distribution that the distribution violated subsection (a), shall be liable to the Company for the amount of the distribution. A Partner who receives a distribution in violation of subsection
(a) and who did not know at the time of the distribution that the distribution violated subsection (a), shall not be liable to the Company for the amount of the distribution. Subject to subsection (c), this subsection shall not affect any obligation or liability of a Partner under other applicable law for the amount of a distribution.

            (c) A Partner who receives a distribution from the Company shall have no liability under this Section, the Act or other applicable law for the amount of the distribution after the expiration of three (3) years from the date of the distribution unless an action to recover the distribution from such Partner is commenced prior to the expiration of the said three (3) year period and an adjudication of liability against such Partner is made in the action.

         Section 7.3 Amounts of Tax Paid or Withheld. All amounts paid or
                     -------------------------------
withheld pursuant to the IRC or any provision of any state or local tax law with respect to any Partner shall be treated as amounts distributed to the Partner pursuant to this Article for all purposes under this Partnership Agreement.

         Section 7.4 Distribution in Kind. Except as otherwise agreed to by all
                     --------------------
of the Partners, the Company shall not distribute any assets in kind, except pursuant to a dissolution in accordance with Article IX.



                                  ARTICLE VIII

                                 TRANSFERABILITY


         Section 8.1 Restriction on Transfers. Except in accordance with the
                     ------------------------
provisions of this Article VIII, the Alliance Agreement or the Investment Agreement, no Partner shall have the right, directly or indirectly, to sell, assign or transfer (other than by pledge, hypothecation, mortgage or similar encumbrance), voluntarily, involuntarily or by operation of law (any such transaction being referred to as a "transfer" under this Article VIII), any of the Partnership Interest (including, without limitation any of the economic interest associated therewith) in the Company held by such Partner. Notwithstanding any provision to the contrary in this Article VIII or the Investment Agreement, prior to the earlier date to occur of the Stage II Closing Date or the first anniversary of the Stage I Closing Date, no Partner shall have the right to transfer any of the Partnership Interest in the Company held by such Partner, except to a Wholly-Owned Subsidiary of such Partner made in accordance with the provisions of Section 8.2(a) below or to an Affiliate of such Partner pursuant to Section 8.2(b) below. A Partner who makes or desires to make a transfer of any of the Partnership Interest held by such Partner pursuant to this Article VIII is referred to herein as a "Transferring Partner."
                                                 --------------------

         Section 8.2 Transfers of Partnership Interests to Affiliates.
                     ------------------------------------------------

            (a) Any Partner shall have the right, without the consent of the other Partners, to transfer ownership of all or any part of its Partnership Interest either in accordance with the provisions of the Investment Agreement, or to a Wholly-Owned Subsidiary (a "Wholly-Owned Subsidiary Transferee"). In the
                                    ----------------------------------
event of any such transfer, the transferee shall be entitled to the rights and privileges set forth in this Partnership Agreement and, if to a Wholly-Owned Subsidiary Transferee, the Investment Agreement, and shall be bound and obligated by the provisions hereof and thereof and shall, by a binding written instrument which shall be enforceable by the Company and the other Partners, assume all obligations and liabilities hereunder of the Transferring Partner.

            (b) In addition to transfers described in Section 8.2(a) above, any Partner shall have the right, without the consent of the other Partners, (i) to transfer a 10% or greater Partnership Interest to any of its Affiliates who are not Wholly-Owned Subsidiaries but with respect to which the Transferring Partner owns more than 50% of the common equity or equivalent securities and voting interests of such Affiliate (each an "Affiliate Transferee"); and (ii) to make
                                      --------------------
up to three transfers of less than a 10% Partnership Interest to an Affiliate Transferee; provided, however, the aggregate Partnership Interest so transferred by a Partner pursuant to this clause (ii) shall not exceed 10%. In the event of any such transfer(s), an Affiliate Transferee shall be bound and obligated by the provisions of this Partnership Agreement and shall, by a binding written instrument which shall be enforceable by the Company and the other Partners, assume all obligations and liabilities hereunder of the Transferring Partner, but an Affiliate Transferee other than an Included Affiliate shall not be entitled Victor's rights set forth in Sections 3.3, 3.5(a) or 4.1 of this Partnership Agreement or in the Investment Agreement (other than Section 6.2 of the Investment Agreement).

        Section 8.3 Transfers of Partnership Interests Other than to Affiliates.
                    -----------------------------------------------------------

            (a) As long as Victor, directly or through one or more Wholly-Owned Subsidiaries, owns a 30% Partnership Interest, Victor shall have an option to purchase any Transferred Interest of Beta, its Affiliates or successors if, as a result of such transfer or series of related transfers, a third party would succeed to Beta's and its Affiliates' Representative designation rights set forth in Article III hereof, or Beta, such Affiliate or such successor would become unable to report their earnings and results of operations of the Company on a consolidated basis in the same manner and to the same extent as Beta or such Affiliate did immediately prior to the transfer. The purchase price and conditions of any such sale shall be determined in the same manner as set forth below in subparagraph (b). Victor shall also pay such Transferring Partner a premium of 2% of the purchase price. Victor shall have no rights of first refusal on any transfer or sale of any Partnership Interest of Beta or its Affiliates except as set forth in this subparagraph (a).

            (b) In addition to any transfers permitted by Section 8.2 and 8.3
(a), but subject to the terms of this Section 8.3 and Sections 8.4, 8.5, 8.6 and
8.7 below, any Partner may transfer a 10% or greater Partnership Interest to any single Person.

                (1) Except for transfers pursuant to Sections 8.2 and 8.3(a) above, and 8.6 below, in the event that any Transferring Partner, other than Beta, has received a bona fide written offer, which such Transferring Partner is willing to accept, for the Transferring Partner to sell all or any 10% or greater Partnership Interest (the "Transferred Interest"), to any Person, the
                                   --------------------
Transferring Partner shall deliver a written notice (the "Transfer Notice") to
                                                          ---------------
each of the other Partners holding, directly or through one or more Wholly-Owned Subsidiaries, at least a 20% Partnership Interest, excluding any Partner who is an Affiliate of the Transferring Partner (the "Non-Transferring Partners") stating the Transferring Partner's intent to sell the Transferred Interest pursuant to the bona fide offer. The Transfer Notice shall (i) specify the purchase price for and other material terms with respect to the sale of the Transferred Interest, (ii) identify the proposed purchaser of the Transferred Interest, (iii) specify the date scheduled for the transfer (which date shall not be less than 120 days from the date the Transfer Notice is delivered), (iv) contain a statement that the offer has been accepted pending compliance with the right of first refusal set forth herein and receipt of required regulatory and other approvals, and (v) shall have attached thereto a copy of the written offer containing all of the terms and conditions on which the Transferred Interest is to be sold.

               (2) First, Beta or any designee of Beta (the "Beta Purchasers")
                                                             ---------------
shall have the exclusive option to purchase all (but not less than all) of the Transferred Interest on terms and conditions substantially the same in all material respects as, and at the same price, set forth in the written offer delivered pursuant to subsection (b)(1); provided that if such terms and conditions include any non-cash assets or any non-financial requirements which would be impracticable for the Non-Transferring Partners to satisfy, then the Beta Purchasers shall not be required to satisfy such terms, conditions and requirements and the purchase price for the Transferred Interest will be equal to the Fair Market Value of the Transferred Interest (determined in accordance with the mechanisms set forth in Section 9.5(b) below) in cash. Provided, further, any exercise of the option set forth in this subsection must have an after-tax value to the Transferring Partner equivalent to any transfer pursuant to the original bona fide written offer. The Beta Purchasers shall notify the Company, the Transferring Partner and each of the other Non-Transferring Partners of its intention to exercise or not to exercise the Beta Purchasers' purchase rights hereunder within 30 days of receipt by Beta of a Transfer Notice (the "Beta Election Notice").
      --------------------

               (3) If the Beta Purchasers do not exercise their option described in subsection (b)(2), then thereafter, the other Non-Transferring Partners shall have the option to purchase all (but not less than all) of the Transferred Interest on terms and conditions substantially the same in all material respects as, and at the same price, set forth in the written offer delivered pursuant to subsection (b)(1); provided that if such terms and conditions include any non-cash assets or any non-financial requirements which would be impracticable for the Non-Transferring Partners to satisfy, then the Non-Transferring Partners shall not be required to satisfy such terms, conditions and requirements and the purchase price for the Transferred Interest will be equal to the Fair Market Value of the Transferred Interest (determined in accordance with the mechanisms set forth in Section 9.5(b) below) in cash. Provided further, any exercise of the option set forth in this subsection must have an after-tax value to the Transferring Partner equivalent to any transfer pursuant to the original bona fide written offer.

               (4) Each of the Non-Transferring Partners shall initially be entitled to purchase that fraction of the Transferred Interest equal to its Partnership Interest (as a percentage) divided by the Partnership Interests (as a percentage) of all of the Non-Transferring Partners. If any of the Non-Transferring Partners declines to exercise its right to purchase the Transferred Interest hereunder, the other Non-Transferring Partners electing to exercise that right shall be entitled to purchase that portion of the Transferred Interest that has been declined by the other Non-Transferring Partners in amounts determined pursuant to reapplication of the principles set forth in the immediately preceding sentence, excluding from consideration the Partnership Interests of any declining Non-Transferring Partner. Each Non-Transferring Partner shall notify the Company and each of the other Non-Transferring Partners of its intention to exercise or not to exercise its purchase rights hereunder within 15 days of receipt by it of the Beta Election Notice. Subsequent written notifications, if necessary, of such exercising Non-Transferring Partners' elections with respect to that portion of the Transferred Interest which has been declined by any Non-Transferring Partner shall be required within ten days after receipt by the exercising Non-Transferring Partners of such notifications by the Company or the declining Non-Transferring Partner. No portion of a Transferred Interest may be purchased by any of the Non-Transferring Partners unless all the Transferred Interest is purchased by one or more Non-Transferring Partners.

               (5) In the event that the Beta Purchasers or one or more of the Non-Transferring Partners shall have duly elected to purchase the Transferred Interest (the "Electing Partners"), the Electing Partners and the Transferring
               -----------------
Partner shall diligently pursue obtaining all regulatory approvals and use reasonable efforts to consummate the closing of the purchase of the Transferred Interest as soon as practicable and in any event within one year from receipt of the Transfer Notice; provided that, if such closing does not occur within such one-year period due to the failure of the Electing Partners and the Transferring Partner to receive any required regulatory approvals, the Electing Partners' right to close such sale may be extended, upon the unanimous decision to do so by all of the all of the Electing Partners, until such regulatory approvals are received, but in no event for a period of greater than one additional year. In the event of a failure of the Beta Purchasers or the Non-Transferring Partners to elect to purchase all of the Transferred Interest or a failure of the Electing Partners to consummate such purchase in accordance herewith, the Transferring Partner will be free, at any time within 120 days from the date the Electing Partners elect not to exercise their purchase rights hereunder or from the date the time periods specified in this subsection (b) for such election have expired (in the case of a failure to elect to purchase), subject, in each such case, to extension for up to an additional one year to the extent necessary to receive any material required regulatory approvals, to consummate the sale of the Transferred Interest to the purchaser at a price and upon terms and conditions no more favorable to the purchaser than those specified in the Transfer Notice; provided that the purchaser shall assume all of the liabilities and obligations of the Transferring Partner under this Partnership Agreement by a binding written instrument which shall be enforceable by the Company and the other Partners.

            (c) A Transferring Partner shall not be relieved of any of its obligations arising under this Partnership Agreement prior to such transfer. The Transferring Partner and each transferee shall execute such documents as the Non-Transferring Partners shall reasonably request to evidence the Transfer and the assumption and continuing obligations referred to in this Section 8.3.

            (d) Notwithstanding any provision of this Partnership Agreement to the contrary, a transferee of at least a 25% Partnership Interest of Victor and its Wholly-Owned Subsidiaries shall be entitled, if so designated by Victor, to all of the rights of Victor set forth in this Partnership Agreement. Notwithstanding any provision of this Partnership Agreement to the contrary, any transferee of at least a 20% Partnership Interest of Beta and its Wholly-Owned Subsidiaries shall, if so designated by Beta, be entitled to receive all of the rights of Beta set forth in this Partnership Agreement. Any transferee of Victor and its Wholly-Owned Subsidiaries or Beta and its Wholly-Owned Subsidiaries under this Section 8.3(d) is referred to herein as an "Exit Transferee". An Exit
                                                       ---------------
Transferee shall be deemed for all purposes of this Partnership Agreement, including Section 3.3(a), on and after such transfer to be Victor or Beta, as the case may be.

         (e) Notwithstanding anything contained in this Partnership Agreement to the contrary, and except for Wholly-Owned Subsidiary Transferees and Exit Transferees of Victor, transferees of Victor's Partnership Interests (including any Unaffiliated Entity effecting a Change in Ownership under Section 8.6 below) shall not be entitled to Victor's rights set forth in Sections 3.3, 3.5(a), 3.6 and 4.1 of this Partnership Agreement or in the Investment Agreement (other than Section 6.2 of the Investment Agreement). Notwithstanding anything contained in this Partnership Agreement to the contrary, and except for Wholly-Owned Subsidiary Transferees and Exit Transferees of Beta, transferees of Beta's Partnership Interests (including any Unaffiliated Entity effecting a Change in Ownership under Section 8.6 below) shall not be entitled to Beta's rights set forth in Sections 3.3, 3.5(a) and 3.6 of this Partnership Agreement

         (f) At the request of a Partner, the Company will provide prospective purchasers of such Partner's Partnership Interest with reasonable access to financial, operating and other information of the Company, subject to customary confidentiality arrangements. Each Partner shall cooperate with, and shall in no way oppose, the closing of any transfer which is in compliance with this Article VIII.

         Section 8.4   Transfers to Restricted Entities. Notwithstanding any
                       --------------------------------
provision to the contrary in this Article VIII or elsewhere in this Partnership Agreement, (i) neither Beta nor any of its Wholly-Owned Subsidiary Transferees, Affiliate Transferees or other permitted transferees, or any subsequent transferees of any of them, shall, directly or indirectly, transfer any of the right, title or interest in any Partnership Interest to any of the Entities listed under the heading "Beta Restricted Entities" on Schedule E hereto, and
                                                       ----------
(ii) neither Victor nor any of its Wholly-Owned Subsidiary Transferees, Affiliate Transferees or other permitted transferees, or any subsequent transferees of any of them, shall, directly or indirectly, transfer any of the right, title or interest in any Partnership Interest to any of the Entities listed under the heading "Victor Restricted Entities" on Schedule E hereto. The
                                                         ----------
foregoing shall not prohibit any Parent Entity from entering into any merger, consolidation, acquisition or other similar business transaction with any of the Entities listed on Schedule E.
                   ----------

         Section 8.5   Invalid Transfers Void. Notwithstanding anything
                       ----------------------
contained herein to the contrary, no transfer of a Partnership Interest may be made if such transfer (i) would violate the then applicable federal or state securities laws or rules and regulations of the Securities and Exchange Commission, state securities commissions, the Communications Act of 1934, or rules and regulations of the FCC and any other government agencies with jurisdiction over such transfer or (ii) would affect the Company's existence or qualification under the Act. In the event a transfer of a Partnership Interest is otherwise permitted hereunder, notwithstanding any provision hereof, no Partner shall transfer all or any portion of such Partner's Partnership Interest unless and until such Partner, upon the request of the Company, delivers to the Company an opinion of counsel, addressed to the Company, reasonably satisfactory to the Company, to the effect that (1) such Partnership Interest has been registered under the Securities Act and any applicable state securities laws, or that the proposed transfer of such Partnership Interest is exempt from any registration requirements imposed by such laws and that the proposed transfer does not violate any other applicable requirements of federal or state securities laws and (2) that such transfer will not result in the Company being taxed as a corporation or as an association taxable as a corporation. Such opinion shall not be deemed delivered until the Company confirms to such Partner that such opinion is acceptable, which confirmation will not be unreasonably withheld. Any purported transfer of any Partnership Interest or any part thereof not in compliance with this Article VIII or the Investment Agreement shall be void and of no force or effect and the Transferring Partner shall be liable to the other Partners and the Company for all liabilities, obligations, damages, losses, costs and expenses (including reasonable attorneys' fees and court costs) arising as a result of such noncomplying transfer.

         Section 8.6   Change in Ownership; Spin-Off.
                       -----------------------------

         (a) For purposes of this Agreement, a "Change in Ownership" of a
                                                -------------------
Partner shall be deemed to have occurred when (i) any Person that is not a Parent Entity of such Partner or a Wholly Owned Subsidiary of such Parent Entity (an "Unaffiliated Entity"), shall acquire (whether by merger, consolidation,
     -------------------
sale, assignment, lease, transfer or otherwise, in one transaction or series of related transactions), or otherwise beneficially own or control 50% or more of the outstanding voting power of such Partner or any Entity (other than the Parent Entity of such Partner unless the fair market value of the Partnership Interests held directly or indirectly by such Parent Entity represent more than 90% of the fair market value of the Parent Entity) which, directly or indirectly, through the ownership of one or more majority-owned successive subsidiary entities, owns more than 50% of the outstanding voting power of or controls such Partner (a "Control Entity"), (ii) an Unaffiliated Entity, or
                          --------------
group or persons acting in concert therewith, shall acquire the power to direct or cause the direction of the management and policies of such Partner or a Control Entity thereof, (iii) the Parent Entity of such Partner shall otherwise cease to beneficially own or control a majority of the voting power of any Partner or a Control Entity thereof.

         (b) Any Change in Ownership of a Partner shall be deemed for all purposes hereof to be a proposed transfer of the Partnership Interest of such Partner and such Partnership Interest shall be deemed to be a Transferred Interest, the transfer of which shall be subject to all of the terms and conditions set forth in Sections 8.1, 8.3, 8.4 and 8.5 hereof, except that the purchase price of which shall be the Fair Market Value (determined in accordance with the mechanisms set forth in Section 9.5(b) below) of the Partnership Interest of the Partner experiencing a Change of Ownership. In the event that the Transferred Interest is not purchased pursuant to the preceding sentence, any Unaffiliated Entity effecting such Change in Ownership, shall, by a binding written instrument which shall be enforceable by the Company and the other Partners, assume all obligations and liabilities hereunder of the Partner which is the subject of such Change in Ownership.

         (c) A spin-off of an Entity to not less than all of its stockholders by a Partner or its Affiliates, or a split-off offered to all of its stockholders by a Partner or its Affiliates of an Entity as a result of which no Person acquires 30% or more of the stock of an Entity, the assets of which include all or a portion of the Partnership Interests of a Partner and its Affiliates will not be deemed to be a transfer or Change of Ownership subject to the restrictions set forth in this Article VIII if, at the time such spin-off or split-off is consummated, the Fair Market Value of the Partnership Interests included in such assets does not represent more than 75% of the Fair Market Value of all of the assets of such Entity.

         Section 8.7   Effect of Transfer.
                       ------------------

         (a) In addition to satisfaction of Section 4.1 above, no assignee or transferee of all or part of a Partnership Interest in the Company shall be admitted as a Partner, unless and until:

             (1) the assignee or transferee has executed an instrument reasonably satisfactory to the Officers accepting and adopting the provisions of this Partnership Agreement;

             (2) the assignee or transferee has paid all reasonable expenses of the Company requested to be paid by the Officers in connection with the admission of such assignee or transferee as a Partner; and

             (3) such assignment or transfer shall be reflected in a revised Schedule A to this Partnership Agreement.
         ----------

         (b) A Person who is a permitted assignee or transferee of an interest in the Company transferred in compliance with the provisions of this Article VIII shall be admitted to the Company as a Partner and shall receive an interest in the Company without making a contribution or being obligated to make a contribution to the Company and shall thereupon be bound by the provisions of this Partnership Agreement.

                                   ARTICLE IX

                           DISSOLUTION AND TERMINATION


     Section 9.1   Dissolution. The Company shall be dissolved only upon the
                   -----------
occurrence of any of the following events:

         (a) By the written consent of all Partners;

         (b) Upon the occurrence of any of the events set forth in Sections 15-801(4), (5) or (6) of the Act; or

         (c) At the time there are not at least two (2) Partners.

     Section 9.2   Events of Bankruptcy of Partner. Without limiting the
                   -------------------------------
generality of Section 9.1, the occurrence of any of the events set forth in this
Section 9.2, with respect to any Partner, shall not result in the dissociation of the Partner or the dissolution of the Company. Such Partner shall cease to be a Partner of the Company, but shall, however, retain its interest in allocations and distributions, upon the happening of any of the following bankruptcy events:

         (a) A Partner takes any of the following actions:

             (1)   Makes an assignment for the benefit of creditors.

             (2)   Files a voluntary petition in bankruptcy.

             (3) Is adjudged a bankrupt or insolvent, or has entered against the Partner an order for relief, in any bankruptcy or insolvency proceeding.

             (4) Files a petition or answer seeking for the Partner any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation.

                 (5) Files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of this nature.

                 (6) Seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Partner or of all or any substantial part of the properties of the Partner.

         (b) One hundred twenty (120) days after the commencement of any proceeding against the Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within ninety
(90) days after the appointment without the consent or acquiescence of the Partner, of a trustee, receiver or liquidator of the Partner or of all or any substantial part of the properties of the Partner, the appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated.

         Section 9.3   Dissociation of Partners. No Partner shall have the
                       ------------------------
right to dissociate from the Company. However, if despite such prohibition a Partner gives the Company notice (which must be in writing) of its desire to dissociate from the Company pursuant to its right under Sections 15-601(1) and 15-602(a) of the Act, upon the Company's receipt of such written notice from such Partner, such Partner shall be dissociated from the Company, and such dissociation shall be deemed wrongful under the Act. The dissociation of a Partner shall not result in the dissolution of the Company, except as provided in Section 15-801(2). Notwithstanding anything to the contrary in this Partnership Agreement or the Act, the Company shall have the right, but not the obligation, to purchase a dissociated Partner's Partnership Interest in accordance with provisions of Section 15-701 of the Act. With respect to the Partners who are parties to the Investment Agreement, the rights provided to such Partners in the Investment Agreement are the exclusive rights of such Partners with respect to matters governed by Section 15-701 of the Act and have no other rights under such Section 15-701.

         Section 9.4   Winding Up.
                       ----------

         (a) Upon the dissolution of the Company, the Representatives shall wind up the affairs of the Company or may appoint any Person, including a Partner, to do so (the "Liquidating Trustee").
            -------------------

         (b) Upon dissolution of the Company, the Persons winding up the affairs of the Company may, in the name of, and for and on behalf of, the Company, prosecute and defend suits, whether civil, criminal or administrative, gradually settle and close the business of the Company, dispose of and convey the property of the Company, discharge or make reasonable provision for the liabilities and obligations of the Company, including all contingent, conditional or unmatured liabilities and obligations, and distribute to the Partners any remaining assets of the Company in accordance with Section 9.5 below, all without affecting the liability of Partners and Officers and without imposing liability on a Liquidating Trustee.

         (c) Dissolution of the Company shall be concluded in the time period specified in Treasury Regulation Section 1.704-1(b)(2)(ii)(g).

         Section 9.5   Distribution of Assets.
                       ----------------------

         (a) In the event of a dissolution of the Company, upon the winding up of the Company, any assets of the Company remaining after the application of Section 9.5(b) shall be distributed as follows:

             (1) First, to creditors, including Partners and Officers who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made; and

             (2) Then, to the Partners in proportion to their positive Capital Accounts balances.

         (b) Distributions shall be made, either in cash or in kind, or any mix thereof, as determined in good faith by the Board of Representatives based upon, among other things requests made by the Partners, with any assets distributed in kind being valued for this purpose at their Fair Market Value as determined pursuant to this Section 9.5(b). Solely for purposes of Article VIII, this Section 9.5 and for purposes of computing Agreed Values, "Fair Market
                                                               -----------
Value" of the subject assets shall be determined as follows: (i) the Partners
-----
shall initially negotiate in good faith to determine the Fair Market Value and
(ii) if the Partners fail to agree on the Fair Market Value within thirty (30) days after the applicable event, the Fair Market Value of the subject assets shall be determined pursuant to the appraisal process described below:

             (1) Not later than five (5) days after the expiration of the aforesaid thirty (30) day period, each Partner shall each select an appraiser (which may or may not be a Qualified Investment Banking Firm (as hereinafter defined)) and shall give the other Partners notice of such selection. Each of such appraisers (the "Original Appraisers") shall determine the Fair Market
                      -------------------
Value of the subject assets at the time such appraiser renders its written appraisal.

             (2) Each Original Appraiser shall deliver its written appraisal to the party retaining such Original Appraiser within twenty (20) days following the date of the selection of the Original Appraisers. Such written appraisals shall be exchanged by the Partners at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York, or such other place as the parties shall designate, at 10:00 a.m. local time on the twenty-first (21st) day following the date of the selection of the Original Appraisers. In the event that the Original Appraisers agree on the Fair Market Value, the Fair Market Value of the subject assets for purposes of this Section 9.5 shall be such agreed-upon amount. In the event that the Original Appraisers do not agree on the Fair Market Value, (i) if any two of the valuations differ by 10% or less, the Fair Market Value of the subject assets shall be the mean of the two valuations, and (ii) if no two valuations differ by 10% or less, the Original Appraisers shall elect a Qualified Investment Banking Firm (the "Resolving
                                                                 ---------
Appraiser") which shall independently calculate the Fair Market Value within
---------
fifteen (15) days of such election. If the Original Appraisers cannot agree upon a Resolving Appraiser within five (5) days following the end of the twenty (20) day period referred to above, then the Resolving Appraiser shall be a Qualified Investment Banking Firm appointed by the AAA. No Partner nor any of the Original Appraisers shall provide the Resolving Appraiser, directly or indirectly, with a copy of the written appraisal of any of the Original Appraisers, an oral or written summary thereof, or the valuation determined by any of the Original Appraisers, either orally or in writing. The valuation of the Resolving Appraiser will be compared with the valuations of the Original Appraisers, and the mean of (i) the valuation of the Original Appraiser that is closest to the valuation of the Resolving Appraiser and (ii) the valuation of the Resolving Appraiser, shall be the Fair Market Value of the subject assets for purposes of this Section 9.5.

             (3) The Company shall give to the Original Appraisers and the Resolving Appraiser free and full access to and the right to inspect, during normal business hours, all of the relevant assets, books and records of the Company and shall permit them to consult with the Officers for the purpose of such appraisers making their valuations hereunder.

             (4) As used herein, the term "Qualified Investment Banking Firm"
                                           ---------------------------------
means any firm engaged in providing corporate finance, merger and acquisition, and business valuation services and deriving revenues therefrom of at least $25 million during its last completed fiscal year, but excluding, however, any firms which received more than $250,000 in fees during the preceding twenty-four (24) calendar months from any Partner or their respective Affiliates and any firms selected by any Partner.


                                    ARTICLE X

                    BOOKS; REPORTS TO PARTNERS; TAX ELECTIONS


         Section 10.1  Books and Records.
                       -----------------

         (a) The Company shall maintain or cause to be maintained proper and complete books and records in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in the detail and completeness customary and usual for businesses of the type engaged in by the Company. The Company's financial statements shall be kept on the accrual basis and in accordance with Beta's accounting policies and procedures (as they may be modified from time to time) and GAAP. The Company's financial statements shall be audited annually by independent certified public accountants selected by the Board of Representatives. The fact that such independent certified public accountants may audit the financial statements of one or more of the Partners or their Affiliates shall not disqualify such accountants from auditing the Company's financial statements.

         (b) At a minimum, the Company shall keep such books and records as may be required by the Act and such other books and records as are customary and usual for businesses of the type engaged in by the Company.

         (c) Each Partner or its duly authorized representatives shall have the right, during normal business hours, to inspect and copy the Company's books and records at the requesting Partner's expense. The Company will, at the request of any Partner, provide copies of all loan documentation by which the Company or its assets are bound.

         (d) Beta and its Wholly-Owned Subsidiaries that are Partners, and Victor and its Wholly-Owned Subsidiaries that are Partners shall have the right to cause the Company to take all actions necessary to afford, at such Partner's expense, such Partner's independent public accountants access to the Company's books, records, Officers, employees and agents to the full extent reasonably determined by such Partner's independent public accountants to be necessary in order to perform customary internal auditing functions. In addition, the internal auditors of each such Partner shall have full right of access to the Company's books, records, Officers, employees and agents to the full extent reasonably determined by such Partner's internal auditors to be necessary in order to perform their audit or review of such Partner's financial statements; provided, however, that in exercising such right, such internal auditors to the extent reasonably practicable shall coordinate their visits with those by internal auditors of other Partners. In connection with any significant corporate transaction involving a Partner or its Affiliates, the Company will provide the other party to such transaction with the access described in Section 8.3(f) subject to the conditions described therein.

         Section 10.2  Reports.
                       -------

         (a) Annual Statements. As soon as practicable following the end of each
             -----------------
Fiscal Year, but in any event within sixty (60) days after the end of the Fiscal Year, the Company shall cause to be prepared and delivered to its Partners, the audited statement of income and statement of cash flows for such Fiscal Year, Capital Account statements, audited balance sheet as of the end of such fiscal year, and accompanying notes to financial statements for the Company, on a consolidated basis, prepared in accordance with GAAP and Company accounting practices.

         (b) Quarterly Statements. As soon as practicable following the end of
             --------------------
each fiscal quarter, but in any event within thirty (30) days after the end of such quarter, the Company shall cause to be prepared and delivered to its Partners, an unaudited statement of income and statement of cash flows for such quarter and an unaudited balance sheet as of the end of such quarter on a consolidated basis, prepared in accordance with GAAP and Company accounting practices.

         (c) Monthly Statements. So long as Victor holds, directly or through
             ------------------
one or more Included Affiliates, a Partnership Interest of at least 5%, (i) as soon as possible following the end of each calendar month in each Fiscal Year, but in any event within fourteen (14) Business Days after the end of such month, the Company shall cause to be prepared and delivered to Victor an unaudited statement of income and statement of cash flows for such month and an unaudited balance sheet as of the end of such month on a consolidated basis, prepared in accordance with GAAP and Company accounting practices, and (ii) the Company shall provide Victor with a monthly report of significant operating and financial statistics including number of subscribers, subscriber churn statistics, minutes of use, average revenues per subscriber, acquisition costs and capital expenditure efficiency statistics and such additional statistics and information as may be approved from time to time by the Board of Representatives for internal use by the Company.

         (d) Additional Financial Information. The provisions of this Section
             --------------------------------
10.2(d) shall be applicable so long as Victor holds, directly or through one or more Included Affiliates, a Partnership Interest of at least 5%. The Company shall provide for Victor audited year-end and other unaudited financial statements and other financial information as of such date and for such periods, as are necessary in the determination of Victor in order for it to satisfy its own regulatory and internal financial reporting requirements as well as credit rating agency presentations and, to the extent that such information is not competitively sensitive in the reasonable judgment of the Board of Representatives, investor or analyst presentations. The Company shall cooperate with Victor, at Victor's expense, to assist Victor and its auditors in translating Partnership financial statements from GAAP to a U.K. generally accepted accounting principles ("U.K. GAAP") basis and a Victor accounting
                                 ---------
policy basis or to prepare any U.K.

GAAP financial statements. The Company will prepare an operating budget and an outlook plan for the two Fiscal Years following the budget year not less than annually, and will provide copies of such budget and outlook plan to Victor as soon as is reasonably practicable and in any event prior to the commencement of the Fiscal Year of the Company to which the budget relates, and the Company will periodically provide to Victor updates and revisions of such operating budget and outlook plan and actual-to-budget comparisons.

         (e) Tax Information. Within ninety (90) days after the end of each
             ---------------
fiscal year, the Company shall supply to each Partner all information necessary and appropriate to be included in each Partner's income tax returns for that year and information necessary to compute estimated tax payments.

         Section 10.3  Tax Matters Partner.
                       -------------------

         (a) Beta is hereby appointed and shall serve as the tax matters partner of the Company (the "Tax Matters Partner") within the meaning of IRC Section
                     -------------------
6231(a)(7) for so long as it is not the subject of a bankruptcy event as defined in Section 9.2 and otherwise is entitled to act as the Tax Matters Partner. The Tax Matters Partner may file a designation of itself as such with the Internal Revenue Service. The Tax Matters Partner shall (i) furnish to each Partner affected by an audit of the Company income tax returns a copy of each notice or other communication received from the IRS or applicable state authority, (ii) keep such Partner informed of any administrative or judicial proceeding, as required by Section 6223(g) of the Code, and (iii) allow such Partner an opportunity to participate in all such administrative and judicial proceedings. The Tax Matters Partner shall take such action as may be reasonably necessary to constitute such Partner a "notice partner" within the meaning of Section 6231(a)(8) of the Code, provided that such Partner provides the Tax Matters Partner with the information that is necessary to take such action.

         (b) The Company shall not be obligated to pay any fees or other compensation to the Tax Matters Partner in its capacity as such. However, the Company shall reimburse the expenses (including reasonable attorneys' and other professional fees) incurred by the Tax Matters Partner in such capacity. Each Partner who elects to participate in Company administrative tax proceedings shall be responsible for its own expenses incurred in connection with such participation. In addition, the cost of any adjustments to a Partner and the cost of any resulting audits or adjustments of a Partner's tax return shall be borne solely by the affected Partner.

         (c) The Company shall to the fullest extent permitted by law indemnify and hold harmless the Tax Matters Partner from and against any loss, liability, damage, cost or expense (including reasonable attorneys' fees) sustained or incurred as a result of any act or decision concerning Company tax matters and within the scope of such Partner's responsibilities as Tax Matters Partner, so long as such act or decision was not the result of gross negligence, fraud, bad faith, reckless disregard or willful misconduct by the Tax Matters Partner. The Tax Matters Partner shall be entitled to rely on the advice of legal counsel as to the nature and scope of its responsibilities and authority as Tax Matters Partner, and any act or omission of the Tax Matters Partner pursuant to such advice shall in no event subject the Tax Matters Partner to liability to the Company or any Partner.

         Section 10.4  Tax Elections. The Company will elect to amortize
                       -------------
organizational costs. The Company will file an election under IRC Section 754, if it has not already done so, in accordance with applicable Treasury Regulations, to cause the basis of the Company's property to be adjusted for federal income tax purposes as provided by IRC
Section 734 and IRC Section 743.

         Section 10.5  Allocation of Certain Company Debt for Tax Purposes.
                       ---------------------------------------------------
Notwithstanding any provision in this Partnership Agreement or in the Alliance Agreement, with respect to all or any portion (at Beta's option) of the Company's debt in existence prior to the Effective Date and any other debt assumed by the Company from Beta prior to the Effective Date, and Beta (or an Affiliate of Beta) will agree to indemnify and hold harmless Victor against any loss incurred by Victor that exceeds the amount of the loss Victor would have incurred if the Company were a limited partnership and Victor were a limited partner. This section is intended to permit Beta to ensure that a certain amount of debt (as determined by Beta) is allocated to Beta for purposes of IRC Section
752. In addition, for a five year period the Company and the Partners will take all steps necessary to ensure that any debt assumed or taken subject to by the Company from any of the Victor entities shall be allocated to the respective Victor entities for purposes of IRC Section 752. In addition, the Company shall be permitted to pay off principal with respect to such debt only if such payment is made from proceeds of other indebtedness which is allocated to the respective Victor entities, in similar amounts, for purposes of IRC Section 752.


                                   ARTICLE XI

                                  MISCELLANEOUS


         Section 11.1  Binding Effect. This Partnership Agreement shall be
                       --------------
binding upon any Person who executes this Partnership Agreement or any permitted transferee or permitted assignee of an interest in the Company.

         Section 11.2  Entire Agreement. This Partnership Agreement, the
                       ----------------
Alliance Agreement, the Investment Agreement and the other agreements entered into by Beta and Victor in connection with the Alliance Agreement contain the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements of the parties with respect thereto.

         Section 11.3  Amendments. This Partnership Agreement may not be amended
                       ----------
except by the written agreement of all of the Partners.

         Section 11.4  Governing Law. The laws of the State of Delaware shall
                       -------------
govern the validity, interpretation, construction, performance, and enforcement of this Partnership Agreement, excluding the choice of laws provisions of the State of Delaware.

         Section 11.5  Notices to Partners. Except as otherwise provided in this
                       -------------------
Partnership Agreement, any notice, demand or communication to a Partner required or permitted to be given by any provision of this Partnership Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally or sent by facsimile transmission or overnight express to the Partner the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the Partner as follows, in the case of the Initial Bell Atlantic Partners and the Initial Vodafone Partners, and with respect to any subsequently admitted Partner, to the notice address that such Partner provides to the Company (the Company shall then provide each of the other Partners with a copy of such notice):

              (a)      If to the Initial Bell Atlantic Partners:

                       c/o Bell Atlantic Corporation
                       1095 Avenue of the Americas, 39th Floor
                       New York, New York  10036
                       Attention: Vice President and General Counsel Fax No.: (212) 597-2587

                       with required copies to:

                       Bell Atlantic Network Services, Inc.
                       1717 Arch Street, 32N
                       Philadelphia, Pennsylvania  19103
                       Attention:  Phillip Marx,
                                   General Attorney - Mergers and Acquisitions
                       Fax No.: (215) 963-9195

                       and

                       Morgan, Lewis & Bockius LLP
                       101 Park Avenue
                       New York, N.Y. 10178
                       Attention: N. Jeffrey Klauder
                       Fax No.: (212) 309-6273

              (b)      If to the Initial Vodafone Partners:

                       Vodafone PLC
                       The Courtyard
                       2-4 London Road
                       Newbury
                       Berkshire RG141 JX
                       England
                       Attention:  Stephen Scott
                       Fax No.:  011-44-1189-401-118

                       with a required copy to:

                       Pillsbury Madison & Sutro LLP
                       50 Fremont Street
                       San Francisco, CA 94105
                       Attention:  Nathaniel M. Cartmell, III
                       Fax No.: (415) 983-1200

               Section 11.6 Bank Accounts. The Company shall maintain
                            -------------
appropriate accounts at one or more financial institutions for all funds of the Company. Such accounts shall be used solely for the business of the Company. Withdrawal from such accounts shall be made only upon the signature of those persons authorized by the Board of Representatives.

         Section 11.7  Headings. The titles of the Articles and the headings of
                       --------
the Sections of this Partnership Agreement are for convenience of reference only and are not to be considered in construing the terms and provisions of this Partnership Agreement.

         Section 11.8  Pronouns. All pronouns shall be deemed to refer to the
                       --------
masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

         Section 11.9  Waivers. The failure of any party to seek redress for
                       -------
violation of or to insist upon the strict performance of any covenant or condition of this Partnership Agreement shall not prevent a subsequent act, that would have originally constituted a violation, from having the effect of an original violation.

         Section 11.10 No Third Party Beneficiaries. None of the provisions of
                       ----------------------------
this Partnership Agreement shall be for the benefit of or enforceable by any Person other than the parties to this Partnership Agreement and their respective permitted successors and permitted transferees and assigns and the Persons entitled to the benefits of Article V of this Partnership Agreement.

         Section 11.11 Interpretation. It is the intention of the Partners that,
                       --------------
during the term of this Partnership Agreement, the rights and obligations of the Partners and their successors-in-interest shall be governed by the terms of this Agreement, and that the right of any Partner or successor-in-interest to assign, transfer, sell or otherwise dispose of any interest in the Company shall be subject to limitations and restrictions of this Partnership Agreement.

         Section 11.12 Further Assurances. Each Partner shall execute all such
                       ------------------
certificates and other documents and shall do all such other acts as the Officers deem appropriate to comply with the requirements of law for the formation of the Company and to comply with any laws, rules, regulations and third-party requests relating to the acquisition, operation or holding of the property of the Company.

         Section 11.13 Counterparts. This Partnership Agreement may be executed
                       ------------
in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Partnership Agreement shall become effective when each party to this Partnership Agreement shall have received a counterpart hereof signed by the other party to this Partnership Agreement.

         Section 11.14 Illegality and Severability. If application of any one or
                       ---------------------------
more of the provisions of this Partnership Agreement shall be unlawful under applicable law and regulations, then the parties will attempt in good faith to make such alternative arrangements as may be legally permissible and which carry out as nearly as practicable the terms of this Partnership Agreement. Should any portion of this Partnership Agreement be deemed unenforceable by a court of competent jurisdiction, the remaining portion hereof shall remain unaffected and be interpreted as if such unenforceable portions were initially deleted.

         Section 11.15 Confidentiality.
                       ---------------

         (a) Maintenance of Confidentiality. Each of the Partners shall, during
             ------------------------------
the term of this Agreement and at all times thereafter, maintain in confidence all confidential and proprietary information and data of the Company and the other Partners or its Affiliates disclosed to it (the "Confidential
                                                       ------------
Information"). Each of the Partners further agrees that it shall not use the
-----------
Confidential Information during the term of this Agreement or at any time thereafter for any purpose other than the performance of its obligations or the exercise of its rights under this Agreement. The Company and each Partner shall take all reasonable measures necessary to prevent any unauthorized disclosure of the Confidential Information by any of their Affiliates and their respective officers, directors, employees, agents or consultants.

         (b) Permitted Disclosures. Nothing herein shall prevent the Company,
             ---------------------
any Partner, or any employee, agent or consultant of the Company or any Partner (in such capacity, the "Receiving Party") from using, disclosing, or authorizing
                        ---------------
the disclosure of any information it receives in the course of the business of the Company from the Company or another Partner (in such capacity, the "Disclosing Partner") which:
 ------------------

         (i) becomes publicly available without default hereunder by the Receiving Party;

         (ii) is lawfully acquired by the Receiving Party, without restriction on use or disclosure, from a source not under any obligation to the Disclosing Party regarding disclosure of such information;

         (iii) is in the possession of the Receiving Party, without restriction on use or disclosure, in written or other recorded form at the time of its disclosure hereunder;

         (iv) is disclosed without restriction on use or disclosure to any third party by or with the permission of the Disclosing Party;

         (v) the Receiving Party believes in good faith to be required by Law (as defined in the Alliance Agreement) or by the terms of any listing agreement with a securities exchange, provided that the receiving party consults with the other Partners to the extent reasonably practicable prior to making such disclosure.

         (vi) is determined by a Partner in its reasonable judgment to be necessary or desirable in connection with rating agency, equity investment, business combination, corporate financing and related activities, subject to customary confidentiality arrangements; or

         (vii)    as provided in Section 8.3(f).

     IN WITNESS WHEREOF, the undersigned Partners, intending to be legally bound, have executed this Partnership Agreement as of the date first above written.


[Insert Signature Blocks for each of the Initial Bell Atlantic Partners and the Initial Vodafone Partners]

                                       -----------------------------------------
                                       By:
                                          --------------------------------------
                                           Name:
                                           Title:

                                       -----------------------------------------
                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       -----------------------------------------
                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                    Exhibit E to
                                                              Alliance Agreement

                             INVESTMENT AGREEMENT


     INVESTMENT AGREEMENT (this "Agreement"), dated as of __________, by and among VODAFONE AIRTOUCH PLC, an English public limited company ("Vodafone"),
      ---------------------
BELL ATLANTIC CORPORATION, a Delaware corporation ("Bell Atlantic"), and CELLCO
-------------------------                                                ------
PARTNERSHIP, a Delaware general partnership ("Wireless" or the "Partnership").
-----------
                             W I T N E S S E T H:

     WHEREAS, Vodafone and Bell Atlantic are parties to that certain U.S. Wireless Alliance Agreement, dated as of September 21, 1999 (the "Alliance Agreement"), providing for a series of transactions involving, among other things, the formation of, and contribution of certain wireless communications assets to, Wireless; and

     WHEREAS, in connection with the foregoing, Vodafone, Bell Atlantic and Wireless desire to set forth herein certain terms regarding the possible monetization of Vodafone's and Bell Atlantic's respective interests in Wireless;

     NOW, THEREFORE, Vodafone, Bell Atlantic and Wireless agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     1.1 Defined Terms. (a) As used in this Agreement, the following terms shall
         -------------
have the following meanings (unless indicated otherwise, all Article and Section references are to Articles and Sections of this Agreement):

     "1940 Act Opinion" shall mean an unqualified opinion of a nationally
      ----------------
recognized law firm with special expertise in regulation of entities under the Investment Company Act of 1940 (the "1940 Act") to the effect that either (a) it is not necessary for Pubco to register as an investment company under the 1940 Act or (b) if Pubco were to be required to so register, such registration would not adversely affect the rights and obligations of Pubco, Wireless, Vodafone and Bell Atlantic between and among each other.

     "Affiliate" shall have the meaning set forth in the Alliance Agreement.
      ---------
     "Alliance Agreement" shall have the meaning set forth in the first recital
      ------------------
of this Agreement.

     "Applicable Rate" shall mean, for purposes of determining accretion in
      ---------------
Market Value pursuant to Section 5.2(c)(ii)(A), (a) for the thirty-day period following the Valuation Date, a rate per annum equal to the LIBO Rate (as defined in the Alliance Agreement) plus 100 basis points and (b) thereafter through the applicable Monetization Closing Date, a rate per annum equal to the LIBO Rate plus 200 basis points.

     "Bell Atlantic Backstop" shall mean,
      ----------------------
     (a) in the case of any exercise of the Phase I Option, (i) $5 billion, minus (ii) the aggregate amount by which the Bell Atlantic Allocated Amount shall have been increased pursuant to Section 5.1(c)(ii)(B) in connection with all prior exercises of the Phase I Option (the "Phase I Backstop Amount"); and

     (b) in the case of any exercise of the Phase II Option, (i) the sum of $5 billion plus the amount of any remaining Phase I Backstop Amount, minus (ii) the aggregate amount by which the Bell Atlantic Allocated Amount shall have been increased pursuant to Section 5.1(c)(ii)(B) in connection with all prior exercises of the Phase II Option.

     "Bell Atlantic Common Stock" shall mean Bell Atlantic's Common Stock, par
      --------------------------
value $0.10 per share.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended,
      ------------
and any successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     "GAAP" shall mean United States generally accepted accounting principles.
      ----
     "Included Affiliate" means any Wholly Owned Subsidiary of Vodafone and any
      ------------------
Affiliate Transferee (as defined in the Partnership Agreement) to which Vodafone transfers a Partnership Interest pursuant to Section 8.2(b)(ii) of the Partnership Agreement.

     "Interests" shall mean "Partnership Interests" as such term is defined in
      ---------
the Partnership Agreement.

     "Market Value" shall mean, subject to the following sentence, the
      ------------
hypothetical aggregate, fully distributed market value as of the applicable Valuation Date of Interests assuming (a) all Interests were of a single class of common stock, (b) such common stock were publicly tradable, and (c) a regular and active market existed for such common stock on the New York Stock Exchange or the NASDAQ/NMS, whichever market would provide the greater liquidity and value for such common stock. In the event Pubco has consummated an IPO and the Public Common Stock trades in a regular and active market, "Market Value" shall be based on the market price of the Public Common Stock for which Interests are exchangeable, such market price shall equal the volume-weighted average daily trading price on the principal exchange on which the Public Common Stock is then traded for the ten consecutive trading day period ending two days prior to the Valuation Date.

     "Measurement Date" shall mean, for any Monetization Closing, the last day
      ----------------
of the month preceding such Monetization Closing.

     "Monetization Amount" shall mean the U.S. dollar amount of Interests
      -------------------
specified by Vodafone in a Monetization Notice.

     "Monetization Notice" shall mean a written notice delivered by Vodafone
      -------------------
pursuant to Section 5.1(a) or (b).

     "Partnership Agreement" means the Amended and Restated Partnership
      ---------------------
Agreement of Wireless Partnership to be entered into as of the Stage I Closing as it may be amended from time to time.

     "Person" shall mean any individual, partnership, limited liability company,
      ------
corporation, trust, unincorporated organization or other entity, or a government or agency or political subdivision thereof.

     "Realizable Value" means, with respect to any Bell Atlantic Common Stock
      ----------------
delivered to Vodafone in connection with any Monetization Closing, the cash proceeds (net of all associated discounts, commissions, fees and other transaction costs and expenses) that would reasonably be expected to be realized, on a per-share basis, from a sale of all of such Bell Atlantic Common Stock, in one or more block trades and in a manner designed to realize cash proceeds as soon as possible following the applicable Monetization Closing Date, taking into account (among other things) the then current trading price and trading volume of Bell Atlantic Common Stock, the expected delay (if any) following the Monetization Closing Date until such Bell Atlantic Common Stock is disposed of, the amount of Bell Atlantic Common Stock to be sold, and the transfer rights and transfer restrictions (whether imposed by contract or law) applicable to Vodafone's ownership of such Bell Atlantic Common Stock.

     "SEC" shall mean the Securities and Exchange Commission or its successor.
      ---
     "Securities Act" shall mean the Securities Act of 1933, as amended, and any
      --------------
successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     "Stage I Closing" shall have the meaning set forth in the Alliance
      ---------------
Agreement.

     "Stage II Closing" shall have the meaning set forth in the Alliance
      ----------------
Agreement; provided that if the Stage II Closing shall not occur, it shall be
           --------
deemed to have occurred as of the Stage I Closing.

     "Valuation Date" shall mean, with respect to any sale of Interests pursuant
      --------------
to Section 5.1(a) or (b), the date of delivery of a Monetization Notice with respect to such Interests.

     "Wholly Owned Subsidiary" shall have the meaning set forth in the
      -----------------------
Partnership Agreement.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

         Term                                         Section
         ----                                         -------

         Alternative Structure                        Section 5.3(e)
         Appraiser's Certificate                      Section 5.2(a)(i)(B)(2)
         Assumed Debt                                 Section 5.3(d)

         Assumed Debt Option                          Section 5.3(d)
         Bell Atlantic Allocation Amount              Section 5.1(c)
         Bell Atlantic Appraiser                      Section 5.2(a)(i)(B)(1)
         Consideration Notice                         Section 5.3(a)
         Deferral Amount                              Section 5.3(d)
         Exchanged Shares                             Section 6.1(a)
         Higher Number                                Section 5.2(a)(i)(B)(2)
         HSR Act                                      Section 2.3
         Initiating Party                             Section 6.1(c)
         IPO                                          Section 6.1(a)
         IPO Notice                                   Section 6.1(b)
         IP Structure                                 Section 6.1(c)
         Lower Number                                 Section 5.2(a)(i)(B)(2)
         NIP Structure                                Section 6.1(c)
         Non-Initiating Party                         Section 6.1(c)
         Phase I Option                               Section 5.1(a)
         Phase II Option                              Section 5.1(b)
         Pubco                                        Section 6.1(a)
         Public Common Stock                          Section 6.1(a)
         Monetization Closing                         Section 5.4
         Monetization Closing Date                    Section 5.4
         Monetizable Interests Percentage             Section 5.2(a)
         Tax Postponement Amount                      Section 5.3(e)
         Third Appraiser                              Section 5.2(a)(i)(B)(4)
         Third Number                                 Section 5.2(a)(i)(B)(4)
         Vodafone Appraiser                           Section 5.2(a)(i)(B)(1)
         Wireless Allocated Amount                    Section 5.1(c)


     (c) All references to dollar amounts herein are references to U.S. dollars.


                                  ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF VODAFONE

     Vodafone hereby makes the following representations and warranties to Bell Atlantic and Wireless:

     2.1 Organization and Qualification. Vodafone is a corporation duly
         ------------------------------
organized and existing in good standing under the laws of England and has the corporate power to own its properties and to carry on its business as now being conducted.

     2.2 Authorization; Enforcement. (a) Vodafone has full legal right, power
         --------------------------
and authority to enter into and perform this Agreement, (b) the execution and delivery of this Agreement by Vodafone and the consummation by it of the transactions contemplated hereby have been duly authorized by it, (c) this Agreement has been duly executed and delivered by Vodafone and (d) this Agreement constitutes a valid and binding obligation of Vodafone enforceable against Vodafone in accordance with its terms, except that (i) such enforcement is subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar law relating to, or affecting generally the enforcement of, creditors' rights and remedies and (ii) the remedies of specific performance and injunctive relief may be subject to general principles of equity.

     2.3 No Conflicts. The execution, delivery and performance of this Agreement
         ------------
and the consummation by Vodafone of the transactions contemplated hereby will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Vodafone pursuant to any agreement, indenture or instrument to which Vodafone is a party, or by which any property or asset of Vodafone is bound or affected, or result in a violation of its charter and bylaws or any law, rule, regulation, order, judgment or decree of any court or governmental agency applicable to Vodafone or by which any property or asset of Vodafone is bound or affected. Except for such filings as may be required by the Exchange Act, the Hart-Scott-Rodino Antitrust Improvement Act of 1978 (the "HSR Act") or as specifically contemplated hereby, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance by Vodafone of this Agreement.


                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF BELL ATLANTIC

     Bell Atlantic hereby makes the following representations and warranties to Vodafone and Wireless:

     3.1 Organization and Qualification. Bell Atlantic is a corporation duly
         ------------------------------
organized and existing in good standing under the laws of the State of Delaware and has the corporate power to own its properties and to carry on its business as now being conducted.

     3.2 Authorization; Enforcement. (a) Bell Atlantic has full legal right,
         --------------------------
power and authority to enter into and perform this Agreement, (b) the execution and delivery of this Agreement by Bell Atlantic and the consummation by it of the transactions contemplated hereby have been duly authorized by it, (c) this Agreement has been duly executed and delivered by Bell Atlantic and (d) this Agreement constitutes a valid and binding obligation of Bell Atlantic enforceable against Bell Atlantic in accordance with its terms, except that (i) such enforcement is subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar law relating to, or affecting generally the enforcement of, creditors' rights and remedies and (ii) the remedies of specific performance and injunctive relief may be subject to general principles of equity.

     3.3 No Conflicts. The execution, delivery and performance of this Agreement
         ------------
and the consummation by Bell Atlantic of the transactions contemplated hereby will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Bell Atlantic pursuant to any agreement, indenture or instrument to which Bell Atlantic is a party, or by which any property or asset of Bell Atlantic is bound or affected, or result in a violation of its charter and by-laws or any law, rule, regulation, order, judgment or decree of any court or governmental agency applicable to Bell Atlantic or by which any property or asset of Bell Atlantic is bound or affected. Except for such filings as may be required by the Exchange Act, the HSR Act or as specifically contemplated hereby, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance by Bell Atlantic of this Agreement.


                                  ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF CELLCO PARTNERSHIP

     Wireless hereby makes the following representations and warranties to Vodafone and Bell Atlantic:

     4.1 Organization and Qualification. Wireless is a general partnership duly
         ------------------------------
organized and existing under the laws of the State of Delaware and has the power to own its properties and to carry on its business as now being conducted.

     4.2 Authorization; Enforcement. (a) Wireless has full legal right, power
         --------------------------
and authority to enter into and perform this Agreement, (b) the execution and delivery of this Agreement by Wireless and the consummation by it of the transactions contemplated hereby have been duly authorized by it, (c) this Agreement has been duly authorized, executed and delivered by Wireless and (d) this Agreement constitutes a valid and binding obligation of Wireless enforceable against Wireless in accordance with its terms, except that (i) such enforcement is subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar law relating to, or affecting generally the enforcement of, creditors' rights and remedies and (ii) the remedies of specific performance and injunctive relief may be subject to general principles of equity.

     4.3 No Conflicts. The execution, delivery and performance of this Agreement
         ------------
and the consummation by Wireless of the transactions contemplated hereby will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Wireless pursuant to any agreement, indenture or instrument to which Wireless is a party, or by which any property or asset of Wireless is bound or affected, or result in a violation of Wireless's Partnership Agreement or any law, rule, regulation, order, judgment or decree of any court or governmental agency applicable to Wireless or by which any property or asset of Wireless is bound or affected. Except for such filings as may be required under the HSR Act or as specifically contemplated hereby, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance by Wireless of this Agreement.


                                   ARTICLE V

                        VODAFONE'S MONETIZATION OPTION

     5.1 Monetization Option. Vodafone shall have the right to require that Bell
         -------------------
Atlantic and Wireless purchase Interests from Vodafone and its Included Affiliates as follows:

     (a) Phase I Option. Upon written notice from Vodafone delivered to Bell
         --------------
Atlantic and Wireless during the period commencing thirty (30) days before, and ending thirty (30) days after, either one or both of the third anniversary date and the fourth anniversary date of the Stage II Closing (it being agreed that no more than one such notice may be delivered with respect to either such anniversary), Vodafone may elect to require that Wireless (subject to paragraph
(c) below) purchase from Vodafone or Included Affiliates of Vodafone specified in the written notice, that percentage of Interests which have an aggregate Market Value equal to the amount (stated in U.S. dollars) specified by Vodafone in such written notice (the "Phase I Option"); provided that in no event shall
                                               --------
the aggregate amount actually paid to Vodafone and its Included Affiliates pursuant to the Phase I Option exceed $10 billion.

     (b) Phase II Option. Upon written notice from Vodafone delivered to Bell
         ---------------
Atlantic and Wireless during the period commencing thirty (30) days before, and ending thirty (30) days after, any one or more of the fifth anniversary date, the sixth anniversary date and the seventh anniversary date of the Stage II Closing (it being agreed that no more than one such notice may be delivered with respect to any such anniversary), Vodafone may elect to require that Wireless (subject to paragraph (c) below) purchase from Vodafone or Included Affiliates of Vodafone specified in the written notice that percentage of Interests which have an aggregate Market Value equal to the amount (stated in U.S. dollars) specified by Vodafone in such written notice (the "Phase II Option"); provided
                                                                      --------
that (i) in no event shall the aggregate amount actually paid to Vodafone and its Included Affiliates pursuant to the Phase II Option exceed (x) $20 billion, minus (y) the amount actually paid to Vodafone and its Included Affiliates
-----
pursuant to the Phase I Option, and (ii) the Monetization Amount specified in any Monetization Notice delivered with respect to any single exercise of the Phase II Option shall not exceed $10 billion.

     (c) Allocation of Obligations.
         -------------------------

     (i) Bell Atlantic shall have the right, exercisable by written notice to Vodafone within thirty (30) days after a determination of the Monetizable Interests Percentage pursuant to Section 5.2, to obligate itself or its designee (for whose obligations Bell Atlantic shall be primarily liable) rather than Wireless to purchase pursuant to the Phase I Option or the Phase II Option some or all of the percentage of Interests covered by the applicable Monetization Notice. Such written notice shall specify that portion of the Monetization Amount as to which Bell Atlantic is exercising the foregoing right and such notice may not be modified or revoked by Bell Atlantic after it is delivered to Vodafone. That portion of the Monetization Amount allocated to

Wireless and Bell Atlantic after giving effect to this Section 5.1(c) shall be the "Wireless Allocated Amount" and the "Bell Atlantic Allocated Amount," respectively. In the event that the Wireless Allocated Amount for all transactions effected pursuant to the Phase I Option exceeds $5 billion, then a "Monetization Imbalance" shall be deemed to exist for purposes of Section 7.1(c) of the Partnership Agreement.

     (ii) Notwithstanding Bell Atlantic's proposed allocation of the Monetization Amount pursuant to subparagraph (i) above, (A) at the option of Vodafone, Wireless (and not Bell Atlantic) shall be obligated to purchase pursuant to the Phase II Option a portion of the Monetization Amount, not to exceed a total of $7.5 billion, in one or more transactions as provided in Sections 5.3(d) and 5.3(e) and (B) in the event that Wireless defaults on its obligations pursuant to the Phase I Option or Phase II Option to purchase some or all of the Interests covered by a Monetization Notice, the Bell Atlantic Allocated Amount shall be increased to the extent necessary to cure such default, but in no event by more than the Bell Atlantic Backstop with respect to the applicable Monetization Closing.

     5.2 Determination of Monetizable Interests Percentage and Partnership
         -----------------------------------------------------------------
Interests in Wireless.
---------------------

     (a) Valuation. The percentage of Interests which have a Market Value as of
         ---------
the applicable Valuation Date equal to the Monetization Amount (the "Monetizable Interests Percentage") shall be determined (i) if Pubco has consummated an IPO and Public Common Stock trades in a regular and active market, in accordance with the last sentence of the definition of Market Value set forth in Section
1.1 above or (ii) in circumstances where clause (i) is not applicable, (A) by mutual agreement of the parties to such transaction or (B) if no such agreement is reached within thirty (30) days of the Valuation Date, as follows:

         (1) Selection of Appraisers. Each of Vodafone and Bell Atlantic shall
             -----------------------
designate by written notice to the other an internationally recognized investment banking firm to serve as an Appraiser pursuant to this Section 5.2 (the firms designated by Vodafone and Bell Atlantic being referred to herein as the "Vodafone Appraiser" and the "Bell Atlantic Appraiser," respectively) within five business days after the failure to reach agreement in accordance with the terms of Section 5(a)(ii)(B) above. In the event that either Vodafone or Bell Atlantic fails to designate its Appraiser within the foregoing time period, the other shall have the right to designate such Appraiser by notifying the failing party in writing of such designation (and the Appraiser so designated shall be the Vodafone Appraiser or the Bell Atlantic Appraiser, as the case may be).

         (2) Evaluation Procedures. Each Appraiser shall be directed to
             ---------------------
determine the Monetizable Interests Percentage. Each Appraiser will also be directed to deliver a certificate stating its determination of the Monetization Interests Percentage (an "Appraiser's Certificate") to Vodafone and Bell Atlantic on or before the 30th day after the date of designation of the Vodafone Appraiser or the Bell Atlantic Appraiser, whichever is later (the "Certificate Date"), upon the conclusion of its evaluation, and each Appraiser's Certificate once delivered may not be retracted or modified in any respect. Each Appraiser will keep confidential all information disclosed by Wireless in the course of conducting its evaluation, and, to that end, will execute such customary documentation as Wireless may reasonably request with respect to such confidentiality obligation. Vodafone and Bell Atlantic will cooperate in causing Wireless to provide each Appraiser with such information within Wireless's possession that may be reasonably requested in writing by such Appraiser for purposes of its evaluation hereunder. The Appraisers shall consult with each other in the course of conducting their respective evaluations. Each of Vodafone and Bell Atlantic shall have full access to each Appraiser's work papers and shall be entitled to make presentations to each such Appraiser. Each Appraiser will be directed to comply with the provisions of this Section 5.2, and to that end each of Vodafone and Bell Atlantic will provide to its respective Appraiser a complete and correct copy of this Section 5.2 (and the definitions of capitalized terms used in this Section 5.2 that are defined elsewhere in this Agreement.)

         (3) Monetizable Interests Percentage Determination. The Monetizable
             ----------------------------------------------
Interests Percentage shall be determined on the basis of the Appraisers' Certificates in accordance with the provisions of this subparagraph (3). The higher of the Monetizable Interests Percentage set forth on the Appraisers' Certificates is hereinafter referred to as the "Higher Number" and the lower Monetizable Interests Percentage set forth on the Appraisers' Certificates is hereinafter referred to as the "Lower Number." If the Higher Number is not more than 105% of the Lower Number, the Monetizable Interests Percentage will be the arithmetic average of such two Numbers. If the Higher Number is more than 105% of the Lower Number, a third appraiser shall be selected in accordance with the provisions of subparagraph (4) below, and the Monetizable Interests Percentage will be determined in accordance with the provisions of subparagraph (5) below.

         (4) Selection of and Procedure for Third Appraiser. If the Higher
             ----------------------------------------------
Number is more than 105% of the Lower Number, within seven days thereafter the Vodafone Appraiser and the Bell Atlantic Appraiser shall agree upon and jointly designate a third internationally recognized investment banking firm to serve as an appraiser pursuant to this Section 5.2 (the "Third Appraiser"), by written notice to each of Vodafone and Bell Atlantic. Vodafone and Bell Atlantic shall direct the Third Appraiser to determine the Monetizable Interests Percentage (the "Third Number") in accordance with the provisions of subparagraph (2) above, and to deliver to Vodafone and Bell Atlantic an Appraiser's Certificate on or before the 30th day after the designation of such Appraiser hereunder. The Third Appraiser will be directed to comply with the provisions of this Section 5.2, and to that end the parties will provide to the Third Appraiser a complete and correct copy of this Section 5.2 (and the definitions of capitalized terms used in this Section 5.2 that are defined elsewhere in this Agreement).

         (5) Alternative Determination of Monetizable Interests Percentage. Upon
             -------------------------------------------------------------
the delivery of the Appraiser's Certificate of the Third Appraiser, the Monetizable Interests Percentage will be determined as provided in this subparagraph (5). The Monetizable Interests Percentage will be (w) the Higher Number, if the Third Number is greater than the Higher Number, (x) the Lower Number, if the Third Number is less than the Lower Number, (y) the arithmetic average of the Third Number and the other Number (Higher or Lower) that is closer to the Third Number if the Third Number falls within the range between (and including) the Lower Number and the Higher Number and (z) the Third Number, if the Lower Number and the Higher Number are equally close to the Third Number.

         (6) Costs.
             -----

         (x) Each of Vodafone and Bell Atlantic will bear the cost of the Appraiser designated by it or on its behalf. If the Higher Number is not more than 110% of the Lower Number, or if the Higher Number and the Lower Number are equally close to the Third Number, each of Vodafone and Bell Atlantic shall bear 50% of the cost of the Third Appraiser; otherwise, the party whose Appraiser's determination of the Monetizable Interests Percentage is further away from the Third Number shall bear the entire cost of the Third Appraiser.

         (y) Vodafone and Bell Atlantic agree to pay when due the fees and expenses of the Appraisers in accordance with the foregoing provisions.

     (b) Conclusive Determination. To the fullest extent permitted by law, the
         ------------------------
determination of the Monetizable Interests Percentage made pursuant to this
Section 5.2 shall be final and binding on Vodafone and Bell Atlantic, and such determination shall not be appealable to or reviewable by any court or arbitrator.

     (c) Adjustments to Monetizable Interests Percentage and Partnership
         ---------------------------------------------------------------
Interests in Wireless.
---------------------

         (i) In the event that the Monetizable Interests Percentage determined pursuant to this Section 5.2 exceeds the percentage of Interests held by Vodafone (together with any Included Affiliates of Vodafone that were specified as sellers of Interests in the Monetization Notice), the Monetization Amount shall be reduced proportionately (based on the percentage of Interests then held by Vodafone (and any such Included Affiliates) and the Monetizable Interests Percentage determined pursuant to this Section 5.2) and the Monetizable Interests Percentage to be sold on the applicable Monetization Closing Date shall be reduced to equal the percentage of Interests then held by Vodafone (and any such Included Affiliates). In any such case, (A) the Monetization Amount shall be increased during the period from the applicable Valuation Date to the applicable Monetization Closing Date at a rate equal to the Applicable Rate, less any distributions declared by Wireless and paid to Vodafone subsequent to the applicable Valuation Date with respect to the Interests being sold and (B) no adjustment in Market Value shall be made pursuant to subparagraph (ii) below.

         (ii) The Monetizable Interests Percentage to be sold on the applicable Monetization Closing Date shall be reduced to reflect accretion in the Market Value during the period from the applicable Valuation Date to the applicable Monetization Closing Date at the Applicable Rate, less any distributions declared by Wireless and paid to Vodafone subsequent to the applicable Valuation Date with respect to the Interests being sold.

         (iii) As of each Monetization Closing Date, the Partnership Interests in Wireless shall be appropriately adjusted to reflect (A) the acquisition of an additional Partnership Interest by Bell Atlantic from Vodafone and its Included Affiliates in exchange for the Bell Atlantic Allocated Amount and (B) the partial redemption of the

     Partnership Interest of Vodafone and its Included Affiliates in exchange for the Wireless Allocated Amount (and a resulting decrease in the value of the Partnership by an amount equal to the Wireless Allocated Amount).

     5.3 Form of Payment of Monetization Amount; Valuation of Consideration.
         ------------------------------------------------------------------

     (a) Consideration Notice. Bell Atlantic shall indicate by written notice to
         --------------------
Vodafone (a "Consideration Notice") delivered within thirty (30) days after each determination of a Monetizable Interests Percentage pursuant to Section 5.2, the form in which the Monetization Amount will be paid by Bell Atlantic and Wireless, respectively, which may consist of (i) cash or (ii) shares of legally issued, fully paid, non-assessable and unencumbered (except for restrictions under applicable securities laws) Bell Atlantic Common Stock. The Consideration Notice shall set forth the proportions of cash or Bell Atlantic Common Stock to be delivered by Bell Atlantic, Wireless or any third party designated in such notice by Bell Atlantic (and for whose obligations Bell Atlantic shall be primarily liable), respectively.

     (b) Bell Atlantic Common Stock. In the event that all or a portion of the
         --------------------------
Bell Atlantic Allocated Amount will be satisfied in the form of Bell Atlantic Common Stock, the number of shares of Bell Atlantic Common Stock to be delivered on the Monetization Closing Date shall equal the portion of the Bell Atlantic Allocated Amount to be satisfied with Bell Atlantic Common Stock, divided by the
                                                                  ----------
Realizable Value of the Bell Atlantic Common Stock so delivered. The Realizable Value of Bell Atlantic Common Stock shall be determined in a process identical to that set forth in Section 5.2(a)(i) and (a)(ii) for the determination of Monetizable Interests Percentage.

     (c) Registration Rights. If Vodafone receives shares of Bell Atlantic
         -------------------
Common Stock as provided above, Vodafone shall have the rights to registration of such shares as provided in Annex A attached hereto (the "Bell Atlantic Registration Rights").

     (d) Assumed Debt Option. In satisfaction of all or a portion of the Phase
         -------------------
II Option, Vodafone, at its election, shall have the right to require Wireless to participate in a transaction described in this Section 5.3(d) (the "Assumed Debt Option"). Vodafone shall indicate in any Monetization Notice with respect to the Phase II Option, the portion of the Monetization Amount which it elects to receive pursuant to the Assumed Debt Option (the "Deferral Amount"). The aggregate amount covered by the Phase II Option that Vodafone may elect to receive pursuant to the Assumed Debt Option shall not exceed $7.5 billion, which amount may be allocated among one or more exercises of the Phase II Option.

         (i) At the applicable Monetization Closing Date, Wireless shall, at Vodafone's election, either: (i) assume a debt obligation of Vodafone, an Affiliate of Vodafone or a third party designated by Vodafone or (ii) incur debt and distribute the proceeds to Vodafone, an Affiliate of Vodafone or a third party designated by Vodafone (the "Assumed Debt") in a principal amount equal to the Deferral Amount.

         (ii) The Assumed Debt shall have a ten-year term, but shall be call-able by Wireless from and after the eighth anniversary of the applicable Monetization Closing Date. The Assumed Debt shall be obtained from a third-party lender and shall be nonrecourse to the partners of Wireless or, at Vodafone's election, nonrecourse to the partners of Wireless who are Affiliates of Bell Atlantic, but in each case, shall be nonrecourse to the assets of Wireless. The Assumed Debt may, at Vodafone's election, be guaranteed by Vodafone, an Affiliate specified by Vodafone (including a newly formed subsidiary of Vodafone), or a third party designated by Vodafone. Such guarantee shall be on such terms and conditions as Vodafone in its sole discretion may determine.

         (iii) Bell Atlantic shall cause Wireless to, and Wireless shall, keep the Assumed Debt outstanding, with no payments of principal, until at least the eighth anniversary of the applicable Monetization Closing Date. The terms of the Assumed Debt shall provide that only interest is due until such eighth anniversary, and Bell Atlantic and Wireless shall not, and Bell Atlantic shall cause Wireless not to, make any prepayments with respect to the Assumed Debt, voluntarily take any action which would result in the acceleration of such Assumed Debt, or waive any rights or provide any guarantee or similar credit enhancement if the effect of such action would be to cause such Assumed Debt to be allocated under I.R.C.(S) 752 to Persons other than Persons from which the Assumed Debt was assumed; provided that none of the foregoing restrictions shall limit the right of Wireless, or of Bell Atlantic to cause Wireless, to call, prepay or accelerate such Assumed Debt on or after the eighth anniversary of the incurrence thereof.

     (e) Alternative Structure. In lieu of the Assumed Debt Option, Vodafone may
         ---------------------
elect to receive the Deferral Amount pursuant to an Alternative Structure that would be tax-efficient for Vodafone (an "Alternative Structure"). Bell Atlantic shall agree to utilize any Alternative Structure proposed by Vodafone so long as
(i) the proposed Alternative Structure would not have a material adverse effect on Wireless (taking into account the effect on the structure, operations or financial performance by Wireless) and (ii) Vodafone agrees to compensate Bell Atlantic for any postponement in the realization of tax benefits, that would have resulted from a step-up in the basis of the assets of Wireless, caused by the change in structure. Such postponement of tax benefits with respect to any Deferral Amount (the "Tax Postponement Amount") shall be calculated as follows:

         (i) The "Tax Postponement Amount" shall equal, with respect to any Alternative Structure the excess, if any, of (A) the net present value of the tax benefits to Bell Atlantic resulting from a step-up in the tax basis of the depreciable assets of Wireless associated with the repayment of the Assumed Debt on the eighth anniversary of the applicable Monetization Closing Date over (B) the net present value of the tax benefits to Bell Atlantic resulting from a step-up in the tax basis of the depreciable assets of Wireless in connection with such Alternative Structure. The Tax Postponement Amount shall be calculated based on the following assumptions:
     (1) an assumed combined tax rate for Bell Atlantic of 40%; (2) a step-up in Bell Atlantic's share of Wireless's depreciable assets equal to the difference between the Deferral Amount and the allocable portion of Vodafone's basis, if any, in the Partnership Interest represented by the Monetization Interests Percentage (the "Basis Offset"); (3) receipt of annual cash flows associated with a tax benefit at the end of the sixth month following the

     Monetization Closing Date and annually thereafter; (4) a depreciable life of 15 years, on a straight-line basis; and (5) a discount rate of 6% with respect to cash flows associated with tax benefits received. Each such net present value calculation shall be made as of the applicable Monetization Closing Date.

         (ii) In the event that the parties fail to agree upon the Tax Postponement Amount, an independent arbitrator who is a recognized expert in the field of partnership taxation shall be chosen in the following manner to determine the Basis Offset (an "Arbitrator"). Bell Atlantic shall in good faith choose an Arbitrator that it believes is independent. If Vodafone accepts the Arbitrator, then Bell Atlantic and Vodafone shall be bound by the decision of the Arbitrator. If Vodafone, in its reasonable discretion, rejects the Arbitrator, then Vodafone shall in good faith choose a second Arbitrator that it believes is independent (the "Second Arbitrator"). If Bell Atlantic accepts the Second Arbitrator, then Bell Atlantic and Vodafone shall be bound by the decision of such Second Arbitrator. If Bell Atlantic, in its reasonable discretion, rejects the Second Arbitrator, then the Arbitrator and the Second Arbitrator shall choose a third Arbitrator (the "Third Arbitrator"). The parties shall be bound by the decision of the Third Arbitrator.

         (iii) The Deferral Amount receivable by Vodafone in connection with an Alternative Structure shall be reduced by the full amount of any Tax Postponement Amount with respect to such Alternative Structure, but the Monetizable Interests Percentage shall be determined without taking the foregoing reduction in the Deferral Amount into account.

Notwithstanding the foregoing, Bell Atlantic shall not be required to utilize any Alternative Structure presented by Vodafone unless, upon request of Bell Atlantic, Vodafone provides Bell Atlantic with a "more likely than not" opinion of independent nationally recognized tax counsel that supports the availability of the tax benefits that Vodafone is seeking in connection with the Alternative Structure.

     5.4 Closing. Each purchase and sale of Interests effected pursuant to this
         -------
Article V shall be consummated at a closing (a "Monetization Closing") on the fifth business day following the later of (a) the receipt of a Consideration Notice pursuant to Section 5.3(a) (or, if later, the determination of the Realizable Value of any Bell Atlantic Common Stock to be delivered at the Monetization Closing), and (b) receipt of any required governmental or regulatory approvals (the date of a Monetization Closing being the "Monetization Closing Date"); provided that, (i) at the option of Bell Atlantic, the
                --------
Monetization Closing Date shall be delayed until a date no later than 180 days (unless Pubco shall have consummated an IPO, in which case no later than 120 days) following the delivery of the applicable Monetization Notice and (ii) at the option of Vodafone, the Monetization Closing Date shall be extended for such period of time as shall be necessary in order to obtain requisite governmental or regulatory approvals with respect to such transaction, which Vodafone and Bell Atlantic shall use their commercially reasonable efforts to obtain at the earliest practicable time. At each Monetization Closing, Bell Atlantic and/or Wireless shall pay (or cause any third party designated in a Consideration Notice to pay) to Vodafone the Monetization Amount in the form set forth in the applicable Consideration Notice and Vodafone shall, pursuant to such instruments as may be reasonably requested by Bell Atlantic, Wireless or any such third party, as the case may be, deliver to Bell Atlantic, Wireless or such third party, as the case may be, the Monetizable Interests Percentage in appropriate form for evidencing the transfer, free and clear of any lien or other encumbrance and shall waive and shall cause its Included Affiliates to waive any applicable right of first refusal under the Partnership Agreement with respect to such transaction (but, in any case, the restrictions set forth in Section 8.4 of the Partnership Agreement shall apply to any designation of a third party by Bell Atlantic to pay the Monetization Amount to Vodafone).


                                   ARTICLE VI

                       CREATION OF PUBLICLY TRADED ENTITY

     6.1 IPO Process.
         -----------

     (a) Initiation of IPO. Each of Vodafone and Bell Atlantic shall have the
         -----------------
right to cause Wireless to engage in a broadly dispersed firmly underwritten initial public offering of its business on the terms and conditions set forth in this Article VI (the "IPO"). The IPO shall be effected through the offering to the public of a single class of common stock (the "Public Common Stock") of a newly incorporated Delaware corporation ("Pubco") the sole assets of which (other than assets incidental to its operation as a publicly held company) would be Interests exchanged pursuant to Section 6.2 below by Bell Atlantic and/or Vodafone or their respective Affiliates for the shares of Public Common Stock to be so offered (the "Exchanged Shares") .

     (b) Timing of IPO. The consummation of the IPO may occur at any time
         -------------
following (i) the Stage II Closing, if Bell Atlantic is the initiating party, or
(ii) the third anniversary of the Stage I Closing, if Vodafone is the initiating party. To exercise its right to cause the IPO, a party shall deliver written notice to the other of such decision and indicating the approximate date anticipated for the consummation of the IPO (the "IPO Notice"). No such IPO Notice shall be delivered less than three nor more than six months in advance of the anticipated date of consummation of the IPO.

     (c) Determination of Pubco Structure.
         --------------------------------

         (i) The party that initiates an IPO pursuant to Section 6.1(a) (the "Initiating Party") shall designate a lead managing underwriter for the IPO (the "IP Banker") in its IPO Notice. Within 15 days following the delivery of an IPO Notice, the IP Banker shall deliver to the party that did not initiate the IPO (the "Non-Initiating Party") a detailed description of the proposed governance structure of Pubco and Wireless following the IPO (the "IP Structure"), together with a 1940 Act Opinion with respect to the IP Structure.

         (ii) Within 15 days following its receipt of the IP Structure and accompanying 1940 Act Opinion, the Non-Initiating Party shall either (A) accept the IP Structure or (B) deliver to the Initiating Party a detailed description of an alternative governance structure of Pubco and Wireless following the IPO (the "NIP Structure") proposed by an investment banking firm designated by the Non-Initiating Party (the "NIP Banker"), together with a 1940 Act Opinion with respect to the NIP Structure.

          (iii) Each of the IP Structure and the NIP Structure shall be designed to preserve the partnership tax status of Wireless. Neither the IP Structure nor the NIP Structure shall modify in any material respect the allocation of governance or economic rights with respect to Wireless held by Bell Atlantic and Vodafone prior to the proposed IPO; it being understood that either such proposed structure may require (A) one or both of the parties to exercise their respective governance rights with respect to Wireless through ownership of separate classes of voting shares to be issued by Pubco and (B) members of the board of representatives of Wireless also to serve as members of the board of directors of Pubco and executive officers of Wireless also to serve as the corresponding executive officers of Pubco; provided that each of the IP Structure and the NIP Structure
               --------
     shall provide that at least two of the Bell Atlantic designees to Wireless's board of representatives shall be members of Pubco's board of directors and at least one executive officer of Wireless shall be an executive officer of Pubco.

          (iv) Within five days following the delivery of an NIP Structure, the IP Banker and the NIP Banker shall jointly select an internationally recognized investment bank, which shall not have received more than $250,000 in fees from either the Initiating Party or the Non-Initiating Party (or their respective Affiliates) during the preceding two years (the "Deciding Bank"). Within 15 days following its selection, the Deciding Bank shall determine which of the IP Structure or the NIP Structure will result in a higher value for the Public Company Stock, taking into account (among other things) marketability, execution risks associated with the IPO; IPO price; expected breadth, liquidity and pricing in the aftermarket and expected investment community interest. The Deciding Bank shall not modify the IP Structure or the NIP Structure in any respect. The structure so selected by the Deciding Bank as resulting in the higher value for the Public Company Stock shall be implemented by the parties as the organizational structure for Pubco and Wireless following the IPO. In the event that the Deciding Bank determines the IP Structure and the NIP Structure result in equivalent values for the Public Common Stock, the IP Structure shall be implemented as the organizational structure for Pubco and Wireless following the IPO.

     (d) The parties shall use good faith best efforts to finalize all appropriate Pubco organizational documentation and amendments to the Partnership Agreement, and form Pubco on a timetable consistent with the anticipated IPO date specified in the notice.

     (e) Neither Vodafone nor Bell Atlantic shall effect any direct or indirect public offering (whether by spin-off or reverse spin-off, dividend, redemption, exchange, merger or otherwise) of (i) Wireless or the business of Wireless or
(ii) any Person of whose assets Wireless (directly or indirectly) constitutes 75% or more of the fair market value, other than pursuant to this Section 6.1. The preceding sentence shall not be deemed to prohibit the issuance by Vodafone or Bell Atlantic of any of their respective capital stock, including (without limitation) a "tracking stock" issued by Vodafone or Bell Atlantic with respect to the operations of Wireless.

     6.2 Exchange of Partnership Interests.
         ---------------------------------

     (a) Each holder (other than Pubco) of an Interest shall be entitled to exchange, at any time and from time to time after the incorporation of Pubco, any or all of such holder's Interests, or any or all of the shares of stock held by such holder in one or more corporations with no assets or liabilities other than such Interests (which exchange, at such Holder's election, will to the extent possible be structured in a transaction qualifying as a reorganization under I.R.C. ss. 368(a)), into a proportionate number of fully paid and non-assessable shares of the Public Common Stock. Such right shall be exercised by a written notice of the holder of such Interest to the transfer agent of Pubco stating that such holder desires to exchange such Interests into a proportionate number of shares of the Public Common Stock, and by instruments of transfer to the transfer agent, in form satisfactory thereto, duly executed by such holder or such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if required by Section 6.2(c) below. The number of shares of Public Common Stock to be exchanged for a percentage of Interests shall be subject to adjustment as provided in Section 6.2(c) below.

     (b) As promptly as practicable following the surrender for exchange of Interests in the manner provided in Section 6.2(a), and the payment in cash of any amount required by the provisions of Section 6.2(c), Pubco will deliver or cause to be delivered at the offices of Pubco's transfer agent, a certificate or certificates representing the full number of shares of Public Common Stock issuable upon such exchange, issued in such name or names as such holder may direct. Subject to paragraph (g) below such exchange shall be deemed to have been effected immediately prior to the close of business on the date of the surrender of the Interests. Upon the date any such exchange is effected all rights of the holder of such Interests shall cease, and the person or persons in whose name or names the shares of Public Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Public Common Stock; provided, however, that if any such surrender and payment accrue on any date when the stock transfer books of Pubco shall be closed, the person or persons in whose names or names the certificate or certificates representing shares of Public Common Stock are to be issued shall be deemed the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which the stock transfer books are open.

     (c) The issuance of certificates for shares of Public Common Stock upon exchange of Interests shall be made without charges to the holders of Interests for any stamp or other similar tax in respect of the issuance; provided, however, that if any such certificate is to be issued in a name other than that of the holder of the Interests exchanged, Person or Persons requesting the issuance thereof shall pay to Pubco the amount of any such tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of Pubco that such tax has been paid or is not payable.

     (d) In the event of a reclassification or other similar transaction as a result of which the shares of Public Common Stock are converted into another security, then a holder of Interests shall be entitled to receive upon exchange the amount of such security that such holder would have received if such exchange had occurred immediately prior to the record date of such reclassification or other similar transaction. No adjustments in respect of dividends shall be made upon the exchange of any Interests; provided, however, that if an Interest shall be exchanged subsequent to the record date for the payment of a dividend or other distribution on shares of Interests but prior to such payment, then the registered holder of such Interest at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such Interest on such date notwithstanding the exchange thereof or the default in payment of the dividend or distribution due on such date.

     (e) The exchange rights for Interests shall be adjusted proportionately if there is: (i) any subdivision (by any Interest split, Interest distribution, reclassification, recapitalization or otherwise), combination (by reverse Interest split, reclassification, recapitalization or otherwise) or distribution of the Interests that is not accompanied by an identical subdivision or combination of the Public Common Stock; or (ii) any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise), combination (by reverse stock split, reclassification, recapitalization or otherwise) or distribution of the Public Common Stock that is not accompanied by an identical subdivision or combination of the Interests.

     (f) In the event Pubco (i) issues or otherwise distributes options, rights or warrants, (ii) merges or consolidates with or into another entity, (iii) sells or transfers or otherwise disposes of all or substantially all of its assets, or (iv) engages in any other, similar transaction affecting the Public Common Stock, the exchange mechanism described in this Section 6.2 shall be appropriately adjusted.

     (g) Vodafone and Bell Atlantic shall have with respect to shares of Pubco Common Stock issued or issuable in exchange for Interests pursuant hereto the registration rights set forth on Annex B attached hereto, which is incorporated herein by reference and made a part hereof as if included in full herein (the "Wireless Registration Rights"). Concurrently with the formation of Pubco, the parties will cause Pubco to enter into a registration rights agreement with Vodafone and Bell Atlantic incorporating the Wireless Registration Rights. Upon delivery of the IPO Notice, the rights and obligations of the parties in connection with the IPO shall be governed by the Wireless Registration Rights hereto as if it were a demand registration, except to the extent inconsistent with Section 6.1 hereof. The parties agree that any such exchange of Interests for shares of Pubco Common Stock shall occur, at the option of the exchanging holder, contemporaneously with the registration of the Public Common Stock to be received, or the consummation of the sale of such Public Common Stock pursuant to such registration, or at such other time as Vodafone shall request in writing.

     6.3 Monetization Efforts. Each of Bell Atlantic and Wireless will use its
         --------------------
reasonable best efforts to support Vodafone's efforts in monetizing its interest in any Pubco or Bell Atlantic securities it receives pursuant to Article V,
Section 6.1 or Section 6.2 hereof. Such efforts by Bell Atlantic and Wireless will include, without limitation, participation of one executive officer of Bell Atlantic (in the case of a monetization of Bell Atlantic securities) or two executive officers of Wireless (in the case of Pubco Securities) in "roadshow" and other investor presentations and credit rating agency presentations; support of securities analyst coverage; preparation and disclosure of financial information; other support in satisfying Pubco's public disclosure obligations regarding Wireless; and ongoing investor relations support, in each case whether in connection with a public offering or otherwise. Vodafone may request additional Bell Atlantic executive officer and Wireless executive officer participation in "roadshow" and other investor presentations, and Bell Atlantic and Wireless will consider each such request in good faith and will not unreasonably refuse any such request. Wireless's or Bell Atlantic's obligations to make public disclosure (including through participation in "road show" and other investor presentations) shall be suspended during any period that it would be entitled to defer under Section 2.2 of the Bell Atlantic Registration Rights or Section 4 of the Wireless Registration Rights, respectively, the filing of a registration statement.


                                  ARTICLE VII

                     COOPERATION TO ACHIEVE TAX EFFICIENCIES

     7.1 Cooperation to Achieve Tax Efficiencies.
         ---------------------------------------

     (a) Except as otherwise expressly provided herein, in the event that Vodafone provides written notice to Bell Atlantic and/or Wireless that a change in the structure of the transfer of Vodafone's or its Affiliates' Interests pursuant to Article V or Article VI is desirable because such changed structure would have more desirable tax consequences for Vodafone, then Bell Atlantic and/or Wireless shall take all reasonable steps necessary to accomplish such change to the extent that it would not adversely affect such party. A party that would be adversely affected by such change in structure shall nevertheless agree to such change in structure if Vodafone agrees to fully indemnify (on an after-tax basis using an assumed tax rate of 40%) the party adversely affected for losses and other expenses directly caused by the change in structure unless such party in good faith determines that the change in structure would have a material adverse effect for which economic compensation would be inadequate.

     (b) If Bell Atlantic elects to deliver Bell Atlantic Common Stock in satisfaction of all or a portion of the Phase I Option or the Phase II Option, then, at Vodafone's election, the parties will use reasonable best efforts to structure Vodafone's acquisition of Bell Atlantic Common Stock as a tax-free reorganization or a tax-free incorporation (a "Tax-Free Transaction"). Vodafone will compensate, by the mechanism set forth in the last sentence of this Section 7.1(b), Bell Atlantic for the net present value of tax benefits that would have been available to Bell Atlantic if Bell Atlantic had purchased the portion of the Monetizable Interests Percentage acquired in a Tax-Free Transaction in a taxable sale on the applicable Monetization Closing Date (the "Tax-Free Transaction Amount"). Any Bell Atlantic Common Stock received by Vodafone in a Tax-Free Transaction shall not be valued for purposes of Section 5.3(b) at its Realizable Value, but instead shall be valued at a price (the "Trading Price") equal to the volume-weighted average daily trading price of the Bell Atlantic Common Stock on the New York Stock Exchange (or such other principal exchange on which Bell Atlantic Common Stock is then traded) for the ten consecutive trading day period ending two days prior to the applicable Monetization Closing Date. The number of shares of Bell Atlantic Common Stock to be delivered by Bell Atlantic in connection with any Tax-Free Transaction shall be reduced by an amount equal to (i) the Tax-Free Transaction Amount, divided by (ii) the Trading Price, but the Monetizable Interests Percentage shall be determined without taking the foregoing reduction into account.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1 Severability. If any term, provision, covenant or restriction of this
         ------------
Agreement is determined to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect, unless such action would substantially impair the benefits to either party of the remaining provisions of this Agreement.

     8.2 Specific Enforcement. The parties hereto acknowledge and agree that
         --------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they may be entitled by law or equity.

     8.3 Entire Agreement; Amendments. Except to the extent that other
         ----------------------------
agreements are specifically referred to herein, this Agreement between Vodafone, Bell Atlantic and Wireless contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither Vodafone nor Bell Atlantic nor Wireless makes any representation, warranty, covenant or undertaking with respect to such matters. This Agreement may be amended only by an agreement in writing executed by the parties hereto. The parties hereto may amend this Agreement without notice to or the consent of any third party.

     8.4 Notices. Any notice or other communication required or permitted to be
         -------
given hereunder shall be in writing and shall be effective (a) when personally delivered or transmitted by telecopier on a business day during normal business hours where such notice is to be received at the address or number designated below or (b) on the business day following the date of mailing by overnight courier, fully prepaid, addressed to such address, whichever shall first occur. The addresses for such communications shall be:

     If to Vodafone:      Vodafone AirTouch Plc
                          The Courtyard
                          2-4 London Road
                          Newbury
                          Berkshire RG14 1JX
                          ENGLAND
                          Telecopier: 011-44-1635-580761
                          Attention:  Stephen Scott,
                                      Company Secretary

         With a copy to:            Pillsbury Madison & Sutro LLP
                                    50 Fremont Street
                                    San Francisco, CA 94105
                                    Telecopier: (415) 983-1200
                                    Attention:  Nathaniel M. Cartmell III

         If to Bell Atlantic:       Bell Atlantic Corporation
                                    1095 Avenue of the Americas, 39th Floor
                                    New York, NY 10036
                                    Telecopier: (212) 597-2587
                                    Attention:  Vice President and General
                                                Counsel

         With a copy to:            Bell Atlantic Network Services, Inc.
                                    1717 Arch Street, 32N
                                    Philadelphia, PA 19103
                                    Telecopier: (215) 963-9195
                                    Attention:  Philip R. Marx,
                                                General Attorney - Mergers and
                                                Acquisitions

         and:                       Morgan, Lewis & Bockius LLP
                                    101 Park Avenue
                                    New York, NY 10178
                                    Telecopier: (212) 309-6273
                                    Attention:  N. Jeffrey Klauder

         If to Wireless:            Wireless


                                    Telecopier:
                                    Attention:

          With a copy to:


                                    Telecopier:
                                    Attention:

Any party hereto may from time to time change its address for notices under this
Section 8.4 by giving at least 10 days' notice of such changed address to the other parties hereto.

     8.5 Waivers. No waiver by any party of any default with respect to any
         -------
provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement of this Agreement; except as otherwise specifically provided herein, no delay or omission of any party to exercise any right hereunder shall in any manner impair the exercise of any such right accruing to it thereafter.

     8.6 Headings. The headings herein are for convenience only, do not
         --------
constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions of this Agreement.

     8.7 Successors and Assigns.
         ----------------------

     (a) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and legal representatives. The parties hereto may amend this Agreement without notice to or the consent of any third party. Except as provided in Article VIII of the Partnership Agreement, neither Vodafone nor Bell Atlantic shall assign this Agreement or any rights hereunder without the prior written consent of the other (which consent may be withheld for any reason in the sole discretion of the party from whom consent is sought).

     (b) In the event that Bell Atlantic shall propose to enter into an agreement of merger, consolidation or other business combination with any Person pursuant to which Bell Atlantic either becomes a subsidiary of another Person or is not the surviving corporation, Bell Atlantic will not enter into such agreement unless such Person (or the parent of such Person if Bell Atlantic shall become a subsidiary of such parent) assumes the rights and obligations of Bell Atlantic set forth in this Agreement. If, as a result of the transactions contemplated by any such agreement of merger, consolidation or other business combination, Bell Atlantic will no longer have a class of equity securities having substantially the same rights as the Bell Atlantic Common Stock registered pursuant to Section 12(b) or 12(g) of the Exchange Act, then the right of Bell Atlantic to satisfy its obligations under Article V with Bell Atlantic Common Stock shall cease; provided that if in connection with any such
                                   --------
agreement of merger, consolidation or other business combination, Bell Atlantic shall become a subsidiary of a Person ("Newco") having a class of equity securities with substantially the same rights as the Bell Atlantic Common Stock registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act ("Newco Common") and the Newco Condition (as defined below) is satisfied immediately following the consummation of such merger, consolidation or other business combination, thereafter the obligations of Bell Atlantic under Article V may be satisfied with Newco Common to the same extent and in the same manner as such obligations may be satisfied with Bell Atlantic Common Stock prior to the consummation of any such merger, consolidation or other business combination; it being understood that any shares of Newco Common so received by Vodafone and its Included Affiliates shall be "Registrable Securities" under the Bell Atlantic Registration Rights. The "Newco Condition" shall be satisfied if the following conditions are met: (i) Newco Common is one of the 40 most actively traded stocks (in terms of dollar trading volume) on the New York Stock Exchange and the Nasdaq Market, on a combined basis; (ii) Newco has an equity market capitalization of at least $100 billion; (iii) the assets of Wireless do not constitute more than 33% of the fair market value of the total assets of Newco; and (iv) Newco is not a

Vodafone Restricted Entity (as defined in the Partnership Agreement) or any successor thereof (by virtue of merger, consolidation or other business combination).

     (c) In the event that Bell Atlantic shall transfer or otherwise dispose of all or substantially all of its businesses other than its interest in Wireless without consideration, Bell Atlantic shall cause the transferred or disposed businesses to become, effective as of the time of such disposition, jointly and severally liable for Bell Atlantic's obligations under Article V hereof, unless the following conditions shall be satisfied following the consummation of such disposition: (i) Bell Atlantic shall have a market capitalization and a public market float for its equity securities, in each case of no less than $100 billion; (ii) the assets of Wireless do not constitute more than 50% of the fair market value of the total assets of Bell Atlantic; and (iii) the credit rating of Bell Atlantic shall be no less than BBB as determined by Standard & Poor's Rating Service (and its successors) and Baa as determined by Moody's Investors Services, Inc. (and its successors).

     8.8 No Third Party Beneficiaries. This Agreement is intended for the
         ----------------------------
benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision of this Agreement be enforced by, any other person.

     8.9 Governing Law. This Agreement shall be governed by and construed and
         -------------
enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.

     8.10 Counterparts. This Agreement may be executed in separate counterparts,
          ------------
each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

                                             VODAFONE AIRTOUCH PLC


                                             By
                                                -----------------------------
                                                Name:
                                                Title:


                                             BELL ATLANTIC CORPORATION



                                             By
                                                -----------------------------
                                                Name:
                                                Title:

                                             CELLCO PARTNERSHIP

                                             By BELL ATLANTIC CORPORATION,
                                                a General Partner



                                                  By
                                                     ------------------------
                                                     Name:
                                                     Title:

                                                                         Annex A


                               Registration Rights
                               -------------------

Section 1. Definitions.
           -----------

     Section 1.1 Capitalized terms used herein without definition have the meanings assigned to such terms in the Investment Agreement, of which this Annex A is a part. As used in this Annex A, the following terms shall have the following meanings:

     "Holder" means any Person who owns Registrable Securities.

     "Monetizing Securities" means any security which is convertible into or exchangeable for shares of Bell Atlantic Common Stock that are Registrable Securities.

     "Prospectus" means any prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

     "Registrable Securities" means shares of Bell Atlantic Common Stock issued or issuable in exchange for Interests pursuant to the Investment Agreement and any Bell Atlantic Common Stock issued as a dividend on such shares or into which such shares of Bell Atlantic Common Stock are exchanged or converted (pursuant to a stock split or otherwise); provided, however, that the outstanding shares of Bell Atlantic Common Stock that are Registrable Securities shall cease to be Registrable Securities (x) upon the consummation of any sale of those shares pursuant to an effective Registration Statement under the Securities Act or Rule 144 promulgated thereunder, (y) at such time as those shares of Bell Atlantic Common Stock (which are issued or which may become issued upon conversion or exchange of any other security) become eligible for sale under Rule 144(k) under the Securities Act, or (z) at such time as those shares of Bell Atlantic Common Stock cease to be outstanding. Notwithstanding the foregoing, the shares of Bell Atlantic Common Stock issued in connection with any Monetization Closing Date, shall cease to be Registrable Securities at such time as all such shares may be offered or sold by the Holders thereof pursuant to Rule 144 in any 90-day period.

     "Registration Statement" means any Registration Statement and any additional Registration Statement, including (in each case) the Prospectus, amendments and supplements to such Registration Statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such Registration Statement to be filed pursuant to the terms of this Annex A.

     "Rule 144" means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

     "Rule 158" means Rule 158 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

     "Rule 415" means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

     "Underwritten Registration or Underwritten Offering" means a registration in connection with which securities of Bell Atlantic are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement.

Section 2. Registrations.
           -------------

     Section 2.1 In the event that Registrable Securities are to be issued to a Holder or Holders at any Monetization Closing, Bell Atlantic shall prepare and file with the SEC a Registration Statement on Form S-3 under the Securities Act (or a comparable or successor form or forms permitting registration of the resale of securities on a continuous or delayed basis) or, if Bell Atlantic is ineligible to use Form S-3, on another appropriate form, for the resale by such Holder or Holders of such Registrable Securities and containing (in addition to the other information required to be contained therein) a description of the intended method or methods of disposition of such Registrable Securities, which Bell Atlantic acknowledges may involve, among other things, the offering of Registrable Securities underlying Monetizing Securities (the description of which shall be provided to Bell Atlantic by such Holder or Holders) which Monetizing Securities are subject to acquisition by holders of such Monetizing Securities upon exchange or conversion thereof. Bell Atlantic shall use its best efforts to cause such Registration Statement to be declared effective by the SEC on or before the Monetization Closing at which such Registrable Securities are to be issued. Bell Atlantic will use its best efforts to qualify for registration on Form S-3 during the term of the registration rights granted pursuant to this Annex A; provided that the foregoing obligation shall not be construed to restrict the right of Bell Atlantic to enter into any merger, consolidation or other business combination permitted pursuant to Section 8.6(a) of the Partnership Agreement.

     Section 2.2 Notwithstanding anything to the contrary contained herein, Bell Atlantic may, by written notice to each Holder, suspend for up to 45 consecutive days the right of a Holder to sell Registrable Securities pursuant to an effective Registration Statement if the Board of Directors or Chief Executive Officer of Bell Atlantic determines, in its reasonable, good faith judgment, that sales of Registrable Securities under such Registration Statement (a) would have a material adverse effect on, or interfere in any material respect with, a material business opportunity of Bell Atlantic, including, without limitation, any proposal or plan by Bell Atlantic to engage in any financing or any material pending corporate development or transaction such as a material acquisition of assets (other than in the ordinary course of business), any tender offer or any merger, consolidation or other similar transaction material to Bell Atlantic and its subsidiaries taken as a whole, or (b) would require disclosure of any other material non-public information that Bell Atlantic is not otherwise required to disclose; provided, however, that such suspension shall be lifted, and the Holders shall be permitted to sell Registrable Securities under the Registration Statement forthwith, if (x) in the case of a suspension pursuant to clause (a), the material business opportunity is disclosed by Bell Atlantic or is terminated, or (y) in the case of clause (b), the material non-public information is made public; provided further, however, that (i) in no event may a Holder's right to sell Registrable Securities pursuant to a Registration Statement be suspended during the 135-day period following the later of (A) a Monetization Closing at which Bell Atlantic issued Registrable Securities to Holders or (B) the date of effectiveness of the Registration Statement filed with respect to such Registrable Securities; and provided further, however, that the number of days in all such periods of suspension pursuant to this Section
2.2 in any consecutive twelve months shall not exceed 60 days in the aggregate.

Section 3. Registration Procedures.
           -----------------------

     In the case of each registration with respect to Registrable Securities contemplated by Section 2 hereof, Bell Atlantic shall:

             (a) (i) prepare and file with the SEC such amendments, including post-effective amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities until the Holder or Holders have completed the distribution described in such Registration Statement; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (including, among other things, as a result of any change or changes after the effective date of the Registration Statement in the plan of distribution contemplated by the Holders), and as so supplemented or amended to be filed pursuant to Rule 424 promulgated under the Securities Act (or any similar provisions then in force); (iii) respond as promptly as possible to any comments received from the SEC with respect to each Registration Statement or any amendment thereto and as promptly as possible provide the Holders true and complete copies of all correspondence from and to the SEC relating to the Registration Statement; provided, however, that any information for which Bell Atlantic requests confidential treatment from the SEC shall be kept confidential by the Holders, unless (A) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (B) disclosure of such information, in the opinion of counsel to such Holders, is required by law; (C) such information becomes generally available to the public other than as a result of a disclosure or negligent failure to safeguard by such Holders; or (D) such information becomes available to such Holders from a source other than Bell Atlantic and such source is not known by such Holders to be bound by a confidentiality agreement with Bell Atlantic; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by each Registration Statement in accordance with the intended methods of disposition by the Holders as set forth in the Registration Statement as so amended or in such Prospectus as so supplemented;

             (b) (i) furnish to the Holders of Registrable Securities to be sold, their counsel and any managing underwriters, copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of such Holders, their counsel and such managing underwriters, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to such Holders and such underwriters, to conduct a reasonable due diligence investigation within the meaning of the Securities Act. Bell Atlantic shall not file a Registration Statement with respect to Registrable Securities to which the Holder or Holders of a majority of such Registrable Securities covered thereby or their counsel or any managing underwriters shall reasonably object in writing within three (3) Business Days of their receipt thereof;

             (c) notify the Holders of Registrable Securities to be sold, their counsel and any managing underwriters as promptly as possible (and in the case of (i), below, not less than five (5) days prior to such filing) and confirm such notice in writing no later than one (1) Business Day following the day:

             (i) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed;

             (ii) when the SEC notifies Bell Atlantic whether there will be a "review" of a Registration Statement and whenever the SEC comments in writing on such Registration Statement;

             (iii) with respect to each Registration Statement or any post-effective amendment, when the same has become effective;

             (iv) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to each Registration Statement or Prospectus or for additional information;

             (v) of the issuance by the SEC of any stop order suspending the effectiveness of each Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose;

             (vi) if at any time any of the representations and warranties of Bell Atlantic contained in any agreement (including any underwriting agreement) contemplated hereby in connection with the registration of Registrable Securities ceases to be true and correct in all material respects;

             (vii) of the receipt by Bell Atlantic of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and

             (viii) of the occurrence of any event that makes any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

             (d) use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

             (e) if requested by any managing underwriter of Registrable Securities to be sold in connection with an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as Bell Atlantic reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after Bell Atlantic has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that Bell Atlantic shall not be required to take any action pursuant to this clause (e) that would, in the opinion of counsel for Bell Atlantic, violate applicable law or not be required to be taken by applicable securities laws and be detrimental to the business prospects of Bell Atlantic;

             (f) furnish to each Holder of Registrable Securities to be sold, their counsel and any managing underwriters, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC;

             (g) promptly deliver to each Holder of Registrable Securities to be sold, their counsel, and any underwriters, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and Bell Atlantic hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Holders and any underwriters in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto;

             (h) use its best efforts to register or qualify or cooperate with the selling Holders, any underwriters and their counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective until the Holder or Holders have completed the distribution of such Registrable Securities and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that Bell Atlantic shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject Bell Atlantic to any material tax in any such jurisdiction where it is not then so subject;

             (i) cooperate with the selling Holders and any managing under-writers to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such managing underwriters or selling Holders may request at least two Business Days prior to any sale of Registrable Securities pursuant to such Registration Statement;

             (j) upon the occurrence of any event contemplated by Section 3(c)(viii) of this Annex A, as promptly as reasonably practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other document required to be filed in connection therewith so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

             (k) use its best efforts to cause all Registrable Securities relating to each Registration Statement to be listed on the securities exchange, quotation system, market or over-the-counter bulletin board on which similar securities issued by Bell Atlantic are then listed;

             (l) enter into such agreements (including an underwriting agree-ment in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including those reasonably requested by any managing underwriters in order to expedite or facilitate the disposition of such Registrable Securities, and whether or not an underwriting agreement is entered into) to:

             (i) make such representations and warranties to such selling Holders and such underwriters as are customarily made by issuers to underwriters in underwritten public offerings, and confirm the same if and when requested;

             (ii) in the case of an Underwritten Offering, obtain and deliver copies thereof to the managing underwriters, if any, of opinions of counsel to Bell Atlantic and updates thereof addressed to each such underwriter, in form, scope and substance reasonably satisfactory to any such managing underwriters and counsel to the selling Holders covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such counsel and underwriters;

             (iii) immediately prior to the effectiveness of each Registration Statement, and, in the case of an Underwritten Offering, at the time of delivery of any Registrable Securities sold pursuant thereto, obtain and deliver copies to the selling Holders and the managing underwriters, if any, of "cold comfort" letters and updates thereof from the independent certified public accountants of Bell Atlantic (and, if necessary, any other independent certified public accountants of any subsidiary of Bell Atlantic or of any business acquired by Bell Atlantic for which financial statements and financial data is, or is required to be, included in any such Registration Statement), addressed to each selling Holder and each of the underwriters, if any, in form and substance as are customary in connection with Underwritten Offerings;

             (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling Holders and the underwriters, if any, than those set forth in
     Section 6 of this Annex A (or such other provisions and procedures acceptable to the managing underwriters, if any); and

             (v) deliver such documents and certificates as may be reasonably requested by the selling Holders, their counsel and any managing underwriters to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by Bell Atlantic;

             (m) comply in all material respects with all applicable rules and regulations of the SEC and make generally available to its security holders an earnings statement covering a period of twelve months beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

             (n) make available executive officers of Bell Atlantic for participation in a reasonable number of "road show" and other investor presentations requested by the Holders offering Registrable Securities in an Underwritten Offering; and

             (o) make available for inspection by the selling Holders, any representative of such Holders, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling Holder or underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of Bell Atlantic and its subsidiaries, and cause the officers, directors, agents and employees of Bell Atlantic and its subsidiaries to supply all information in each case reasonably requested by any such Holder, representative, underwriter, attorney or accountant in connection with each Registration Statement; provided, however, that any information that is determined in good faith by Bell Atlantic in writing to be of a confidential nature at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law; (iii) such information becomes generally available to the public other than as a result of a disclosure or negligent failure to safeguard by such Person; or (iv) such information becomes available to such Person from a source other than Bell Atlantic and such source is not known by such Person to be bound by a confidentiality agreement with Bell Atlantic.

Section 4. Stockholder Covenants.
           ---------------------

     Each Holder hereby covenants and agrees that:

             (a) it will not sell any Registrable Securities under any Registration Statement until it has received notice from Bell Atlantic that such Registration Statement and any post-effective amendments thereto have become effective;

             (b) it and its officers, directors and Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to a Registration Statement;

             (c) by its acquisition of such Registrable Securities that, upon receipt of a notice from Bell Atlantic of the occurrence of any event of the kind described in Section 3(c)(iv), (v), (vi), (vii) and (viii) of this Annex A, such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until the Holder is advised in writing by Bell Atlantic that the use of the applicable Prospectus may be resumed;

             (d) If an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to Bell Atlantic and the underwriters, if any, than those set forth in Section 6.2; and

             (e) Bell Atlantic may require each selling Holder to furnish to Bell Atlantic information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in each Registration Statement, and Bell Atlantic may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of Bell Atlantic, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to each Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

Section 5. Registration Expenses.
           ---------------------

     All fees and expenses incident to the performance of or compliance with this Annex A by Bell Atlantic shall be borne by Bell Atlantic whether or not pursuant to an Underwritten Offering and whether or not any Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to any Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation
(i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any securities exchange or market on which Registrable Securities are required hereunder to be listed and (B) in compliance with state securities or Blue Sky laws, including, without limitation, fees and disbursements of counsel for the selling Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters shall request, if any); (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any;
(iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for Bell Atlantic; (v) Securities Act liability insurance, if Bell Atlantic so desires such insurance; (vi) fees and expenses of all other Persons retained by Bell Atlantic in connection with the consummation of the transactions contemplated by this Annex A; and (vii) all internal expenses of Bell Atlantic incurred in connection with the consummation of the transactions contemplated by this Annex A, including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder (all such expenses being referred to herein as "Registration Expenses"); provided, however, that except as expressly set forth herein, in no event shall Registration Expenses include any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Securities or any counsel, accountants or other persons retained by the Holders in connection with the consummation of the transactions contemplated by this Annex A.

Section 6. Indemnification and Contribution.
           --------------------------------

     Section 6.1 Indemnification by Bell Atlantic. Bell Atlantic agrees to
                 --------------------------------
indemnify, to the fullest extent permitted by law, each Holder, each person who controls any such Holder, (within the meaning of either the Securities Act or the Exchange Act), and their respective directors and officers against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof) and expenses (including reasonable attorneys' fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus (each as amended and/or supplemented, if Bell Atlantic shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading; provided that Bell Atlantic shall not be required to indemnify such Holder, such controlling persons or their respective officers or directors for any losses, claims, damages, liabilities (or actions or proceedings in respect thereof) or expenses resulting from any such untrue statement or omission if such untrue statement or omission is made in reliance on and conformity with any information with respect to such Holder or the underwriters furnished to Bell Atlantic by such Holder expressly for use therein; provided, further, that Bell Atlantic shall not be required to indemnify any Holder to the extent that any such loss, claim, damage, liability (or actions or proceedings in respect thereof) or expense arises out of or is based upon an untrue or alleged untrue statement or omission or alleged omission made in any preliminary Prospectus if (i) in the case of any offering other than an Underwritten Offering, having previously been furnished by or on behalf of Bell Atlantic with copies of the final Prospectus, such Holder failed to send or deliver a copy of the final Prospectus with or prior to the delivery of written confirmation of the sale of the Registrable Securities by the Holder to the person asserting the claim from which such loss, claim, damage, liability (or actions or proceedings in respect thereof) or expense arises and (ii) the final Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or omission or alleged omission; and provided, further, that Bell Atlantic shall not be required to indemnify any Holder to the extent that any such loss, claim, damage, liability (or actions or proceedings in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, omission or alleged omission in the Prospectus if (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus and (y) in the case of any offering other than an Underwritten Offering, having previously been furnished by or on behalf of Bell Atlantic with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Securities. In connection with an Underwritten Offering, Bell Atlantic will indemnify each underwriter thereof, the officers and directors of such underwriter, and each person who controls such underwriter (within the meaning of either the Securities Act or Exchange Act) to the same extent as provided above with respect to the indemnification of Holders; provided that such underwriter agrees to indemnify Bell Atlantic to the same extent as provided below with respect to the indemnification of Bell Atlantic by such Holders.

     Section 6.2 Indemnification by Holders. In connection with any registration
                 --------------------------
in which any Holder is participating, such Holder will furnish to Bell Atlantic in writing such information with respect to it and its Affiliates as Bell Atlantic reasonably requests for use in connection with any such registration, Prospectus, or preliminary Prospectus and agrees to indemnify Bell Atlantic, its directors, its officers who sign the Registration Statement, each person, if any, who controls Bell Atlantic (within the meaning of either the Securities Act or the Exchange Act), each other Holder and any prospective underwriters, as the case may be, and any of their respective affiliates, general partners, officers, employees, agents and controlling persons to the same extent as the foregoing indemnity from Bell Atlantic to such Holder, but only with respect to information relating to such Holder furnished to Bell Atlantic in writing by such Holder expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary Prospectus.

     Section 6.3 Conduct of Indemnification Proceedings. In case any proceeding
                 --------------------------------------
(including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6.1 or
Section 6.2 of this Agreement, such person (hereinafter called the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the indemnified parties, such firm shall be designated in writing by all of the indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent will not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this Section 6.3, the indemnifying party agrees that the indemnifying party shall be liable for any settlement of any proceeding effected without the indemnifying party's written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not either have reimbursed the indemnified party in accordance with such request or reasonably objected in writing, on the basis of the standards set forth herein, to the propriety of such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes as an unconditional term thereof a release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     Section 6.4 Contribution. If the indemnification provided for in this
                 ------------
Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 6, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6.3, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.4, no Holder shall be required to contribute any amount in excess of the amount of total net proceeds received by such Holder from sales of the Registrable Securities sold by such Holder pursuant to the offering that gave rise to such losses, claims, damages, liabilities or expenses. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 6.1 and 6.2 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 6.4.

Section 7. Term of Registration Rights.
           ---------------------------
     The rights of Holders with respect to the registration rights granted pursuant to this Annex A shall remain in effect, subject to the terms hereof, so long as Bell Atlantic Common Stock may be acquired by a Holder pursuant to the Investment Agreement or there are Registrable Securities issued and outstanding.

Section 8. Miscellaneous.
           -------------
     Section 8.1 Entire Agreement; Amendments. This Annex A contains the entire
                 ----------------------------
understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

     Section 8.2 Notices. Any and all notices or other communications or
                 -------
deliveries required or permitted to be provided pursuant to this Annex A shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered on a business day after normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for Bell Atlantic shall be: Bell Atlantic, [address]; Attention:
_______________; fax: _____________. The addresses for each Holder shall be maintained by Bell Atlantic. Copies of all notices to any Holder shall be sent to Pillsbury Madison & Sutro LLP, 50 Fremont Street, San Francisco, CA 94105,
Attn: Nathaniel M. Cartmell III; fax: (415) 983-1200. Any such person's address or number set forth above may be changed to such other address or number as may be designated in writing hereafter, in the same manner, by such person.

     Section 8.3 Remedies. In the event of a breach by Bell Atlantic or by a
                 --------
Holder, of any of their obligations under this Annex A, each Holder or Bell Atlantic, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Annex A, including recovery of damages, will be entitled to specific performance of its rights under this Annex A. Bell Atlantic and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this

Annex A and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

     Section 8.4 No Inconsistent Agreements. Neither Bell Atlantic nor any of
                 --------------------------
its subsidiaries has, as of the date hereof, nor shall Bell Atlantic or any of its subsidiaries, on or after the date of this Annex A, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Annex A or otherwise conflicts with the provisions hereof. Neither Bell Atlantic nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, Bell Atlantic shall not grant to any Person the right to request Bell Atlantic to register any securities of Bell Atlantic under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holders, and are not otherwise in conflict or inconsistent with the provisions of this Annex A.

     Section 8.5 Amendments and Waivers. No provision of this Annex A may be
                 ----------------------
waived or amended except in a written instrument signed, in the case of an amendment, by both Bell Atlantic and the Holders (or, prior to the first date that any Bell Atlantic Common Stock has been issued at any Monetization Closing, Vodafone); or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Annex A shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Notwithstanding the foregoing, no such amendment shall be effective to the extent that it applies to less than all of the Holders. Bell Atlantic shall not offer or pay any consideration to a Holder for consenting to such an amendment or waiver unless the same consideration is offered to each Holder and the same consideration is paid to each Holder which consents to such amendment or waiver.

     Section 8.6 Successors and Assigns. This Annex A shall inure to the benefit
                 ----------------------
of and be binding upon the successors and permitted assigns of each of the parties. The rights of each Holder hereunder, including the right to have Bell Atlantic register for resale Registrable Securities in accordance with the terms of this Annex A, shall be automatically assignable by each Holder together with the to which such rights relate if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to Bell Atlantic within a reasonable time after such assignment, (ii) Bell Atlantic is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, and
(iv) at or before the time Bell Atlantic receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with Bell Atlantic to be bound by all of the provisions of this Annex A.

     Section 8.7 No Third-Party Beneficiaries. This Annex A is intended for the
                 ----------------------------
benefit of the parties hereto and their respective permitted successors and assigns and the other persons specified in Section 8 and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     Section 8.8 Cumulative Remedies. The remedies provided herein are
                 -------------------
cumulative and not exclusive of any remedies provided by law.

     Section 8.9 Severability. If any term, provision, covenant or restriction
                 ------------
of this Annex A is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                                                                         Annex B



                               Registration Rights
                               -------------------

Section 1. Definitions.
           -----------

     Section 1.1 Capitalized terms used herein without definition have the meanings assigned to such terms in the Investment Agreement, of which this Annex B is a part. As used in this Annex B, the following terms shall have the following meanings:

     "Holder" means any Person who owns Registrable Securities.

     "Monetizing Securities" means any security which is convertible into or exchangeable for shares of Public Common Stock that are Registrable Securities.

     "Prospectus" means any prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

     "Registrable Securities" means Exchanged Shares issued or issuable in exchange for Interests pursuant to the Investment Agreement and any Public Common Stock issued as a dividend on such Exchanged Shares or into which such Exchanged Shares are exchanged or converted (pursuant to a stock split or otherwise); provided, however, that the outstanding shares of Public Common Stock that are Registrable Securities shall cease to be Registrable Securities
(x) upon the consummation of any sale of those shares pursuant to an effective Registration Statement under the Securities Act or Rule 144 promulgated thereunder, (y) at such time as those shares of Public Common Stock (which are issued or which may become issued upon conversion or exchange of any other security) become eligible for sale under Rule 144(k) under the Securities Act or
(z) at such time as those shares cease to be outstanding. Notwithstanding the foregoing, the shares of Public Common Stock held by any Holder shall not be considered Registrable Securities so long as all such shares may be offered or sold pursuant to Rule 144 in any 90-day period.

     "Registration Statement" means any Registration Statement and any additional Registration Statement, including (in each case) the Prospectus, amendments and supplements to such Registration Statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such Registration Statement to be filed pursuant to the terms of this Annex B.

     "Rule 144" means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

     "Rule 158" means Rule 158 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

     "Rule 415" means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

     "Underwritten Registration or Underwritten Offering" means a registration in connection with which securities of Pubco are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement.

Section 2. "Piggy-Back" Registrations.
            -------------------------

     Section 2.1 If at any time Pubco shall determine to register for its own account or the account of others under the Securities Act (including in connection with (i) a public offering by Pubco or (ii) the IPO or a demand for registration made by any person who owns or has the right to acquire equity securities of Pubco including any of the parties hereto) any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents), it shall send to each Holder written notice of such determination and if, within 30 days after receipt of such notice, such Holder shall so request in writing, Pubco shall use its best efforts to include in such Registration Statement all or any part of the Registrable Securities such Holder has so requested to be registered. If such registration involves an Underwritten Offering, each such Holder must sell its shares to the underwriters on the same terms and conditions as apply to Pubco or the person demanding such registration, as applicable.

     Section 2.2 If, in connection with any registration described in Section
2.1 of this Annex B with respect to an Underwritten Offering, the managing underwriter of such Underwritten Offering shall impose a limitation on the number of shares of such Pubco Common Stock which may be included in the Registration Statement because in its judgment, such limitation is necessary to effect an orderly public distribution, then, upon written notice from such managing underwriter to that effect, Pubco shall include in such Registration Statement only such portion of the Registrable Securities with respect to which such Holders have requested inclusion pursuant hereto as such limitation permits, after the inclusion of all shares of common stock to be registered by Pubco for its own account. Any exclusion of Registrable Securities shall be made pro rata among such Holders seeking to include such shares, in proportion to the number of shares of Registrable Securities issued or issuable (pursuant to exchange rights provided for in Section 6.2 of the Investment Agreement) to each such Holder.

     Section 2.3 If, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Pubco or the person demanding such registration, as applicable, determines for any reason not to proceed with the proposed registration, Pubco shall give written notice of such determination to each Holder requesting registration of Registrable Securities in connection therewith and thereupon Pubco will be relieved of its obligation to register any Registrable Securities in connection with such registration.

Section 3. "Demand" Registrations.
           ----------------------

     Section 3.1 At any time, each Holder (a "Demand Holder") may make a written request to Pubco (with a copy to Wireless) (each a "Demand Request") for registration under the Securities Act (a "Demand Registration") of all or part of the Registrable Securities issued or issuable to such Holder; provided, however, that the Registrable Securities requested to be registered shall, on the date that the Demand Request is delivered, have an aggregate market value of at least $200 million, before calculation of underwriting discounts and commissions. Each Demand Request shall specify the number of Registrable Shares proposed to be sold by such Demand Holder, as well as the intended method or methods of disposition of such Registrable Securities.

     Section 3.2 Within 15 days after receipt of each Demand Request, Pubco shall give written notice of such Demand Request to all non-requesting Holders and Pubco (and Wireless to the extent that its participation as a co-registrant is necessary) shall use their respective best efforts to cause a Registration Statement on Form S-3 under the Securities Act (or any comparable or successor form permitting resale of securities on a continuous or delayed basis pursuant to Rule 415), or, if Pubco is ineligible to use Form S-3, on another appropriate form, for the resale of such Registrable Securities as may be requested by any Holders thereof (including the Holder or Holders giving the initial notice of intent to offer (collectively, the "Demand Holders")) to be filed with the SEC not later than 30 days after receipt of a Demand Request (the "Demand Filing Date"). Such Registration Statement shall contain (in addition to the other information required to be contained therein) a description of the intended method or methods of distribution of the Registrable Securities, which Pubco and Wireless acknowledge may involve, among other things, the offering of Registrable Securities underlying Monetizing Securities (the description of which shall be provided to Pubco by such Holder or Holders), which Monetizing Securities are subject to acquisition by holders of such Monetizing Securities upon exchange or conversion thereof. Each of Pubco (and Wireless to the extent that its participating as a co-registrant is necessary) shall use its best efforts to cause any such Registration Statement to be declared effective by the SEC as promptly as practicable after such filing. Pubco (and Wireless to the extent that its participation as a co-registrant is necessary) shall use its best efforts to qualify for registration on Form S-3 during the term of the registration rights granted pursuant to this Annex B.

     Section 3.3 Notwithstanding any other provision set forth in this Section 3, no Holder shall be entitled to deliver a Demand Request within 180 days after the effectiveness of the Registration Statement filed with respect to the IPO.

Section 4. Suspension of Obligations Under Certain Circumstances.
           -----------------------------------------------------

     Notwithstanding anything to the contrary contained herein, either Pubco or Wireless may, by written notice to each Holder, suspend for up to 45 consecutive days the filing (but not the preparation of) a Registration Statement (other than the Registration Statement with respect to the IPO) or the right of a Holder to sell Registrable Securities pursuant to an effective Registration Statement (other than the Registration Statement with respect to the IPO) if the Board of Directors of Pubco or the Board of Representatives of Wireless, as the case may be, determines, in its reasonable, good faith judgment, that such filing or such sales of Registrable Securities under such Registration Statement (a) would have a material adverse effect on, or interfere in any material respect with, a material business opportunity of Pubco or Wireless, as the case may be, including, without limitation, any proposal or plan by Pubco or Wireless, as the case may be, to engage in any financing or any material pending corporate development or transaction such as a material acquisition of assets (other than in the ordinary course of business), any tender offer or any merger, consolidation or other similar transaction material to Pubco or Wireless, as the case may be, and its subsidiaries taken as a whole, or (b) would require disclosure of any other material non-public information that Pubco or Wireless, as the case may be, is not otherwise required to disclose; provided, however, that such suspension shall be lifted, and Pubco (and Wireless to the extent that is participation as a co-registrant is necessary) shall file and the Holders shall be permitted to sell Registrable Securities under an effective Registration Statement forthwith, if (x) in the case of a suspension pursuant to clause (a), the material business opportunity is disclosed by Pubco or Wireless or is terminated, or (y) in the case of clause
(b), the material non-public information is made public; and provided further, however, that the number of days in all such periods of suspension pursuant to this Section 4 in any consecutive twelve months shall not exceed 60 days in the aggregate.

Section 5. Registration Procedures.
           -----------------------

     Whenever any Holder has requested that any Registrable Securities be registered pursuant to this Annex B, Pubco and, to the extent necessary or desirable to fulfill the purposes of this Annex B, Wireless shall use their respective reasonable best efforts to effect the registration of such Registrable Securities and in furtherance thereof Pubco and, where so necessary or desirable, Wireless shall:

         (a) (i) prepare and file with the SEC such amendments, including post-effective amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities until the Holder or Holders have completed the distribution described in such Registration Statement; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (including, among other things, as a result of any change or changes after the effective date of the Registration Statement in the plan of distribution contemplated by the Holders), and as so supplemented or amended to be filed pursuant to Rule 424 promulgated under the Securities Act (or any similar provisions then in force); (iii) respond as promptly as possible to any comments received from the SEC with respect to each Registration Statement or any amendment thereto and as promptly as possible provide the Holders true and complete copies of all correspondence from and to the SEC relating to the Registration Statement; provided, however, that any information for which Pubco or Wireless requests confidential treatment from the SEC shall be kept confidential by the Holders, unless (A) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (B) disclosure of such information, in the opinion of counsel to such Holders, is required by law; (C) such information becomes generally available to the public other than as a result of a disclosure or negligent failure to safeguard by such Holders; or (D) such information becomes available to such Holders from a source other than Pubco and such source is not known by such Holders to be bound by a confidentiality agreement with Pubco or Wireless; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by each Registration Statement in accordance with the intended methods of disposition by the Holders as set forth in the Registration Statement as so amended or in such Prospectus as so supplemented;

         (b) (i) furnish to the Holders of Registrable Securities to be sold, their counsel and any managing underwriters, copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of such Holders, their counsel and such managing underwriters, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to such Holders and such underwriters, to conduct a reasonable due diligence investigation within the meaning of the Securities Act. Pubco shall not file a Registration Statement with respect to Registrable Securities to which the Holder or Holders of a majority of such Registrable Securities covered thereby or their counsel or any managing underwriters shall reasonably object in writing within three (3) Business Days of their receipt thereof;

         (c) notify the Holders of Registrable Securities to be sold, their counsel and any managing underwriters as promptly as possible (and in the case of (i), below, not less than five (5) days prior to such filing) and confirm such notice in writing no later than one (1) Business Day following the day:

         (i) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed;

         (ii) when the SEC notifies Pubco or Wireless whether there will be a "review" of a Registration Statement and whenever the SEC comments in writing on such Registration Statement;

         (iii) with respect to each Registration Statement or any post-effective amendment, when the same has become effective;

         (iv) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to each Registration Statement or Prospectus or for additional information;

         (v) of the issuance by the SEC of any stop order suspending the effectiveness of each Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose;

         (vi) if at any time any of the representations and warranties of Pubco or Wireless contained in any agreement (including any underwriting agreement) contemplated hereby in connection with the registration of Registrable Securities ceases to be true and correct in all material respects;

         (vii) of the receipt by Pubco or Wireless of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and

         (viii) of the occurrence of any event that makes any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (d) use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

         (e) if requested by any managing underwriter of Registrable Securities to be sold in connection with an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as Pubco or Wireless reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after Pubco or Wireless has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that neither Pubco nor Wireless shall be required to take any action pursuant to this clause (e) that would, in the opinion of counsel for Pubco or Wireless, violate applicable law or not be required to be taken by applicable securities laws and be detrimental to the business prospects of Pubco or Wireless;

         (f) furnish to each Holder of Registrable Securities to be sold, their counsel and any managing underwriters, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC;

         (g) promptly deliver to each Holder of Registrable Securities to be sold, their counsel, and any underwriters, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and Pubco and Wireless hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the Holders and any underwriters in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto;

         (h) use its best efforts to register or qualify or cooperate with the selling Holders, any underwriters and their counsel in connection with the registration or qualification

(or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective until the Holder or Holders have completed the distribution of such Registrable Securities and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that neither Pubco nor Wireless shall be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject Pubco or Wireless to any material tax in any such jurisdiction where it is not then so subject;

         (i) cooperate with the selling Holders and any managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such managing underwriters or selling Holders may request at least two Business Days prior to any sale of Registrable Securities pursuant to such Registration Statement;

         (j) upon the occurrence of any event contemplated by Section 5(c)(viii) of this Annex B, as promptly as reasonably practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other document required to be filed in connection therewith so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (k) use its best efforts to cause all Registrable Securities relating to each Registration Statement to be listed on the securities exchange, quotation system, market or over-the-counter bulletin board recommended by the managing underwriters, in the case of the IPO, as that which would optimize the liquidity and value of the Public Common Stock or, following the IPO, on which Public Common Stock is then listed;

         (l) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including those reasonably requested by any managing underwriters in order to expedite or facilitate the disposition of such Registrable Securities, and whether or not an underwriting agreement is entered into) to:

         (i) make such representations and warranties to such selling Holders and such underwriters as are customarily made by issuers to underwriters in underwritten public offerings, and confirm the same if and when requested;

         (ii) in the case of an Underwritten Offering, obtain and deliver copies thereof to the managing underwriters, if any, of opinions of counsel to Pubco and Wireless and updates thereof addressed to each such underwriter, in form, scope and substance reasonably satisfactory to any such managing underwriters and counsel to the selling Holders covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such counsel and underwriters;

         (iii) immediately prior to the effectiveness of each Registration Statement, and, in the case of an Underwritten Offering, at the time of delivery of any Registrable Securities sold pursuant thereto, obtain and deliver copies to the selling Holders and the managing underwriters, if any, of "cold comfort" letters and updates thereof from the independent certified public accountants of Pubco and Wireless (and, if necessary, any other independent certified public accountants of any subsidiary of Pubco or Wireless or of any business acquired by Pubco or Wireless for which financial statements and financial data is, or is required to be, included in any such Registration Statement), addressed to each selling Holder and each of the underwriters, if any, in form and substance as are customary in connection with Underwritten Offerings;

         (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling Holders and the underwriters, if any, than those set forth in
     Section 8 of this Annex B (or such other provisions and procedures acceptable to the managing underwriters, if any); and

         (v) deliver such documents and certificates as may be reasonably requested by the selling Holders, their counsel and any managing underwriters to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by Pubco and Wireless;


         (m) comply in all material respects with all applicable rules and regulations of the SEC and make generally available to its security holders an earnings statement covering a period of twelve months beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

         (n) make available executive officers of Pubco and Wireless for participation in a reasonable number of "road show" and other investor presentations requested by the Holders selling Registrable Securities in an Underwritten Offering; and

         (o) make available for inspection by the selling Holders, any representative of such Holders, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling Holder or underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of Pubco, Wireless and their respective subsidiaries, and cause the officers, directors, agents and employees of Pubco, Wireless and their respective subsidiaries to supply all information in each case reasonably requested by any such Holder, representative, underwriter, attorney or accountant in connection with each Registration Statement; provided, however, that any information that is determined in good faith by Pubco or Wireless in writing to be of a confidential nature at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law; (iii) such information becomes generally available to the public other than as a result of a disclosure or negligent failure to safeguard by such Person; or (iv) such information becomes available to such Person from a source other than Pubco or Wireless and such source is not known by such Person to be bound by a confidentiality agreement with Pubco or Wireless.

Section 6.   Stockholder Covenants.
             ---------------------
     Each Holder hereby covenants and agrees that:

         (a) it will not sell any Registrable Securities under any Registration Statement until it has received notice from Pubco that such Registration Statement and any post-effective amendments thereto have become effective;

         (b) it and its officers, directors and Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to a Registration Statement;

         (c) by its acquisition of such Registrable Securities that, upon receipt of a notice from Pubco of the occurrence of any event of the kind described in Section 5(c)(iv), (v), (vi), (vii) and (viii) of this Annex B, such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until the Holder is advised in writing by Pubco and Wireless that the use of the applicable Prospectus may be resumed;

         (d) if an underwriting agreement is entered into, the same shall contain indemnification provisions no less favorable to Pubco and the underwriters, if any, than those set forth in Section 8.2; and

         (e) Pubco may require each selling Holder to furnish to Pubco information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in each Registration Statement, and Pubco may exclude form such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of Pubco, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to each Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

Section 7.   Registration Expenses.
             ---------------------

     All fees and expenses incident to the performance of or compliance with this Annex B, including all fees and expenses which are incurred by, or are obligations of, Pubco, shall be borne by Wireless whether or not pursuant to an Underwritten Offering and whether or not any Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to any Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any securities exchange or market on which Registrable Securities are required hereunder to be listed and (B) in compliance with state securities or Blue Sky laws, including, without limitation, fees and disbursements of counsel for the selling Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters shall request, if any); (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any; (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for Pubco and Wireless; (v) Securities Act liability insurance, if Pubco or Wireless so desire such insurance; (vi) fees and expenses of all other Persons retained by Pubco or Wireless in connection with the consummation of the transactions contemplated by this Annex B; and (vii) all internal expenses of Pubco or Wireless incurred in connection with the consummation of the transactions contemplated by this Annex B, including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder (all such expenses being referred to herein as "Registration Expenses"); provided, however, that except as expressly set forth herein, in no event shall Registration Expenses include any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Securities or any counsel, accountants or other persons retained by the Holders in connection with the consummation of the transactions contemplated by this Annex B.

Section 8.   Indemnification and Contribution.
             --------------------------------

     Section 8.1 Indemnification by Pubco and Wireless. Each of Pubco and
                 -------------------------------------
Wireless, jointly and severally, agrees to indemnify to the fullest extent permitted by law, each Holder, each person who controls any such Holder, (within the meaning of either the Securities Act or the Exchange Act), and their respective directors and officers against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof) and expenses (including reasonable attorneys' fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus (each as amended and/or supplemented, if Pubco or Wireless shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading; provided that neither Wireless nor Pubco shall be required to indemnify such Holder, such controlling persons or their respective officers or directors for any losses, claims, damages, liabilities (or actions or proceedings in respect thereof) or expenses resulting from any such untrue statement or omission if such untrue statement or omission is made in reliance on and conformity with any information with respect to such Holder or the underwriters furnished to Pubco by such Holder expressly for use therein; provided, further, that neither Pubco nor Wireless shall be required to indemnify any Holder to the extent that any such loss, claim, damage, liability (or actions or proceedings in respect thereof) or expense arises out of or is based upon an untrue or alleged untrue statement or omission or alleged omission made in any preliminary Prospectus if (i) in the case of any offering other than an Underwriting Offering, having previously been furnished by or on behalf of Pubco and Wireless with copies of the final Prospectus, such Holder failed to send or deliver a copy of the final Prospectus with or prior to the delivery of written confirmation of the sale of the Registrable Securities by the Holder to the person asserting the claim from which such loss, claim, damage, liability (or actions or proceedings in respect thereof) or expense arises and (ii) the final Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or omission or alleged omission; and provided, further, that neither Pubco nor Wireless shall be required to indemnify any Holder to the extent that any such loss, claim, damage, liability (or actions or proceedings in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, omission or alleged omission in the Prospectus if (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus and (y) in the case of any offering other than an Underwritten Offering, having previously been furnished by or on behalf of Pubco and Wireless with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Securities. In connection with an Underwritten Offering, each of Pubco and Wireless, jointly and severally, agrees to indemnify each underwriter thereof, the officers and directors of such underwriter, and each person who controls such underwriter (within the meaning of either the Securities Act or Exchange
Act) to the same extent as provided above with respect to the indemnification of Holders; provided that such underwriter agrees to indemnify Pubco and Wireless to the same extent as provided below with respect to the indemnification of Pubco and Wireless by such Holders.

     Section 8.2 Indemnification by Holders. In connection with any registration
                 --------------------------
in which any Holder is participating, such Holder will furnish to Pubco in writing such information with respect to it and its Affiliates as Pubco reasonably requests for use in connection with any such registration, Prospectus, or preliminary Prospectus and agrees to indemnify each of Pubco, Wireless, their respective directors and officers who sign the Registration Statement, each person, if any, who controls Pubco or Wireless (within the meaning of either the Securities Act or of the Exchange Act), each other Holder and any prospective underwriters, as the case may be, and any of their respective affiliates, general partners, officers, employees, agents and controlling persons, to the same extent as the foregoing indemnity from Pubco and Wireless to such Holder, but only with respect to information relating to such Holder furnished to Pubco in writing by such Holder expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary Prospectus.

     Section 8.3 Conduct of Indemnification Proceedings. In case any proceeding
                 --------------------------------------
(including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8.1 or Section 8.2 of this Agreement, such person (hereinafter called the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the indemnified parties, such firm shall be designated in writing by all of the indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent will not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this Section 8.3, the indemnifying party agrees that the indemnifying party shall be liable for any settlement of any proceeding effected without the indemnifying party's written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not either have reimbursed the indemnified party in accordance with such request or reasonably objected in writing, on the basis of the standards set forth herein, to the propriety of such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes as an unconditional term thereof a release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     Section 8.4 Contribution. If the indemnification provided for in this
                 ------------
Section 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 8, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8.3, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.4, no Holder shall be required to contribute any amount in excess of the amount of the total net proceeds received by such Holder from sales of the Registrable Securities sold by such Holder pursuant to the offering that gave rise to such losses, claims, damages, liabilities or expenses. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     If indemnification is available under this Section 8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 8.1 and 8.2 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 8.4.

Section 9.    Term of Registration Rights.
              ---------------------------

     The rights of Holders with respect to the registration rights granted pursuant to this Annex B shall remain in effect, subject to the terms hereof, so long as Pubco Common Stock may be acquired by a Holder pursuant to the Investment Agreement or there are Registrable Securities issued and outstanding.

Section 10.    Miscellaneous.
               -------------

     Section 10.1 Entire Agreement; Amendments. This Annex B contains the
                  ----------------------------
entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

     Section 10.2 Notices. Any and all notices or other communications or
                  -------
deliveries required or permitted to be provided pursuant to this Annex B shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered on a business day after normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for Wireless shall be: Wireless, [address]; Attention: _______________; Fax: _____________. The address for Pubco shall be: ________________ _________________. The addresses for each Holder shall be maintained by Pubco. Copies of all notices sent to any Holder shall be sent to Pillsbury Madison & Sutro LLP, 50 Fremont Street, San Francisco, CA 94105, Attention: Nathaniel M. Cartmell III; Fax: (415) 983-1200. Any such person's address or number set forth above may be changed to such other address or number as may be designated in writing hereafter, in the same manner, by such person.

     Section 10.3 Remedies. In the event of a breach by Pubco, Wireless or by a
                  --------
Holder, of any of their respective obligations under this Annex B, each Holder or Pubco or Wireless, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Annex B, including recovery of damages, will be entitled to specific performance of its rights under this Annex
B. Each of Pubco, Wireless and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Annex B and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

     Section 10.4 No Inconsistent Agreements. Neither Pubco nor Wireless nor any
                  --------------------------
of their respective subsidiaries on or after the date of this Annex B, shall enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Annex B or otherwise conflicts with the provisions hereof. Without limiting the generality of the foregoing, Pubco shall not grant to any Person the right to request that Pubco register any securities of Pubco under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holders, and are not otherwise in conflict or inconsistent with the provisions of this Annex B.

     Section 10.5 Amendments and Waivers. No provision of this Annex B may be
                  ----------------------
waived or amended except in a written instrument signed, in the case of an amendment, by both all of the parties hereto and the Holders; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Annex B shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Notwithstanding the foregoing, no such amendment shall be effective to the extent that it applies to less than all of the Holders. Neither Pubco nor Wireless shall offer or pay any consideration to a Holder for consenting to such an amendment or waiver unless the same consideration is offered to each Holder and the same consideration is paid to each Holder which consents to such amendment or waiver.

     Section 10.6 Successors and Assigns. This Annex B shall inure to the
                  ----------------------
benefit of and be binding upon the successors and permitted assigns of each of the parties. The rights of each Holder hereunder, including the right to have Pubco and Wireless register for resale Registrable Securities in accordance with the terms of this Annex B, shall be automatically assignable by each Holder together with the to which such rights relate if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to Pubco and Wireless within a reasonable time after such assignment, (ii) Pubco and Wireless are, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and
(b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws, and
(iv) at or before the time Pubco and Wireless receive the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with Pubco and Wireless to be bound by all of the provisions of this Annex B.

     Section 10.7 No Third-Party Beneficiaries. This Annex B is intended for the
                  ----------------------------
benefit of the parties hereto and their respective permitted successors and assigns and the other persons specified in Section 8 and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     Section 10.8 Cumulative Remedies. The remedies provided herein are
                  -------------------
cumulative and not exclusive of any remedies provided by law.

     Section 10.9 Severability. If any term, provision, covenant or
                  ------------
restriction of this Annex B is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.